As filed with the Securities and Exchange Commission on December 6, 2022.

Registration No. 333-266102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

T20 Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Singapore	4911	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Phillip Street

#19-01 Royal Group Building

Singapore 048693

+65 6920 2020

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 212 947 7200

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Tucker Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave, NW Washington, DC 20001 Telephone: (202) 689-2800	David M. Loev John S. Gillies The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, TX 77401 Telephone: (713) 524-4110

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Table of Contents

The information in this prospectus is not complete and may be changed. We and the selling shareholder may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED DECEMBER 6, 2022

T20 Holdings Ltd.

2,637,500 Ordinary Shares

This is the initial public offering of up to $13,187,500 of Ordinary Shares, at the estimated offering price of $5.00 per share which represents 2,637,500 Ordinary Shares, of T20 Holdings Ltd., or T20 Holdings, a Singapore public company limited by shares incorporated under the laws of Singapore. At the estimated offering price of $5.00 per share, we are offering 2,000,000 Ordinary Shares and the selling shareholder identified in this prospectus is selling to the underwriters 637,500 Ordinary Shares, at the initial public offering price less the underwriting discounts and commissions. In the event that the offering price is more or less than the estimated offering price, we will sell more or less Ordinary Shares so that the gross proceeds of the sale of Ordinary Shares by us will not be less than $10,000,000. The number of Ordinary Shares offered by the selling shareholder shall not change. We will not receive any of the proceeds from the sale of any Ordinary Shares by the selling shareholder, Snowfields Wealth Management Limited which is wholly-owned by Geoffrey Allan Lawrence, Chief Executive Officer and a director of T20 Holdings.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “TWEN”. We believe that upon the completion of this offering, we will meet the standards for listing on the Nasdaq Capital Market. We will not close this offering unless our Ordinary Shares are listed on the Nasdaq Capital Market.

Upon completion of this offering, and as long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting rights of our Ordinary Shares, we will be a “controlled company” as defined under Nasdaq Marketplace Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our Nominations and Governance Committee and Compensation Committee might not consist entirely of independent directors. (See “Risk Factors — Risks Related to Our Business and Industry — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”)

Prior to the completion of this offering, Asia Pacific Energy Ventures Pte. Ltd., or APEV, and certain subsidiaries, will effect a reorganization pursuant to which APEV will transfer all of its equity interests in its wholly-owned subsidiary Twenty20 Energy Systems Pte. Ltd., or T20, which is the primary entity used to conduct business within the T20 Group (as defined below), other entities and other assets, to us, as more fully described in “Corporate Formation and Reorganization” (the “Reorganization”). Upon the completion of this offering and the above-mentioned reorganization, and assuming an initial public offering price of $5.00 per share, our initial shareholders, including the holder of 175,000 shares that vest upon completion of the offering, own approximately 86% of our outstanding Ordinary Shares, or approximately 84% if the underwriters exercise in full their option to purchase up to an additional 486,619 Ordinary Shares (comprised of 395,625 Ordinary Shares from the Over-Allotment allocation (including 95,625 shares sold by the selling shareholder) and 90,994 Ordinary Shares pursuant to the Representative’s Warrants) from us. The ownership percentages do not include shares issuable upon exercise of outstanding options or warrants. For further information, see “Principal and Selling Shareholders”.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying our securities.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 12 of this prospectus for more information.

(Prospectus cover continued on the following page.)

	Per Share	Total
Initial public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to us, before expenses(3)	$	$
Proceeds to the selling shareholder, before expenses	$	$

(1)	Initial public offering price per share is assumed as $5.00 per share. The table above assumes that the underwriter does not exercise its over-allotment option. For more information, see “Underwriting” in this prospectus.

(2)	We and the selling shareholder have agreed to pay the underwriters a discount equal to eight percent (8%) of the gross proceeds of this offering. Does not include the following additional compensation payable to the underwriters: We have agreed to reimburse the representative of the underwriters, EF Hutton, division of Benchmark Investments, LLC, which we refer to as EF Hutton or the representative, for certain expenses incurred by the representative relating to this offering in an amount not to exceed $175,000, not including the costs of certain background checks which we have paid for, for the benefit of EF Hutton. In addition, we will issue to EF Hutton warrants to purchase in the aggregate the number of Ordinary Shares equal to three percent (3%) of the number of Ordinary Shares sold in this offering (including the Ordinary Shares sold by the selling shareholder). The registration statement of which this prospectus forms a part also registers the issuance of the Ordinary Shares issuable upon exercise of the Representative’s Warrants. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

(3)	We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be $3,000,000, exclusive of the above discounts. For a detailed description of the compensation to be received by the underwriter, see “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We and the selling shareholder have granted the underwriter an option for a period of 45 days after the effective date of this registration statement to purchase up to 15% of the total number of the Ordinary Shares to be offered by us pursuant to this offering (excluding Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the underwriter exercises the option in full, and assuming an offering price of $5.00 per share, the total gross proceeds to us, before underwriting discounts and expenses, will be $11,500,000.

The underwriter expects to deliver the Ordinary Shares against payment as set forth under “Underwriting,” on or about [•], 2022.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus is ______________, 2022

Table of Contents

You should rely only on the information contained in this prospectus or in any related free writing prospectus. Neither we nor the selling shareholder have authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus. We are offering to sell, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Neither we, the selling shareholder, nor the underwriter have taken any action to permit a public offering of our securities outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of our securities and the distribution of this prospectus or any filed free writing prospectus outside the United States.

Until [•], 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS

Introduction

As described under “Corporate Formation and Reorganization,” we were incorporated in the Republic of Singapore in March 2022 to serve as the holding company of the T20 Group and its businesses. As of the completion of this offering, (i) our initial shareholders, who are the same shareholders of APEV (except for Christopher Hobbs, who has no shares in APEV, and will not have any shares in APEV), will have effected a reorganization pursuant to which APEV will transfer all of its equity interests in its wholly-owned subsidiary T20 and other entities to us in accordance with the terms of the restructuring and Singapore law, (ii) Pacific Energy Consulting Limited, or PEC, a wholly-owned subsidiary of APEV, will have effected a reorganization pursuant to which PEC will transfer certain assets and all of its equity interests in Bougainville Energy Limited and Pawa Generation PNG Limited to us in accordance with the terms of the restructuring and Papua New Guinea law, and (iii) we will be converted to a public company under the Singapore Companies Act, which transactions we collectively refer to as the Reorganization. Except as otherwise indicated, or unless the context requires otherwise, references to the “Company,” “we,” “us” and “our” prior to the date hereof shall refer to T20 and its businesses, and as of the date hereof and thereafter, to T20 Holdings and its subsidiaries, which subsidiaries shall include T20 as if the Reorganization had been consummated on the date hereof.

Financial Information

We present financial statements in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and all financial information included in this prospectus is presented in accordance with U.S. GAAP.

The consolidated financial statements we have included in this prospectus consist of the consolidated balance sheet, consolidated income statement, consolidated cash flow statement, and accompanying financial notes.

All references in this prospectus to “U.S. dollars,” “U.S.$,” “$” and “USD” refer to the currency of the United States of America, all references to “Kina” or “PGK” refer to the currency of Papua New Guinea, all references to “rupiah” or “Rp” refer to the currency of Indonesia, all references to “€” or “EUR” refer to the Euro, all references to “A$” or “AUD” refer to the currency of Australia and all references to “S$” or “Singapore dollar” refer to the currency of Singapore. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

Our fiscal year ends on December 31st. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them. Prior to financial year 2021, the Singapore registered entities had a financial year end of July 31st. Accordingly, financial year 2020 takes into account a longer period for the Singapore entities from August 1, 2019 to December 31, 2020 to align all entity year ends to the calendar year end. Consolidated financial statements of the carved out entities have been prepared on a calendar year basis for convenience of the reader.

1

Financial Information in U.S. Dollars

Solely for the convenience of the reader, we have translated some of the Kina amounts included in this prospectus from Kina into U.S. dollars. You should not construe these translations as representations by us that the amounts actually represent these U.S. dollar amounts or could be converted into U.S. dollars at the rates indicated. Unless otherwise indicated, we have translated Kina amounts into U.S. dollars using a rate of PGK 3.5174 to U.S. $1.00, the exchange rate as of December 31, 2021. There can be no assurance that the exchange rate will be maintained at the current level and that the Kina will not depreciate or appreciate against the U.S. dollar.

Market and Industry Data

Certain information relating to our industry and market position used or referenced in this prospectus was obtained from internal analysis, surveys, market research, publicly available information and industry publications. Unless otherwise indicated, all sources for industry data are estimates or forecasts contained in or derived from internal or industry sources we believe to be reliable. Market data used throughout this prospectus was obtained from independent industry publications and other publicly available information. Such data, as well as internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified. In addition, in certain cases we have made statements in this prospectus regarding our industry and position in the industry based upon our experience and our own investigation of market conditions. We cannot assure you that any of these assumptions are accurate or correctly reflect our position in the industry, and none of our internal surveys or information has been verified by independent sources.

Market data are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (1) the markets are defined differently, (2) the underlying information was gathered by different methods and (3) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution.

Certain Terms Used in this Prospectus

We have prepared this prospectus using a number of conventions, which you should consider when reading the information contained herein. Relatedly, please note that a reference to a particular law (i) includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity, or rule of any applicable stock exchange; (ii) is a reference to that law as amended, consolidated, supplemented, re-enacted, or replaced; and (iii) is a reference to any regulation, rule, ordinance, proclamation, by-law, or judgment made under that law. In this prospectus:

Our Operating Companies, Projects and Regions

•	“APAC” means Asia-Pacific;

•	“APEV” means Asia Pacific Energy Ventures Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore;

•	“Dirio Power Station” means the Dirio Central Province Power Station, located in Caution Bay, PNG;

•	“Hela Power Station” means the power station to be constructed in Hela Province, in the Highlands of PNG;

•	“PEC” means Pacific Energy Consulting Limited, an enterprise incorporated under the laws of Papua New Guinea;

•	“PNG” means Papua New Guinea;

•	“T20” means Twenty20 Energy Systems Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore;

2

•	“T20 Group” means T20 Holdings and its subsidiaries, including T20; and

•	“T20 Holdings” means T20 Holdings Ltd., a public company limited by shares (formerly T20 Holdings Pte. Ltd., a private company limited by shares) incorporated under the laws of Singapore.

Industry Terms

•	“EPC” means engineering, procurement and construction;

•	“ESG” means Environmental, Social and Governance;

•	“MW” means megawatts (one MW is equal to 1,000 kilowatts or KW);

•	“O&M” means operations and maintenance; and

•	“PPA” means power purchase agreement.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors,” before deciding whether to buy our securities.

Overview

We develop, design, and build globally relevant power generation solutions, supporting our clients with the transition to cleaner energy and developing our own energy focused projects. We are trusted to solve complex energy transition challenges through ingenious, tailored solutions. We create new growth opportunities for our clients, partners, and employees in the communities where they live and work, while delivering increased shareholder value. We provide contracting (service and maintenance, plan operation, repair and upgrade and new installations), consulting (audits and compliance, design and engineering, procurement and project management) and construction (renovation and refurbishment, temporary support services, fit-outs and new building) services in the building services and power generation sectors.

We have historically concentrated operations in Papua New Guinea (PNG) and have seven years of operating experience delivering significant energy and construction focused projects, including a 45-megawatt (MW) gas-fired power station which delivers electricity for our client and the national utility (PNG Power Limited) to feed into the Port Moresby power grid, greatly reducing the utility’s reliance on diesel generation. We believe that our proprietary power generation technology, specifically our Power Island Floating Storage, Regasification, and Power Generation (Power Island FSRP) technology has widespread applicability to, and significant expansion opportunities for, both regional and global communities, especially in island and coastal regions, and is expected to be a key pillar of our sustainable energy transition focus. The engineering designs for this have all been reviewed and verified by an independent engineer and we are in the process of protecting the related intellectual property.

Our energy business has delivered aggregate revenues of $89 million and $16.7 million in net income over the last three fiscal years ended December 31, 2021. For the six months ending June 30, 2022, our energy business delivered $4.3 million revenue and $0.9 million in net income. We have an established track record of successfully working with major clients, suppliers, and partners, such as the Bank of South Pacific, Exxon Mobil Corporation, Solar Turbines Incorporated, which is a wholly-owned subsidiary of Caterpillar Inc., Hitachi ABB Power Grids, and Emerson Electric Co., as well as state owned enterprises, sovereign wealth funds, and the PNG national utility. Accordingly, we have a strong local presence in PNG and believe that we are well positioned to capitalize on the increasing economic development, urbanization, and demand for electrification across PNG, the wider APAC region, and beyond.

We currently have a strong pipeline of multiyear, national PNG projects, which we expect will deliver significant continued earnings growth for our business. The time between contract award, notice to proceed, and completion varies by customer and project. As we secure projects, we build our backlog of unbilled revenue and as we execute on projects, we deplete our backlog of unbilled revenue. New and continuing projects from existing customers and business development efforts fuel the growth of our backlog. As of December 31, 2021, we had $258.7 million of backlog representing a 170% increase from our backlog of $95.7 million as of December 31, 2020 driven primarily by the signing of the design, supply, and construction contracts for a 66 MW gas-fired power plant using the local liquefied natural gas (LNG) supply in the PNG Hela region. We have been directed by the PNG government National Executive Council to hold discussions and negotiations for a PNG wide deployment of our Power Island FSRP technology, which would provide a floating LNG power generation solution, to deliver the additional capacity needed to meet electrification targets throughout PNG, including to support existing and new mining projects. Our backlog at June 30, 2022 was $373.0 million, a 44% increase from December 31, 2021, driven by the signing of the O&M contracts for the Hela Project.

3

Beyond taking steps to solidify our strong local presence and position to take advantage of the increasing economic development, urbanization, and demand for electrification across PNG and the wider APAC region, we are also actively working to secure several opportunities that, if secured, are expected to expand our geographic footprint and diversify our industry presence. We are developing a geothermal energy project located in Germany and we are developing more renewable energy projects worldwide, with a solar project under discussion in Indonesia pursuant to a signed agreement to collaborate with PT SSP and submission of a proposal to interested parties in Australia concerning a mix of solar, wind, and hydrogen sources, both of which are planned under a build, own, and operate model with a planned twenty-year power purchase agreement (PPA).

We are focused on developing projects that support the energy transition to a cleaner, healthier future and improving electrification to regions that frequently do not have access to reliable energy sources. We recognize that the shift to green energy is a journey and that there is no single solution which fits every situation. Countries are naturally at different stages of development, both economically and infrastructure-wise, and there are a host of geographical and technical aspects to consider when assessing electrification solutions.

In much of the APAC region, there are numerous smaller islands and coastal communities that require electricity, but are unable to connect to larger, national grids, due either to topography or separation by waterways including rivers, seas, and oceans that does not readily permit the construction of transmission lines. In our experience, such locations typically do not require, and it is traditionally uneconomical to develop, large power plants that can run on natural gas or conventional renewable energy sources, such as solar and wind, which we have found require too much land to generate the necessary power, do not provide the reliability a base load needs, and require regular maintenance to remain operational. This has been the collective observation of our management team based on their experiences in the industry for countries such as PNG, Indonesia, Philippines, Vietnam, and Thailand, and is also likely to be applicable in other areas of the Pacific, the Caribbean, and even the United States. Our management team has also observed that many of these countries use subsidized oil or diesel fuels to provide localized generation which results in high costs, poor reliability and availability, and, perhaps more importantly, exposes local communities to environmental damage. We believe that our proprietary power generation technology, specifically our Power Island FSRP technology, discussed below under “Business – Our Technology and Projects Under Development – PAWA PNG Power Island Project,” would provide a cleaner, more stable source of power to these communities. Our preliminary internal assessment indicates that our proprietary Power Island FSRP facility could provide a 25% increase in fuel efficiency as compared to diesel reciprocating engine technology, based on the evaluation of our estimates of our Power Island FSRP solution’s proprietary design and combined cycle capabilities, and published data for combined cycle capabilities demonstrate that efficiency in comparison with the manufacturers published efficiency data for a comparable multi-fuel reciprocating diesel generators currently in use in PNG, which would further reduce harmful environmental emissions such as nitrogen oxide (NOx). To the extent that hydrogen logistics infrastructure develops, this solution could provide a pathway to effective remote green energy generation, a roadmap for which could be compared to the development of electric vehicles and EV charging stations.

Developed nations also face similar challenges, especially where industrial applications are needed to be located well away from population centers and energy infrastructure, for example for mining operations in the Australian outback, well away from population centers in Australia. Based on the collective observation of our management team from their experiences in the industry, while LNG remains a viable option, this becomes a complex delivery operation over a long distance, requires long-term, locked-in contracts, and still has associated carbon impacts. The desire to further reduce the carbon footprint of operations, combined with the social and economic incentives to do so, is providing a significant driver for the energy mix to be reconsidered, including improving battery storage solutions and newer technologies such as hydrogen being utilized alongside renewable energy sources such as wind and solar. With recent global shocks from the COVID-19 pandemic’s impact on global shipping and associated supply shortages, and more recently the war in Ukraine, countries and industries are taking a renewed look at their energy security versus a reliance on foreign sourced fuels, which will have an increasing impact on the decision-making processes moving forward for energy generation solutions.

4

According to a March 16, 2022 article on the Word Economic Form (weforum.org), climate change initiatives and the desire to reduce carbon emissions have continued to gain momentum in recent years leading up to the United Nations Climate Change Conference COP26, propelling the change in the mix of fuel sources used in power generation toward cleaner and more sustainable energy sources, examples of which include recent agreements between the USA and China to stop new investments in Coal fired power plants, and a move away from coal power plants as observed by the World Economic Forum. According to Deloitte’s Industry Outlooks 2021: Power, Utilities & Renewables report, businesses, states, cities, and utilities continued to announce decarbonization plans in 2020, with many utilities and their customers announcing and accelerating plans to fully decarbonize over the next three decades. Growing demand for clean energy persists, with renewables reporting rising levels of usage and capacity as well as declining costs. Potential new governmental and policy initiatives, including from the United States rejoining the Paris Agreement, could drive even further growth in renewable energy infrastructure. According to a January 2021 report by BloombergNEF, global investment in low-carbon energy transition projects exceeded $501 billion in 2020, a 9% increase from 2019, with renewables totaling $304 billion of the total global 2020 investment, for which wind and solar were the primary drivers, and according to a January 2022 article by BloombergNEF, global investment in low-carbon energy transition projects reached a new record totaling $755 billion in 2021. We believe that cleaner technology implementation and construction opportunities exist in a wide variety of industries, including in the renewable energy industry, as governments and power companies explore ways to reduce their carbon footprint and fulfill increased energy demands, especially in the wake of the deterioration and abandonment of existing coal-fired power plants in certain regions that has been observed by our management team from their experiences in the industry. The low price and environmental advantage of cleaner burning natural gas is expected to continue to drive demand for gas-fired electrical generating plants, at least as a transitionary step to long-term targets, alongside conversions of diesel or coal-fired power plants to natural gas and an increasing role for renewables.

We have enjoyed significant growth since our founding. Over the past three fiscal years, we have experienced a compound annual growth rate (CAGR) of 63% on our backlog. A majority of our large projects are either self or co-developed or are awarded through a selective tender process among preferred suppliers, contributing to our strong pipeline of projects. Additionally, given our previous and current projects, we believe that we are now well-positioned to develop long-term recurring revenue and net income based on long-term operation and maintenance (O&M) contracts as well as taking ownership positions in the projects we develop.

The following are pictures of some of these projects to-date:

5

These graphics depict our Dirio Power Station project, as described in more detail beginning on page 69. Construction on such project was substantially completed in November 2020, prior to the availability of transmission lines, which were to be provided by the PNG Power Limited, the PNG national utility. The underlying power plant was ultimately connected to the power grid in November 2021. The Dirio Power Station project was developed in collaboration with Dirio Gas & Power Company Limited.

Our Strengths

Delivering tailored power generation solutions in challenging conditions

The International Energy Agency (IEA), in its December 2020 Electricity Market Report, has forecast that developing and emerging economies will see demand growth outpace increases in renewables and nuclear supplies, leaving some room for coal and gas generation to expand in the immediate future. As developing countries continue to grow, their demand for energy to support urbanization and industrialization is ever increasing. It has been the collective observation of our management team based on their experiences in the industry that these developing nations where we have worked are striving to balance the need for affordable scalable power generation with a desire for greener generation solutions. Our business model strives to help our clients strike this balance.

We deeply understand and appreciate that there is no single power infrastructure solution that is suited to every location, and, accordingly, we know that there are multiple factors that must be considered. Implementing the correct technology mix in the appropriate location is crucial to deploying as reliable, cost-effective, and sustainable a solution as possible to meet a country’s/client’s energy needs. For example, the scalability and reliability of renewables can be a critical challenge that can push a developing country toward reliance on coal and diesel, which are less environmentally friendly, as has been the case in places such as Indonesia and the Philippines, based on the collective observation of our management team from their experiences in the industry in these countries.

We have broad experience and have established relationships with key suppliers across a range of generation technologies, allowing us to execute unique and/or advanced technologies in innovative combinations to deliver tailored and optimized solutions appropriate to a particular location. We believe that there is a wide range of opportunities to utilize our approach of developing and implementing tailored cleaner technology energy solutions combined with our experience of working in remote and very challenging environments to deliver solutions on a global basis.

Unique IP for coastal/island communities which delivers environmentally friendly, cost-effective energy

For sites with challenging geography and distributed populations across remote coastal communities, we believe that our Power Island FSRP technology will deliver a scalable, environmentally friendly, cost-effective solution to power generation for such communities leveraging LNG instead of the higher carbon emitting fuels that are currently being used (typically diesel or oil-fired generators) as has been observed by our management team based on their extensive experience in the industry in many developing countries. We believe that our Power Island FSRP technology is scalable, can provide hundreds of MWs of fuel-efficient power for dispersed communities and energy independence for developing nations.

6

We believe that there are significant opportunities to utilize our Power Island FSRP technology in similar coastal or island communities across the APAC region and beyond, including the Caribbean and Maldives.

Strong existing business with a pipeline of multiyear projects that are expected to deliver significant revenue growth

Our business is supported by long-term projects in which we are able to selectively participate by (i) ownership in, (ii) engineering, procurement, and construction (EPC) of, and (iii) operations and maintenance of such projects and contracts in the power generation sector. These projects and contracts not only provide EPC and O&M revenues, but also allow us to consider and selectively take an ownership stake therein to further support our long-term financial performance. We have already secured two key multiyear, national PNG generation projects in respect of the Dirio Power Station project and Hela Power Station project, with an additional project under active discussion, which we expect to deliver significant continued earnings growth for our business. We expect to enter into significant partnerships with key players outside of PNG in the future, which we anticipate will expand our geographic footprint and power generation solutions for a broader range of industries, diversifying our revenue streams in terms of markets served.

Established network of key project partner and supplier relationships to support project procurement and execution

We have an established track record of successfully working with a diversified network of major partners and suppliers, which have been successfully operating for decades and which have a strong global presence. These key relationships have boosted our exposure to significant projects in the APAC area. For example, we have been awarded certain projects through a selective tender process among preferred suppliers, evidencing our strength as a partner and a service provider worthy of referral. Additionally, if any of our suppliers should become unavailable to us for any reason, because of our diversified network, we believe that there are a number of other suppliers that we believe can be contracted with expeditiously to supply the products or services that we need, ensuring successful project execution.

Highly experienced management team with significant technical and strategic know-how of power generation, driving business growth, successful public listings, and operating in emerging markets

We have a highly experienced senior management team, which combines global experience with a deep connection to the APAC region and boasts a profound understanding of local resources, needs, key players, and values. Our executive officers include the following:

Geoffrey Allan Lawrence – Our Chief Executive Officer, Geoffrey Allan Lawrence, has served as the CEO of APEV since its founding eight years ago and has overseen the growth of the group to date. Mr. Lawrence has joined T20 to continue to lead the energy focused business, he has developed an excellent network across PNG, and he has a strong set of high-level negotiation and account development skills, which have led to the establishment of crucial long-term relationships with major clients, suppliers, and partners upon which T20 has been built. He is also a board member of Kainantu Resources Limited, an Asia Pacific focused gold mining company which listed on the TSX in late 2020. Mr. Lawrence began his career in corporate sales, working with global industry leading organizations including Fuji Xerox, Ricoh, and Toshiba, before moving into supply chain solutions and logistics with UPS, where he was responsible for establishing, implementing, and streamlining complex logistics solutions for major corporations.

James Herbert Schnieders – Our President, James Herbert Schnieders, brings over 30 years of experience in international energy projects (especially in Asia) to direct our management team to deliver the long-term goals for our organization in alignment with the strategies and business objectives set out by our CEO and board of directors. Prior to joining T20, Mr. Schnieders held multiple senior executive roles with global infrastructure provider Black & Veatch. In his most recent role, as executive vice president and managing director for the floating oil and gas solutions unit at Black & Veatch, Mr. Schnieders oversaw all floating LNG projects as well as hydrogen and biofuel emerging markets. Previously, he served in multiple power generation, EPC focused leadership positions including as the Indonesia country manager for all Black & Veatch business lines’ operations and project execution in such country.

7

Iain John Deay – Our Chief Strategy and Development Officer and Chief Financial Officer, Iain John Deay, has over 20 years of experience across varied senior corporate finance, mergers and acquisitions, and commercial roles in both the United Kingdom and the APAC region. Immediately prior to joining T20, Mr. Deay was working as a strategic consultant to a range of clients in Singapore and Southeast Asia. Previously, he held a number of financial roles and then served as the business development director for Asia Pacific at a large multinational corporation with region-wide responsibilities across financial and commercial areas of the business as well as and supporting merger and acquisition activity. Mr. Deay is a qualified chartered accountant (fellow of Institute of Chartered Accountants in England and Wales) and holds a master’s degrees in engineering, economics, and management from Oxford University.

Greggory T. Bahora – Our Chief Operating Officer, Greggory T. Bahora, has over 30 years’ hands-on experience in international power projects, construction, commissioning, and operations, and is responsible for managing T20’s business operations and performance including implementing strategies and optimizing our organization’s operational capabilities to deliver consistently outstanding results. Prior to joining T20, Mr. Bahora was vice president and director of power services for Black & Veatch, overseeing projects and employees across Asia. He brings more than three decades of experience in conventional and renewable power generation, water resources and floating LNG on multiple and concurrent projects across greater Asia. Mr. Bahora received a Bachelor of Science in mechanical engineering from Missouri University of Science and Technology, formerly known as University of Missouri—Rolla.

Nathan P. Daly – Our ESG Director and Company Secretary, Nathan Daly, is a co-founder and executive committee member of T20. He is responsible for management and leadership of the T20’s back-office functions, including human resources, information and communications technology, administration, and facilities, ensuring internal service delivery that enables and enhances departmental performance. Prior to co-founding T20, Mr. Daly co-founded several business ventures including a multi-disciplinary supplier of building and construction solutions, where he was the general manager and coordinated multiple stakeholders to successfully deliver major fit-out works for clients in the education and mining sectors. He has also played a leading role developing a consumer goods business from a basic concept to full-scale operation with national distribution and major accounts. Early in his career, Mr. Daly held business development and account management roles with NEC and Ricoh, while completing a Bachelor of Business majoring in management and human resources where he graduated with awards for academic excellence.

Peter L. Chiang – Our Commercial and Compliance Director, Peter Chiang, is responsible for leading T20 Holdings’ commercial, legal, and corporate governance matters, as well as assisting with the Company’s listing on the Nasdaq Capital Market. Prior to joining T20, Mr. Chiang held the role of associate vice president and commercial director for the Black & Veatch Power and Oil & Gas businesses in Asia, and was primarily responsible for negotiating and closing contracts as part of proposals and resolving all project commercial issues including claims administration and management, having initially joined as senior counsel for all Black & Veatch business in Asia including the Water and Management Consulting businesses. Prior to Black & Veatch, Mr. Chiang held positions as the sole in-house counsel for MWH (Montgomery Watson Harza, now a part of Stantec) in Asia and the sole in-house counsel and company secretary for a listed company on the Australian Stock Exchange. Mr. Chiang brings more than two decades of experience in negotiating, closing and handling commercial, legal and corporate governance issues for engineering and construction companies across greater Asia.

Our management team has demonstrated the ability to realize our mission and rapidly build up the business to continue fulfilling our purpose.

Our Strategy

Our strategy is focused on building long-term revenues through the provision of multi-year O&M services and investing in project development to receive long-term equity returns. We intend to further integrate our EPC delivery capabilities with our O&M services to ensure the effectiveness of our investments and to provide a full-suite offering to attract and retain clients and procure major projects. We will continue to operate in the PNG market as well as expand into new regional and international markets with a continued focus on developing and implementing environmentally friendly, cost-effective power generation solutions. We intend to aggressively grow our business through the following strategies:

Delivering environmentally conscious, technology agnostic power EPC solutions

A company’s commitments and policies around decarbonization and net zero targets, and broader sustainability efforts are gaining increasing focus with both consumers and investors, with environmental, social, and governance reporting gaining increased visibility and regulation. Accordingly, this scrutiny of a company’s carbon footprint across all areas of operations is having an ever-increasing real economic impact on an organization’s finances; both in terms of revenues and in the availability and cost of financing. This is significantly increasing the focus on carbon involved in power generation and industrial processes, and the economic impact of this is improving the viability of green technology adoption. The appropriate solution for any particular client depends upon a variety of factors and a focus upon a single technology would, based on the collective observation of our management team from their experiences in the industry in many countries, likely result in sub-optimal results in most cases, so we select the right solution for the circumstance, drawing on the full breadth of our supplier networks to deliver the most effective technologies and services for our clients.

8

Deploying our Power Island FSRP technology

We believe that our Power Island FSRP technology is a scalable and adjustable solution for delivering environmentally friendly, cost-effective energy, which can be adapted to meet various geographical and distribution challenges and changing demands. We are actively discussing the first rollout opportunity to deploy this technology in PNG and allow such technology to demonstrate that it can satisfy our expectations and greatly improve the ability of developing and emerging nations to be energy independent. We believe that there are a large number of similar locations around the globe where this technology could be implemented to provide a significant step forward over existing diesel generation solutions or where no access to electricity exists at all.

Further strengthening our power generation technology

We have a strong track record of developing and implementing innovative power generation solutions. Moving forward, we intend to focus on further strengthening our technological capabilities, specifically by critically analyzing the results of our technology deployments, broadening the applicability of our technology to other types of geographies and/or energy sectors, enhancing our partnership and collaborative opportunities, continuing to attract and retain key talent, and investing more in research, design, development, and testing activities to ensure that we stay at the forefront of technological development.

In the short term this will include exploring and developing hydrogen technologies, which our management team believes will be a significant disruptor to the energy sector in the coming decade. Once our ordinary shares are listed on the Nasdaq Capital Market, we believe our position will provide the opportunity to pursue targeted acquisitions to help expand our in-house technological capabilities and solutions.

Developing and refining a niche targeting of projects

Based on the collective experience of our management team based on their involvement in the industry in many countries, a large number of projects in the range of 20 MW to 80 MW, and some even larger, offer attractive returns for a lean and efficient organization without the overhead of a large, global multi-national entity in the power generation EPC space. In this niche, we operate with less competition allowing our core strengths to come to the forefront, delivering significant benefits to our clients and local populations.

Expanding into new regional and global markets

The local APAC region offers immediate expansion opportunities, beyond PNG, to implement our technology in countries facing similar generation challenges. Additionally, Southeast Asia is one of the few regions of the world where coal-fired generation has been expanding as the desire for cheap electricity has outweighed environmental concerns, with close to 20 gigawatts of new coal-fired generating capacity under construction, mostly in Indonesia, Vietnam, and the Philippines. Significantly more capacity is at the pre-construction stage, but some plans are being reconsidered and greater emphasis is being placed on natural gas as well as the expansion of renewables.

As an archipelago, Indonesia has not yet achieved 100% electrification, which is mainly due to the difficulty in electrifying remote islands. Those electrified to date primarily rely on diesel generation units, although the Indonesian government-owned utility Perusahaan Listrik Negara, which has a monopoly on electricity distribution in the country, is looking to convert to the use of natural gas. Indonesian government policy aims to increase the role of renewables in the power mix, increasing their share of primary energy supply from 9.15% in 2019 to 23% in 2025 and 31% in 2050 (according to the IEA).

We expect significant global expansion based upon our Power Island FSRP technology, the engineering designs for which have already been independently verified, is proven and deployed. We are actively discussing the opportunity to verify our technology in PNG, and perhaps soon also in Indonesia through our partnership development efforts there. We believe that, globally, any coastal or river-based community could benefit from our Power Island FSRP technology as a cost-effective, scalable power generation solution.

9

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.”

Risks Related to Our Business and Industry.    See “Risk Factors — Related to Our Business and Industry” beginning on page 16 of the prospectus.

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•	We generate a significant portion of our revenues from a relatively small number of major customers and loss of business from these customers could reduce our revenues and significantly harm our business.

•	The loss of any of our key customers could reduce our revenues and our profitability.

•	Our business involves occupational hazards to our workforce.

•	O&M agreements can be cancelled on short or no advance notice in certain circumstances.

•	Our business is substantially dependent upon our key research and development (R&D) personnel who possess skills that are valuable in our industry, and we may have to actively compete for their services.

•	Environmental regulations impose substantial costs and limitations on our operations.

Risks Related to Our Public Offering and Ownership of Our Securities.    See “Risk Factors — Risks Related to Our Public Offering and Ownership of Our Securities” beginning on page 36 of the prospectus.

In addition to the risks described above, we are subject to general risks and uncertainties related to our securities and this offering, including, but not limited to, the following:

•	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

•	We have broad discretion in the use of the net proceeds from our public offering and may not use them in a manner with which investors may necessarily agree or even typically expect.

•	We do not intend to pay dividends for the foreseeable future.

•	You will experience immediate and substantial dilution.

•	We will consummate this offering only if our securities are approved for listing on the Nasdaq Capital Market.

•	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Our Corporate Information

T20 Holdings Ltd. (formerly T20 Holdings Pte. Ltd.) (Company Registration No. 202207460E), a public company limited by shares, was incorporated in the Republic of Singapore on March 3, 2022, under the Companies Act 1967 of Singapore (the “Singapore Companies Act”).

Our registered and principal executive office is located at 3 Phillip Street, #19-01 Royal Group Building, Singapore 048693. Our telephone number at this location is +65 6920 2020. Our principal website is twenty20energy.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our securities.

Company History, Structure and Reorganization

T20 Holdings was incorporated under the laws of Singapore on March 3, 2022 under the name T20 Holdings Pte. Ltd., pursuant to the Singapore Companies Act to serve as the holding company of T20 and its businesses, which shall be contributed to us by APEV prior to the completion of this offering through the Reorganization described in further detail in “Corporate Formation and Reorganization.” Our Singapore company registration number is 202207460E. We have converted to a public company under the Singapore Companies Act on August 5, 2022 and changed our name to “T20 Holdings Ltd.” in connection with this conversion.

10

The graphic below illustrates our corporate structure prior to, and immediately after, the completion of the Reorganization and the completion of the offering.

Prior to the Completion of the Reorganization and the Offering

After the Completion of the Reorganization and the Offering

Following the Reorganization, the companies within the T20 Group will be as follows:

•	T20 Holdings;

•	T20;

•	Twenty20 Power Pte. Ltd.;

•	Pacific Residential Holdings Limited;

•	T20 Group Limited;

•	T20 Generation Limited;

•	Bougainville Energy Limited (currently wholly-owned with a plan to divest 40% to other project stakeholders); and

•	Pawa Generation PNG Limited (currently wholly-owned with a plan to divest 60% to other project stakeholders)

After the Reorganization, Pacific Commercial Holdings Limited and PEC will remain wholly-owned by APEV.

11

Controlled Company

Upon completion of this offering, and as long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting rights of our Ordinary Shares, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our Nominations and Governance Committee and Compensation Committee might not consist entirely of independent directors. (See “Risk Factors — Risks Related to Our Business and Industry — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”)

Emerging Growth Company Status

We qualify as an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We had less than $1.235 billion in revenue during our last fiscal year, and have not tripped any of the measures that would cause us to no longer qualify as an EGC. As such, we may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

•	Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	Reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

•	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

12

•	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

•	the sections of the Exchange Act that require insiders to file public reports of their stock ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

THE OFFERING

The issuer	T20 Holdings Ltd., a public company limited by shares incorporated under the laws of Singapore

Ordinary Shares offered by us	2,000,000 shares, assuming an offering price of $5.00 per share. In the event the offering price is greater, or less, then the assumed offering price, we will sell less, or more, shares such that the gross proceeds to us from the offering will be at least $10,000,000. For instance, if the offering price is $4.00 per share, we will sell 2,500,000 shares and if the offering price is $6.00 per share, we will sell 1,666,667 shares.

Ordinary Shares offered by the selling shareholder	637,500 shares

13

Offering price	We have assumed that the initial public offering price will be $5.00 per share

Issued and outstanding Ordinary Shares prior to completion of this offering[1]	16,865,005 issued shares

Over-allotment option	We and the selling shareholder have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the Ordinary Shares sold in the offering, solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discounts.

Issued and outstanding Ordinary Shares immediately after this offering	18,865,005 Ordinary Shares, 19,260,630 Ordinary Shares assuming full exercise of the Underwriter’s over-allotment option

Listing	We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market.

Proposed Nasdaq Capital Market Symbol	We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “TWEN”.

Transfer agent	VStock Transfer, LLC

Use of proceeds	We intend to use the proceeds from this offering for potential equity investments into and/or acquisitions of certain projects, and for working capital. We will not receive any proceeds from the sale of Ordinary Shares by the selling shareholder. See “Use of Proceeds” beginning on page 45 for more information.

Representative’s Warrants	Upon the closing of this offering, we have agreed to issue to EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters, or its designees, warrants that will be exercisable for the period commencing six months from the closing date of this offering and expiring four and a half years from the closing date of the offering, entitling the representative to purchase 3% of the number of Ordinary Shares sold in this offering, with an exercise price equal to 100% of the public offering price of the shares. The registration statement of which this prospectus is a part also covers the representative’s warrants and the Ordinary Shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Lock-up	We and all of our directors and officers, the selling shareholder, and certain other shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 360 days after the effective date of this registration statement. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The securities offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 16 for a discussion of factors to consider before deciding to invest in our securities.

1 16,865,005 ordinary shares represents the number of shares issued in the company immediately before the offering and includes 15,083,498 shares issued as part of the Reorganization and 175,000 ordinary shares that vest upon completion of the offering and excludes 634,995 ordinary shares comprised of 109,995 shares issuable to an employee that conditionally vest over the next three years and 525,000 ordinary shares issuable to our counterparty on completion of the acquisition of the Traunstein project.

14

Unless we indicate otherwise or the context otherwise requires, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option or the Representative’s Warrants, and excludes 809,995 shares which either vest upon completion of the offering or are reserved for issuance in the future.

Summary Consolidated Financial Data

The financial data as of and for the six months ended June 30, 2022 and the balance sheet data as of June 30, 2022 are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The financial data for the years ended December 31, 2021 and 2020 and the balance sheet data as of December 31, 2021 and 2020 are derived from our audited consolidated financial statements also included elsewhere in this prospectus. You should read this data together with our consolidated financial statements and related notes included elsewhere in this prospectus and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of our results in any future period and results from our interim period may not necessarily be indicative of the results of the entire year.

	For the Fiscal Six Months Ended June 30,
	2022	2021
	US$	US$
	(unaudited)	(unaudited)
Statement of operation data:
Sales	$4,318,268	$1,235,595
Cost of sales	$383,886	$1,186,667
Gross profits	$3,934,382	$48,928
Operating expenses:
Selling, general, & administrative expenses	$788,073	$802,717
Employee compensation & benefits	$1,598,057	$1,828,899
Consulting fees	$343,463	$211,782
Other income	$1,839	$23,369
Financing expenses	$48,394	$44,749
Income taxes	$220,566	$(510,309)
Net (loss) income	$937,668	$(2,305,542)
Earnings (loss) per share, basic and diluted	$0.06	$(0.14)
Weighted average ordinary shares outstanding	$16,690,005	$16,690,005

Balance sheet data
Current assets	$11,761,861	$5,871,553
Total assets	$18,808,361	$12,407,450
Total liabilities	$6,515,928	$6,241,648
Total shareholders’ equity	$12,292,433	$6,165,802

15

	For the Fiscal Years Ended December 31,
	2021	2020
	US$	US$
	(audited)	(audited)
Statement of operation data:
Sales	$9,250,397	$34,623,956
Cost of sales	$1,116,385	$19,602,243
Gross profits	$8,134,012	$15,021,713
Operating expenses:
Selling, general, & administrative expenses	$1,270,365	$1,924,663
Employee compensation & benefits	$2,822,090	$3,389,509
Consulting fees	$467,467	$456,891
Other income	$48,642	$197,611
Financing expenses	$93,844	$107,036
Income taxes	$609,602	$2,172,992
Net income	$2,919,285	$7,168,232
Earnings per share, basic and diluted	$0.17	$0.43
Weighted average ordinary shares outstanding	$16,690,005	$16,690,005

Balance sheet data
Current assets	$12,087,437	$9,778,532
Total assets	$18,849,980	$15,864,730
Total liabilities	$7,459,351	$7,436,555
Total shareholders’ equity	$11,390,629	$8,428,175

RISK FACTORS

Investing in our securities is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

The COVID-19 pandemic’s adverse impacts on our business, financial position, results of operations, and prospects could be significant.

The COVID-19 pandemic has created extensive disruptions to the global economy and to the lives of individuals throughout the world. Governments, businesses and the public have taken unprecedented actions to contain the spread of COVID-19 and to mitigate its effects, including quarantines, travel bans, shelter-in-place orders, closures of businesses and schools, fiscal stimulus, and other regulatory changes. A number of governments and organizations have revised gross domestic product, or “GDP” forecasts downward in response to the economic slowdown caused by the spread of COVID-19, and it is possible that the COVID-19 outbreak will cause a prolonged global economic crisis or recession. While the scope, duration and full effects of COVID-19 are rapidly evolving and not fully known, the pandemic and related efforts to contain it have disrupted global economic activity, adversely affected the functioning of financial markets, impacted interest rates, increased economic and market uncertainty, and disrupted trade and supply chains. Resurgence of the virus or a variant of the virus that causes a rapid increase in cases and deaths and if measures taken by governments fail or if vaccinations are not administered as planned, may cause significant economic disruption in PNG and in the rest of the world. If these effects continue for a prolonged period or result in sustained economic stress or recession, many of the risk factors identified in this prospectus could be exacerbated and such effects could have a material adverse impact on us.

16

For example, the completion of our Switchyard project at Caution Bay, Central Province in PNG, was impacted by reductions in global logistics capacity and required a specific chartered vessel to deliver the equipment from Italy to PNG when the scheduled service cancelled its port call due to a lack of freight and no alternate vessel scheduling would allow the delivery timeframes to be met.

However, we do not view the impact of COVID-19 as a material trend or uncertainty due to the fact that infection and mortality rates for COVID-19 are declining as vaccinations increase globally, many countries have removed or are loosening travel restrictions / quarantine requirements and many countries are preparing for, or experiencing, employees returning to the office. We anticipate continuing uncertainty arising from global economic factors such as upward inflationary pressure leading to possible recessions, even as global supply and logistics gradually resolve bottlenecks and demand pressure that are attributable, in part, to the easing of the COVID-19 pandemic. The adverse impacts from COVID-19 must also be viewed in the context of significant geo-political events such as the war in Ukraine, which has exacerbated difficulties in global supply and logistics leading to delays in delivery of equipment and materials for T20’s ongoing projects and operations and increased fuel costs which have been absorbed by T20’s ongoing projects and operations.

Delays in obtaining, or a failure to maintain, governmental approvals and permits required to construct and operate our projects may adversely affect the development, construction and operation of our projects.

The design, construction and operation of our projects are highly regulated, require various governmental approvals and permits, and may be subject to conditions that may be stipulated by relevant government authorities which vary from country to country. There can be no assurance that all permits required for a given project will be granted in time or at all. If we fail to obtain or renew such licenses, approvals, registrations and permits in a timely manner, we may not be able to commence or continue operating our projects in accordance with our contracted schedules or at all, which could adversely affect our business and results of operations. An example of such delay is the building board approval required for the Central Province of PNG which was needed for the Dirio Power Station buildings and was obtained after construction had commenced. In such circumstances, we may have to begin the development of projects while the relevant approvals are pending. In the event the approvals are not obtained, we may not be able to recover any of our costs incurred and may be responsible for undoing any work performed. Further, since 2020, there have been delays in getting government approvals in PNG as many government offices have been shut or operating with reduced staffing because of a rise in COVID-19 infections in PNG which has impacted our ability to commence, negotiate and commission projects in a timely way.

Our business has grown rapidly since its inception, and it may not be able to sustain its rate of growth.

Although our project portfolio has grown considerably since 2018, we may not be able to grow at similar rates in the future. Although we intend to continue to expand our business significantly with a number of new projects in both existing and new geographies, as well as new markets including Indonesia, Germany, and Australia, we may not be able to sustain our historical growth rate for various reasons. Success in executing our growth strategy is contingent upon, among others:

•	accurately prioritizing geographic markets for entry, including by making accurate estimates of addressable market demand;

•	participating in and winning projects on acceptable terms;

•	acquiring or developing our projects on time, within budget and in compliance with regulatory requirements;

17

•	effectively tracking bid policies and bid updates;

•	obtaining cost-effective financing needed to develop and construct projects;

•	efficiently sourcing components that meet design specifications on schedule;

•	negotiating favorable payment terms with suppliers and contractors;

•	continued availability of economic incentives along expected lines; and

•	signing arrangements on commercially acceptable terms.

Our existing operations, personnel and systems may not be adequate to support our growth and expansion plans and we may make additional investments in our business systems, operational procedures and business processes, and manage our employee base in order to expand our project development efforts. As we grow, we also expect to encounter additional challenges in relation to project selection, construction management and capital commitment processes, as well as our project financing capabilities. These factors may restrict our ability to take advantage of market opportunities, execute its business strategies successfully, respond to competitive pressures and maintain its historical growth rates.

We face significant competition in each of our markets.

Each of the markets in which we operate or plan to operate is competitive. We compete on the basis of, among other factors, price, performance, product and service quality, skill and execution capability, client relations, reputation and brand, and health, safety and environmental record. We face significant competition from both local and international players. Some of these competitors may have greater resources than us or specialized expertise in certain sectors. In addition, a portion of our business is derived from open bidding processes which can be highly competitive. Certain of our markets are highly fragmented with a large number of companies competing for market share. Our competitors may be more inclined to take greater or unusual risks or accept terms and conditions in a contract that we might not deem acceptable. Moreover, we cannot assure you that we will not face new competition from industry players entering or expanding their operations in our markets. If we are unable to compete effectively, our ability to continue to grow our business or maintain our market share would be affected.

In addition, because one of the factors on which we generally compete is price, increased competition could impact our operating margins. Accordingly, our business and financial performance could be adversely affected by competition in our markets.

Our business, including a significant portion of our revenue and accounts receivables, currently has a high dependency on a single customer, the loss of which may adversely impact our future performance.

Our revenues for the six months ended June 30, 2022, and for the years ended December 31, 2021 and 2020, had a significant dependency upon a single client, which accounted for 95%, 97% and 99% of our revenues in those periods, respectively. There are inherent risks whenever a large percentage of total revenues are concentrated with one or a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers. If this customer experiences declining or delayed sales due to market, economic, or competitive conditions, we could be pressured to reduce the prices we charge for our services which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our Ordinary Shares. Furthermore, there is inherent risk associated with accounts receivable concentration as a deterioration in the financial condition of a limited number of account debtors, or any other factor which affects their ability or willingness to pay, could in turn have a material adverse effect on our financial condition.

Our success depends on key personnel.

Our success depends, to a significant degree, upon the services of our senior management, board of directors and other key personnel (including, among others, our Chairman and our Chief Executive Officer). We cannot assure you that we will be successful in retaining our current senior management or members of our board of directors, nor can we assure you that, in such event, we would be able to find suitable replacements. The loss of the services of some of our senior management or members of our board of directors could have a material adverse effect on our business and financial performance. In addition, the success of our business depends on our ongoing ability to attract, train and retain qualified engineers and other personnel. In recent years, the availability in PNG of qualified personnel who have the necessary expertise and experience has been lower than demand and, therefore, competition for human resources has become intense. We cannot assure that we will be able to hire and retain the number of qualified personnel required to meet the needs of, or to grow, our business. If we are unable to attract, train and retain the qualified personnel that we require at reasonable cost, our business and financial performance could be adversely affected.

Our success depends, to a large extent, on our reputation for the quality, reliability, timely delivery and safety of our products and services.

We believe that our track record and reputation are key factors in our clients’ evaluation of whether to engage our services and purchase our products, encouraging key industry players to partner with us, and recruiting and retaining talented personnel to our company. Our reputation is based, to a large extent, on the quality, reliability, timeliness and safety of our products and services. If our products do not meet expected standards or we fail to meet our deadlines, our relationship with our clients and partners could suffer, the reputation of our company could be adversely affected, we may not be invited to new bidding processes and our ability to capture new business could be severely diminished.

18

The nature of our business exposes us to potential liability claims and contract disputes.

We may be subject to a variety of legal or administrative proceedings, liability claims or contract disputes. The government, clients and other third parties may present claims against us for injury or damage caused, directly or indirectly, by our operations, for example for alleged failures in our engineering and construction or the operation of our infrastructure assets we manage. Although we have adopted a range of insurance, risk management and risk avoidance programs designed to reduce potential liabilities, a catastrophic event resulting from the services we have performed or products we have provided could result in significant professional or product liability, warranty or other claims against us as well as reputational harm, especially if public safety is impacted. We may in the future be named as a defendant in legal proceedings where our clients or third parties may make a claim for damages or other remedies with respect to our projects or other matters. Any liability not covered by our insurance, or in excess of our insurance limits, could result in a significant loss for us, which may affect our financial performance.

We are susceptible to operational risks that could affect our business and financial performance.

Our business is subject to numerous industry-specific operational risks, including natural disasters, adverse weather conditions, operator error or other accidents, mechanical and technical failures, explosions and other events, many of which are beyond our control. Such occurrences could result in injury or loss of life, severe damage to and destruction of property and equipment, business interruption, pollution and other environmental damage, clean-up responsibilities, regulatory requirements, investigations and penalties, and potential liability claims and contractual disputes. In addition, such occurrences could materially impact our reputation. Although we maintain comprehensive insurance covering our assets and operations at levels that our management believes to be adequate, our insurance coverage will not be sufficient in all circumstances or to protect against all hazards. The occurrence of such an operational risk could have a material adverse effect on our business and financial performance.

We are subject to risks associated with climate change, including the potential increased frequency and severity of weather events and the losses resulting therefrom on our operations and infrastructure and the economies in the markets in which we operate or plan to operate in the future.

Climate change-related regulatory activity and developments may adversely affect our business and financial results by requiring us to reduce our emissions, make capital investments to modernize certain aspects of our operations and otherwise develop and deploy low-carbon and transitional technologies, purchase carbon offsets, otherwise pay for our emissions, or satisfy additional reporting requirements. Such activity may impact us indirectly by increasing our operating costs.

The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level rise, and other weather-related events, could affect our operations, infrastructure, and financial results. Operational impacts, such as the delay or cancellation of supply chain transportation, could result in loss of revenue. In addition, certain of our planned projects are in locations susceptible to the impacts of storm-related flooding and sea-level rise, which could result in costs and loss of revenue. There is a growing consensus today that climate change increases the frequency and severity of extreme weather events and, in recent years, the frequency of major weather events appears to have increased. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change, including increased costs for insurance coverage in the aftermath of such effects. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change with respect to our operations or the economies in our current or future market areas, but the increased frequency and severity of weather events could increase the negative impacts to economic conditions in these regions and result in a decline in the value or the destruction of our facilities and planned projects or affect our ability to utilize resources such as LNG in our proposed power generation solution. However, we have not experienced material physical effects of climate change on our operations and results to date, and, given that we are engaged in critical infrastructure projects, we intend to construct our power generating assets in accordance with prevailing standards in relation to structural integrity and environmental considerations.

Deterioration in our safety record could adversely affect our business and financial performance.

Our ability to retain existing clients and attract new business is dependent on our ability to safely operate our business. Existing and potential clients consider the safety record of their services providers to be of high importance in their decision to award service contracts. Many of our activities can be high risk by their nature. If one or more accidents were to occur at a site, the affected client may terminate or cancel our contract and may be less likely to continue to use our services. We cannot assure you that we will not experience accidents in the future, causing our safety record to deteriorate. Accidents may be more likely as we continue to grow, particularly if we are required to hire less experienced employees due to shortages of skilled labor. Moreover, often times we do not perform these activities by ourselves and accidents can happen due to errors committed by partners and subcontractors over whom we have no control. Because many of our clients require us to report our safety metrics to them as part of the bidding process and because a substantial part of our client base is comprised of major companies with high safety standards, a general deterioration in our safety record could have a material adverse impact on our business including our ability to bid for new contracts.

Any safety incidents or a deterioration in our safety record could adversely impact our ability to attract and retain qualified employees. In addition, we could also be subject to liability for damages as a result of accidents and could incur penalties or fines for violations of applicable safety laws and regulations.

Increases in the prices of energy, raw materials, equipment or wages could increase our operating costs.

Our business requires significant purchases of raw materials, components, and complex generation equipment. Certain of these inputs used in our operations are susceptible to significant fluctuations in commodity prices including among others copper, steel, and oil, over which we may have little control. Substantial increases in the prices of such commodities generally result in increases in our suppliers’ operating costs and, consequently, lead to increases in the prices they charge for their products. Moreover, we do not have long-term contracts for the supply of our key inputs, and, as result, if prices increase significantly or if we are required to find alternative suppliers, our costs to procure these inputs may increase significantly, though we generally aim to pass these increased costs along to our customers. In addition, growing demand for labor, especially when coupled with shortages of qualified employees in the countries where we operate, may result in significant wage inflation. To the extent that we are unable to pass along to our clients increases in the prices of our key inputs or increases in the wages that we must pay, our operating margins could be materially adversely impacted.

19

We may not be able to obtain financing on favorable terms.

Our ability to undertake large investments or consummate significant acquisitions will depend on the availability of equity and debt financing. We cannot assure you that we will be able to obtain new financings in the future on favorable terms or at all. Our ability to obtain financings will depend in part upon prevailing conditions in credit and capital markets, which are beyond our control. In addition, our ability to obtain new financing, or refinance existing debt, may at certain times be adversely affected by the cyclicality of our business, particularly our EPC segment. Furthermore, we cannot assure you that interest rates will not rise significantly in the future, which would impact our costs of funding. If adequate funds are not available, or are not available on favorable terms, we may not be able to make future investments or take advantage of acquisitions or other opportunities.

Some of our contracts with our customers can be cancelled on short or no advance notice in certain circumstances.

A portion of our revenue is attributable to revenues generated under O&M agreements, and these agreements can be cancelled on short or no advance notice in certain circumstances. Thus, our revenue can be subject to change as a result of customer cancellations. We occasionally experience cancellations in expected future work from O&M agreements and/or construction projects due to changes by our customers. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. If we fail to accurately forecast operating results, our business may suffer and the market price of our shares may decline.

We may not be able to recover on claims against clients for payment.

If a client fails to pay our invoices on time or defaults in making its payments to us, we could incur significant losses. We occasionally bring claims against clients for delayed payments, additional costs that exceed the contract price or for amounts not included in the original contract price, including change orders. These types of claims can occur due to matters such as owner-caused delays or changes from the initial project scope, and, occasionally, they can be the subject of lengthy proceedings. When these types of events occur and unresolved claims are pending, we may invest significant working capital in projects to cover cost overruns pending the resolution of the relevant claims. A failure to promptly recover on these types of claims and change orders could have a material adverse effect on our financial performance.

We may be held liable for environmental damage caused by our operations.

The nature of certain of our operations requires us to assume risks of causing environmental and other damages. We may be held liable for the environmental damage we cause, including the incidental consequences of human exposure to hazardous substances or other environmental damage. We may be subject to clean up costs or penalties in the event of certain discharges into the environment and/or environmental contamination and damage. Our environmental liability insurance may not be sufficient or may not apply to certain types of environmental damage. Any substantial liability for environmental damage could have a material adverse effect on our financial performance.

New environmental regulation as a result of climate change could impact our business and financial performance.

Growing concerns about climate change could result in the imposition of additional or more stringent environmental requirements or regulations. For example, there are ongoing international efforts to address greenhouse gas emissions, such as the Kyoto Protocol, which are in various stages of negotiation and implementation. If more stringent environmental regulation is adopted in the countries where we operate, we may be obliged to incur higher expenditures than anticipated, adversely affecting our financial performance. In addition, future remediation requirements in the event that we are found responsible for environmental damage may be substantial, which could impact our financial condition. Moreover, more stringent environmental regulation could increase the costs of projects for our clients or, in some cases, prevent a project from going forward, thereby potentially reducing the demand for our services. Accordingly, new environmental regulation could have a material adverse effect on our business and financial performance.

Increased attention to ESG matters may impact our business.

Increasing attention to climate change, increasing societal expectations on companies to address climate change, increasing investor and societal expectations regarding voluntary ESG disclosures, and potential increasing consumer demand for alternative forms of energy may result in increased costs, reduced profits, increased investigations and litigation, and negative impacts on our access to capital markets. Increasing attention to climate change, for example, may result in demand shifts for natural gas and additional governmental investigations and private litigation against us. To the extent that societal pressures or political or other factors are involved, it is possible that such liability could be imposed without regard to our causation of or contribution to the asserted damage, or to other mitigating factors.

In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings and recent activism directed at shifting funding away from companies with energy-related assets could lead to increased negative investor sentiment toward us and our industry and to the diversion of investment to other industries, which could have a negative impact on our stock price and our access to and costs of capital, or negative tax or other cost consequences. Relatedly, we may need to devote future capital expenditures to improving our ESG credentials.

20

Our reliance on project-based revenue could challenge our ability to deliver year on year growth.

A substantial portion of our revenue is currently derived from project-based work rather than recurring revenues. While this has allowed a significant increase in our revenues, and a broadening of the expertise and capabilities we offer, it creates a challenge in delivering year on year growth. Additionally, while it is our intention to transition to a recurring revenue model built on long-term revenue streams, there can be no guarantee that this will occur as planned.

Our reliance on project-based revenue could result in period-to-period comparisons being unhelpful to investors.

While project revenues remain as the dominant revenue stream, there is a risk that period to period comparatives may not be helpful to investors in understanding the business and its financial performance. While other metrics such as our backlog do provide alternative data points for investors, these may not be sufficient to provide sufficient explanation to investors.

The contracts in our backlog may be adjusted, cancelled, or suspended by our clients and, therefore, our backlog is not necessarily indicative of our future revenues or earnings. Additionally, even if fully performed, our backlog is not a good indicator of future gross profit.

Our backlog represents the total dollar amount of revenues we expect to record in the future as a result of performing work under contracts that have been awarded to us. As of December 31, 2021, our backlog totaled approximately $258.7 million. Our backlog at June 30, 2022 has increased by 44% to $373.0 million. There is no assurance that our backlog will be realized as revenues in the amounts reported or, if realized, will result in profits. In accordance with industry practice, substantially all of our contracts are subject to cancellation, termination, or suspension at the discretion of the client. In the event of a project cancellation, we would generally have no contractual right to the total revenue reflected in our backlog. Projects can remain in backlog for extended periods of time because of the nature of the project and the timing of the services required by the project. The risk of contracts in backlog being cancelled or suspended generally increases during periods of widespread economic slowdowns and recessions, or in response to changes in commodity prices, and as a result, if the countries in which we operate experience a recession or economic slowdown, or the recent volatility in global commodity prices continues, this could have a material adverse effect on our results of operations and cash flows.

The contracts in our backlog are subject to changes in the scope of services to be provided as well as adjustments to the costs relating to the contracts. The revenue for certain contracts included in our backlog is based on estimates. Additionally, the way we perform on our individual contracts can affect greatly our gross margins and hence, future margins.

Variations in the cost of construction could negatively impact our EPC-related revenue.

We are exposed to construction cost risks that could be caused by various factors, including:

•	increases in the price and availability of labor, equipment and materials;

•	inaccuracies of drawings and technical information;

•	delays in the delivery of equipment and materials to project sites;

•	unanticipated increases in equipment costs;

•	delays caused by local and seasonal weather conditions; and

•	any other unforeseen design and engineering issues, or physical, site and geological conditions that may result in delays.

Additionally, we are responsible for all equipment and construction defects, potentially adding to the cost of construction of its projects. Although we generally obtain warranties from our equipment suppliers, we cannot assure that we will be successful with any warranty claims against our suppliers.

Doing business through joint ventures is a key part of our business and any disagreements or discontinuations could disrupt our operations, put assets at risk or affect the continuity of our business.

Joint ventures and partnerships are a key part of how we do business. While a joint venture partner may provide local knowledge and experience, entering into joint ventures often requires us to surrender a measure of control over the assets and operations devoted to the joint venture, and occasions may arise when we do not agree with the business goals and objectives of our partner, or other factors may arise that make the continuation of the relationship unwise or untenable. Any such disagreements or discontinuation of our relationship with the joint venture partner could disrupt our operations, put assets dedicated to the joint venture at risk, or affect the continuity of our business.

Strategic arrangements with joint venture partners could involve risks not otherwise present when we directly manage our operations, including, for example:

•	third parties may share certain approval rights over major decisions within the scope of the relationship;

•	the possibility that these third parties might become insolvent or bankrupt;

•	the possibility that we may incur liabilities as a result of an action taken by one of these third parties;

21

•	these third parties may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; and

•	disputes between us and these third parties may result in litigation or arbitration that would increase our expenses, delay or terminate projects and prevent our officers and directors from focusing their time and effort on our business.

If we are unable to resolve issues with a joint venture partner, we may decide to terminate the joint venture and either locate a different partner and continue to work in the area or seek opportunities for our assets in another market. The unwinding of an existing joint venture could prove to be difficult or time-consuming, and the loss of revenue related to the termination or unwinding of a joint venture and costs related to the sourcing of a new partner or the mobilization of assets to another market could adversely affect our financial condition, results of operations or cash flows.

We have entered into a number of related party transactions and may continue to enter into related party transactions in the future.

In the ordinary course of our business, we have entered into transactions with related parties. There can be no assurance that we could not have achieved more favorable terms if such transactions had not been entered into with related parties. Furthermore, it is likely that we will continue to enter into related party transactions in the future. There can be no assurance that these or any future related party transactions that we may enter into, individually or in the aggregate, will not have an adverse effect on our business, financial condition and results of operations. Further, the transactions with our related parties may potentially involve conflicts of interest. Additionally, there can be no assurance that any dispute that may arise between our Company and related parties will be resolved in our favor. See “Related Party Transactions.”

We are leveraged.

As of December 31, 2021 and December 31, 2020, we had $2.23 million and $1.34 million of outstanding indebtedness on a consolidated basis, respectively. Some of our debt agreements include financial covenants, affirmative and negative covenants, and/or events of default or mandatory prepayments for contractual breaches, change of control events, and/or material mergers and divestments, among other provisions. For example, our property loans are secured against specific property assets. As of June 30, 2022 and June 30, 2021, we had $1.33 million and $3.75 million of outstanding indebtedness on a consolidated basis, respectively.

We use our cash flow from operations or investing activities to make debt service payments, reducing our ability to use cash flow to fund our operations, capital expenditures or future business opportunities. In addition, all debts are secured by certain of our assets. The pledge of a portion of our assets to secure our debt has reduced the amount of collateral that is available for future secured debt or credit support as well as our flexibility in dealing with these secured assets. This level of indebtedness and related security, as well as the terms governing such indebtedness, could have other important consequences for us, including:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry;

•	limiting our ability to enter into long-term EPC and/or O&M contracts which require credit support;

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors that are not as highly leveraged;

•	limiting our ability to distribute dividends or other payments to our shareholders without leading to a downgrade of our outstanding indebtedness or long-term corporate ratings, if at all; and

•	limiting, along with the financial and other restrictive covenants relating to such indebtedness, among other things, our ability to borrow additional funds for working capital including collateral postings, capital expenditures, acquisitions and general corporate or other purposes.

22

We could also provide performance, and other, guarantees, from time to time, in support of the financing and development of certain of our operating companies. However, as of June 30, 2022, December 31, 2021 and December 31, 2020, we had provided no performance, or other, guarantees.

We may incur unexpected warranty and performance guarantee claims that could materially and adversely affect our financial condition or results of operations.

In connection with our products and services, we may provide various system warranties and/or performance guarantees. While we generally are able to pass through manufacturer warranties we receive from our suppliers to our customers, in some circumstances, our warranty period may exceed the manufacturer’s warranty period or the manufacturer warranties may not otherwise fully compensate for losses associated with customer claims pursuant to the warranty or performance guarantee we provided. For example, most manufacturer warranties exclude many losses that may result from a system component’s failure or defect, such as the cost of de-installation, re-installation, shipping, lost electricity, lost renewable energy credits or other solar incentives, personal injury, property damage, and other losses. In addition, in the event we seek recourse through manufacturer warranties, we will also be dependent on the creditworthiness and continued existence of these suppliers. As a result, warranty or other performance guarantee claims against us could cause us to incur substantial expense to repair or replace defective products in our solar energy systems. Significant repair and replacement costs could materially and negatively impact our financial condition or results of operations, as well divert employee time to remedying such issues. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on our reputation, any of which could also adversely affect our business or operating results.

We may have liabilities and obligations under O&M agreements that we enter into with our customers, which could have a detrimental financial impact on us if enforced.

We provide ongoing operating and maintenance services for our customers O&M agreements. Under the terms of these agreements, many of which are long-term, we have certain liabilities and obligations which could be enforced in the event of a breach of our responsibilities. If called, some of these obligations and liabilities could be material and negatively affect our results of operations or financial position.

Implementing our growth strategy requires significant capital expenditure and will depend on our ability to maintain access to multiple funding sources on acceptable terms.

We require significant capital for the installation and development of our projects and to grow our business. We believe that we have benefitted from a well-balanced mix of equity, corporate debt and project financing that has contributed to the rapid growth of our business. We might not be able to continue financing or refinancing our projects with an effective combination of equity and debt as we have done in the past and the interest rates and the other terms of available financing might not remain attractive. Any changes to our growth strategy could impair our ability to grow our portfolio of projects. In addition, rising interest rates could adversely affect our ability to secure financing on favorable terms and increase our cost of capital. Our ability to obtain external financing on favorable terms is subject to a number of uncertainties, including, our financial condition, results of operations and cash flows; interest rates; our ability to comply with financial covenants in other financing arrangements; our credit rating and those of our project subsidiaries; the general conditions of the global equity and debt capital markets and the liquidity in the market. If we are unable to obtain financing on attractive terms or sustain the funding flexibility we have enjoyed in the past, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our results of operations and financial condition are dependent upon the economic, environmental, social and political conditions in those countries in which we operate.

We have operating assets, and assets in advanced stages of construction in PNG, and we expect to have additional development projects in PNG and other countries, including Indonesia, Germany, and Australia, in the future. As a result, our results of operations are dependent upon the economic, social and political conditions in each of the countries in which we operate, and we are exposed to a variety of risks, including risks related to:

•	heightened economic volatility;

23

•	difficulty in enforcing agreements, collecting receivables and protecting assets;

•	difficulty in obtaining authorizations, permits and licenses required for the operation of our assets;

•	the possibility of encountering unfavorable circumstances from host country laws or regulations;

•	fluctuations in revenues, operating margins and/or other financial measures due to currency exchange rate fluctuations and restrictions on currency and earnings repatriation;

•	trade protection measures, import or export restrictions, licensing requirements and environmental, local fire and security codes and standards;

•	increased costs and risks of developing, staffing and simultaneously managing a number of foreign operations as a result of language and cultural differences;

•	issues related to occupational safety, work hazard, and adherence to local labor laws and regulations;

•	potentially adverse tax developments or interpretations;

•	changes in political, social and/or economic conditions;

•	the threat of nationalization and expropriation;

•	the presence of corruption in certain countries;

•	fluctuations in the availability of funding;

•	a potential deterioration in our relationships with the different stakeholders in the communities surrounding our facilities; and

•	terrorist or other hostile activities.

Additionally, our revenue is derived primarily from the demand for the sale of electricity, and the demand for electricity is largely driven by the economic, political and regulatory conditions of the countries in which we operate. Therefore, our results of operations and financial condition are, to a large extent, dependent upon the overall level of economic activity in these emerging market countries. Should economic or political conditions deteriorate in PNG, or in any of the other countries in which we operate, or in emerging markets generally, such an occurrence could have a material adverse effect on our business, financial condition, results of operations or liquidity.

We primarily operate, and expect to continue to operate, in emerging markets.

Our operation currently focuses in the emerging markets, including PNG, and this will continue to form a key area of our operations in the long-term. Investing in the securities of a company with operations in emerging markets generally involves a higher degree of risk than investing in the securities of a company with operations in more developed markets. For example, we are subject to increased political, social and economic instability, which may affect the economic results of the emerging markets in which we operate and which stems from many factors, including:

•	high interest rates;

•	abrupt changes in currency values;

•	high levels of inflation;

•	exchange controls;

•	wage and price controls and increased employment-related regulations;

24

•	regulations on imports of equipment and other necessities (goods and services) relevant to operations;

•	changes in governmental, economic or tax policies; and

•	social and political tensions

any of which could have a material adverse effect on our financial condition, results of operations or liquidity or the value of your investment in our securities.

Our expansion, development and acquisition strategy may be limited.

Our growth strategy contemplates (1) the expansion, construction or development and operation of power generation facilities and (2) the acquisition and development of operating companies in key growth markets. The ability to pursue such growth opportunities successfully will depend upon our ability to identify projects and properties suitable for expansion, construction or acquisition, and negotiate purchase or engineering, procurement and construction agreements on commercially reasonable terms. Due to growing environmental restrictions, transmission line saturation, obstacles for fuel transportation and a scarcity of places in which new plants may be located, the development of new assets in PNG, and in the countries in which we may operate in the future, are subject to increased developmental competition and may involve higher development costs than in the past, which could have an adverse impact on our strategy and business.

Additionally, we will rely significantly on our ability to successfully access the capital markets as a source of liquidity and funding, such reliance may be increased to the extent that we utilize cash from our operations to distribute funds to our shareholders or repay loans. Our ability to arrange financing with no or limited recourse, and the costs of such capital, are dependent upon numerous factors, some of which are beyond our control. Commercial lending institutions sometimes refuse to provide financing in certain less developed economies, and in these situations we may seek direct or indirect (through credit support or guarantees) project financing from a limited number of multilateral or bilateral international financial institutions or agencies. As a precondition to making such project financing available, the lending institutions may also require sponsor guarantees for completion risks and governmental guarantees of certain business and sovereign related risks. However, the financing from international financial agencies, or governmental guarantees, required to complete projects may not be available when needed. If so, we may have to abandon potential projects or invest more of our own funds, which may not be in line with our investment objectives and would leave less funds for other investments and projects.

An inability to identify and source appropriate projects / acquisitions, negotiate the agreements relating to such projects / acquisitions, or secure the necessary funding, could have an adverse impact on our strategy and, as a result, could have a material adverse effect on our business.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome compliance requirements and our activities may be restricted.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act of 1940, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting, or trading in securities and that our activities do not include investing, reinvesting, owning, holding, or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

While we will have investments in projects we develop, either through purchase or as a result of the structuring of a particular project, investments will not be our primary business, and thus we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. As more fully disclosed herein, we are engaged in the business of developing energy projects and solutions. Any investments in projects will be incidental to our ongoing business and not our principal business. While there may be times where project investments exceed 40% of the value of our total assets because we do not maintain significant assets, beyond construction related materials and equipment, this does not change the fact that such investing is not our principal business.

Future expansion into new markets or businesses involve significant costs and risks, and may be unsuccessful.

We are constantly monitoring and assessing development and acquisition opportunities. In particular, we may seek to diversify and expand our operations to certain countries in which we do not currently have a presence, such as Indonesia, Germany, and Australia, through acquisitions and joint venture of development projects.

In entering into new markets, we would face managerial, commercial, technological and regulatory risks. The business strategies, managerial expertise and institutional knowledge that we utilize and have developed over time with regard to construction of power generation development projects in the countries in which we currently operate may not be applicable to the countries in which we are considering expansion.

As expansion into a new market or business will require significant investment of capital and management resources, such expansions will involve many risks, including risks related to:

•	obtaining the necessary government and regulatory licenses and authorizations to operate;

•	the significant capital expenditures required to establish a footprint in these businesses and markets;

•	competition from experienced market participants;

25

•	an inability to attract customers, create brand awareness and establish brand credibility;

•	an inability to establish relationships with regulators, stakeholders and other market participants; and

•	barriers to entry.

If we do acquire companies or assets in the businesses, or in new markets such as Indonesia and Germany, we cannot provide assurance that such expansion of our business will be successful. The process of integrating acquired operations, personnel and information systems and commencing commercial operations could involve significant costs and absorb management time and resources and otherwise distract management from other opportunities or problems in our primary market, PNG. If we are unsuccessful in any attempt to expand into new markets or businesses, this may have a material adverse effect on our material adverse effect on our business, financial condition, results of operations or liquidity.

We may not have sufficient insurance to protect ourselves against substantial losses.

We have insurance policies to provide coverage against certain potential risks, such as property damage and personal injury. We are also in the process of obtaining Directors and Officers Liability Insurance for our board and management team. However, we cannot guarantee that our insurance coverage will always be available or will be sufficient to cover possible claims for these risks. In addition, there are certain types of risk that might not be covered by our policies, such as war, acts of nature, force majeure or interruption of certain activities. Moreover, we might be obliged to pay fines and other penalties in the event of delays in project delivery, and such penalties are not covered by our insurance policies. Additionally, we may not be able to renew our current insurance policies under the same terms or at all. Risks not covered by our insurance policies or the inability to renew policies on favorable terms or at all could adversely affect our business and financial condition.

Our industry and the broader global economy have experienced higher than expected inflationary pressures in the first three quarters of 2022, related to continued supply chain disruptions, labor shortages and geopolitical instability. Should these conditions persist our business, results of operations and cash flows could be materially and adversely affected.

The first three quarters of 2022 have seen significant increases in the costs of certain materials, including steel and fuel, as a result of availability constraints, supply chain disruption, increased demand, labor shortages, high inflation and other factors. Supply and demand fundamentals have been further aggravated by disruptions in global energy supply caused by multiple geopolitical events, including the ongoing conflict between Russia and Ukraine. We have experienced the impact of this with cost increases seen in our procurement activities up to 15% above the expected procurement costs which adversely impacts our operation which in turn impact upon our profitability. Service and materials costs have also increased accordingly with general supply chain and inflation issues seen throughout the industry leading to increased operating costs. Recent supply chain constraints and inflationary pressures may continue to adversely impact our operating costs and may negatively impact our ability to procure materials and equipment in a timely and cost-effective manner, if at all, which could result in reduced margins and production delays and, as a result, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

The conflict in Ukraine and related geopolitical instability could negatively impact our business.

In late February 2022, Russia launched significant military action against Ukraine. The conflict has caused, and could intensify, volatility in oil, gas and LNG prices, and the extent and duration of the military action, sanctions and resulting market disruptions could be significant and could potentially have a substantial negative impact on the global economy and/or our business for an unknown period of time. Any such volatility and disruptions may also magnify the impact of other risks described under “Risk Factors” in this prospectus.

Economic uncertainty may affect our access to capital and/or increase the costs of such capital.

Global economic conditions continue to be volatile and uncertain due to, among other things, consumer confidence in future economic conditions, fears of recession and trade wars, the price of energy, fluctuating interest rates, the availability and cost of consumer credit, the availability and timing of government stimulus programs, levels of unemployment, increased inflation, and tax rates. These conditions remain unpredictable and create uncertainties about our ability to raise capital in the future. In the event required capital becomes unavailable in the future, or more costly, it could have a material adverse effect on our business, results of operations, and financial condition.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the total voting rights of our Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Listing Rules, and the requirement that our Compensation Committee and Nominations and Governance Committee consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our Nominations and Governance Committee and Compensation Committee might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the JOBS Act. We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years of the closing of this offering, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

26

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

Risks Related to Investments in a Singapore Company

We will be a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less detailed than those of a U.S. issuer.

Upon consummation of this offering, we will be a foreign private issuer. As a result, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including: the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to provide as detailed disclosure as a U.S. registrant, particularly in the area of executive compensation. It is possible that some investors may not be as interested in investing in our Ordinary Shares as the securities of a U.S. registrant that is required to provide more frequent and detailed disclosure in certain areas, which could adversely affect our share price.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur additional legal, accounting and other expenses.

In order to maintain our current status as a foreign private issuer, either (1) a majority of our Ordinary Shares must be either directly or indirectly owned of record by non-residents of the United States or (2) (a) a majority of our executive officers or directors must not be U.S. citizens or residents, (b) more than 50 percent of our assets cannot be located in the United States and (c) our business must be administered principally outside the United States. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC rules and the NYSE American listing standards. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance. These rules and regulations could also make it more difficult for us to attract and retain qualified Board members.

We are incorporated in Singapore and our shareholders may have more difficulty in protecting their interests than they would as shareholders of a corporation incorporated in the United States.

Our corporate affairs are governed by our constitution and by the laws governing companies incorporated in Singapore. The rights of our shareholders and the responsibilities of the members of our board of directors under Singapore law are different from those applicable to a corporation incorporated in the United States. Therefore, our public shareholders may have more difficulty in protecting their interest in connection with actions taken by us, our management, members of our board of directors or our controlling shareholder than they would as shareholders of a corporation incorporated in the United States. For example, controlling shareholders in corporations incorporated in Delaware are subject to fiduciary duties while controlling shareholders in Singapore companies are not subject to such duties.

27

In addition, only persons who are registered as shareholders in our register of members are recognized under Singapore law as shareholders of our company. Only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Please see “Description of Share Capital – Comparison of Shareholder Rights” for a discussion of certain differences between Singapore and Delaware corporation law.

It may be difficult for you to enforce any judgment obtained in the United States against us, our directors, senior management or our affiliates.

As of the completion of this offering, we will be a public company limited by shares incorporated under the laws of Singapore. A majority of our directors and senior management reside outside the United States. In addition, a majority of our assets and the assets of those persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of these persons, including judgments based upon the civil liability provisions of the United States securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon United States securities laws.

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. It is not clear whether a Singapore court may impose civil liability on us or our directors and officers who reside in Singapore in a suit brought in the Singapore courts against us or such persons with respect to a violation solely of the federal securities laws of the United States. In making a determination as to enforceability of a judgment of a state in, or a federal court of the USA in the state of New York, the Singapore courts would have regard to, among others whether the judgment was final and conclusive, given by a court of competent jurisdiction, expressed to be for a fixed sum of money, whether it was procured by fraud, or in breach of principles of natural justice, or whether the enforcement thereof would be contrary to public policy. Accordingly, there can be no assurance that the Singapore courts would enforce against us, our directors or our officers resident in Singapore judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

We are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

As a Singapore-incorporated public company , we are required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as our constitution. In particular, we are required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore, or the SFA, which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

The laws of Singapore and of the United States differ in certain significant respects. The rights of our shareholders and the obligations of our directors and officers under Singapore law are different from those applicable to a U.S.-incorporated company in material respects, and our shareholders may have more difficulty and less clarity in protecting their interests in connection with actions taken by our management, members of our board of directors or our controlling shareholders than would otherwise apply to a U.S.-incorporated company. See “Description of Share Capital – Comparison of Shareholder Rights” for a discussion of certain differences between Singapore and Delaware corporation law.

In addition, the application of Singapore law, may in certain circumstances impose more restrictions on us, our shareholders, directors and officers than would otherwise be applicable to a U.S.-incorporated company. For example, the Singapore Companies Act requires directors to act with a reasonable degree of diligence and, in certain circumstances, imposes criminal liability for specified contraventions of particular statutory requirements or prohibitions. In addition, pursuant to the provisions of the Singapore Companies Act, shareholders holding not less than 10% of our total number of paid-up shares which carry the right of voting at general meetings may require the convening of an extraordinary general meeting of shareholders by our directors. If our directors fail to comply with such request within 21 days of the receipt thereof, the requisitioning shareholders holding more than 50% of the voting rights represented by the original requisitioning shareholders may proceed to convene such meeting, and we will be liable for the reasonable costs incurred by such requisitioning shareholders. We are also required by the Singapore Companies Act to deduct corresponding amounts from fees or other remuneration payable by us to such non-complying directors.

28

Singapore take-over laws contain provisions that may vary from those in other jurisdictions.

The Singapore Code on Take-overs and Mergers (the “Singapore Take-over Code”) applies to, among others, corporations with a primary listing of their equity securities in Singapore. While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than 50 (fifty) shareholders and net tangible assets of S$5.0 million (approximately US$3,697,951) or more, must also observe the letter and spirit of the general principles and rules of the Singapore Take-over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to Securities Industry Council (“SIC”) to waive the application of the Singapore Take-over Code. As at the date of this prospectus, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us.

In this regard, the Singapore Take-over Code contains certain provisions that may possibly delay, deter or prevent a future take-over or change in control of us. Under the Singapore Take-over Code, except with the consent of the SIC, any person acquiring an interest, whether by a series of transactions over a period of time or not, either on his or her own or together with parties acting in concert with him or her, in shares carrying 30% or more of our voting rights is required to extend a take-over offer for all remaining shares in accordance with the procedural and other requirements under the Singapore Take-over Code. Except with the consent of the SIC, such a take-over offer is also required to be made if a person holding shares carrying between 30% and 50% (both inclusive) of our voting rights, either on his or her own or together with parties acting in concert with him or her, acquires additional shares representing more than 1% of our voting rights in any six-month period. While the Singapore Take-over Code seeks to ensure an equality of treatment among shareholders in take-over or merger situations, its provisions could substantially impede the ability of our shareholders to benefit from a change of control and, as a result, may adversely affect the market price of our Ordinary Shares and the ability to realize any benefits from a potential change of control.

Subject to the general authority to allot and issue new Ordinary Shares provided by our shareholders, the Singapore Companies Act and our constitution, our directors may allot and issue new Ordinary Shares on terms and conditions and for such purposes as may be determined by our Board in its sole discretion.

Under Singapore law, we may only allot and issue new shares with the prior approval of our shareholders in a general meeting. Subject to the general authority to allot and issue new Ordinary Shares provided by our shareholders, the provisions of the Singapore Companies Act and our constitution, we may allot and issue new Ordinary Shares on such terms and conditions and for such purposes as may be determined by our Board in its sole discretion. Any additional issuances of new Ordinary Shares may dilute our shareholders’ percentage ownership interests in our Ordinary Shares and/or adversely impact the market price of our Ordinary Shares.

We may be or become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

The rules governing passive foreign investment companies (“PFICs”) can have adverse effects for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to relate, in part, to (a) the market price of our Ordinary Shares and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. Moreover, our ability to earn specific types of income that we currently treat as non-passive for purposes of the PFIC rules is uncertain with respect to future years. Because the value of our assets for purposes of determining PFIC status will depend in part on the market price of our Ordinary Shares, which may fluctuate significantly. We do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, there can be no assurance that we will not be considered a PFIC for any taxable year.

29

If we are a PFIC, a U.S. Holder (defined below) would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund (“QEF”) or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. We do not intend to comply with the reporting requirements necessary to permit U.S. Holders to elect to treat us as a QEF. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, the U.S. Holder is in its U.S. federal taxable income an amount reflecting any year end increase in the value of its ordinary shares. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if a court within the U.S. can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (b) that was in existence on August 20, 1996, and validly elected under applicable Treasury Regulations to continue to be treated as a domestic trust.

Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to the Ordinary Shares.

Singapore taxes may differ from the tax laws of other jurisdictions.

Prospective investors should consult their tax advisors concerning the overall tax consequences of purchasing, owning and disposing of our shares. Singapore tax law may differ from the tax laws of other jurisdictions, including the United States.

Tax authorities could challenge the allocation of income and deductions among our subsidiaries, which could increase our overall tax liability.

We are incorporated in Singapore, and we currently have subsidiaries in PNG. As we grow our business, we expect to conduct increased operations through our subsidiaries in various jurisdictions, including Indonesia, Germany and Australia. If two or more affiliated companies are located in different jurisdictions, the tax laws or regulations of each country generally will require transactions between those affiliated companies to be conducted on terms consistent with those between unrelated companies dealing at arm’s length, and appropriate documentation generally must be maintained to support the transfer prices. We maintain our transfer pricing policies to be compliant with applicable transfer pricing laws, but our transfer pricing procedures are not binding on applicable tax authorities.

If tax authorities were to successfully challenge our transfer pricing, there could be an increase in our overall tax liability, which could adversely affect our financial condition, results of operations and cash flows. In addition, the tax laws in the jurisdictions in which we operate are subject to differing interpretations. Tax authorities may challenge our tax positions, and if successful, such challenges could increase our overall tax liability. In addition, the tax laws in the jurisdictions in which we operate are subject to change. We cannot predict the timing or content of such potential changes, and such changes could increase our overall tax liability, which could adversely affect our financial condition, results of operations and cash flows.

Risks Related to Doing Business in PNG and Indonesia

As the PNG market constitutes the major source of our revenue, the downturn in the rate of economic growth in PNG or other countries due to the unprecedented and challenging global market and economic conditions, or any other such downturn for any other reason, will be detrimental to our results of operations.

The performance and growth of our business are necessarily dependent on the health of the overall PNG economy and those markets we are looking to expand into. Any downturn in the rate of economic growth in PNG, whether due to political instability or regional conflicts, economic slowdown elsewhere in the world or otherwise, may have a material adverse effect on demand for power Any future slowdown in the Indonesian economy could have a material adverse effect on the demand for power and, as a result, on our business, financial condition and results of operations.

30

In addition, the Indonesian securities market and the Indonesian economy are influenced by economic and market conditions in other countries. Although economic conditions are different in each country, investors’ reactions to developments in one country can have adverse effect on the securities of companies in other countries, including Indonesia. A loss of investor confidence in the financial systems of other emerging markets may cause volatility in Indonesian financial markets and, indirectly, in the Indonesian economy in general. Any worldwide financial instability could also have a negative impact on the Indonesian economy, including the movement of exchange rates and interest rates in Indonesia. Any slowdown in the Indonesian economy, or future volatility in global commodity prices, could adversely affect the growth of our business in Indonesia.

The Indonesian economy and financial markets are also significantly influenced by worldwide economic, financial and market conditions. Any financial turmoil, especially in the United States, United Kingdom, Europe or China, may have a negative impact on the Indonesian economy. Although economic conditions differ in each country, investors’ reactions to any significant developments in one country can have adverse effects on the financial and market conditions in other countries. A loss in investor confidence in the financial systems, particularly in other emerging markets, may cause increased volatility in Indonesian financial markets.

Current political and social events in PNG and Indonesia may adversely affect our business.

Since 1998, Indonesia has experienced a process of democratic change, resulting in political and social events that have highlighted the unpredictable nature of Indonesia’s changing political landscape. In 1999, Indonesia conducted its first free elections for representatives in parliament. In 2004, 2009 and 2014, elections were held in Indonesia to elect the President, Vice-President and representatives in parliament. Indonesia also has many political parties, without any one party holding a clear majority. Due to these factors, Indonesia has, from time to time, experienced political instability, as well as general social and civil unrest. For example, since 2000, thousands of Indonesians have participated in demonstrations in Jakarta and other Indonesian cities both for and against former presidents Abdurrahman Wahid, Megawati Soekarnoputri and Susilo Bambang Yudhoyono and current President Joko Widodo as well as in response to specific issues, including fuel subsidy reductions, privatization of state assets, anti-corruption measures, decentralization and provincial autonomy, and the American-led military campaigns in Afghanistan and Iraq. Although these demonstrations were generally peaceful, some turned violent.

Indonesia had a general election in May 2019 and the Indonesian Election Committee (KPU) announced on May 22, 2019 that President Joko Widodo had won the election. However, the opposing candidate, Prabowo Subianto, filed a suit with the Indonesian Constitutional Court challenging such an outcome and claimed that the election process was marred by massive irregularities. The announcement was followed by a few days of public demonstrations and riots in parts of Indonesia. These events may indicate a worsening of political and social division in Indonesia.

In addition, Indonesia announced in November 2014, and implemented with effect from January 1, 2015, a fixed diesel subsidy of Rp1,000 per liter and scrapped the gasoline subsidy. Although the implementation did not result in any significant violence or political instability, the announcement and implementation also coincided with a period where crude oil prices had dropped very significantly from 2014. Currently, the government reviews and adjusts the price for fuel on monthly basis and implements the adjusted fuel price in the following month. There can be no assurance that future increases in crude oil and fuel prices will not result in political and social instability.

Furthermore, separatist movements and clashes between religious and ethnic groups have also resulted in social and civil unrest in parts of Indonesia, such as Aceh in the past and in Papua currently, where there have been clashes between supporters of those separatist movements and the Indonesian military, including continued activity in Papua, by separatist rebels that has led to violent incidents. There have also been inter-ethnic conflicts, for example in Kalimantan, as well as inter-religious conflict such as in Maluku and Poso.

Also, labor issues have also come to the fore in Indonesia. In 2003, the government enacted a new labor law that gave employees greater protections. Occasional efforts to reduce these protections have prompted an upsurge in public protests as workers responded to policies that they deemed unfavorable.

31

As a result, there can be no assurance that social and civil disturbances will not occur in the future and on a wider scale, or that any such disturbances will not, directly or indirectly, materially and adversely affect our business, financial condition, results of operations and prospects.

Deterioration of political, economic and security conditions in PNG may adversely affect our operations and financial results.

Any major hostilities involving PNG, a substantial decline in the prevailing regional security situation or the interruption or curtailment of trade between PNG and its present trading partners could have a material adverse effect on our operations and, as a result, our financial results.

Prolonged and/or widespread regional conflict in the South East Asia could have the following results, among others:

•	capital market reassessment of risk and subsequent redeployment of capital to more stable areas making it more difficult for us to obtain financing for potential development projects;

•	security concerns in PNG, making it more difficult for our personnel or supplies to enter or exit the country;

•	security concerns leading to evacuation of our personnel;

•	damage to or destruction of our wells, production facilities, receiving terminals or other operating assets;

•	inability of our service and equipment providers to deliver items necessary for us to conduct our operations in PNG, resulting in delays; and

•	the lack of availability of drilling rig and experienced crew, oilfield equipment or services if third party providers decide to exit the region.

Loss of property and/or interruption of our business plans resulting from hostile acts could have a significant negative impact on our earnings and cash flow. In addition, we may not have enough insurance to cover any loss of property or other claims resulting from these risks.

Terrorist activities in the emerging markets, including Indonesia and PNG, could destabilize the country/region, which would adversely affect our business, financial condition and results of operations, and the market price of our securities.

There have been a number of terrorist incidents in Indonesia and PNG, including the May 2005 bombing in Central Sulawesi, the Bali bombings in October 2002 and October 2005 and the bombings at the JW Marriot and Ritz Carlton hotels in Jakarta in July 2009, which resulted in deaths and injuries. On January 14, 2016, several coordinated bombings and gun shootings occurred in Jalan Thamrin, a main thoroughfare in Jakarta, resulting in a number of deaths and injuries.

Although the government has successfully countered some terrorist activities in recent years and arrested several of those suspected of being involved in these incidents, terrorist incidents may continue and, if serious or widespread, might have a material adverse effect on investment and confidence in, and the performance of, the Indonesian economy and may also have a material adverse effect on our business, financial condition, results of operations and prospects and the market price of our securities.

Negative changes in global, regional or emerging market’s economic activity could adversely affect our business.

Changes in the PNG and Indonesian regional and global economies can affect our performance. Two significant events in the past that impacted Indonesia’s economy were the Asian economic crisis of 1997 and the global economic crisis which started in 2008. The 1997 crisis was characterized in Indonesia by, among others, currency depreciation, a significant decline in real gross domestic product, high interest rates, social unrest and extraordinary political developments. While the global economic crisis that arose from the subprime mortgage crisis in the United States did not affect Indonesia’s economy as severely as in 1997, it still put Indonesia’s economy under pressure. The global financial markets have also experienced volatility as a result of expectations relating to monetary and interest rate policies of the United States, concerns over the debt crisis in the Eurozone, and concerns over China’s economic health. Uncertainty over the outcome of the Eurozone governments’ financial support programs and worries about sovereign finances generally are ongoing. If the crisis becomes protracted, we can provide no assurance that it will not have a material and adverse effect on Indonesia’s economic growth and consequently on our business.

32

Adverse economic conditions could result in less business activity, less disposable income available for consumers to spend and reduced consumer purchasing power, which may reduce demand for communication services, including our services, which in turn would have an adverse effect on our business, financial condition, results of operations and prospects. There is no assurance that there will not be a recurrence of economic instability in future, or that, should it occur, it will not have an impact on the performance of our business.

Fluctuations in the value of the foreign currency value may materially and adversely affect us.

Our functional currency of local entities is the local currency, for example, Kina for operations in PNG. If we successfully expand to Indonesia, we will use Indonesia Rupiah as functional currency for operations therein. One of the most important impacts the Asian economic crisis had on Indonesia was the depreciation and volatility in the value of the Indonesian Rupiah as measured against other currencies, such as the U.S. Dollar. The Indonesian Rupiah continues to experience significant volatility. However, wherever possible, we try to address these issues through contract structures which include both U.S. Dollar and local currency payments as appropriate to the cost structures of a project.

Although regulations allow for the unhindered exchange and repatriation of funds, there can be no assurance that future restrictions (legislatively or due to available foreign currency supply) on the ability to exchange Kina into USD (or SGD) or on repatriation of income or capital will not adversely affect our ability to repatriate capital and income. In addition, while the Indonesian Rupiah has generally been freely convertible and transferable, from time to time, Bank Indonesia has intervened in the currency exchange markets in furtherance of its policies, either by selling Indonesian Rupiah or by using its foreign currency reserves to purchase Indonesian Rupiah. We can give no assurance that the current floating exchange rate policy will not be modified or that the government will take additional action to stabilize, maintain or increase the Indonesian Rupiah’s value, or that any of these actions, if taken, will be successful. Modification of the current floating exchange rate policy could result in significantly higher domestic interest rates, liquidity shortages, capital or exchange controls, or the withholding of additional financial assistance by multinational lenders. This could result in a reduction of economic activity, an economic recession, loan defaults or declining subscriber usage of our services, and as a result, we may also face difficulties in funding our capital expenditures and in implementing our business strategy. Any of the foregoing consequences could have a material adverse effect on our business, financial condition, results of operations and prospects.

Downgrades of credit ratings of the government or PNG and Indonesian companies could adversely affect our business.

As of the date of this prospectus, PNG’s sovereign foreign currency long-term debt was rated “B2” by Moody’s and “B-” by Standard & Poor’s.

Additionally, as of the date of this prospectus, Indonesia’s sovereign foreign currency long-term debt was rated “Baa2” by Moody’s, “BBB” by Standard & Poor’s, and “BBB” by Fitch Ratings.

We can give no assurance that Moody’s, Standard & Poor’s or Fitch Ratings will not change or downgrade the credit ratings of PNG or Indonesia. Any such downgrade could have an adverse impact on liquidity in the PNG or Indonesian financial markets, the ability of the government and PNG or Indonesian companies, including us, to raise additional financing, and the interest rates and other commercial terms at which such additional financing is available. Interest rates on our floating rate Kina or Rupiah-denominated debt would also likely increase. Such events could have material adverse effects on our business, financial condition, results of operations, prospects and/or the market price of our securities.

Indonesia and PNG are vulnerable to natural disasters and events beyond our control, which could adversely affect our business and operating results.

Many parts of PNG and Indonesia, including areas where we operate (or plan to operate), are prone to natural disasters such as floods, lightning strikes, cyclonic or tropical storms, earthquakes, volcanic eruptions, droughts, power outages and other events beyond our control. Future climate change may exacerbate these weather related events. The Indonesian archipelago is one of the most volcanically active regions in the world as it is located in the convergence zone of three major lithospheric plates. It is subject to significant seismic activity that can lead to destructive earthquakes, tsunamis or tidal waves. Flash floods and more widespread flooding also occur regularly during the rainy season from November to April. Cities, especially Jakarta, are frequently subject to severe localized flooding which can result in major disruption and, occasionally, fatalities. Landslides regularly occur in rural areas during the wet season. From time to time, natural disasters have killed, affected or displaced large numbers of people and damaged our equipment. We cannot assure you that future natural disasters will not have a significant impact on us, or PNG and Indonesia or their economy. A significant earthquake, other geological disturbance or weather-related natural disaster in any of Indonesia’s more populated cities and financial centers could severely disrupt the Indonesian economy and undermine investor confidence, thereby materially and adversely affecting our business, financial condition, results of operations and prospects.

33

Our operations may be adversely affected by an outbreak of an infectious disease or other epidemic.

An outbreak of an infectious disease or epidemic, or the measures taken by the governments of affected countries, including Indonesia and PNG, against such an outbreak, could severely disrupt the country’s economy, as evidenced by the outbreak of COVID-19 in 2020 and persisting through 2022, and undermine investor confidence, thereby materially and adversely affecting our financial condition or results of operations and the market value of our securities. Moreover, our operations could be materially disrupted if our employees remained at home and away from our principal places of business for extended period of time, which would have a material and adverse effect on our financial condition or results of operations and the market value of our securities.

We may be affected by uncertainty in political instability.

PNG has a complex political system with elections taking place every five years which can lead to significant political change in a relatively short space of time, long term political instability may adversely affect our ability to meet our future forecasts due to a downturn in demand for services.

Indonesian Law No.25 of 1999 regarding Fiscal Decentralization and Law No.22 of 1999 regarding Regional Autonomy were passed by the Indonesian parliament in 1999 and further implemented by Government Regulation No.38 of 2007. Law No.22 of 1999 has been revoked by and replaced by the provisions on regional autonomy of Law No.32 of 2004 as amended by Law No.8 of 2005 and Law No.12 of 2008. Law No.32 of 2004 and its amendments were revoked and replaced by Law No.23 of 2014 regarding Regional Autonomy as amended by Government Regulation in Lieu of Law No.2 of 2014, Law No.2 of 2015 and Law No.9 of 2015. Law No.25 of 1999 has been revoked and replaced by Law No.33 of 2004 regarding the Fiscal Balance between the Central and the Regional Governments respectively. Currently, there is uncertainty in respect of the balance between the local and the central governments and the procedures for renewing licenses and approvals and monitoring compliance with environmental regulations. In addition, some local authorities have sought to levy additional taxes or obtain other contributions. There can be no assurance that a balance between local governments and the central government will be effectively established or that our business, financial condition, results of operations and prospects will not be adversely affected by dual compliance obligations and further uncertainty as to legal authority to levy taxes or promulgate other regulations affecting our business.

Risks Related to Doing Business in Germany and Australia

We may face risks associated with our growth strategy and international operations, including unfavorable regulatory, political, tax, and labor conditions, which could harm our business.

Our initial market will be the APAC region, with a particular focus on PNG and Indonesia. In the future, we intend to expand our geographic coverage beyond these markets, including to Germany and Australia. Due to our intention to expand our operations internationally, we may face risks associated with our growth strategy, including possible unfavorable regulatory, political, tax, and labor conditions, which could harm our business, as well as incurring significant expenditures necessary for appropriate licensure and/or certification in such new markets. Our operations will be subject to the local legal, political, regulatory, and social requirements and economic conditions in the relevant jurisdictions. There is no guarantee that we will obtain appropriate licensure, certifications, and/or approval for our projects in the relevant markets or at all.

We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to successfully roll out our projects, and require significant management attention and which we may not have adequately addressed or not addressed at all as of today. These risks include:

34

•	conforming our technology to various international regulatory requirements where such technology is deployed, including potential licensure, certification, or other approval requirements, where such regulations can be composed of various layers as for energy matters in Australia;

•	difficulty in staffing and managing foreign operations;

•	misconceptions and/or false assumptions about foreign local markets;

•	foreign labor laws, regulations, and restrictions, which can be complex and rather employee-friendly such as in Germany, as well as strikes or work stoppages organized by labor unions relevant for us, our suppliers, or business partners;

•	foreign government taxes, regulations, and permit requirements, including foreign taxes that we may not be able to offset against taxes imposed upon us in Singapore or elsewhere, and foreign tax and other laws limiting our ability to repatriate funds;

•	fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities we undertake;

•	foreign government trade restrictions, tariffs, and price or exchange controls;

•	changes in diplomatic and trade relationships; and

•	political instability, natural disasters, war, or events of terrorism.

If we fail to successfully address these risks, our business, prospects, operating results, and financial condition could be materially harmed.

Risks Related to Government Regulation and Contracts

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such ordinary shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

Our auditor, BF Borgers, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Lakewood, Colorado, and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

35

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Ordinary Shares.

Substantially all our revenues and expenditures are denominated in Kina, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and Kina will affect the relative purchasing power in Kina terms of our U.S. dollar assets and the proceeds from our initial public offering. Gains and losses from the re-measurement of assets and liabilities that are receivable or payable in Kina are included in our consolidated statements of operations. The re-measurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of Kina relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our Kina into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the Kina would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations. As a result, fluctuations in exchange rates may have a material adverse effect on the price of our Ordinary Shares.

Governmental agencies may modify, curtail, or terminate our contracts at any time prior to their completion and, if we do not replace them, we may suffer a decline in revenue.

Most of our government contracts may be modified, curtailed, or terminated by the governmental counterparty either at its discretion or upon our default. If a governmental counterparty terminates a contract with us at its discretion, then we typically can recover only costs incurred or committed, settlement expenses and profit on work completed prior to termination, which could prevent us from recognizing all the potential revenue and profits from that contract. In addition, for some assignments, the government may attempt to “insource” the services to government employees rather than outsource to a contractor. If a governmental agency terminates a contract due to our default, we could be liable for excess costs incurred by the governmental agency in obtaining services from another source.

Because we provide services to municipalities and other public agencies, we are more susceptible to the unique risks associated with government contracts.

A substantial amount of our revenue is derived from our work for public agencies. Consequently, we are exposed to certain risks associated with public agency and government contracting, any one of which can have a material adverse effect on our business, results of operations and financial condition. These risks include:

•	the ability of the public agency to terminate the contract with 30 days’ prior notice or less;

•	changes in public agency spending and fiscal policies which can have an adverse effect on demand for our services;

•	contracts that are subject to public agency budget cycles, and often are subject to renewal on an annual basis;

•	the often wide variation of the procurement regulations and requirements relating to the formation, administration, and performance and types and pricing terms of contracts from agency to agency;

•	the difficulty of obtaining change orders and additions to contracts; and

•	the requirement to perform periodic audits as a condition of certain contract arrangements.

Legislation, policy, rules, or regulations may be enacted that limit or change the ability of national, state, regional or local agencies to contract for our privatized services. Such changes would affect our ability to obtain new contracts and may decrease the demand for our services.

Legislation is proposed periodically that attempts to limit the ability of governmental agencies to contract with private consultants to provide services. Should such changes occur and be upheld, demand for our services may be materially adversely affected. While attempts at such legislation have failed in the past, such measures could be adopted in the future.

Risks Related to Our Public Offering and Ownership of Our Securities

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

36

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you could have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirement or choose to comply with the above requirement within one year of listing. The Nasdaq Listing Rules also require U.S. domestic issuers to have a Compensation Committee and a Nominations and Governance Committee composed entirely of independent directors, and an Audit Committee with a minimum of three members. We, as a foreign private issuer, could potentially not be subject to these requirements. Additionally, the Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. Overall, we are permitted to consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards, which may afford less protection to investors. However, we intend to fully comply with all the requirements of the Nasdaq Listing Rules.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

The consummation of this offering is contingent upon the successful listing of our securities on the Nasdaq Capital Market. If we cannot satisfy, or continue to satisfy, the listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will consummate this offering only if our securities are approved for listing on the Nasdaq Capital Market. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market after this offering.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

37

•	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our public offering. If you purchase our Ordinary Shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our Ordinary Shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	lawsuits threatened or filed against us; and

•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

38

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares.

We are a holding company and conduct substantially all of our business through our operating subsidiaries, which are limited liability companies established in Singapore and PNG. We will rely on dividends paid by our subsidiaries for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If applicable laws, rules and regulations in Singapore and/or PNG in the future limit or preclude our subsidiaries from making dividends to us, our ability to fund our holding company obligations or pay dividends on our Ordinary Shares could be materially and adversely affected. We may also enter into debt arrangements in the future which limit our ability to receive dividends or distributions from our operating subsidiaries or pay dividends to the holders of our Ordinary Shares. Singapore and PNG tax laws, rules and regulations may also limit our future ability to receive dividends or distributions from our operating subsidiaries or pay dividends to the holders of our Ordinary Shares.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The public offering price was determined by negotiations between us and the underwriters based upon a number of factors. The public offering price may not be indicative of prices that will prevail in the trading market.

Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our Ordinary Shares could decline as a result of sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. A total number of 2,637,500 of our Ordinary Shares will be sold in this offering, if the firm commitment is completed and the underwriters do not exercise their over-allotment option. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The shares ultimately owned by our directors, officers and 5% shareholders will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate and substantial dilution.

The public offering price of our shares is substantially higher than the pro forma net tangible book value per ordinary share of our Ordinary Shares. Assuming the completion of the firm commitment offering and no exercise of the over-allotment option by the underwriters, if you purchase shares in this offering, you will incur immediate dilution of approximately $4.02 per Ordinary Share, or approximately 80% in the pro forma net tangible book value per Ordinary Share, from the price per Ordinary Share that you pay for the shares. Assuming the completion of the firm commitment offering with the full exercise of the over-allotment option by the underwriters, if you purchase shares in this offering, you will incur immediate dilution of approximately $3.97 per Ordinary Share, or approximately 79% in the pro forma net tangible book value per Ordinary Share from the price per Ordinary Share that you pay for the Ordinary Shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

39

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Ordinary Shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are required to pay significant consideration to a third party consultant in connection with this offering and in the event we raise funding in the future or complete certain sale transactions.

On August 3, 2022, we engaged Fat Ventures Pte. Ltd. (“Fat Ventures) and Fat Projects International Investments and Holdings Limited (“Fat Projects International”) to consult with us on various financing strategies for our business for a term of three years. Specifically, pursuant to this arrangement, Fat Ventures and Fat Projects International provide general business and strategic consultancy services for the following: (1) assisting us with our preparation of presentation materials for the purpose of facilitating an investment, through a private investment and/or a public offering and public exchange listing, or sale transaction (or combination thereof) and (2) consulting on the business and commercial aspects of any such transaction. These services do not consist of Fat Ventures or Fat Projects International buying and selling investments for us, trading investments in connection with us, or otherwise finding investors for this offering. Moreover, both Fat Ventures and Fat Projects International are non-U.S. incorporated companies and neither Fat Ventures nor Fat Projects International are engaged or perform investment banking, corporate finance, financial advisory services, or securities businesses which require a broker dealer registration with the Financial Industry Regulatory Authority (FINRA). We determined that it was in our best interest to conduct an initial public offering in the United States. We have agreed to compensate Fat Ventures and Fat Projects International for their services by paying Fat Ventures a cash fee equal to 5% of the amount of capital raised in this offering and by issuing Fat Projects International 175,000 of our ordinary shares, which will vest upon completion of this offering. In addition, we have agreed to indemnify Fat Ventures and Fat Projects International for liabilities under the Securities Act. We are also required to pay (1) Fat Ventures a cash fee equal to 5% of any proceeds we raise in the future; and (2) Fat Projects International ordinary shares equal to 1% of the pre-investment fully-diluted share capital of the Company, during the term of the engagement for any new investments, and Fat Ventures a cash fee equal to 2% of any investment proceeds received from any investor who has previously invested in the Company during the term of the engagement. The requirement that we pay such fees described above will make it more costly, and could make it less likely, that we raise funding or complete a sale transaction in the future. The payment of fees and other amounts to Fat Ventures or Fat Projects International will reduce cash available for our operations and to the extent such compensation is payable in shares, will create dilution to existing shareholders. Additionally, as a result of the above, we are issuing Fat Projects International 175,000 ordinary shares upon the closing of this offering and will be required to pay Fat Ventures a cash fee equal to 5% of the amount of capital raised in this offering out of the use of proceeds of the offering, which amount is included in the expenses disclosed throughout this prospectus. Such amounts will create dilution to shareholders and reduce the amount of working capital available as a result of this offering.

FAT Ventures and FAT Projects International are engaged by their client (here the Company) solely to advise such client (here the Company) on the process of undertaking a public offering in the United States. They educate the client (here the Company) on the steps involved, the length of time of the process and related costs. In addition, they make introductions to capital markets participants, such as lawyers, accountants and, most importantly, an underwriter. The client (here the Company) is free to accept or reject any recommendation, and at no time does either FAT Ventures or FAT Projects International, or any of their principals, become an officer or director of the client (here the Company).

There may be conflicts of interest between third party consultants which we have engaged and EF Hutton.

As described in the risk factor above, we are party to an engagement agreement with Fat Ventures and Fat Projects International. Separately, EF Hutton is a party to a foreign finder agreement with Fat Ventures Private Limited, an affiliate of Fat Ventures and Fat Projects International, with whom we have entered into a consulting agreement, as discussed in greater detail below under “Expenses Relating To This Offering”. Pursuant to the foreign finder agreement, Fat Ventures Private Limited agreed to refer companies to EF Hutton which are seeking financing (including direct loans, private placements, registered offerings or other public offerings), including debt or equity, and EF Hutton agreed to pay Fat Ventures Private Limited a referral fee agreed to on a transaction-by-transaction basis in consideration for such referrals. Specifically, pursuant to this arrangement, Fat Ventures Private Limited uses its best efforts, on a non-exclusive basis, to refer companies to EF Hutton which are seeking financing (as previously described), though Fat Ventures Private Limited is not an agent of EF Hutton—its relationship with EF Hutton is solely that of an independent contractor—and cannot bind or obligate EF Hutton, particularly to pursue a relationship with any such referral. Fat Ventures Private Limited is a non-U.S. incorporated company and is not required to be registered in the U.S. as a broker dealer with FINRA. Fat Ventures Private Limited is due a fee equal to 12.5% of the underwriting discount to be received by EF Hutton under the Underwriting Agreement (1% of the total gross proceeds of the offering), which will total an aggregate of $131,875 (or $151,656.25 in the event the over-allotment option is exercised in full), at an assumed offering price of $5.00 per share. Our engagement with Fat Ventures and Fat Projects International and EF Hutton’s engagement with Fat Ventures Private Limited may cause perceived or actual conflicts of interest, which could reduce the value of our securities.

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future services;

•	projections of revenue, earnings, capital structure and other financial items;

•	the development of future company-owned branches;

•	statements regarding the capabilities of our business operations;

•	statements of expected future economic performance;

•	statements regarding competition in our market; and

•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

40

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Singapore, and certain of our officers and directors are residents outside the United States. Moreover, a majority of our consolidated assets are located outside the United States. Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through our agent designated for that purpose. Nevertheless, since a majority of the consolidated assets owned by us are located outside the United States any judgment obtained in the United States against us may not be enforceable within the United States. There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore. In making a determination as to enforceability of a judgment of the courts of the United States, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

In addition, holders of book-entry interests in our shares will be required to exchange such interests for certificated shares and to be registered as shareholders in our register of members in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the Singapore courts.

A holder of book-entry interests in our shares may become a registered shareholder of our Company by exchanging such holder’s interest in our shares for certificated shares and being registered in our register of members. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

CORPORATE FORMATION AND REORGANIZATION

We were incorporated in the Republic of Singapore in March 2022 to serve as the holding company of the T20 Group and its businesses. As of the completion of this offering, (i) our initial shareholders, who are the same shareholders of APEV (except for Christopher Hobbs, who has no shares in APEV, and will not have any shares in APEV), will have effected a reorganization pursuant to which APEV will transfer all of its equity interests in its wholly-owned subsidiary T20 and other entities to us in accordance with the terms of the restructuring and Singapore law, (ii) PEC, a wholly-owned subsidiary of APEV, will have effected a reorganization pursuant to which PEC will transfer certain assets and all of its equity interests in Bougainville Energy Limited and Pawa Generation PNG Limited to us in accordance with the terms of the restructuring and PNG law, and (iii) we will be converted to a public company under the Singapore Companies Act, which transactions we collectively refer to as the Reorganization. In particular, T20 Holdings will acquire certain Specified Assets (as defined below) from APEV and PEC, each of which are described in more detail hereunder:

Asia Pacific Energy Ventures Pte. Ltd. (“APEV”) (Company Registration No.: 201425452Z) was incorporated and registered in Singapore on August 29, 2014. Prior to the Reorganization, APEV is the holding company which owns the shares in:

➢	T20;

41

➢	Twenty20 Power Pte. Ltd.;

➢	Pacific Residential Holdings Limited;

➢	T20 Group Limited; and

➢	T20 Generation Limited,

Each of which has already been or will be transferred to T20 Holdings as the new holding company for the purposes of listing.

Pacific Energy Consulting Limited (“PEC”) was incorporated and registered in PNG on August 29, 2018 and is wholly-owned by APEV. Prior to the Reorganization, PEC is the sole shareholder in Bougainville Energy Limited and Pawa Generation PNG Limited.

The corporate Reorganization will take place in several steps, all of which will be completed prior to the completion of this offering as follows:

o	APEV and PEC will transfer certain Specified Assets to T20 Holdings under an Asset Transfer Deed. The “Specified Assets” are described in more detail below:

(1)	APEV will transfer all shares in the following entities to T20 Holdings:

➢	Twenty20 Energy Systems Pte Ltd (“T20”) (Company Registration No.: 201425478K) was incorporated in Singapore on August 29, 2014. Prior to the Reorganization, T20 is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	Twenty20 Power Pte Ltd (Company Registration No.: 201927378G) was incorporated in Singapore on August 21, 2019. Prior to the Reorganization, Twenty20 Power Pte Ltd is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	Pacific Residential Holdings Limited was incorporated on August 29, 2018 and registered in PNG. Prior to the Reorganization, Pacific Residential Holdings Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	T20 Group Limited was incorporated on February 1, 2020 and registered in PNG, having changed its name from Pacific Energy Group Limited on December 22, 2021. Prior to the Reorganization, T20 Group Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	T20 Generation Limited was incorporated on August 7, 2020 and registered in PNG, having changed its name from Pacific Energy Generation Limited on December 22, 2021. Prior to the Reorganization, T20 Generation Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

(2)	PEC will transfer the following assets and novate the following contracts to T20 Holdings:

➢	Motor vehicles;

➢	Inventory;

➢	Long-term leases;

➢	Improvements on land;

➢	Intellectual technology assets and infrastructure;

➢	O&M contract with Dirio Power & Gas Company Limited for the Dirio Power Station project;

➢	Construction contract with Laitebo Hela Company Limited for the Hela Power Station project; and

➢	O&M contract with Laitebo Hela Company Limited for the Hela Power Station project.

PEC will also transfer all shares in the following entities to T20 Holdings:

➢	Bougainville Energy Limited was incorporated on July 25, 2020 and registered in PNG. Prior to the Reorganization, Bougainville Energy Limited is wholly-owned by PEC and will become wholly-owned by T20 Holdings following the Reorganization.

➢	Pawa Generation PNG Limited was incorporated on July 25, 2020 and registered in PNG. Pawa Generation PNG Limited is wholly-owned by PEC and will become wholly-owned by T20 Holdings following the Reorganization.

42

(3)	T20 Holdings will issue shares to the shareholders of APEV in consideration for the Specified Assets from APEV and PEC.

(4)	T20 Holdings has re-registered as a public limited company under the laws of Singapore and changed its name to T20 Holdings Ltd.

Investors in this offering will only acquire, and this prospectus describes only, ordinary shares of T20 Holdings Ltd.

Re-registration of T20 Holdings as a Public Limited Company and Change of Name to T20 Holdings Ltd.

T20 Holdings has re-registered as a public limited company and changed its name to T20 Holdings Ltd.

The graphics below represent a simplified summary of our organizational structure, excluding intermediate holding companies, immediately prior to and immediately after the Reorganization and prior to the completion of this offering.

Prior to the Completion of the Reorganization and the Offering

43

After the Completion of the Reorganization and the Offering

Following the Reorganization, the companies within the T20 Group will be as follows:

•	T20 Holdings;

•	T20;

•	Twenty20 Power Pte. Ltd.;

•	Pacific Residential Holdings Limited;

•	T20 Group Limited;

•	T20 Generation Limited;

•	Bougainville Energy Limited (currently wholly-owned with a plan to divest 40% to other project stakeholders); and

•	Pawa Generation PNG Limited (currently wholly-owned with a plan to divest 60% to other project stakeholders)

After the Reorganization, Pacific Commercial Holdings Limited and PEC will remain wholly-owned by APEV.

44

USE OF PROCEEDS

Because the number of shares we offer will vary based on the offering price such that we receive gross proceeds to us of not less than $10,000,000, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $6.2 million if the Underwriter does not exercise its over-allotment option, and $7.5 million if the Underwriter exercises its over-allotment option in full. We will not receive any of the proceeds from the sale of Ordinary Shares in this offering by the selling shareholder identified in this prospectus, Snowfields Wealth Management Limited which is wholly-owned by Geoffrey Allan Lawrence, Chief Executive Officer and a director of T20 Holdings.

We plan to use the net proceeds we receive from this offering to invest into new power generation projects, conduct product and project development, and for working capital and for other general corporate purposes:

•	Approximately $2 million for project acquisition costs for the Traunstein project, if acquired;

•	Approximately $4.1 million for project development costs and working capital to develop and execute for the Traunstein project; and

•	Approximately $0.1 million for general working capital and to develop additional projects.

45

Additionally, as a result of the consulting agreement described below under “Expenses Relating To This Offering”, we are issuing Fat Projects International Investments and Holdings Limited 175,000 ordinary shares upon the closing of the offering and will be required to pay Fat Ventures Pte. Ltd. a cash fee equal to 5% of the amount of capital raised in this offering, which amount is included in the expenses disclosed throughout this prospectus.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently anticipate that we will retain any future earnings for the operation and expansion of our business. Accordingly, we do not currently anticipate declaring or paying any cash dividends on our Ordinary Shares for the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on then existing conditions. We may, by ordinary resolution, declare dividends at a general meeting of shareholders, but we are restricted from paying dividends in excess of the amount recommended by our board of directors. Pursuant to Singapore law, no dividend may be paid except out of our profits.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022:

•	on an actual basis; and

•	on an as adjusted basis to reflect the issuance and sale of 2,000,000 ordinary shares by us in this offering at the assumed initial public offering price of $5.00 per share, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2022
	Actual(1)	As Adjusted (Over- allotment option not exercised)(2)
	$	$
Cash and cash equivalents	$603,104	$6,803,104
Shareholders’ Equity:
Ordinary Shares, no par value; 16,690,005 Ordinary Shares issued on an actual basis; 18,865,005 Ordinary Shares issued, as adjusted assuming the over-allotment option is not exercised, and 175,000 shares that vest upon completion of this offering	11,390,629	17,590,629
Additional paid-in capital	-	-
Statutory reserve	-	-
Retained earnings	-	-
Current Year Earnings	937,668	937,668
Foreign Exchange Reserve	(35,865)	(35,865)
Accumulated other comprehensive income	-	-
Total Shareholders’ Equity	12,292,433	18,492,433

46

(1)        Actual financials are prepared using a proforma basis to reflect the Reorganization; the business combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time consistent with the financial statements presented. This treatment is in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of T20 Holdings and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

(2)       Reflects the sale of the securities in this offering at an assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts, and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $6.2 million.

47

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share, would not impact any of additional paid-in capital, total shareholders’ equity or total capitalization, as the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus will be adjusted to ensure the capital raised remains the same.

An increase (decrease) of one million shares in the number of shares offered by us in this offering would increase (decrease) the as adjusted net tangible book value by $0.17 per share and decrease (increase) the dilution to investors participating in this offering by $0.17 per share, assuming the assumed public offering price of $5.00 per share, remains the same, and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

A decrease of one million shares in the number of shares offered by us in this offering would decrease the as adjusted net tangible book value by $0.19 per share and increase the dilution to investors participating in this offering by $0.19 per share, assuming the assumed public offering price of $5.00 per share, remains the same, and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently issued Ordinary Shares.

Our net tangible book value as of June 30, 2022, was $12.3 million, or $0.74 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to our sale of 2,000,000 Ordinary Shares offered in this offering based on the assumed initial public offering price of $5.00 per share, after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022, would have been $18,492,433, or $0.98 per issued Ordinary Share. This represents an immediate increase in net tangible book value of $0.25 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.02 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only. The sale of the Ordinary Shares by the selling shareholder will have no effect on dilution.

A $1.00 increase in the assumed public offering price of $5.00 per share would not impact our pro forma net tangible book value after giving effect to the offering as the number of shares issued would be adjusted in line with the price change, the pro forma net tangible book value per Ordinary Share after giving effect to this offering would increase by $0.02 and the dilution in pro forma net tangible book value per Ordinary Share to new investors in this offering would increase by $0.98 after deducting underwriting discounts and estimated offering expenses (assuming no exercise of the over-allotment option to purchase additional Ordinary Shares, and assuming no exercise of the Representative’s Warrants).

A $1.00 decrease in the assumed public offering price of $5.00 per share would not impact our pro forma net tangible book value after giving effect to the offering as the number of shares issued would be adjusted in line with the price change, the pro forma net tangible book value per Ordinary Share after giving effect to this offering would decrease by $0.03 and the dilution in pro forma net tangible book value per Ordinary Share to new investors in this offering would decrease by $0.97 after deducting underwriting discounts and estimated offering expenses (assuming no exercise of the over-allotment option to purchase additional Ordinary Shares, and assuming no exercise of the Representative’s Warrants).

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at pricing. We may also increase or decrease the number of Ordinary Shares we are offering. An increase of 1,000,000 Ordinary Shares in the number of Ordinary Shares offered by us would increase our as adjusted net tangible book value by approximately $4.4 million, or $0.17 per Ordinary Share and the dilution per Ordinary Share to investors purchasing Ordinary Shares in this offering would be $3.85 per Ordinary Share, assuming the assumed initial public offering price remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 Ordinary Shares in the number of Ordinary Shares offered by us would decrease our as adjusted net tangible book value by approximately $4.4 million, or $0.19 per Ordinary Share and the dilution per Ordinary Share to investors purchasing Ordinary Shares in this offering would be $4.21 per Ordinary Share, assuming the assumed initial public offering price remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will change based on the actual initial public offering price and other terms of this offering determined at pricing.

48

If the underwriters exercise their option in full to purchase an additional 486,619 Ordinary Shares and/or Representative’s Warrants in this offering, the as adjusted net tangible book value per Ordinary Share after this offering would be $1.05 per Ordinary Share, and the as adjusted dilution to new investors would be $3.95 per Ordinary Share, in each case assuming an initial public offering price of $5.00 per share, and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

The following table illustrates such dilution:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed initial public offering price per share	$5.00	$5.00
Net tangible book value per Ordinary Share as of June 30, 2022, before giving effect to this offering but including the 175,000 shares that vest upon completion of the offering	0.73	0.73
Increase in net tangible book value per Ordinary Share attributable to this offering	$0.25	0.30
As adjusted net tangible book value per Ordinary Share immediately after this offering	0.98	1.03
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$(4.02)	$(3.97)

Sales by the selling shareholder in this offering will cause the number of Ordinary Shares held by existing shareholders to be reduced to 16,227,505 shares, including 175,000 shares that vest upon completion of the offering, or 86.0% of the total number of our Ordinary Shares outstanding following the completion of this offering, and will increase the number of Ordinary Shares held by new investors to 2,637,500 shares, or 14.0% of the total number of our Ordinary Shares outstanding following the completion of this offering.

The following tables summarize, on a pro forma as adjusted basis as of June 30, 2022, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Ordinary Shares Purchased		Total Consideration		Average Price Per
Over-allotment option not exercised	Number	Percent	Amount	Percent	Ordinary Share
	($ in thousands)
Existing shareholders, including 175,000 shares that vest upon completion of the offering	16,227,505	86.0%	$10,960	45.4%	$0.68
New investors	2,637,500	14.0%	13,188	54.6%	5.00
Total	18,865,005	100.0%	$24,148	100.0%	$1.28

	Ordinary Shares Purchased		Total Consideration		Average Price Per
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Ordinary Share
	($ in thousands)
Existing shareholders, including 175,000 shares that vest upon completion of the offering	16,227,505	84.3%	$10,960	42.0%	$0.68
New investors	3,033,125	15.7%	15,166	58.0%	5.00
Total	19,260,630	100.0%	$26,126	100.0%	$1.36

The foregoing tables and calculations are based on Ordinary Shares outstanding and excludes:

•

up to 90,994 Ordinary Shares issuable upon exercise of the Representative’s Warrants issued in connection with this offering, which warrants will be exercisable for the period commencing six months from the closing date of this offering and expiring four and a half years from the closing date of the offering; and

•	up to 634,995 Ordinary Shares comprised of 109,995 shares issuable to an employee that conditionally vest over the next three years and 525,000 issuable to our counterparty on completion of the acquisition of the Traunstein project.

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

49

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Forward-Looking Statements.”

Overview

We develop, design, and build globally relevant power generation solutions, supporting our clients with the transition to cleaner energy and developing our own energy focused projects. We are trusted to solve complex energy transition challenges through ingenious, tailored solutions. We create new growth opportunities for our clients, partners, and employees in the communities where they live and work, while delivering increased shareholder value. We provide contracting (service and maintenance, plan operation, repair and upgrade and new installations), consulting (audits and compliance, design and engineering, procurement and project management) and construction (renovation and refurbishment, temporary support services, fit-outs and new building) services in the building services and power generation sectors.

We have historically concentrated operations in PNG and have seven years of operating experience delivering significant energy and construction focused projects, including a 45 MW gas-fired power station which delivers electricity for our client and the national utility (PNG Power Limited) to feed into the Port Moresby power grid, greatly reducing the utility’s reliance on diesel generation. We believe that our proprietary power generation technology, specifically our Power Island FSRP technology has widespread applicability to, and significant expansion opportunities for, both regional and global communities, especially in island and coastal regions, and is expected to be a key pillar of our sustainable energy transition focus. The engineering designs for this have all been reviewed and verified by an independent engineer and we are in the process of protecting the related intellectual property.

Our energy business has delivered aggregate revenues of $89 million and $16.7 million in net income over the last three fiscal years ended December 31, 2021. For the six months ended June 30, 2022, our energy business delivered $4.3 million of revenue and $0.9 million in net income. We have an established track record of successfully working with major clients, suppliers, and partners, such as the Bank of South Pacific, Exxon Mobil Corporation, Solar Turbines Incorporated, which is a wholly-owned subsidiary of Caterpillar Inc., Hitachi ABB Power Grids, and Emerson Electric Co., as well as state owned enterprises, sovereign wealth funds, and the PNG national utility. Accordingly, we have a strong local presence in PNG and believe that we are well positioned to capitalize on the increasing economic development, urbanization, and demand for electrification across PNG, the wider APAC region, and beyond.

We currently have a strong pipeline of multiyear, national PNG projects, which we expect will deliver significant continued earnings growth for our business. The time between contract award, notice to proceed, and completion varies by customer and project. As we secure projects, we build our backlog of unbilled revenue and as we execute on projects, we deplete our backlog of unbilled revenue. New and continuing projects from existing customers and business development efforts fuel the growth of our backlog. As of December 31, 2021, we had $258.7 million of backlog representing a 170% increase from our backlog of $95.7 million as of December 31, 2020 driven primarily by the signing of the design, supply, and construction contracts for a 66 MW gas-fired power plant using the local LNG supply in the PNG Hela region. We have been directed by the PNG government National Executive Council to hold discussions and negotiations for a PNG wide deployment of our Power Island FSRP technology, which would provide a floating LNG power generation solution, to deliver the additional capacity needed to meet electrification targets throughout PNG, including to support existing and new mining projects. Our backlog as of June 30, 2022 is $373.0 million, a 44% increase from December 31, 2021, driven by the signing of the O&M contracts for the Hela Project.

Beyond taking steps to solidify our strong local presence and position to take advantage of the increasing economic development, urbanization, and demand for electrification across PNG and the wider APAC region, we are also actively working to secure several opportunities that, if secured, are expected to expand our geographic footprint and diversify our industry presence. We are developing a geothermal energy project located in Germany and we are developing more renewable energy projects worldwide, with a solar project under discussion in Indonesia pursuant to a signed agreement to collaborate with PT SSP and submission of a proposal to interested parties in Australia concerning a mix of solar, wind, and hydrogen sources, both of which are planned under a build, own, and operate model with a planned twenty-year PPA.

50

We are focused on developing projects that support the energy transition to a cleaner, healthier future and improving electrification to regions that frequently do not have access to reliable energy sources. We recognize that the shift to green energy is a journey and that there is no single solution which fits every situation. Countries are naturally at different stages of development, both economically and infrastructure-wise, and there are a host of geographical and technical aspects to consider when assessing electrification solutions.

In much of the APAC region, there are numerous smaller islands and coastal communities that require electricity, but are unable to connect to larger, national grids, due either to topography or separation by waterways including rivers, seas, and oceans that does not readily permit the construction of transmission lines. In our experience, such locations typically do not require, and it is traditionally uneconomical to develop, large power plants that can run on natural gas or conventional renewable energy sources, such as solar and wind, which we have found require too much land to generate the necessary power, do not provide the reliability a base load needs, and require regular maintenance to remain operational. This has been the collective observation of our management team based on their experiences in the industry for countries such as PNG, Indonesia, Philippines, Vietnam, and Thailand, and is also likely to be applicable in other areas of the Pacific, the Caribbean, and even the United States. Our management team has also observed that many of these countries use subsidized oil or diesel fuels to provide localized generation which results in high costs, poor reliability and availability, and, perhaps more importantly, exposes local communities to environmental damage. We believe that our proprietary power generation technology, specifically our Power Island FSRP technology, discussed below under “Business – Our Technology and Projects Under Development – PAWA PNG Power Island Project,” would provide a cleaner, more stable source of power to these communities. Our preliminary internal assessment indicates that our proprietary Power Island FSRP facility could provide a 25% increase in fuel efficiency as compared to diesel reciprocating engine technology, based on the evaluation of our estimates of our Power Island FSRP solution’s proprietary design and combined cycle capabilities, and published data for combined cycle capabilities demonstrate that efficiency in comparison with the manufacturers published efficiency data for a comparable multi-fuel reciprocating diesel generator currently in use in PNG, which would further reduce harmful environmental emissions such as NOx. To the extent that hydrogen logistics infrastructure develops, this solution could provide a pathway to effective remote green energy generation, a roadmap for which could be compared to the development of electric vehicles and EV charging stations.

Developed nations also face similar challenges, especially where industrial applications are needed to be located well away from population centers and energy infrastructure, for example for mining operations in the Australian outback, well away from population centers in Australia. Based on the collective observation of our management team from their experiences in the industry, while LNG remains a viable option, this becomes a complex delivery operation over a long distance, requires long-term, locked-in contracts, and still has associated carbon impacts. The desire to further reduce the carbon footprint of operations, combined with the social and economic incentives to do so, is providing a significant driver for the energy mix to be reconsidered, including improving battery storage solutions and newer technologies such as hydrogen being utilized alongside renewable energy sources such as wind and solar. With recent global shocks from the COVID-19 pandemic’s impact on global shipping and associated supply shortages, and more recently the war in Ukraine, countries and industries are taking a renewed look at their energy security versus a reliance on foreign sourced fuels, which will have an increasing impact on the decision-making processes moving forward for energy generation solutions.

According to a March 16, 2022 article on the Word Economic Form (weforum.org), climate change initiatives and the desire to reduce carbon emissions have continued to gain momentum in recent years leading up to the United Nations Climate Change Conference COP26, propelling the change in the mix of fuel sources used in power generation toward cleaner and more sustainable energy sources, examples of which include recent agreements between the USA and China to stop new investments in Coal fired power plants, and a move away from coal power plants as observed by the World Economic Forum. According to Deloitte’s Industry Outlooks 2021: Power, Utilities & Renewables report, businesses, states, cities, and utilities continued to announce decarbonization plans in 2020, with many utilities and their customers announcing and accelerating plans to fully decarbonize over the next three decades. Growing demand for clean energy persists, with renewables reporting rising levels of usage and capacity as well as declining costs. Potential new governmental and policy initiatives, including from the United States rejoining the Paris Agreement, could drive even further growth in renewable energy infrastructure. According to a January 2021 report by BloombergNEF, global investment in low-carbon energy transition projects exceeded $501 billion in 2020, a 9% increase from 2019, with renewables totaling $304 billion of the total global 2020 investment, for which wind and solar were the primary drivers, and according to a January 2022 article by BloombergNEF, global investment in low-carbon energy transition projects reached a new record totaling $755 billion in 2021. We believe that cleaner technology implementation and construction opportunities exist in a wide variety of industries, including in the renewable energy industry, as governments and power companies explore ways to reduce their carbon footprint and fulfill increased energy demands, especially in the wake of the deterioration and abandonment of existing coal-fired power plants in certain regions that has been observed by our management team from their experiences in the industry. The low price and environmental advantage of cleaner burning natural gas is expected to continue to drive demand for gas-fired electrical generating plants, at least as a transitionary step to long-term targets, alongside conversions of diesel or coal-fired power plants to natural gas and an increasing role for renewables.

51

We have enjoyed significant growth since our founding. Over the past three fiscal years, we have experienced a CAGR of 63% on our backlog revenue. A majority of our large projects are either self or co-developed or are awarded through a selective tender process among preferred suppliers, contributing to our strong pipeline of projects. Additionally, given our previous and current projects, we believe that we are now well-positioned to develop long-term recurring revenue and net income based on long-term O&M contracts as well as taking ownership positions in the projects we develop.

Effects of the COVID-19 Pandemic and Global Economic and Political Events

The unprecedented and adverse effects of COVID-19 in the regions where we have clients, suppliers, and partners has had an adverse effect on our operations through supply chain and/or logical complications and may in the future have a material adverse effect on our liquidity and financial condition. However, we do not view the impact of COVID-19 as a material trend or uncertainty due to the fact that infection and mortality rates for COVID-19 are declining as vaccinations increase globally, many countries are removing or loosening travel restrictions / quarantine requirements and many countries are preparing for, or experiencing, employees returning to the office. We anticipate continuing uncertainty arising from global economic factors such as upward inflationary pressure leading to recession even as global supply and logistics gradually resolve bottlenecks and demand pressure that are attributable, in part, to the easing of the COVID-19 pandemic. The adverse impacts from COVID-19 must also be viewed in the context of significant geo-political events such as the war in Ukraine which has exacerbated difficulties in global supply and logistics and increased fuel costs.

As previously discussed, we expect continuing uncertainty arising from global upward inflationary pressure, which has escalated over the course of 2021 and 2022. The primary factors driving the inflationary pressures are a resurgence in demand which had been pent-up as a result of the COVID-19 pandemic, and increased energy and food prices largely due to the war in Ukraine. While interest rates are rising around the world in an effort to mitigate inflationary pressures, it is expected these inflationary pressures will continue to be a factor in global markets in the near term.

Such increased inflationary pressure may translate to pricing increases in raw materials and the manufactured goods which rely upon the raw materials as inputs. This could impact both the equipment supply and construction costs which impact upon our planned projects. Additionally, we could face increases in the cost of shipping, driven by higher demand and increased fuel costs, all of which could impact our business. We have experienced the impact of this with cost increases seen in our procurement activities up to 15% above the expected procurement costs which adversely impacts our operation which in turn impact upon our profitability.

However, we do mitigate for these eventualities through the use of contingencies in our planning and costing processes which to date have been sufficient to absorb these cost impacts without impacting upon expected project outcomes. The impact of any inflationary price increases is also limited to the time window between our final pricing of projects and our order placement and by ensuring that LNG fuel-gas used for power generation is a pass-through cost to the end customer. Thus, we believe that we can successfully manage the impact of these global economic and political events and that they will not have a material adverse effect on our business, our financial performance or our liquidity.

We believe that with the shocks from the COVID-19 pandemic’s impact on global shipping and associated supply shortages, and more recently the war in Ukraine, countries and industries are taking a renewed look at their energy security versus a reliance on foreign sourced fuels, which we expect will have an increasing impact on the decision-making processes moving forward for energy generation solutions and which we expect will provide us with a significant opportunity to fill these energy generation solution needs.

Effects of Climate Change

Legislation or regulations that may be adopted to address climate change could also affect the markets for our services and projects by making our services and projects more or less desirable than competing sourcing of energy. To the extent that our services and projects are competing with higher greenhouse gas emitting energy sourcing (for example, our floating LNG power generation solution versus the utilization of subsidized oil or diesel fuels to provide localized generation), our services and projects would become more desirable in the market with more stringent limitations on greenhouse gas emissions. To the extent that our services and projects are competing with lower greenhouse gas emitting energy sources such as solar and wind, certain of our services and projects (such as our floating LNG power generation solution) would become less desirable in the market with more stringent limitations on greenhouse gas emissions, though we are actively expanding into the renewable energy space. We cannot predict with any certainty at this time how these possibilities may affect our operations.

Additionally, increasing attention to climate change, increasing societal expectations on companies to address climate change, and increasing investor and societal expectations regarding voluntary ESG disclosures may cause us to devote future capital expenditures to improving our ESG credentials, though we cannot predict with any certainty at this time the materiality of any such future capital expenditures.

52

Moreover, the potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level rise, and other weather-related events, could affect our operations, infrastructure, and financial results. Operational impacts, such as the delay or cancellation of supply chain transportation, could result in loss of revenue. In addition, certain of our planned projects are in locations susceptible to the impacts of storm-related flooding and sea-level rise, which could result in costs and loss of revenue. There is a growing consensus today that climate change increases the frequency and severity of extreme weather events and, in recent years, the frequency of major weather events appears to have increased. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change, including increased costs for insurance coverage in the aftermath of such effects. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change with respect to our operations or the economies in our current or future market areas, but the increased frequency and severity of weather events could increase the negative impacts to economic conditions in these regions and result in a decline in the value or the destruction of our facilities and planned projects or affect our ability to utilize resources such as LNG in our proposed power generation solution. However, we have not experienced material physical effects of climate change on our operations and results to date, and, given that we are engaged in critical infrastructure projects, we intend to construct our power generating assets in accordance with prevailing standards in relation to structural integrity and environmental considerations.

Financial Operations Overview

The following discussion sets forth certain components of our statements of operations as well as factors that impact those items.

Our Revenue and Expenses

Revenues

We derive our revenues primarily from the design, supply, and construction of power generation equipment and facilities as well as associated operations and maintenance services to our clients who are mainly operators of power generation infrastructure. As a result, our revenues can vary substantially from period to period depending on the completion of projects and the start of new projects. Our O&M revenues provide a much more consistent recurring revenue stream with a mix of fixed, plus variable fees, based upon the level of output from the facility. While such revenues are currently a smaller proportion of our total revenues, these are expected to incrementally increase with each completed project moving into an O&M phase once built. As this trend continues over time it is expected to be complemented by an additional power generation revenue stream to provide a more stable revenue base.

In our combined financial statements, we report gross revenue, which represents total revenue billed to customers excluding taxes collected from customers.

We enter into contracts that contain two types of pricing characteristics:

Lump sum contracts, also referred to as fixed fee, typically require the performance of some, or all, of the obligations under the contract for a specified amount, subject to price adjustments only if the scope of the project changes or unforeseen requirements arise. Our fixed fee contracts generally include a specific scope of work and defined deliverables. These are usually large scale projects with complex, multi-year deliverables. Due to high value nature of the equipment being supplied, these contracts can result in very uneven revenue streams as the primary revenue recognition occurs when the equipment is delivered to the site. Due to the complex nature of the deliverable and the contingent liability on the equipment supply through the commissioning phase, a portion of this revenue is usually withheld until commissioning is complete to ensure it is matched with the full transfer of risk and reward; and

Variable performance contracts, which allow for a flexible performance level based upon the requirements of the end client, which may or may not be our direct client. These contracts typically have a fixed element, which provides for our base level of delivery of the services, and a variable performance element which reflects the costs of the variable delivery elements. The variable component can be for labor hours worked or hours of operation by machinery and is charged based upon actual utilization. For example, this can allow for electrical generation to be varied based upon the needs of the utility company managing the grid, which we deliver based under our operations contract with the independent power provider who is separately contracted to the grid for the power generation; or we can be contracted directly with the consumer of the electricity to manage their power generating assets. These contracts can be short-term or multi-year in duration, depending upon the need of the client. Under these types of contracts, there is no predetermined maximum fee, other than that set by the capacity of the station, and we generally experience low risk associated with cost overruns.

53

The majority of our assignments are lump sum in nature, representing approximately 74% and 90% of our revenue for the years ended December 31, 2021 and 2020, respectively. The proportion of our revenue which is lump sum in nature was 44% and 10% respectively for the six months ending June 30, 2022 and 2021, respectively. Recognizing revenue from lump sum assignments requires management estimates of both total contract value when there are contingent compensation elements of the fee arrangement and expected cost at completion. We closely monitor our progress to completion and adjust our estimates when necessary. We do not recognize revenue from work that is performed at risk with no documented customer commitment.

Expenses

Cost of Revenues. Cost of revenues includes costs directly attributable to the supply and construction of power generation infrastructure. These also include related costs such as logistics costs and specialist consultants to support design or commissioning.

Selling, General, and Administrative. Selling, general, and administrative expenses include all our administrative costs for operating our offices and facilities, depreciation of assets, and our sales and marketing costs.

Employee Compensation and Benefits. Employee compensation and benefits expenses include all salary and support costs for our staff, which will include healthcare, allowances, and meals where appropriate.

Consulting Fees. Consulting fees include costs of specialists and advisors to support the operations of the business, such as in the areas of finance, human resources, and legal.

Other Income (Expenses)

Other income (expenses) consists of other non-operating and non-core expenses.

Income Tax Expense

Income tax expense, current and deferred, includes estimated corporate tax expenses associated with our net income, as apportioned to the jurisdictions in which we operate. Estimates of our tax expense include both current and deferred tax expense along with all available tax incentives and credits.

Backlog

We measure the value of our undelivered gross revenue to calculate our backlog and predict future revenue. Backlog includes awarded, contracted and otherwise secured commitments. We report backlog quarterly as of the end of the last day of the reporting period. We use backlog to predict revenue growth and anticipate appropriate future staffing needs. Backlog definitions and methods of calculation vary within our industry. As such, backlog is not a reliable metric on which to evaluate us relative to our peers. Backlog neither derives from, nor connects to, any GAAP results.

Results of Operations

Six Months Ended June 30, 2022, compared with Six Months Ended June 30, 2021

This section includes a summary of our historical results of operations, followed by detailed comparisons of our results for the six months ended June 30, 2022 and 2021, respectively. We have derived this data from our unaudited consolidated financial statements included elsewhere in this prospectus.

54

	For six months ended June 30,
	2022	2021
Revenues, net	$4,318,268	$1,235,595
Cost of revenues	383,886	1,186,667
Gross profit	3,934,382	48,928

Operating expenses:
Selling, general, & administrative expenses	788,073	802,717
Employee compensation & benefits	1,598,057	1,828,899
Consulting fees	343,463	211,782
Total operating expenses	2,729,592	2,843,398

Income (loss) from operations	1,204,789	(2,794,470)

Other income (expenses)
Other income	1,839	23,369
Financing expenses	(48,394)	(44,749)

Total other income (expenses), net	(46,555)	(21,380)
Income before income taxes	1,158,234	(2,815,851)
Income tax benefit (expense)	220,566	(510,309)
Net income (loss)	$937,668	$(2,305,542)

Comprehensive income (expense)
Net income (loss)	$937,668	$(2,305,542)
Other comprehensive income (loss)
Foreign currency translation adjustment	(35,865)	87,316
Comprehensive income (loss)	$901,804	$(2,218,226)

Earnings (loss) per share*
Basic and diluted	$0.06	$(0.14)

*	The share amounts are presented on a retroactive basis.

Revenues

Revenues increased 249% to $4,318,268 for the six months ended June 30, 2022, from $1,235,595, from the six months ended June 30, 2021. The increase was principally driven by timing differences in revenue recognitions in the periods, with 2022 seeing an increase in the recurring revenues from the Dirio Power Station O&M agreement having moved into the operations phase, as well as a portion of the revenues for the next major project, Hela Power Station, also being recognized for the engineering and project development works being undertaken.

Cost of Revenues

Cost of revenues decreased 68% to $383,886 for the six months ended June 30, 2022, from $1,186,667, from the six months ended June 30, 2021. The decrease was driven primarily by the change in nature of the revenues, with the revenues being delivered by staff delivering services as opposed to their being direct cost of goods sold being attributed to these revenues.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses decreased 2%, to $788,073 for the six months ended June 30, 2022 from $802,717, for the six months ended December 31, 2021. The decrease was driven by small movements across all expense lines with no significant year on year movements in a particular expense line.

55

Employee Compensation and Benefits Expenses

Employee compensation and benefits expenses decreased, to $1,598,057 for the six months ended June 30, 2022 from $1,828,899 for the six months ended June 30, 2021, a reduction of $230,842 or 13%. The decrease was driven primarily by reduced staff base in line with adjusted operational requirements.

Consulting Fees

Consulting fees increased 62%, to $343,463 for the six months ended June 30, 2022 from $211,782, for the six months ended June 30, 2021. The increase was driven primarily by additional consulting costs supporting the efforts of the business in listing on the Nasdaq.

Income (loss) from Operations

Income from operations increased by $3,999,260 to $1,204,789 for the six months ended June 30, 2022 as compared to a loss from operations of $2,794,470 for the six months ended June 30, 2021. The increase in income from operations is the result of the increase in revenues and lower cost of goods sold as detailed above.

Other Income (Expenses)

Other Income

Other income decreased to $1,839 for the six months ended June 30 2022 from $23,369 for the six months ended June 30, 2021. The decrease was driven by minor adjustments in the business.

Financing Expenses

Financing expenses increased 8%, to $48,394 for the six months ended June 30, 2022, from $44,749 for the six months ended June 30, 2021. The increase was driven primarily by the additional loan for purchase of a residential property, partially offset by the ongoing reduction in outstanding balances and corresponding interest charge reductions.

Income Tax Expense

Income tax expense increased for the six months ended June 30, 2022 to $220,566 from a repayment position of $510,309, in line with the relative Net Income from Operations positions.

Other key performance metrics

Non-GAAP Financial Measures

We have included EBITDA and Adjusted EBITDA in this Report as supplements to GAAP measures of performance to provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. “EBITDA” represents net income before interest, taxes, depreciation and amortization.

"Adjusted EBITDA” represents the underlying EBITDA performance of the ongoing business, having adjusted for temporary, one-off factors which are impacting upon the short-term financial results of the business. We believe this metric provides a reliable indicator on the relative performance of the operation of the business.

56

EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments.

For example, although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than the T20 Group does, limiting its usefulness as a comparative measure. You should not consider EBITDA and Adjusted EBITDA in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP.

The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

EBITDA and Adjusted EBITDA

The following tables presents the calculation of EBITDA and the estimated Adjusted EBITDA of the business as of the dates indicated:

	For the six months ended
	June 30th,
	2022	2021
Net Income	937,668	(2,305,542)
Add Back (subtract):
Financing Expenses	48,394	44,749
Income Tax Expenses	220,566	(510,309)
Depreciation & Amortization	161,337	199,963
EBITDA	$1,367,966	$(2,571,139)
One off listing costs	545,286	-
Adjusted EBITDA	1,913,252	(2,571,139)

The Depreciation & Amortization figures in the above table include the Depreciation charges on the ROU Asset. This asset is a result of our adoption of the Lease Accounting Standard which creates both an asset and a liability on the balance sheet. The asset reflects the benefit of the lease and is depreciated over the length of the lease, while the liability represents the future payment obligations of the lease. The aim of this approach is to reflect a more transparent view of leases in the Financial Statements. Please see “Right of Use Lease Asset” in the Financial Statements for further details on this. As the ROU Asset treatment is a non-cash impact, these amounts are not included in the Depreciation figures included in the Statements of Cash Flows within the Financial Statements. This results in a difference in the reported Depreciation and Amortization figures between this reconciliation and the Depreciation and Amortization figures in the Statements of Cash Flows contained in the Financial Statements.”

One off listing costs represents the amount of cost which has been incurred as a result of this offering, which are non-recurring, irregular and one-time items that may distort EBITDA when comparing it to other periods. These costs include the building of a new company website to meet listing requirements, associated legal costs, financial advisory and other expenses related to the listing process.

Backlog

Estimated backlog represents the amount of revenue we expect to realize from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from O&M agreements which have variable operational ranges. The estimated backlog for work under O&M agreements is determined based on estimates of customer demand based on communications with our customers and their contractual minimums. Based on current expectations of our customers’ requirements, we expect to realize approximately 3% of our estimated June 30 2022, backlog in 2022 and 45% in 2023. The following table presents estimated backlog as of the dates indicated:

	36 Month Backlog	60 Month Backlog	Total Backlog
	As of June 30,
(000’s)	2022
Fully Contracted Backlog
Project	$172,999	172,999	172,999
O&M	22,586	41,904	200,025
Total Fully Contracted backlog	$195,585	214,903	373,024

57

As of June 30, 2022, 12% of our 36-month backlog is attributable to amounts under O&M agreements, pursuant to which our customers have variability in the operating level which impacts the contractually committed revenues above the minimum revenues defined for the fixed operations. These agreements can be cancelled on short or no advance notice in certain circumstances. Timing of revenue for construction and installation projects included in our backlog can be subject to change as a result of customer, regulatory, or other delays or cancellations, including from the potential adverse effects of the COVID-19 pandemic on economic activity, and/or other project-related factors. These changes could cause estimated revenue to be realized in periods later than originally expected, or not at all. We occasionally experience postponements, cancellations, and reductions in expected future work from O&M agreements and/or construction projects due to changes in our customers’ spending plans, market volatility, changes in governmental permitting, regulatory delays, and/or other factors. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

Year Ended December 31, 2021 compared with Year Ended December 31, 2020

This section includes a summary of our historical results of operations, followed by detailed comparisons of our results for the years ended December 31, 2021 and 2020, respectively. We have derived this data from our audited annual consolidated financial statements included elsewhere in this prospectus.

	For the years ended December 31,
	2021	2020
Revenues, net	$9,250,397	$34,623,956
Cost of revenues	1,116,385	19,602,243
Gross profit	8,134,012	15,021,713

Operating expenses:
Selling, general, & administrative expenses	1,270,365	1,924,663
Employee compensation & benefits	2,822,090	3,389,509
Consulting fees	467,467	456,891
Total operating expenses	4,559,922	5,771,064

Income from operations	3,574,090	9,250,649

Other income (expenses)
Other income	48,642	197,611
Financing expenses	(93,844)	(107,036)

Total other income (expenses), net	(45,203)	90,575
Income before income taxes	3,528,887	9,341,224
Income tax expense	609,602	2,172,992
Net income	$2,919,285	$7,168,232

Comprehensive income
Net income	$2,919,285	$7,168,232
Other comprehensive income (loss)
Foreign currency translation adjustment	(95,918)	72,230
Comprehensive income	$2,823,367	$7,240,463

Earnings per share*
Basic and diluted	$0.17	$0.43

*	The share amounts are presented on a retroactive basis.

58

Revenues

Revenues decreased to $9,250,397 for the year ended December 31, 2021 from $34,623,956, or 73%, for the year ended December 31, 2020. The decrease was principally driven by phasing between major projects with the completion of the Caution Bay, Central Province 45 MW gas-fired power station in 2020 and the delays in the next major project revenues commencing. The revenues in 2020 were predominantly related to the sale of equipment and materials as part of a lump sum contract for the equipment supply and construction of the Dirio Power Station. On completion, this moved into preservation mode under our Operations & Maintenance contract until the national utility was ready to accept power from the Dirio Power Station, which occurred in November 2021, after which our revenues increased due to moving into the operations phase. The commencement of the next project was delayed due to the impact of Covid-19 and its impact upon the client. The detailed planning of this project was commenced in 2021, whilst the full EPC contracts have been signed, the majority of these revenues are not expected to be delivered until 2023.

Cost of Revenues

Cost of revenues decreased to $1,116,385 for the year ended December 31, 2021 from $19,602,243, or 94%, for the year ended December 31, 2020. The decrease was driven primarily by the cost of revenues reducing in line with the Revenues and the lower costs during the planning and design stages of a project.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses decreased to $1,270,365 for the year ended December 31, 2021 from $1,924,663, or 34%, for the year ended December 31, 2020. The decrease was driven primarily by the reduced scale of operations in line with the revenues of the business. In particular, insurance costs declined by $189,247 or 48% due to the cessation of the specific contractors all risks insurance policy in place for the supply and construction of the Dirio Power Station in 2020. External legal costs also declined by $113,431 or 100% due to the reduction in external legal costs driven by the hiring of an internal legal counsel to help manage our cost base. The other key driver of the cost reduction was the decrease in travel and accommodation costs by $108,304 or 38%, due to reduced demand for travel to Papua New Guinea in 2021 compared to 2020 with the demands of the commissioning of the Dirio Power Station and the associated challenges of COVID-19 impacting on costs of travel and quarantine requirements.

Employee Compensation and Benefits Expenses

Employee compensation and benefits expenses decreased to $2,822,090 for the year ended December 31, 2021 from $3,389,509, or 17%, for the year ended December 31, 2020. The decrease was driven primarily by reduced staff base in line with operations in the year.

Consulting Fees

Consulting fees increased to $467,467 for the year ended December 31, 2021 from $456,891, or 2%, for the year ended December 31, 2020. The increase was driven primarily by small price variations year on year.

Income from Operations

Income from operations decreased by $5,676,559 or 61.1% to $3,574,090 for the year ended December 31, 2021, as compared to $9,250,649 for the year ended December 31, 2020. The decrease in income from operations is the result of the reduction in revenues detailed above.

Other Income (Expenses)

Other Income

Other income decreased to $48,624 for the year ended December 31, 2021 from $197,611, or 75%, for the year ended December 31, 2020. The decrease was driven primarily by the reduction in interest income on trade balances.

Financing Expenses

Financing expenses decreased to $93,844 for the year ended December 31, 2021 from $107,036, or 12%, for the year ended December 31, 2020. The decrease was driven primarily by the reduction in outstanding balances and corresponding interest charge reductions.

59

Income Tax Expense

Income tax expense decreased for the year ended December 31, 2021, to $609,602, from $2,172,992 for the year ended December 31, 2022, in line with the reduction in the Net Income from Operations.

Other key performance metrics

Non-GAAP Financial Measures

We have included EBITDA and Adjusted EBITDA in this Report as supplements to GAAP measures of performance to provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. “EBITDA” represents net income before interest, taxes, depreciation and amortization.

"Adjusted EBITDA” represents the underlying EBITDA performance of the ongoing business, having adjusted for temporary, one-off factors which are impacting upon the short-term financial results of the business. We believe this metric provides a reliable indicator on the relative performance of the operation of the business.

EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments.

For example, although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than the T20 Group does, limiting its usefulness as a comparative measure. You should not consider EBITDA and Adjusted EBITDA in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP.

The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.

EBITDA and Adjusted EBITDA

The following tables presents the calculation of EBITDA and the estimated Adjusted EBITDA of the business as of the dates indicated:

	For the years ended
	December 31,
	2021	2020
Net Income	$2,919,285	$7,168,232
Add Back:
Financing Expenses	93,844	107,036
Income Tax Expenses	609,602	2,172,992
Depreciation & Amortization	484,355	444,375
EBITDA	$4,107,087	$9,892,634
One off listing costs	-	-
Adjusted EBITDA	$4,107,087	$9,892,634

The Depreciation & Amortization figures in the above table include the Depreciation charges on the ROU Asset. This asset is a result of our adoption of the Lease Accounting Standard which creates both an asset and a liability on the balance sheet. The asset reflects the benefit of the lease and is depreciated over the length of the lease, while the liability represents the future payment obligations of the lease. The aim of this approach is to reflect a more transparent view of leases in the Financial Statements. Please see “Right of Use Lease Asset” in the Financial Statements for further details on this. As the ROU Asset treatment is a non-cash impact, these amounts are not included in the Depreciation figures included in the Statements of Cash Flows within the Financial Statements. This results in a difference in the reported Depreciation and Amortization figures between this reconciliation and the Depreciation and Amortization figures in the Statements of Cash Flows contained in the Financial Statements.”

One off listing costs represents the amount of cost which has been incurred as a result of this offering, which are non-recurring, irregular and one-time items that may distort EBITDA when comparing it to other periods. These costs include the building of a new company website to meet listing requirements, associated legal costs, financial advisory and other expenses related to the listing process.

60

Backlog

Estimated backlog represents the amount of revenue we expect to realize from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from O&M agreements which have variable operational ranges. Estimated backlog for work under O&M agreements is determined based on estimates of customer demand based on communications with our customers and their contractual minimums. The following table presents estimated backlog as of the dates indicated:

	36 Month Backlog		Total Backlog
	As of December 31,		As of December 31,
(000’s)	2021	2020	2021	2020
Fully Contracted Backlog
Project	$174,577	$9,998	$174,577	$9,998
O&M	13,398	10,448	84,148	85,664
Total Fully Contracted backlog	$187,975	$20,446	$258,725	$95,662

As of December 31, 2021, 7% of our 36 month backlog is attributable to amounts under O&M agreements, pursuant to which our customers have variability in the operating level which impacts the contractually committed revenues above the minimum revenues defined for the fixed operations. These agreements can be cancelled on short or no advance notice in certain circumstances. Timing of revenue for construction and installation projects included in our backlog can be subject to change as a result of customer, regulatory, or other delays or cancellations, including from the potential adverse effects of the COVID-19 pandemic on economic activity, and/or other project-related factors. These changes could cause estimated revenue to be realized in periods later than originally expected, or not at all. We occasionally experience postponements, cancellations, and reductions in expected future work from O&M agreements and/or construction projects due to changes in our customers’ spending plans, market volatility, changes in governmental permitting, regulatory delays, and/or other factors. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

Liquidity and Capital Resources

Our principal sources of liquidity are our cash and cash equivalents balances, cash flow from operations, borrowing capacity under our asset-based credit facility, lease financing and proceeds from stock sales. Our principal uses of cash are operating expenses, working capital requirements, capital expenditures and repayment of debt. On June 30, 2022, we maintained a $1.1 million revolving credit facility for the financing of asset acquisitions as well as an overdraft facility of $0.7 million with Bank of South Pacific, our primary lender. A material covenant which is typical with the revolving credit facility is that the assets purchased using the revolving credit facility act as security under the facility. A material covenant which is typical with overdraft facilities, is company guarantees from APEV, T20, Pacific Commercial Holdings Limited and Pacific Residential Holdings Limited and a personal guarantee from Geoffrey Allan Lawrence, are provided to secure the loan. These guarantees will be restructured to reflect the restructuring of the business in due course.

Pacific Residential Holdings Limited owns 5 residential apartments and has mortgage facilities with the Bank of South Pacific for each of the apartments. As of June 30, 2022, the total current outstanding loan balance was $1,329,436. Material covenants typical with the mortgage facility are that: (i) the apartments act as security under the mortgage; and (ii) corporate guarantees have been provided by Pacific Energy Consulting Limited, Pacific Commercial Holdings Limited and personal guarantees have been provided by Geoffrey Allan Lawrence and Iain John Deay, to secure the mortgage which guarantees are expected to be restructured to reflect the restructuring of the business in due course.

Our cash on hand increased by $479,023 at June 30, 2022, as compared to December 31, 2021, principally as a result of payments from our key customer and ongoing business activities. We regularly monitor our capital requirements and believe our sources of liquidity, including cash flow from operations, existing cash and borrowing availability under our credit facilities will be sufficient for our current operations. As we look to undertake the strategic initiatives which we have planned, additional debt facilities will need to be procured to support our wider operations and to fund our projected cash requirements in an effective way to maximize returns for our shareholders, which may not be available on favorable terms, if at all.

61

As reflected in the accompanying financial statements, during the six months ended June 30, 2022 and 2021, the Company generated net income of $937,668 and net loss of $2,305,542 and generated cash of $1,204,789 and used cash of $2,794,470, respectively, in operating activities.

Historically, the Company funded its operations through cash generated by operations and bank financing as required.

Since we derive our revenues principally from the demand for energy, a downturn in economic activity, such as that associated with the COVID-19 pandemic could lower demand due to reduced industrial activity and investment, and thus adversely impact our revenues. We may also face additional difficulty in raising capital during an economic downturn. However, we do not view the impact of COVID-19 as a material trend or uncertainty due to the fact that infection and mortality rates for COVID-19 are declining as vaccinations increase globally, many countries are removing or loosening travel restrictions / quarantine requirements and many countries are preparing for, or experiencing, employees returning to the office. We anticipate continuing uncertainty arising from global economic factors such as upward inflationary pressure leading to recession even as global supply and logistics gradually resolve bottlenecks and demand pressure that are attributable, in part, to the easing of the COVID-19 pandemic. The adverse impacts from COVID-19 must also be viewed in the context of significant geo-political events such as the war in Ukraine which has exacerbated difficulties in global supply and logistics and increased fuel costs.

Cash Flows

The following table presents a summary of cash flows from operating, investing, and financing activities for the following comparative periods.

	For six months ended June 30,
	2022	2021

Net cash provided by (used in) operating activities	$2,470,216	$(2,055,506)
Net cash provided by (used in) investing activities	$(5,837)	$(541,579)
Net cash provided by (used in) financing activities	$(1,583,973)	$2,363,359

Cash Flows from Operating Activities

Cash from operating activities increased by $4,525,722 to $2,470,216 for the six months ended June 30, 2022 as compared to $2,055,506 of cash used in operating activities for the six months ended June 30, 2021. The operating cash flow increases between the quarters was primarily driven by the net income movements discussed above.

Cash from operations for the six months ended June 30, 2022, includes $3,564,597 from payments reducing the accounts receivable balance. Deferred revenue increased by $2,127,546, but this was a result of the movement of the existing $2,172,290 client deposit into the deferred revenue classification so had minimal impact on the overall cash position. Operating activities that reduced cash from operations included a $312,905 reduction to accounts payable, $910,637 reduction in accrued revenue and $917,440 in deferred cost movement.

Cash from operations for the year ended December 31, 2020, includes $2,715,400 from accounts receivable movements, $1,143,264 on accrued revenue movements and $123,120 from deferred cost movements. Operating activities that reduced cash from operations included a $123,120 movement in deferred cost, a $109,202 reduction in accounts payable and a $585,970 movement in accrued expenses.

Cash Flows from Investing Activities

Net cash used in investing activities decreased by $535,741 for the six months ended June 30, 2022 to $5,837, from $541,579 for the six months ended June 30, 2021. This decrease was driven by no significant purchases being required to support the long-term activities of the group at the current time, given the existing investments made in new facilities and the timing of project stages. Use of cash for investing in the six months ended June 30, 2021, was primarily for the acquisition of a new office building and an additional residential apartment unit worth $210,811 and $349,875, respectively.

62

Cash Flows from Financing Activities

Net cash used in financing activities increase by $3,947,331 to $1,583,973 for the six months ended June 30, 2022 from $2,363,359 of cash provided by financing activities for the six months ended June 30, 2021. This increase was driven by the relevant movements in the related party loan financing during the relative six months ending June 30 2022 and the six months ending June 30 2021 in line with our cashflow requirements for our business operations.

The following table presents a summary of cash flows from operating, investing, and financing activities for the following comparative periods.

	For the years ended December 31,
	2021	2020

Net cash provided by (used in) operating activities	$255,158	$(2,900,758)
Net cash provided by (used in) investing activities	$(1,055,235)	$(164,820)
Net cash provided by financing activities	$984,937	$1,099,403

Cash Flows from Operating Activities

Net cash provided by operating activities increased by $3,155,916 for the year ended December 31, 2021 from the year ended December 31, 2020. This increase was principally driven by lower accounts payable and deferred revenue movements in 2021.

Cash from operating activities increased by $3,155,916 to $255,158 for the year ended December 31, 2021, as compared to cash used in operating activities of $2,900,758 for the year ended December 31, 2020. The operating cash flow increases year over year was independent of changes in net income and was instead due to the cashflow phasing of our major projects. In order to de-risk the projects and to minimize our cash flow pressures, the project terms require significant deposit payments which align the project terms with those of our suppliers. As such during the year ended December 31, 2020, we used cash in operations as much of the project cashflows had been realized already in earlier periods combined with delays in some client payments. During the year ended December 31, 2021, cashflow from operations was positive driven by new client deposits from being at the start of the new project phasing.

Cash from operations for the year ended December 31, 2021, includes $2,172,290 from client deposits, $339,076 of depreciation and amortization, $3,108,315 from accounts receivable movements and $680,191 of deferred revenue. Operating activities that reduced cash from operations included a $898,765 reduction to accounts payable, $5,150,417 reduction in accrued revenue and $1,082,589 in accrued expenses and other payables.

Cash from operations for the year ended December 31, 2020 includes $367,132 of depreciation and amortization, $12,617,988 from accounts receivable movements and $11,206,521 from deferred costs. Operating activities that reduced cash from operations included a $1,143,264 movement in accrued revenue, a $14,423,404 reduction in accounts payable and a $20,577,151 movement in deferred revenue. All changes between periods are as a result of the normal operation of the business as projects progress.

Cash Flows from Investing Activities

Net cash used in investing activities increased by $890,416 to $1,055,235 for the year ended December 31, 2021, compared to $164,820 from the year ended December 31, 2020. This increase was principally driven by additional purchases of office and residential property assets with $1,093,628 invested to support the long-term activities of the group. Use of cash for investing in the year ended December 31, 2020, was primarily for the acquisition of additional vehicles worth $129,472.

Cash Flows from Financing Activities

Net cash provided by financing activities decreased by $378,436 to $832,612 for the year ended December 31, 2021 from $1,211,048 for the year ended December 31, 2020. This decrease was principally driven by lower borrowing increases from the related party loan financing to $771,067 in 2021, from $1,308,192 in 2020, in line with our cashflow requirements for the business operations.

63

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. On an ongoing basis, we evaluate our estimates including those related to revenue recognition, goodwill and intangible assets, derivative financial instruments, and equity-based compensation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that we consider the most critical to understanding our financial condition and results of operations. The accounting policies we believe to be most critical to understanding our financial condition and results of operations are discussed below.

As of June 30, 2022, there has been one significant change to our critical accounting policies and estimates which is the inclusion of a non-GAAP EBITDA and Adjusted EBITDA measurement to exclude one-off items which are not part of the ongoing business of the T20 Group.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, that would have been established to facilitate off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in those types of relationships. In the ordinary course of our business, we may be required to provide parent company guarantees related to guaranteeing the performance of our subsidiary entities.

INDUSTRY

Industry Overview

We have historically operated in the power generation markets in the APAC region. However, our proprietary power generation technology, specifically our Power Island FSRP technology, which we believe has the ability to provide a floating LNG power generation solution, has widespread applicability to—and significant expansion opportunities for—both regional and global communities, especially in island and coastal regions. Our current and future focus is on cleaner technology energy solutions and carbon reducing technologies markets internationally.

Liquified Natural Gas Industry

Natural gas is in abundant supply globally and is the fastest growing fossil fuel, representing, according to the IEA, 23% of global primary energy demand and nearly 25% of electricity generation in 2021. Currently, however, in the experience of our management, we believe that much of the world’s natural gas reserves are not directly connected by pipeline to electricity producers and other end users. Moreover, certain countries, like PNG, have become net exporters of natural gas while their own national energy supplies remain limited.

An efficient way to facilitate the transportation of natural gas to its end users is by converting it to LNG, a process which involves treating natural gas to remove impurities and then chilling it to approximately negative 162 degrees Celsius, a process generally referred to as “liquefaction.” In LNG form, natural gas is typically transported in bulk by containers or tankers hauled by rail or truck or by marine vessels, such as LNG carriers. Once delivered to its end destination, LNG can be reconverted to natural gas through a process referred to as “regasification.” Natural gas is then carried by pipeline for distribution to power stations and other natural gas customers, including small scale distribution and industrial users. Despite the costs associated with liquefaction, transportation, and regasification, LNG provides end-users increased access to clean, efficient, and low-cost energy.

According to the U.S. Energy Information Administration, natural gas is significantly cleaner than other traditional fossil fuels such as coal or oil—producing substantially lower carbon dioxide emissions relative to coal, heavy fuel oil, diesel, and other fossil fuels with tangible benefits for air quality and greenhouse gas emissions. Being the cleanest burning fossil fuel, natural gas provides a number of environmental benefits compared to other fossil fuels, particularly in terms of air quality and greenhouse gas emissions.

64

Liquified Natural Gas Industry in the Asia Pacific Region

We have historically concentrated operations in PNG and have recently expanded our opportunities in this country. The discovery and development of gas fields from the late 1980’s onwards has allowed PNG to become a net exporter of LNG. Yet, PNG’s own national energy supply remains fractured and limited. Electrification in PNG is patchy, costly, and usually provided by stand-alone diesel generators, leading PNG’ s government to target 70% electrification by 2030. LNG is generally considered to be a cheap and abundant fuel source as compared to other fossil fuels, yet it is not harnessed for PNG domestic use. We believe that this presents a significant opportunity for the expansion of technologies in PNG which utilize LNG as a power generation solution for which we believe that our Power Island FSRP technology would be well suited.

The wider APAC region offers immediate expansion opportunities to extend the LNG supply routes and utilization of LNG to nearby Pacific communities, who all have similar generation challenges. Such comparable countries include the Philippines, Vietnam, and Thailand. Key cities can act as bulk hubs allowing for local generation and the integration of transmission networks across the island chains. Notably, according to the IEA’s 2020 Gas report, the APAC region is expected to increase its share of total LNG imports from 69% in 2019 to 77% by 2025.

Globally, we believe that any coastal or river-based communities can benefit from the utilization of our highly transportable Power Island FSRP technology as a cost-effective, scalable, cleaner technology energy solution.

Renewable Energy Industry

According to a BloombergNEF January 2022 article, global investments in renewable energy are continuing to increase, and, according to the IEA’s 2021 World Energy Investment report, renewables dominate investment in new power generation and are expected to account for 70% of 2021’s total of $530 billion spent on all new generation capacity. Among other things, demand from the corporate sector for clean electricity to meet sustainability targets has also played a role in the rise of investments in renewables. Clean energy companies have generally performed well on financial markets, with several renewable power companies outperforming both listed fossil fuel companies and public equity market indices in recent years, and with lower volatility.

The consequences of climate change, including intense droughts, water scarcity, severe fires, rising sea levels, flooding, melting polar ice, catastrophic storms and declining biodiversity, and the increasing societal awareness thereof have driven in large part the need for green energy solutions and carbon reducing technologies. While the increase in global energy consumption must be met, there is also a need for reduced pollution emerging from the energy sector. We expect societal awareness regarding the detrimental impact pollution has on the environment to continue to climb.

Current environmental issues have resulted in several political efforts to assume responsibility and provide solutions for a more sustainable future. These political efforts are a major contributing factor to the increased demand in renewable energy, an energy source generated from natural processes that are constantly replenished, including sunlight, geothermal heat, water, wind, tides, and various forms of biomass. For example, the Paris Agreement, which was agreed upon at the United Nation’s annual climate conference in 2015 and signed in 2016, provides that those countries party to such agreement will undertake to take specific measures to reduce emissions and slow down global warming. According to the United Nation’s Framework Convention on Climate Change (Convention), as of February 19, 2021, of the 197 parties to the Convention, 190 parties have ratified the Paris Agreement. Although, the United States, the second largest emitter of greenhouse gases after China, withdrew from the agreement in 2020, President Biden has signed an executive order to have the United States re-join the Paris Agreement which became official in February 2022. Furthermore, President Biden has pledged during his campaign that his administration will set a target of cutting the U.S. emissions to net zero “no later than 2050.”

BUSINESS

Overview

We develop, design, and build globally relevant power generation solutions, supporting our clients with the transition to cleaner energy and developing our own energy focused projects. We are trusted to solve complex energy transition challenges through ingenious, tailored solutions. We create new growth opportunities for our clients, partners, and employees in the communities where they live and work, while delivering increased shareholder value. We provide contracting (service and maintenance, plan operation, repair and upgrade and new installations), consulting (audits and compliance, design and engineering, procurement and project management) and construction (renovation and refurbishment, temporary support services, fit-outs and new building) services in the building services and power generation sectors.

65

We have historically concentrated operations in PNG and have seven years of operating experience delivering significant energy and construction focused projects, including a 45 MW gas-fired power station which delivers electricity for our client and the national utility (PNG Power Limited) to feed into the Port Moresby power grid, greatly reducing the utility’s reliance on diesel generation. We believe that our proprietary power generation technology, specifically our Power Island FSRP technology has widespread applicability to, and significant expansion opportunities for, both regional and global communities, especially in island and coastal regions, and is expected to be a key pillar of our sustainable energy transition focus. The engineering designs for this have all been reviewed and verified by an independent engineer and we are in the process of protecting the related intellectual property.

Our energy business has delivered aggregate revenues of $89 million and $16.7 million in net income over the last three fiscal years ended December 31, 2021. For the six months ending June 30, 2022, our energy business delivered $4.3 million in revenue and $0.9 million in net income. We have an established track record of successfully working with major clients, suppliers, and partners, such as the Bank of South Pacific, Exxon Mobil Corporation, Solar Turbines Incorporated, which is a wholly-owned subsidiary of Caterpillar Inc., Hitachi ABB Power Grids, and Emerson Electric Co., as well as state owned enterprises, sovereign wealth funds, and the PNG national utility. Accordingly, we have a strong local presence in PNG and believe that we are well positioned to capitalize on the increasing economic development, urbanization, and demand for electrification across PNG, the wider APAC region, and beyond.

We currently have a strong pipeline of multiyear, national PNG projects, which we expect will deliver significant continued earnings growth for our business. The time between contract award, notice to proceed, and completion varies by customer and project. As we secure projects, we build our backlog of unbilled revenue and as we execute on projects, we deplete our backlog of unbilled revenue. New and continuing projects from existing customers and business development efforts fuel the growth of our backlog. As of December 31, 2021, we had $258.7 million of backlog representing a 170% increase from our backlog of $95.7 million as of December 31, 2020 driven primarily by the signing of the design, supply, and construction contracts for a 66 MW gas-fired power plant using the local LNG supply in the PNG Hela region. We have been directed by the PNG government National Executive Council to hold discussions and negotiations for a PNG wide deployment of our Power Island FSRP technology, which would provide a floating LNG power generation solution, to deliver the additional capacity needed to meet electrification targets throughout PNG, including to support existing and new mining projects. Our backlog for the six months ending June 30, 2022 is $373.0 million, a 44% increase from December 31, 2021, driven by the signing of the O&M contracts for the Hela Project.

Beyond taking steps to solidify our strong local presence and position to take advantage of the increasing economic development, urbanization, and demand for electrification across PNG and the wider APAC region, we are also actively working to secure several opportunities that, if secured, are expected to expand our geographic footprint and diversify our industry presence. We are developing a geothermal energy project located in Germany and we are developing more renewable energy projects worldwide, with a solar project under discussion in Indonesia pursuant to a signed agreement to collaborate with PT SSP and submission of a proposal to interested parties in Australia concerning a mix of solar, wind, and hydrogen sources, both of which are planned under a build, own, and operate model with a planned twenty-year PPA.

We are focused on developing projects that support the energy transition to a cleaner, healthier future and improving electrification to regions that frequently do not have access to reliable energy sources. We recognize that the shift to green energy is a journey and that there is no single solution which fits every situation. Countries are naturally at different stages of development, both economically and infrastructure-wise, and there are a host of geographical and technical aspects to consider when assessing electrification solutions.

In much of the APAC region, there are numerous smaller islands and coastal communities that require electricity, but are unable to connect to larger, national grids, due either to topography or separation by waterways including rivers, seas, and oceans that does not readily permit the construction of transmission lines. In our experience, such locations typically do not require, and it is traditionally uneconomical to develop, large power plants that can run on natural gas or conventional renewable energy sources, such as solar and wind, which we have found require too much land to generate the necessary power, do not provide the reliability a base load needs, and require regular maintenance to remain operational. This has been the collective observation of our management team based on their experiences in the industry for countries such as PNG, Indonesia, Philippines, Vietnam, and Thailand, and is also likely to be applicable in other areas of the Pacific, the Caribbean, and even the United States. Our management team has also observed that many of these countries use subsidized oil or diesel fuels to provide localized generation which results in high costs, poor reliability and availability, and, perhaps more importantly, exposes local communities to environmental damage. We believe that our proprietary power generation technology, specifically our Power Island FSRP technology, discussed below under “Business – Our Technology and Projects Under Development – PAWA PNG Power Island Project,” would provide a cleaner, more stable source of power to these communities. Our preliminary internal assessment indicates that our proprietary Power Island FSRP facility could provide a 25% increase in fuel efficiency as compared to diesel reciprocating engine technology, based on the evaluation of our estimates of our Power Island FSRP solution’s proprietary design and combined cycle capabilities, and published data for combined cycle capabilities demonstrate that efficiency in comparison with the manufacturers published efficiency data for a comparable multi-fuel reciprocating diesel generator currently in use in PNG, which would further reduce harmful environmental emissions such as Nox. To the extent that hydrogen logistics infrastructure develops, this solution could provide a pathway to effective remote green energy generation, a roadmap for which could be compared to the development of electric vehicles and EV charging stations.

66

Developed nations also face similar challenges, especially where industrial applications are needed to be located well away from population centers and energy infrastructure, for example for mining operations in the Australian outback, well away from population centers in Australia. Based on the collective observation of our management team from their experiences in the industry, while LNG remains a viable option, this becomes a complex delivery operation over a long distance, requires long-term, locked-in contracts, and still has associated carbon impacts. The desire to further reduce the carbon footprint of operations, combined with the social and economic incentives to do so, is providing a significant driver for the energy mix to be reconsidered, including improving battery storage solutions and newer technologies such as hydrogen being utilized alongside renewable energy sources such as wind and solar. With recent global shocks from the COVID-19 pandemic’s impact on global shipping and associated supply shortages, and more recently the war in Ukraine, countries and industries are taking a renewed look at their energy security versus a reliance on foreign sourced fuels, which will have an increasing impact on the decision-making processes moving forward for energy generation solutions.

According to a March 16, 2022 article on the Word Economic Form (weforum.org), climate change initiatives and the desire to reduce carbon emissions have continued to gain momentum in recent years leading up to the United Nations Climate Change Conference COP26, propelling the change in the mix of fuel sources used in power generation toward cleaner and more sustainable energy sources, examples of which include recent agreements between the USA and China to stop new investments in Coal fired power plants, and a move away from coal power plants as observed by the World Economic Forum. According to Deloitte’s Industry Outlooks 2021: Power, Utilities & Renewables report, businesses, states, cities, and utilities continued to announce decarbonization plans in 2020, with many utilities and their customers announcing and accelerating plans to fully decarbonize over the next three decades. Growing demand for clean energy persists, with renewables reporting rising levels of usage and capacity as well as declining costs. Potential new governmental and policy initiatives, including from the United States rejoining the Paris Agreement, could drive even further growth in renewable energy infrastructure. According to a January 2021 report by BloombergNEF, global investment in low-carbon energy transition projects exceeded $501 billion in 2020, a 9% increase from 2019, with renewables totaling $304 billion of the total global 2020 investment, for which wind and solar were the primary drivers, and according to a January 2022 article by BloombergNEF, global investment in low-carbon energy transition projects reached a new record totaling $755 billion in 2021. We believe that cleaner technology implementation and construction opportunities exist in a wide variety of industries, including in the renewable energy industry, as governments and power companies explore ways to reduce their carbon footprint and fulfill increased energy demands, especially in the wake of the deterioration and abandonment of existing coal-fired power plants in certain regions that has been observed by our management team from their experiences in the industry. The low price and environmental advantage of cleaner burning natural gas is expected to continue to drive demand for gas-fired electrical generating plants, at least as a transitionary step to long-term targets, alongside conversions of diesel or coal-fired power plants to natural gas and an increasing role for renewables.

We have enjoyed significant growth since our founding. Over the past three fiscal years, we have experienced a CAGR of 63% on our backlog revenue. A majority of our large projects are either self or co-developed or are awarded through a selective tender process among preferred suppliers, contributing to our strong pipeline of projects. Additionally, given our previous and current projects, we believe that we are now well-positioned to develop long-term recurring revenue and net income based on long-term O&M contracts as well as taking ownership positions in the projects we develop.

Our Strengths

Delivering tailored power generation solutions in challenging conditions

The International Energy Agency (IEA), in its December 2020 Electricity Market Report, has forecast that developing and emerging economies will see demand growth outpace increases in renewables and nuclear supplies, leaving some room for coal and gas generation to expand in the immediate future. As developing countries continue to grow, their demand for energy to support urbanization and industrialization is ever increasing. It has been the collective observation of our management team based on their experiences in the industry that these developing nations where we have worked are striving to balance the need for affordable scalable power generation with a desire for greener generation solutions. Our business model strives to help our clients strike this balance.

67

We deeply understand and appreciate that there is no single power infrastructure solution that is suited to every location, and, accordingly, we know that there are multiple factors that must be considered. Implementing the correct technology mix in the appropriate location is crucial to deploying as reliable, cost-effective, and sustainable a solution as possible to meet a country’s/client’s energy needs. For example, the scalability and reliability of renewables can be a critical challenge that can push a developing country toward reliance on coal and diesel, which are less environmentally friendly, as has been the case in places such as Indonesia and the Philippines, based on the collective observation of our management team from their experiences in the industry in these countries.

We have broad experience and have established relationships with key suppliers across a range of generation technologies, allowing us to execute unique and/or advanced technologies in innovative combinations to deliver tailored and optimized solutions appropriate to a particular location. We believe that there is a wide range of opportunities to utilize our approach of developing and implementing tailored cleaner technology energy solutions combined with our experience of working in remote and very challenging environments to deliver solutions on a global basis.

Unique IP for coastal/island communities which delivers environmentally friendly, cost-effective energy

For sites with challenging geography and distributed populations across remote coastal communities, we believe that our Power Island FSRP technology will deliver a scalable, environmentally friendly, cost-effective solution to power generation for such communities leveraging LNG instead of the higher carbon emitting fuels that are currently being used (typically diesel or oil-fired generators) as has been observed by our management team based on their extensive experience in the industry in many developing countries. We believe that our Power Island FSRP technology is scalable, can provide hundreds of MWs of fuel-efficient power for dispersed communities and energy independence for developing nations.

We believe that there are significant opportunities to utilize our Power Island FSRP technology in similar coastal or island communities across the APAC region and beyond, including the Caribbean and Maldives.

Strong existing business with a pipeline of multiyear projects that are expected to deliver significant revenue growth

Our business is supported by long-term projects in which we are able to selectively participate by (i) ownership in, (ii) engineering, procurement, and construction (EPC) of, and (iii) operations and maintenance of such projects and contracts in the power generation sector. These projects and contracts not only provide EPC and O&M revenues, but also allow us to consider and selectively take an ownership stake therein to further support our long-term financial performance. We have already secured two key multiyear, national PNG generation projects in respect of the Dirio Power Station project and Hela Power Station project, with an additional project under active discussion, which we expect to deliver significant continued earnings growth for our business. We expect to enter into significant partnerships with key players outside of PNG in the future, which we anticipate will expand our geographic footprint and power generation solutions for a broader range of industries, diversifying our revenue streams in terms of markets served.

Established network of key project partner and supplier relationships to support project procurement and execution

We have an established track record of successfully working with a diversified network of major partners and suppliers, which have been successfully operating for decades and which have a strong global presence. These key relationships have boosted our exposure to significant projects in the APAC area. For example, we have been awarded certain projects through a selective tender process among preferred suppliers, evidencing our strength as a partner and a service provider worthy of referral. Additionally, if any of our suppliers should become unavailable to us for any reason, because of our diversified network, we believe that there are a number of other suppliers that we believe can be contracted with expeditiously to supply the products or services that we need, ensuring successful project execution.

Highly experienced management team with significant technical and strategic know-how of power generation, driving business growth, successful public listings, and operating in emerging markets

We have a highly experienced senior management team, which combines global experience with a deep connection to the APAC region and boasts a profound understanding of local resources, needs, key players, and values. Our executive officers include the following:

68

Geoffrey Allan Lawrence – Our Chief Executive Officer, Geoffrey Allan Lawrence, has served as the CEO of APEV since its founding eight years ago and has overseen the growth of the group to date. Mr. Lawrence has joined T20 to continue to lead the energy focused business, he has developed an excellent network across PNG, and he has a strong set of high-level negotiation and account development skills, which have led to the establishment of crucial long-term relationships with major clients, suppliers, and partners upon which T20 has been built. He is also a board member of Kainantu Resources Limited, an Asia Pacific focused gold mining company which listed on the TSX in late 2020. Mr. Lawrence began his career in corporate sales, working with global industry leading organizations including Fuji Xerox, Ricoh, and Toshiba, before moving into supply chain solutions and logistics with UPS, where he was responsible for establishing, implementing, and streamlining complex logistics solutions for major corporations.

James Herbert Schnieders – Our President, James Herbert Schnieders, brings over 30 years of experience in international energy projects (especially in Asia) to direct our management team to deliver the long-term goals for our organization in alignment with the strategies and business objectives set out by our CEO and board of directors. Prior to joining T20, Mr. Schnieders held multiple senior executive roles with global infrastructure provider Black & Veatch. In his most recent role, as executive vice president and managing director for the floating oil and gas solutions unit at Black & Veatch, Mr. Schnieders oversaw all floating LNG projects as well as hydrogen and biofuel emerging markets. Previously, he served in multiple power generation, EPC focused leadership positions including as the Indonesia country manager for all Black & Veatch business lines’ operations and project execution in such country.

Iain John Deay – Our Chief Strategy and Development Officer and Chief Financial Officer, Iain John Deay, has over 20 years of experience across varied senior corporate finance, mergers and acquisitions, and commercial roles in both the United Kingdom and the APAC region. Immediately prior to joining T20, Mr. Deay was working as a strategic consultant to a range of clients in Singapore and Southeast Asia. Previously, he held a number of financial roles and then served as the business development director for Asia Pacific at a large multinational corporation with region-wide responsibilities across financial and commercial areas of the business as well as and supporting merger and acquisition activity. Mr. Deay is a qualified chartered accountant (fellow of Institute of Chartered Accountants in England and Wales) and holds a master’s degrees in engineering, economics, and management from Oxford University.

Greggory T. Bahora – Our Chief Operating Officer, Greggory T. Bahora, has over 30 years’ hands-on experience in international power projects, construction, commissioning, and operations, and is responsible for managing T20’s business operations and performance including implementing strategies and optimizing our organization’s operational capabilities to deliver consistently outstanding results. Prior to joining T20, Mr. Bahora was vice president and director of power services for Black & Veatch, overseeing projects and employees across Asia. He brings more than three decades of experience in conventional and renewable power generation, water resources and floating LNG on multiple and concurrent projects across greater Asia. Mr. Bahora received a Bachelor of Science in mechanical engineering from Missouri University of Science and Technology, formerly known as University of Missouri—Rolla.

Nathan P. Daly – Our ESG Director and Company Secretary, Nathan Daly, is a co-founder and executive committee member of T20. He is responsible for management and leadership of the T20’s back-office functions, including human resources, information and communications technology, administration, and facilities, ensuring internal service delivery that enables and enhances departmental performance. Prior to co-founding T20, Mr. Daly co-founded several business ventures including a multi-disciplinary supplier of building and construction solutions, where he was the general manager and coordinated multiple stakeholders to successfully deliver major fit-out works for clients in the education and mining sectors. He has also played a leading role developing a consumer goods business from a basic concept to full-scale operation with national distribution and major accounts. Early in his career, Mr. Daly held business development and account management roles with NEC and Ricoh, while completing a Bachelor of Business majoring in management and human resources where he graduated with awards for academic excellence.

Peter L. Chiang – Our Commercial and Compliance Director, Peter Chiang, is responsible for leading T20 Holdings’ commercial, legal, and corporate governance matters, as well as assisting with the Company’s listing on the Nasdaq Capital Market. Prior to joining T20, Mr. Chiang held the role of associate vice president and commercial director for the Black & Veatch Power and Oil & Gas businesses in Asia, and was primarily responsible for negotiating and closing contracts as part of proposals and resolving all project commercial issues including claims administration and management, having initially joined as senior counsel for all Black & Veatch business in Asia including the Water and Management Consulting businesses. Prior to Black & Veatch, Mr. Chiang held positions as the sole in-house counsel for MWH (Montgomery Watson Harza, now a part of Stantec) in Asia and the sole in-house counsel and company secretary for a listed company on the Australian Stock Exchange. Mr. Chiang brings more than two decades of experience in negotiating, closing and handling commercial, legal and corporate governance issues for engineering and construction companies across greater Asia.

69

Our management team has demonstrated the ability to realize our mission and rapidly build up the business to continue fulfilling our purpose.

Our Strategy

Our strategy is focused on building long-term revenues through the provision of multi-year O&M services and investing in project development to receive long-term equity returns. We intend to further integrate our EPC delivery capabilities with our O&M services to ensure the effectiveness of our investments and to provide a full-suite offering to attract and retain clients and procure major projects. We will continue to operate in the PNG market as well as expand into new regional and international markets with a continued focus on developing and implementing environmentally friendly, cost-effective power generation solutions. We intend to aggressively grow our business through the following strategies:

Delivering environmentally conscious, technology agnostic power EPC solutions

A company’s commitments and policies around decarbonization and net zero targets, and broader sustainability efforts are gaining increasing focus with both consumers and investors, with environmental, social, and governance reporting gaining increased visibility and regulation. Accordingly, this scrutiny of a company’s carbon footprint across all areas of operations is having an ever-increasing real economic impact on an organization’s finances; both in terms of revenues and in the availability and cost of financing. This is significantly increasing the focus on carbon involved in power generation and industrial processes, and the economic impact of this is improving the viability of green technology adoption. The appropriate solution for any particular client depends upon a variety of factors and a focus upon a single technology would, based on the collective observation of our management team from their experiences in the industry in many countries, likely result in sub-optimal results in most cases, so we select the right solution for the circumstance, drawing on the full breadth of our supplier networks to deliver the most effective technologies and services for our clients.

Deploying our Power Island FSRP technology

We believe that our Power Island FSRP technology is a scalable and adjustable solution for delivering environmentally friendly, cost-effective energy, which can be adapted to meet various geographical and distribution challenges and changing demands. We are actively discussing the first rollout opportunity to deploy this technology in PNG and allow such technology to demonstrate that it can satisfy our expectations and greatly improve the ability of developing and emerging nations to be energy independent. We believe that there are a large number of similar locations around the globe where this technology could be implemented to provide a significant step forward over existing diesel generation solutions or where no access to electricity exists at all.

Further strengthening our power generation technology

We have a strong track record of developing and implementing innovative power generation solutions. Moving forward, we intend to focus on further strengthening our technological capabilities, specifically by critically analyzing the results of our technology deployments, broadening the applicability of our technology to other types of geographies and/or energy sectors, enhancing our partnership and collaborative opportunities, continuing to attract and retain key talent, and investing more in research, design, development, and testing activities to ensure that we stay at the forefront of technological development.

In the short term this will include exploring and developing hydrogen technologies, which our management team believes will be a significant disruptor to the energy sector in the coming decade. Once our ordinary shares are listed on the Nasdaq Capital Market, we believe our position will provide the opportunity to pursue targeted acquisitions to help expand our in-house technological capabilities and solutions.

Developing and refining a niche targeting of projects

Based on the collective experience of our management team based on their involvement in the industry in many countries, a large number of projects in the range of 20 MW to 80 MW, and some even larger, offer attractive returns for a lean and efficient organization without the overhead of a large, global multi-national entity in the power generation EPC space. In this niche, we operate with less competition allowing our core strengths to come to the forefront, delivering significant benefits to our clients and local populations.

70

Expanding into new regional and global markets

The local APAC region offers immediate expansion opportunities, beyond PNG, to implement our technology in countries facing similar generation challenges. Additionally, Southeast Asia is one of the few regions of the world where coal-fired generation has been expanding as the desire for cheap electricity has outweighed environmental concerns, with close to 20 gigawatts of new coal-fired generating capacity under construction, mostly in Indonesia, Vietnam, and the Philippines. Significantly more capacity is at the pre-construction stage, but some plans are being reconsidered and greater emphasis is being placed on natural gas as well as the expansion of renewables.

As an archipelago, Indonesia has not yet achieved 100% electrification, which is mainly due to the difficulty in electrifying remote islands. Those electrified to date primarily rely on diesel generation units, although the Indonesian government-owned utility Perusahaan Listrik Negara, which has a monopoly on electricity distribution in the country, is looking to convert to the use of natural gas. Indonesian government policy aims to increase the role of renewables in the power mix, increasing their share of primary energy supply from 9.15% in 2019 to 23% in 2025 and 31% in 2050 (according to the IEA).

We expect significant global expansion based upon our Power Island FSRP technology, the engineering designs for which have already been independently verified, is proven and deployed. We are actively discussing the opportunity to verify our technology in PNG, and perhaps soon also in Indonesia through our partnership development efforts there. We believe that, globally, any coastal or river-based community could benefit from our Power Island FSRP technology as a cost-effective, scalable power generation solution.

Our Technology and Projects Under Development

Our Power Island FSRP solution, built on our proprietary technology, provides an innovative energy solution to island nations, and other remote, coastal areas. The Power Island consists of fuel barges, power barges, and floating piers, and can be tailored to meet differing energy requirements. T20’s intellectual property includes its plant and auxiliary configuration, which combines generation, fuel storage and bunkering, and transport. The design requires minimal impact on land use and is ultimately mobile to accommodate near term and future expansion needs.

We believe that the Power Island approach meets the needs of developing countries, which face increased demands for energy to support urbanization and industrialization. The solution also balances the need for affordable scalable power generation with a desire for greener generation solutions. T20 anticipates that in many instances, its Power Island solution, which uses LNG, will replace coal and diesel, which are less environmentally friendly and has the potential for long term conversion to utilize green hydrogen as a fuel source.

PNG will serve as a proof-of-concept for similar coastal or island communities across the APAC region and around the world. In PNG and elsewhere, the Power Island will provide decades of clean, reliable electricity, and support national efforts to achieve national energy security and independence.

71

This graphic depicting our Power Island FSRP solution represents a prototype, which is not currently in commercial operation.

The map shows the proposed locations and installed capacity of the Power Island power barges which were the basis of the project proposal which was presented to the National Executive Council of PNG. These were produced in conjunction with PNG Power Ltd, based upon their existing consumption data and their conservative expected growth rates of the locations. The requested PPA is for 183 MW of power which is based on current consumption levels and therefore allows for demand increases over time, giving Power PNG Limited and PNG the opportunity to have reliable power to support future growth without any investment required today.

PAWA PNG Power Island Project

The discovery and development of gas fields from the late 1980’s onwards has allowed PNG to become a net exporter of LNG. Yet, PNG’s own national energy supply remains fractured and limited. Urbanization and large integrated resource projects have driven the emergence of increased economic activity and fostered demand for reliable domestic and commercial infrastructure and cost-effective energy across the country. Even though LNG is a cheap, abundant, and relatively environmentally friendly—especially as compared to traditional diesel generation—fuel source, it is not being effectively harnessed for PNG domestic use. We sought to develop and implement technology that would help to alleviate this issue and provide PNG with efficient power generation infrastructure, despite its challenging geography and distributed populations across its remote coastal communities.

This technology has been approved by the PNG National Executive Council for rollout across PNG utilizing Pawa Generation PNG Limited, which will be subsequently shared with other project participants, subject to final contract and financial close. It is intended that PAWA Generation PNG Limited will be a joint venture among Dirio Gas & Power Company Limited—for which we have previously completed work—the PNG government and us, with our having a 40% share of the joint venture for a $120 million equity investment. We are currently discussing with PNG Power Limited and the recently established National Energy authority of PNG for the finalization of the PPA which would support the rollout of the Power Island in PNG. This would allow the project to move towards the funding phase, which will be needed to cover the total project cost of approximately USD $950 million. Assuming the PPA is finalized and funding is achieved, it is planned that there would be a phased rollout over a 4.5-year period to deliver the planned infrastructure, with the first generation expected to go live in the third year of the project.

72

Each “Power Island” is made up of three components:

1.	A floating pier, which remains stationary and provides the umbilical for the transmission of power, LNG, and boil-off gas;

2.	A power barge, which remains stationary and is where the power generation takes place. It contains all regasification and power generation equipment that produce power from both the gas turbine and the gas turbine’s waste energy, improving fuel efficiency over diesel reciprocating engine technology; and

3.	A fuel barge, which is transported by an articulated tugboat and delivers a 30-day supply of LNG fuel for power generation.

We believe that a facility based on our Power Island FSRP technology could provide a 25% increase in fuel efficiency as compared to diesel reciprocating engine technology, based on the evaluation of our estimates of our Power Island FSRP solution’s proprietary design and combined cycle capabilities, and published data for combined cycle capabilities demonstrate that efficiency in comparison with the manufacturers published efficiency data for a comparable multi-fuel reciprocating diesel generator currently in use in PNG, further reducing Nox emissions per MW. Additionally, we expect the following benefits from and/or related to the deployment of our Power Island FSRP technology:

•	Power benefits:

o	283 MW of supply focused on remote coastal communities

o	Reduced maintenance and higher availability and reliability than reciprocating diesel or gas engine technologies

o	Reduced requirements for consumables and large volumes of waste oil at remote sites

o	Significantly reduced electrical power generation costs

o	An alternative to long transmission lines through rugged terrain

o	Significantly reduced transmission network losses

•	LNG benefits:

o	Distribution and retention of the value of natural resources within PNG

o	Consistent fuel quality

o	Reduced fuel logistic costs

o	Resiliency with 100% built-in redundancy for fuel supply and regassification

o	Elimination of fuel siphoning

o	Greater fuel security

•	Environmental benefits:

o	Reduction of Nox emissions as compared to coal-fired or oil-fired power generation

o	Minimization of impact on marine environment as barge facilities do not need to be built at site and there would be reduced waste water as compared to coal-fired or oil-fired power generation

o	Low impact to ocean floor and coral life

o	No possibility of oil or fuel spillage into the surrounding marine environment

73

•	PNG/community benefits:

o	Development of shipbuilding capabilities in the country

o	Creation of a skilled workforce via utilization and training of local PNG manpower for power barge assembly and operations

o	Elimination of land ownership/landowner issues, given the offshore nature

o	Significantly reduced PNG Power Ltd monthly operating costs due to reductions of almost 50% from reductions in fuel and operations costs

o	Improved maintenance and flexible infrastructure will provide greater reliability and reduced time for restoring power outages

Overall, as part of the PAWA PNG Power Island Project, we intend that our proprietary Power Island FSRP technology will be used to bring a cheaper and more reliable electricity supply to twelve strategic locations across PNG. We expect to have an EPC contract worth $950 million over a five-year term from PAWA Generation PNG Limited to deliver the power barge infrastructure in a phased manner, the construction and maintenance hub would be built first, followed by the installation of primary distribution hubs and then the additional barge branches would be implemented as subsequent phases. It also expected that there would be long-term O&M revenues from the operation and maintenance of the power barge infrastructure to deliver power at each of the locations.

We expect significant global expansion based on our Power Island FSRP technology, the engineering designs for which have already been independently verified, is proven and deployed. We believe that the Power Island FSRP is a scalable and adjustable solution, which can be adapted to meet various geographical and distribution challenges and changing demands.

Dirio Power Station and Hela Power Station Projects

We signed contracts for EPC of the Dirio Power Station in December 2018. Construction was substantially completed in November 2020, prior to availability of transmission lines being provided by the PNG State Utility, with connection to the grid occurring in November 2021. In March 2020, we signed long term contracts to provide operations and maintenance of the Dirio Power Station for 20 years.

We have also been hired to construct a 66-MW gas-fired power plant using the local LNG supply in the PNG Hela region—as fed from the Exxon Mobil Hides Gas Conditioning Plant. Dirio Gas & Power Company Limited signed the PPA for this project with Power PNG Limited in 2021 and appointed T20 as the EPC contractor for the project. The EPC Contracts were signed in December 2021 and the O&M Contracts were signed in March 2022.

The Hela Power Station project is currently having independent due diligence performed by a globally recognized engineering consultancy firm as part of the project debt financing process being run by KPMG. This project utilizes the same generation technology and equipment as has been deployed on the operational Dirio Power Station, however the Hela Power Station utilizes four turbines rather than three, due to the long term expected demand and associated turbine performance at the site elevation.

The due diligence for the financiers is ongoing, with the preferred financing partner(s) expected to be signed in Q1 2023, and project commencement to occur thereafter; provided the timing and project may change due to many factors, including the state of the global economy. The current primary activity is the equipment and material procurement, with early focus on the identified key long lead items. Discussions with all key suppliers are already well advanced through the initial project development stages which will help minimize procurement timelines and help mitigate global logistics challenges. The main site construction works are currently planned to commence in shortly after selecting the preferred financing partner(s).

As a result of planned construction of the Hela Power Station project, we expect to generate revenues of $166 million over 2022-2024. The significant majority of construction and supply revenues are expected to occur in 2023, with construction revenues recognized as the project progresses and the equipment and material supply revenues are recognized based upon deliveries to Papua New Guinea, in accordance with our revenue recognition principles.

74

The exact schedule for the project will be finalized at the point the orders are placed with suppliers as this will lock in production and delivery schedules for us, which will depend upon the suppliers’ prevailing order book at the time and can only be estimated at this juncture. Delays due to abnormal delivery windows, and / or impacts to logistics schedules as seen during the COVID-19 pandemic are the primary risk to the project schedule and revenue recognition, however this remains a timing risk as opposed to an absolute recognition risk. We are already seeing and continue to expect a gradual reduction in the adverse impacts of COVID-19 on global supply chains which will ease some of these pressures.

We will also have an option to invest for up to a 20% stake, at cost. Beyond the planned connection to the Ramu grid, the state utility grid which runs from Lae (PNG’s second largest city) up through the highlands of PNG, there is the potential for the project generation capacity to be expanded to support additional industrial project demand in the region via direct transmission line connection. This additional opportunity for expansions is not considered as part of the financial modelling at this stage and thus would provide additional upside.

Traunstein Geothermal Energy Project

We are also working with Petra Energy Group to acquire the Traunstein Geothermal Energy Project located in Germany. More specifically, this project is positioned eighty kilometers southeast of Munich, in the Molasse Basin, close to an already operating geothermal plant in Traunreut. This is a proven area for geothermal energy; the 3D seismic data and the experience in the region support the expected prolific outcomes of the project.

There are two targets within the Northern Fault Structure which require exploratory drilling. These sites have already been secured and the project is ready to progress with permitting and then drilling to support the opportunity, which funds we plan to obtain through this offering.

The Traunstein Geothermal Energy Project is expected to be acquired for €5.2 million EUR ($6.4 million USD) and would require a further €88 million EUR of equity funding to undertake the drilling exploration works. The power station would then be constructed once feasibility is proven.

An early equity capital return is expected to be made possible via debt refinancing once the energy plant is operating successfully. An additional upside would be made available through the sale of heat as well as energy.

There are several additional positive factors for the project which are not considered as part of the base modeling. A key benefit of the project is the ability to provide district heating for the local community. We anticipate that this would only require an additional heat exchanger at the site, with the local authorities responsible for the heat distribution and piping, and could then provide an additional revenue stream with minimal ongoing expense. As a result of the engagement with the local community, T20 is also looking at the opportunity to expand the project to include additional renewable energy from solar and bio-fuel sources, which would provide additional energy output and offer further local community benefits. Additionally, due to the current energy challenges facing Germany, the government is expected to introduce a range of measures to support the sector including capital expenditure reimbursement and insurance backing for project de-risking, which may in turn benefit the planned Traunstein Geothermal Energy Project.

75

SSP Partnership in Indonesia

We have a memorandum of understanding with PT Satyamitra Surya Perkasa (SSP), a proven EPC company in Indonesia, to explore partnership opportunities in Indonesia. These opportunities include our support for projects, especially in the West Papua region, as well as the potential to deploy our Power Island FSRP technology in Indonesia.

The SSP Partnership in Indonesia is expected to provide a pipeline of additional projects to us, on which our PNG experience and existing partnerships with our affiliate, PEC, would be advantageous from a local delivery perspective. SSP has established a strong presence in Indonesia and is recognized as one of the leading Indonesian construction companies with extensive international client experience. Moreover, Indonesia is an ideal candidate for our Power Island FSRP technology, with its multiple island and coastal communities and desire to move away from coal-fired generation to more environmentally friendly solutions.

The first joint project is planned to be a solar energy project in Indonesia.

Bougainville Energy Limited Project

Bougainville is an autonomous region of PNG in the South Pacific area. In the coming years, it is expected that Bougainville will make the transition to full independence after conducting a referendum for self-rule. The government of Bougainville is seeking to develop standalone sustainable and critical infrastructure, including for the generation and distribution of electricity. This has significant potential for increased energy consumption in the region, with several mining exploration initiatives currently underway and the opportunity for the Panguna mine in particular to be reopened. According to a February 2022 article by the Judith Neilson Institute for Journalism and Ideas, the Panguna mine was once one of the world’s largest and most profitable copper and goldmines and is estimated to still contain an estimated 5.3 million (m) tons of copper and 19.3m ounces of gold

We have capitalized on these developments by already entering into a binding memorandum of understanding with the government of Bougainville to develop and operate domestic power generation and distribution infrastructure under a public-private partnership approach via an incorporated joint venture in which we will hold a 60% equity interest.

Bougainville is expected to be developed with a mixed-generation infrastructure, utilizing LNG that may include our Power Island FSRP technology for the base load combined with mini hydropower, solar power, and wind turbine solutions as the locations allow.

While the Bougainville Energy Limited Project is at a very early stage of development with the Bougainville authorities, it provides a significant opportunity for us to become a regional utility provider. Thus, this project has the potential to both expand our geographic footprint and diversify our industry presence.

Backlog Revenues

Estimated backlog represents the amount of revenue we expect to realize from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from O&M agreements which have variable operational ranges. Estimated backlog for work under O&M agreements is determined based on estimates of customer demand based on communications with our customers and their contractual minimums. Based on current expectations of our customers’ requirements, we expect to realize approximately 3% of our estimated June 30 2022, backlog in 2022 and 45% in 2023. The following table presents estimated backlog as of the dates indicated:

	36 Month Backlog	60 Month Backlog	Total Backlog
	As of June 30,
(000’s)	2022
Fully Contracted Backlog
Project	$172,999	172,999	172,999
O&M	22,586	41,904	200,025
Total Fully Contracted backlog	$195,585	214,903	373,024

76

As of June 30, 2022, 12% of our 36 month backlog is attributable to amounts under O&M agreements, pursuant to which our customers have variability in the operating level which impacts the contractually committed revenues above the minimum revenues defined for the fixed operations. These agreements can be cancelled on short or no advance notice in certain circumstances. Timing of revenue for construction and installation projects included in our backlog can be subject to change as a result of customer, regulatory, or other delays or cancellations, including from the potential adverse effects of the COVID-19 pandemic on economic activity, and/or other project-related factors. These changes could cause estimated revenue to be realized in periods later than originally expected, or not at all. We occasionally experience postponements, cancellations, and reductions in expected future work from O&M agreements and/or construction projects due to changes in our customers’ spending plans, market volatility, changes in governmental permitting, regulatory delays, and/or other factors. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Backlog differs from the amount of our remaining performance obligations, and instead is the difference between our deferred revenue and remaining performance obligations. Please refer to our audited annual consolidated financial statements included elsewhere in this prospectus for additional information.

Customer Concentration

Our business historically has had one key customer, which accounted for 97% and 100% of our total revenues and total accounts receivable, respectively, during fiscal year 2021, which has not materially changed for the six months ending June 30, 2022 with such customer accounting for 95% of total revenues, a trend which is expected to prevail in 2022 with such dependency then gradually declining in 2023 and beyond as other projects currently in the pipeline are expected to begin to deliver revenues for the Company. There are inherent risks whenever a large percentage of total revenues are concentrated with one or a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers. If this customer experiences declining or delayed sales due to market, economic, or competitive conditions, we could be pressured to reduce the prices we charge for our services which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our Ordinary Shares. Furthermore, there is inherent risk associated with accounts receivable concentration as a deterioration in the financial condition of a limited number of account debtors, or any other factor which affects their ability or willingness to pay could in turn have a material adverse effect on our financial condition.

While we do have currently have a dependency on a single client, we have established a long-term relationship with our key client over a number of years and have significant contracted revenues for future periods. These include the long-term operations and maintenance of their current asset, the Dirio Power Station, as well as the planned construction and expected long-term operation of their next project, the Hela Power Station. There is also a limited landscape within PNG due to limited development of the industry and therefore there is currently a lack of local presence from regional or global competitors, thereby limiting the likelihood of losing this client. However, we may not be able to maintain a continued long-term relationship with this client and our future revenues would be significantly impacted if this relationship were to terminate or such significant client were to experience issues in making timely payments to us, or cease or curtail their business operations.

Sustainability

As an infrastructure construction, operation and management services provider, we are committed to conducting our operations in a safe, diverse, inclusive, and socially responsible manner that benefits our stakeholders, including our employees, customers, subcontractors, suppliers, investors, and the communities in which we operate. Sustainability principles and practices are embedded within our strategy, risk management, and day-to-day operations. We strive to be recognized as a company that achieves customer expectations safely, profitably, and in a manner that is environmentally responsible, socially aware, and rewarding for all our stakeholders. We strive to achieve these goals through an organizational structure that provides excellent service delivery; establishes a reputation of integrity within the communities in which we work; and provides our team members growth opportunities in an injury-free environment.

77

Sustainability Governance. We believe that sustainability is central to our mission and success. As of the completion of this offering, we will formalize sustainability as part of our Board of Directors’ oversight function. Our Nominating, Sustainability, and Corporate Governance Committee will oversee and periodically review our integration of corporate responsibility and sustainability, including environmental, social, and governance principles, into our business strategy and decision-making processes. As of the completion of this offering, we will also formalize our policies on Human and Labor Rights and Safety, Health, and Environmental matters. Our Sustainability Framework, along with our updated Our Nominating, Sustainability, and Corporate Governance Committee charter and the aforementioned policies can be found on our website at twenty20energy.com. No reference to our website or our website address in this report constitutes incorporation by reference of the information contained on the website and such information is not part of this report.

Stakeholder Engagement. Stakeholder engagement is a key element of our sustainability efforts and communications. We engage with our investors, employees, customers, subcontractors, suppliers, and communities to understand the priority sustainability issues for our business. The feedback we receive from these engagement efforts informs our understanding of the issues most significant to our stakeholders. We seek to monitor these issues and effectively communicate with our stakeholders to strengthen these relationships.

Our Sales and Marketing

Our marketing strategy is designed to grow our sustainable energy and electrification infrastructure development services in the APAC region and beyond by building and maintaining the reputation and trust of our work among our clients and suppliers, which we intend to include deployment of our Power Island FSRP technology, attracting new clients in the APAC region and in other island and coastal regions, and generating recurring business among our existing clients. We believe that by offering better and more extensive service offerings, we can attract more clients and partners to our services, creating a network growth effect. We specifically develop and design our marketing programs for the demographics of the countries we serve, and we continually strive to innovate and optimize our marketing, and tender, strategies. For example, we have recently created animated video content to enhance understanding of our innovative Power Island FSRP technology. Our sales and marketing expenses were $1,403 and $43,040 for the years ended December 31st, 2021 and 2020, respectively and were $0 and $1,488 for the six months ended June 30 2022 and 2021, respectively.

We believe that targeted marketing initiatives, word-of-mouth, and client and supplier referrals are the most efficient and cost-effective strategy to sustain the growth of both our new and existing clients. In addition, we will also utilize working capital to selectively advertise through online media, offline media, and search engines in 2022.

Our Intellectual Property

We rely on a combination of copyright, trademark, and trade secret laws and restrictions on disclosure and specific industrial design defenses to protect our intellectual property rights. We own copyrights to the technology we develop in-house. We enter into standard employment agreements with our employees, which provide that the intellectual property created by them in connection with their employment with us is our intellectual property. As of the date of this prospectus, we have engaged patent attorneys to prepare and submit filings for the registration of patents for our FSRP Power Island Technology.

Despite our efforts to protect ourselves from infringement or misappropriation of our intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property. In the event of a successful claim of infringement and our failure or inability to develop non-infringing intellectual property or license the infringed or similar intellectual property on a timely basis, our business could be harmed. See “Risk Factors—Risks Related to Our Business and Industry.”

78

Our Competition

Our value proposition has a number of unique aspects that we believe provides the basis for a sustainable competitive advantage in our various target markets—particularly PNG and the wider APAC region. Specifically, we create a point of difference and competitive advantage by:

•     Delivering on our promises: A key principle of our business philosophy is ‘we do what we say we are going to do.’ In developing and newly industrialized markets, delivering on the basics will continue to enhance our regional reputation and our competitive position accordingly.

•      Focusing on our client needs: By taking the time to identify and fully understand our client objectives, we can continue to develop and implement solutions that are bespoke and create value beyond financial benefits, such as enhanced productivity, reduced environmental impact, greater system reliability, and safety, while bolstering social and economic development and improving our own competitive position.

•      Offering holistic, end-to-end services: A holistic approach to service delivery allows our clients to appoint one trusted partner to deliver a full scope of project works, without having to turn to multiple vendors to achieve the same outcome and experience the headache of managing service delivery. Our objective is to work with each client to understand where value can be added, and progress from an initial engagement and problem definition, through to solution development, project implementation, and ongoing service and maintenance. This approach provides a strong pipeline of work and a diversified revenue stream, which reduces risk, improves client engagement, and provides a number of channels to capture and develop new accounts.

•      Implementing a direct-to-manufacturer procurement model and supplier relationships: We have undertaken sourcing, procurement, and quality assurance activities on an international scale, screening and selecting the best possible suppliers at a manufacturer level, to ensure not only that our clients receive best-fit products for each application, but also that we realize maximized profitability on each transaction by cutting out wholesalers and distributers while still being competitive in the local market country. This aspect of our business model also enables other growth opportunities. In selected markets and countries, we can effectively step into the distributor position in the value chain, and thereby derive revenue outside our client-facing subsidiaries through high-volume turnover sales to other wholesalers, retailers, end users, and installers.

•     Developing a unique array of intellectual property and other intangible assets: Our industry know-how, proven track record, and strong client and supplier relationships have contributed to our position as a known and trusted operator of sustainable energy and electrification infrastructure development in the APAC region and will allow us to continue to build upon this position.

•      Taking a long-term approach to establishing business: We have taken a long-term approach toward new market entry and relationship building, which is important in gaining trust, especially in developing and newly industrialized markets. We have a strong track record of supporting our clients and overcoming difficult project issues which we believe allows our client to rest assured knowing that we will fulfil our commitments to them and remain accessible without withdrawing from any such markets.

Within PNG, we have a small number of local competitors; however, they have limited experience and scale. We do also face competition from international players, primarily from Australia and China, that recognize the opportunity in PNG. These competitors generally are either expensive, but attempt to justify their prices based on providing allegedly higher quality services, or highly price competitive through the use of cheaper, lower quality materials and equipment. However, our existing local PNG presence and knowledge combined with our skilled expatriate resources typically give us the edge and we intend to replicate this in other markets either directly or with a local partnership. Our international competitors usually get a foothold on larger projects in PNG through existing relationships with global intermediaries. These types of companies generally fly in specific teams for a job and then leave the country entirely at the end of the job, recruiting local staff and then releasing them upon such completion. Alternatively, we are proud to engage as a socially responsible and conscientious employer in PNG and will continue that in the areas in which we expand.

79

Environmental Stewardship

We believe that we all play a role in environmental stewardship. We help our customers find solutions to their environmental goals and requirements and are likewise committed to responsibly managing the environmental impacts of our operations. Our customers rely on our expertise with governmental and regulatory agencies to meet increasingly stringent regulatory requirements. Environmental matters are an integral part of our business planning and decision-making processes. Our corporate policies and Code of Business Conduct and Ethics require that all applicable environmental regulations and compliance requirements are met in the course of our operations. Our planning processes incorporate procedures to ensure compliance with all such laws and regulations.

We are additionally subject to a variety of laws, ordinances, rules, regulations, and policies concerning protection of health and the environment. The particular environmental laws which apply to any given project vary greatly according to the project site, the site’s environmental conditions, and the present and former uses of the site. These environmental laws may result in delays, cause us to incur substantial compliance and other costs, and prohibit or severely restrict development in certain environmentally sensitive regions or areas. Environmental laws and regulations can also have an adverse impact on the availability and price of certain raw materials. However, environmental laws have not, to date, had a material adverse impact on our operations.

Human Capital Management

As of June 30, 2022, we had 44 full-time employees. We also engage temporary employees, contractors, and consultants as needed to support our operations. None of our employees are represented by a labor union or subject to a collective bargaining agreement. We have not experienced any work stoppages, and we consider our relations with our employees to be good. The safety, health and welfare of our employees is at the heart of our operations. We are committed to diversity and inclusion in the workplace and value the diverse and varied perspectives and experiences of our employees. We believe that our commitment to our employees, together with our team culture, fosters an environment of strong employee engagement. When our employees are safe, healthy and engaged, we are most productive. We believe that our employees and our customers benefit from the collective and well-coordinated efforts that result from effective employee engagement, teamwork and collaboration, which, in turn, allows us to deliver the highest level of excellence to our stakeholders.

We believe that professional development is essential to the success of our business, as it drives employee engagement and ensures that our team members have the requisite skills and training to deliver the highest level of excellence to our customers. We invest significant resources in education, certification, training programs, and other professional development opportunities, including apprenticeship- and leadership-oriented training programs, tuition reimbursement for qualified training programs, sponsored attendance at industry conferences, departmental and divisional leadership conferences, employee training centers and advancement opportunities within and across businesses and divisions. These programs are designed to create high performing teams, improve productivity, positively affect employee motivation and retention and further enhance career development opportunities. We believe that our team culture, along with competitive salary and benefits packages and our focus on employee training and career development, including opportunities for promotion and mobility within our organization, helps us to attract and retain a diverse and experienced workforce.

Property, Plant, and Equipment

Our corporate headquarters, which include general business operations, is located in Singapore. Such headquarters consists of 2,508 square feet of space under a lease that was renewed in March 2022 for an additional three-year term. We lease this office from Royal Group Investments Pte Ltd and our lease payments are covered in our agreement with them.

We also own an operations base, in PNG adjacent to the power station we constructed for Dirio. This facility is fully secure and contains both office and accommodations facilities to support both our O&M contract execution as well as wider operations in PNG. T20 owns additional land portions adjacent to the power station and operations base, which can be utilized in the future for developing further power generation infrastructure as required and contain the only access valve currently available in PNG for accessing natural gas from Exxon via the pipeline which feeds the Dirio Power Station. We also owns five apartments in central Port Moresby, which will be utilized by staff or leased to third parties when not required, and a small fleet of vehicles for staff transport and operational support.

We believe that our facilities and equipment are sufficient for our current needs.

80

Safety and Insurance/Risk Management

We have a proactive safety culture and we strive to instill and enforce safe work habits in our employees. Our employees are required to participate in training programs relevant to their employment, including all those required by law. We actively train our workforce in everyday safety practices and provide detailed guidelines that are required to be followed as work tasks are contemplated and completed. Training programs are tailored to an employee’s job function, responsibilities and level of experience and are designed in accordance with industry best practices and standards. We evaluate employees in part based upon their safety records and the safety records of the employees they supervise. Team members are responsible for preventing incidents, injuries and occupational illnesses, and our project leadership team is tasked with ensuring that projects are accomplished in a safe, productive, environmentally and quality focused manner. Our business units have established robust safety programs to monitor and improve compliance with safety procedures and regulations, and through our risk management programs, we educate our staff, subcontractors and suppliers on safety matters. We also provide company-wide training where appropriate, including for information technology and cyber security, emergency preparedness and other potential workplace hazards, and workplace and employee awareness programs.

Our business involves the use of heavy equipment and exposure to potentially dangerous workplace conditions. While we are committed to operating safely and prudently, we are subject to claims by employees, customers and third parties for property damage and personal injuries that occur in connection with our work. We maintain insurance policies for workers’ compensation, general liability and automobile liability. We also maintain excess umbrella coverage and an insurance policy with respect to employee group medical claims, which is subject to annual per employee premiums.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

Papua New Guinea

Foreign Investment

Under the Papua New Guinea Investment Promotion Act of 1992, a foreign enterprise must first obtain certification from the Investment Promotion Authority before it (i) establishes or uses a share transfer office or a share registration office in the country, (ii) administers, rents, manages, or otherwise deals with property in the country as an owner, agent, legal personal representative, or trustee, whether by a servant or agent or otherwise; or (iii) maintains an agent, employee, or officer for the purpose of soliciting or procuring or entering into orders, arrangements, agreements, or contracts (whether conditional or not), whether or not the agent, employee, or officer is continuously resident in the country, (iv) maintains an office, agency, or branch (however described), whether or not the office, agency, or branch is also used for one of those purposes by another enterprise; or (v) makes an application for, or is issued, any permit, license, lease or authority issued for commercial purposes by the governmental authority.

In the case of an unincorporated joint venture each foreign participant must seek certification. Before the Investment Promotion Authority will grant certification, the foreign enterprise must complete a formal application, provide specified information and pay the required fee.

Provided the foreign enterprise has properly completed its application, the Investment Promotion Authority will respond within 35 days. Certification enables the foreign enterprise to carry on business in a particular activity at a specific location within the country set out in the certificate.

A foreign enterprise need not seek certification if its only activities in Papua New Guinea are:

•	Being a party to a legal proceeding or settling a legal proceeding or a claim or dispute.

81

•·	Holding meetings of its directors or shareholders or carrying on other activities concerning its internal affairs.

•	Maintaining a bank account.

•	Effecting a sale of property through an independent contractor.

•	Soliciting or procuring an order that becomes a binding contract only if the order is accepted outside the country.

•	Creating evidence of a debt or creating a charge on property.

•	Securing or collecting any of its debts or enforces its rights in relation to securities relating to those debts.

•	Conducting an isolated transaction that is completed within a period of one month, not being one of a number of similar transactions repeated from time to time.

•	Investing its funds or holding property.

The Investment Promotion Authority may grant certification subject to any terms and conditions it considers appropriate. However, provided a proposed investment does not fall within a list of investment activities restricted to citizens of PNG, certification is usually not conditional on maintaining a minimum level of local equity.

Foreign enterprises are restricted from going into restricted activities regardless of local equity.

Indonesia

Foreign Investment

Under the Indonesian Investment Law No. 25 of 2007, foreign investment in Indonesia must be in the form of a limited liability company established under Indonesian law and domiciled within Indonesia. This type of company is known as a foreign investment company, Penanaman Modal Asing Company or PMA Company, and all matter relates to the investment licenses of the PMA Company shall be handled by the Investment Coordinating Board, Badan Koordinasi Penanaman Modal or the BKPM, except for certain sectors that are subject to separate regulatory regimes, such as banking, financial, oil and gas, and capital markets.

Our operations in Indonesia will not fall under any separate regulatory regimes and as such, our investment licenses will be issued by the BKPM. As a PMA Company, we also subject to the investment guidelines of the BKPM as stipulated in Regulation of Head of BKPM No. 5 of 2013 on Investment Application Provision and Procedures, as amended by Regulation of Head of BKPM No. 12 of 2013, or Regulation No. 5/2013. Regulation No. 5/2013 prescribes a set of licensing and guidelines for implementing foreign and domestic investment in Indonesia, one of which is the mandatory rule on the divestment obligation of a PMA Company.

The divestment obligation is set out in Government Regulation No. 20 of 1994 on Share Ownership in the Company Established in the Framework of Foreign Investment, or GR No. 20/1994. Neither GR No. 20/1994 nor Regulation No. 5/2013 specifies the minimum amount of shares required to be divested. In practice, the divestment of 1%, or one share would be sufficient, in satisfying the divestment requirement under the Indonesian Investment Law. However, the BKPM considers the divestment obligation on a case-to-case basis, and the BKPM may change its view and/or policy which may require a larger divestment of shares to satisfy the divestment obligation.

Under Regulation No. 5/2013, any existing obligation applicable to a PMA Company to divest equity to an Indonesian individual or entity as stated in its Foreign Investment approval issued by the BKPM, prior to the enactment of Regulation No. 5/2013 will remain valid. We have divested a portion of our shares in UID in accordance with Regulation No. 5/2013.

Occupational Safety and Health

Under the Occupational Safety Law No. 1 of 1970, or Occupational Safety Law, and its implementing regulation, a company which (i) employs 100 people or more, or (ii) employs less than 100 people but uses materials, processes and installations that have substantial risk of impending explosion, fire, poisoning and radioactive irradiation, is required to implement an occupational safety and health management system.

82

The management system is to be established through the adoption of an occupational safety and health policy, which includes a framework and work program for general and/or operational activities. The policy is formalized through a consultative process between the management and employees. Once established, the policy has to be communicated to employees, customers, contractors and suppliers.

Under the Occupational Safety Law, a company is also required to establish a committee, consisting of both management and employees. The committee is responsible for monitoring and implementing the application of occupational safety and health policy. The chairperson of the committee has to be a senior executive in the company, and the secretary of the committee has to be an occupational safety and health expert that is certified by the Indonesian Ministry of Manpower. The composition of management of the committee has to be documented and communicated to employees.

The occupational safety and health management system is to be assessed internally by the occupational health and safety committee, which must submit a report of its assessment to the Indonesian local manpower office every three months. The assessment can also be conducted by an external audit institution appointed by the Indonesian Minister of Manpower. If the audit is performed by an external audit institution, the audit findings must be submitted to the Indonesian Minister of Manpower.

Environmental Matters

Papua New Guinea

We have obtained the necessary business licenses for our day-to-day operations. We believe that we have adopted adequate and effective environmental protection measures that are consistent with industry practices in Papua New Guinea.

Indonesia

Our operations in Indonesia will be subject to the various Indonesian environmental protection laws and regulations such as, Regulation of the State Minister of Environmental Affairs No. 16 of 2012 on Guidelines for the Composition of Environmental Documents, or Regulation No. 16/2012, and Government Regulation No. 101 of 2014 regarding Management of Toxic and Hazardous Waste Substances, or Regulation No. 101/2014.

Regulation No. 16/2012 prescribes that any business that is not required to obtain a general environmental license, has to prepare a set of documents setting out the business’ environmental management and environment monitoring efforts. These documents are to be submitted to the Indonesian local government.

Regulation No. 101/2014 regulates hazardous and toxic waste management. This regulation requires businesses that utilize hazardous and toxic material waste to obtain a license for hazardous and toxic material storage. This regulation also requires companies to have processes for, among other things, identifying, reducing, storing, collecting, transporting and processing hazardous and toxic waste. Companies must also report its waste storage activities at least once every three months to the Indonesian local government.

MANAGEMENT

Set forth below is information concerning our directors and executive officers.

Name	Age	Position(s)
Geoffrey Allan Lawrence	40	Chief Executive Officer and Director
James Herbert Schnieders	55	President and Director
Iain John Deay	40	Chief Strategy and Development Officer and Chief Financial Officer
Greggory T. Bahora	59	Chief Operating Officer
Nathan P. Daly	40	ESG Director and Company Secretary
Peter L. Chiang	51	Commercial and Compliance Director
John Michael Gustke	66	Director
Katherine I. Hargis	51	Director
Sandra Interdonato	52	Director
Richard Meister	55	Director
Mark Lawson	50	Director
James Fick	53	Director
K. Nicole Gibson, Ph.D.	51	Director

83

The following is a brief biography of each of the executive officers, directors, and director appointees listed above:

Executive Officers

Geoffrey Allan Lawrence – Our Chief Executive Officer, Geoffrey Allan Lawrence, has served as the CEO of APEV since its founding eight years ago and has overseen the growth of the group to date. Mr. Lawrence has joined T20 to continue to lead the energy focused business, he has developed an excellent network across PNG, and he has a strong set of high-level negotiation and account development skills, which have led to the establishment of crucial long-term relationships with major clients, suppliers, and partners upon which T20 has been built. He is also a board member of Kainantu Resources Limited, an Asia Pacific focused gold mining company which listed on the TSX in late 2020. Mr. Lawrence began his career in corporate sales, working with global industry leading organizations including Fuji Xerox, Ricoh, and Toshiba, before moving into supply chain solutions and logistics with UPS, where he was responsible for establishing, implementing, and streamlining complex logistics solutions for major corporations. We believe that Mr. Lawrence’s combination of large corporate background, entrepreneurial spirit, and on-the-ground senior leadership experience in the business make him ideally suited to serve as our Chief Executive Officer and on our board of directors.

James Herbert Schnieders – Our President, James Herbert Schnieders, brings over 30 years of experience in international energy projects (especially in Asia) to direct our management team to deliver the long-term goals for our organization in alignment with the strategies and business objectives set out by our CEO and board of directors. Prior to joining T20, Mr. Schnieders held multiple senior executive roles with global infrastructure provider Black & Veatch. In his most recent role, as executive vice president and managing director for the floating oil and gas solutions unit at Black & Veatch, Mr. Schnieders oversaw all floating LNG projects as well as hydrogen and biofuel emerging markets. Previously, he served in multiple power generation, EPC focused leadership positions including as the Indonesia country manager for all Black & Veatch business lines’ operations and project execution in such country. We believe that Mr. Schnieders’ extensive executive experience in the energy sector and industry know-how qualify him to service as our President and on our board of directors.

Iain John Deay – Our Chief Strategy and Development Officer and Chief Financial Officer, Iain John Deay, has over 20 years of experience across varied senior corporate finance, mergers and acquisitions, and commercial roles in both the United Kingdom and the APAC region. Immediately prior to joining T20, Mr. Deay was working as a strategic consultant to a range of clients in Singapore and Southeast Asia. Previously, he held a number of financial roles and then served as the business development director for Asia Pacific at a large multinational corporation with region-wide responsibilities across financial and commercial areas of the business as well as and supporting merger and acquisition activity. Mr. Deay is a qualified chartered accountant (fellow of Institute of Chartered Accountants in England and Wales) and holds a master’s degrees in engineering, economics, and management from Oxford University.

Greggory T. Bahora – Our Chief Operating Officer, Greggory T. Bahora, has over 30 years’ hands-on experience in international power projects, construction, commissioning, and operations, and is responsible for managing T20’s business operations and performance including implementing strategies and optimizing our organization’s operational capabilities to deliver consistently outstanding results. Prior to joining T20, Mr. Bahora was vice president and director of power services for Black & Veatch, overseeing projects and employees across Asia. He brings more than three decades of experience in conventional and renewable power generation, water resources and floating LNG on multiple and concurrent projects across greater Asia. Mr. Bahora received a Bachelor of Science in mechanical engineering from Missouri University of Science and Technology, formerly known as University of Missouri—Rolla.

Nathan P. Daly – Our ESG Director and Company Secretary, Nathan Daly, is a co-founder and executive committee member of T20. He is responsible for management and leadership of the T20’s back-office functions, including human resources, information and communications technology, administration, and facilities, ensuring internal service delivery that enables and enhances departmental performance. Prior to co-founding T20, Mr. Daly co-founded several business ventures including a multi-disciplinary supplier of building and construction solutions, where he was the general manager and coordinated multiple stakeholders to successfully deliver major fit-out works for clients in the education and mining sectors. He has also played a leading role developing a consumer goods business from a basic concept to full-scale operation with national distribution and major accounts. Early in his career, Mr. Daly held business development and account management roles with NEC and Ricoh, while completing a Bachelor of Business majoring in management and human resources where he graduated with awards for academic excellence.

84

Peter L. Chiang – Our Commercial and Compliance Director, Peter Chiang, is responsible for leading T20 Holdings’ commercial, legal, and corporate governance matters, as well as assisting with the Company’s listing on the Nasdaq Capital Market. Prior to joining T20, Mr. Chiang held the role of associate vice president and commercial director for the Black & Veatch Power and Oil & Gas businesses in Asia, and was primarily responsible for negotiating and closing contracts as part of proposals and resolving all project commercial issues including claims administration and management, having initially joined as senior counsel for all Black & Veatch business in Asia including the Water and Management Consulting businesses. Prior to Black & Veatch, Mr. Chiang held positions as the sole in-house counsel for MWH (Montgomery Watson Harza, now a part of Stantec) in Asia and the sole in-house counsel and company secretary for a listed company on the Australian Stock Exchange. Mr. Chiang brings more than two decades of experience in negotiating, closing and handling commercial, legal and corporate governance issues for engineering and construction companies across greater Asia.

Directors

John Michael Gustke – John Michael Gustke was appointed as a director in August 2022. Mr. Gustke has worked in the power industry his entire career in all aspects of the business. He initially started in the engineering side of the business and progressed into construction and commissioning of power stations. Later in his career, Mr. Gustke transitioned into business development and project management. As a senior vice president at Black & Veatch, he was responsible for EPC project pursuit and execution in Asia and the United States. Mr. Gustke developed new clients for Black & Veatch as well as executed regional projects in Asia. Currently, he is a business director for Asia for Benetech International and an operational director for the power division for P.T. Satyamitra Surya Perkasa. Mr. Gustke received a Bachelor of Science, with high honors, in mechanical engineering from Michigan State University in 1979. We believe that Mr. Gustke’s extensive practical industry experience qualifies him to serve on our board of directors.

Katherine I. Hargis – Katherine I. Hargis was appointed as a director in August 2022. Ms. Hargis is currently the Senior Vice President, Chief Administrative Officer, General Counsel, and Secretary of Key Energy Services, Inc. (formerly listed on the NYSE), a U.S. based energy services company that focuses on a wide array of leading energy production services and solutions in the United States. In October 2016, Key Energy Services, Inc., filed for chapter 11 protection after securing creditor’s support for a debt restructuring deal. The plan was approved by the U.S. Bankruptcy Court and Key emerged and relisted in December 2016 on the NYSE. At that, Mrs. Hargis was Key’s Vice President, Chief Legal Officer and Secretary. Ms. Hargis has held various senior leadership positions with Key since July of 2013. From 2006 through 2013, Ms. Hargis held several leadership roles, including Vice President, General Counsel, and Corporate Secretary with U.S. Concrete, Inc. (NASDAQ), a national company that services major construction markets in the United States in two business segments: aggregates and high-performance concrete acquired by Vulcan Materials Company on August 26, 2021. Ms. Hargis has served on the Advisory Board of the Energy Workforce & Technology Council since 2020 and also serves as a member of the Inclusion & Diversity Committee for the Energy Workforce and Technology Council. Ms. Hargis received her B.S. (summa cum laude) in Administration of Justice from Arizona State University, Barrett, the Honors College and earned her J.D. from the Tulane Law School. We believe that Ms. Hargis’ extensive executive-level management experience and proven leadership and business capabilities in the energy industry qualify her to serve on our board of directors. Additionally, Ms. Hargis’ knowledge of corporate governance and executive compensation from serving as a General Counsel and Corporate Secretary for two publicly traded companies adds a unique and valuable perspective to the Company.

Sandra Interdonato – Sandra Interdonato was appointed as a director in August 2022. Ms. Interdonato is a results driven leader with over 20 years of experience, particularly in the areas of fund, investment, and operational management, in the infrastructure and energy industries. Ms. Interdonato was previously Group COO for Global Infrastructure Partner’s (GIP) US$5 billion acquisition of Vena Energy (pka Equis Energy), the largest renewable energy transaction in history. Ms. Interdonato successfully led the management, transformation, and integration of Vena Energy’s eight diverse businesses to GIP in the execution of the new company’s strategic outlook. Equis Energy at the time was the largest renewable energy company in the APAC region, with operations across Australia, Japan, India, Indonesia, the Philippines, Singapore, Taiwan, and Thailand. As Group COO and Managing Director of Equis Energy prior to acquisition by GIP, Ms. Interdonato was heavily involved in private equity funds establishment with US$2.7 billion raised, asset acquisitions, development, construction, and management in the energy sector across the APAC region, including divestment of Equis Energy. Ms. Interdonato also held multiple senior leadership positions within the investment banking arm of Macquarie Group including COO and SVP at Macquarie Capital Advisers based in Dubai overseeing business operations and infrastructure investment opportunities in the Middle East and North Africa, COO and SVP for Macquarie Infrastructure Management (Asia) based in Singapore where she was involved in acquisitions, management, and divestment of investments and management of its Singapore listed infrastructure fund across infrastructure and energy sectors in Asia, Australia, Europe, and North America, and COO at Macquarie Korea Infrastructure Management based in Seoul establishing and managing the Macquarie Korea Infrastructure Fund, the first Korean infrastructure fund to be listed. Ms. Interdonato is currently the founder and director of Mirus Leone Property Investment, the managing director of Brent Consultant, the advisory services director of CIO Connect, and an executive coach for the Centre for Integral Leadership Asia. Ms. Interdonato received a Bachelor of Economics (Honours) with majors in accounting and banking and finance from La Trobe University, and a Master of Applied Finance from the University of Melbourne. We believe that Ms. Interdonato’s experience in the energy sector as well as her extensive operational, financial, and management experience qualify her to serve on our board of directors.

85

Richard Meister – Richard Meister was appointed as a director in August 2022. Mr. Meister is an energy professional with decades of experience in the energy markets. Since January 2021, he has been the Senior Vice President of Sales of Sunlight Energy Group which focuses on helping commercial and industrial clients professionally manage their energy requirements and issues. Prior to Sunlight Energy, Mr. Meister was the Senior Energy Consultant for Choice! Energy Management from March 2019 to April 2020, one of the US’ most comprehensive energy procurement and utility management advisors, offering industry-leading processes and technology-enabled solutions to help clients reduce energy costs, better manage budgets and lower overall risk. Prior to Choice! Energy Management, Mr. Meister worked for Ameresco, Inc. (NYSE:AMRC) from April 2015 to March 2019, a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe where Mr. Meister held the position of Director – Energy Supply Management & Business Development responsible for strategic energy hedging platforms designed to proactively reduce risk exposure, and Director – Risk Management responsible for strategic consulting, proactive energy hedging & sales strategy development. Prior to Ameresco, Mr. Meister was Head of Procurement at Bright Power from March 2012 to January 2015 where Mr. Meister established the Procurement Division at Bright Power, a startup, which included a diverse selection of clientele from multi-family building portfolios, affordable/supportive housing organizations, and various commercial enterprises who benefit by employing cohesive energy risk management strategies and risk mitigation tools.  Mr./ Meister also co-founded and operated an energy brokerage company on the New York Mercantile Exchange, where he facilitated the global hedging programs for international portfolios that included Valero, ConocoPhillips, JP Morgan Chase, Vitol, and Goldman Sachs. With a focus in distillate fuels, he dealt directly with refiners and traders, implementing risk management programs that addressed price discovery as well as reduced market exposure on long term positions by utilizing swaps and various spread hedges. Mr. Meister also helped to originate and implement futures strip buying programs which are so prevalently used today to mitigate risk exposure. We believe that Mr. Meister’s expertise in the field of energy and management qualifies him to serve on our board of directors.

Mark Lawson – Mark Lawson was appointed as a director in August 2022. Mr. Lawson is private equity & investment banking executive with over 20 years of experience in the North American capital markets and is currently the Managing Partner at Clermont Capital Partners. Mr. Lawson was previously the President & Co-founder of a West African focused upstream oil and gas company which became the single largest shareholder of Oslo Bors listed Panoro Energy ASA. Prior that he was an investment banker with Morgan Stanley in New York where he was involved in the execution of over $6 billion worth of mergers and acquisitions, $8 billion worth of debt offerings and $500 million of equity financings in the energy, technology, and healthcare sector. He received his Bachelor of Arts in Statistical Sciences from The University of Western Ontario, Canada, and his MBA from The Richard Ivey School of Business, University of Western Ontario, Canada. A former elite athlete, he was a Co- Captain of the undefeated, University of Western Ontario Mustangs National Championship Football Team, and is an Inductee into the University of Western Ontario Varsity Athletics Wall of Champions. Mr. Lawson was also a 1st round draft pick of the Canadian Football League (CFL) Edmonton Eskimos, selected 13th overall. Mr. Lawson is also a member of the Economic Club of New York, and is a Director of and Chair of the Audit Committee of Cybin Corp. (NYSE – American). We believe that Mr. Lawson’s extensive operational, financial, and management expertise in energy industry projects qualifies him to serve on our board of directors.

James Fick – James Fick was appointed as a director in August 2022. Mr. Fick is currently the Managing Director, Global Operations for Experian, one of the world’s leading global information services companies. Mr. Fick has held various additional senior leadership positions since 1998 with Experian, including Chief Investment Officer, Head of Strategy, Chief Financial Officer Global Decision Analytics, and President of Experian South Africa. Throughout his career at Experian, Mr. Fick has led multiple large scale organization transformation programs and restructured operations through strategic acquisitions and divestments across the global. Mr. Fick received a Bachelor of Business Administration (Honours) and a Master of Accounting from the University of Michigan, Ross School of Business. We believe that Mr. Fick’s extensive business experience qualifies him to serve on our board of directors.

86

K. Nicole Gibson, Ph.D. – K. Nicole Gibson, Ph.D. was appointed as a director in August 2022. Dr. Gibson is an international affairs executive and scientist with over 20 years of experience working on international projects and environment issues. Dr. Gibson leads initiatives, negotiations, and diplomacy in support of national security and priority international energy projects with foreign governments around the world and private and state-owned energy companies. Dr. Gibson advises and works with government officials and corporate executives on significant and complex issues, including diplomatic and geopolitical risk, public messaging, project management, multilateral negotiations, bilateral assistance, energy security and diversification, extractive industries, environment, sustainable development, governance, wildlife mitigation and conservation plans, and development finance. Dr. Gibson worked at the U.S. Department of State from August 2009 to June 2022—serving as Deputy Office Director for Energy Diplomacy in Europe, Eurasia, and Central Asia and previously serving as Deputy Office Director for Energy Programs overseeing energy sector bilateral technical assistance activities and global U.S. foreign assistance programs in the Bureau of Energy Resources, and prior to that, as Principal Advisor to Assistant Secretary of State for the Bureau of Oceans and International Environmental and Scientific Affairs (OES), and as an American Association for the Advancement of Science, Science and Technology Policy Fellow in the OES Office of Environmental Policy. While in OES, Dr. Gibson was the lead negotiator and subject matter expert assessing potential impacts to animals and plants from oil and liquid natural gas pipeline construction and developing environmental impact statements—including for the high-profile Keystone XL pipeline. Dr. Gibson began her career as a field biologist working on primate behavior and ecology in Latin America working for academic institutions, non-governmental organizations, and natural history museums. Dr. Gibson has worked in remote international field sites conducting research and applying science and public relations messaging to policy issues related to protected areas and development. Dr. Gibson is currently serving on the Board of Governors of the Freedom Education Foundation and previously served as a Board Member, Vice President for Public Relations, of the Association for Women in Science, Washington D.C. Chapter. Dr. Gibson holds degrees in Biochemistry (B.S.) from Florida Institute of Technology and Biological Anthropology (M.Phil. and Ph.D.) from Yale University. We believe that Dr. Gibson’s extensive industry and policy experience qualifies her to serve on our board of directors.

Family Relationships

There are no family relationships as defined in Item 401 of Regulation S-K among our officers and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of nine (9) directors upon closing of this offering. Our board of directors have determined that our seven (7) independent director appointees John Michael Gustke, Katherine I. Hargis, Sandra Interdonato, Richard Meister, Mark Lawson, James Fick, and K. Nicole Gibson, Ph.D., satisfy the “independence” requirements of the Nasdaq corporate governance rules.

Duties of Directors

Under Singapore law, members of the board of directors of a Singapore company owe certain fiduciary duties towards the company, including a duty to act in good faith in the best interests of the company, a duty to act honestly and to use reasonable diligence in the discharge of the duties of their office. Directors generally owe fiduciary duties to the company, and not to the company’s individual shareholders. Our shareholders may not have a direct cause of action against our directors. The company has a right to seek damages if a duty owed by directors is breached.

Terms of Directors and Executive Officers

Our officers are appointed by and serve at the discretion of our board of directors. Our directors are appointed by shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the election of directors and until their successor is duly appointed or such time as they die, resign, or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the directors resign in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally, or is found to be or becomes of unsound mind.

87

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we agree to employ each of our executive officers for a specified time period, which may be automatically renewed for successive 1 year unless either party gives the other party a written notice to terminate the agreement three months prior to the expiration of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a three-month prior written notice. Each executive officer agrees to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information. Each executive officer has also agreed to be subject to non-solicitation and non-competition restrictions for a period of twelve (12) months from the date of termination of his or her employment agreement, unless otherwise granted the prior written consent of the Company.

We will also enter into indemnification agreements with each of our directors and executive officers, the form of which is filed as Exhibit 10.2 to this Registration Statement. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2021, we paid an aggregate of $780,117 as compensation to our executive officers and directors. Due to hires during 2021 and early 2022, the annualized salary costs of our executive officers and directors are expected to be $2.3 million plus performance bonuses in the future. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers.

Equity Awards

To further align the interests of our directors and executive officers with the interests of our shareholders, we anticipate that our board of directors will adopt an equity plan providing for the grants of stock options, upon the approval of our shareholders of such plan.

Insider Participation Concerning Executive Compensation

The current management team has been making all determinations regarding executive officer compensation from the inception of our Company. When our Compensation Committee is set up, it will be making all determination regarding executive officer compensation (please see below).

Committees of the Board of Directors

We will establish three committees under the board of directors prior to the closing of this offering: an Audit Committee, a compensation committee, and a Nominations and Governance Committee. Our independent directors will serve on each of the committees. The appointment to the committees will be effective immediately prior to the effective date of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our Audit Committee will consist of our 3 independent director appointees, Mr. Mark Lawson will be the chairperson of our Audit Committee, and Ms. Sandra Interdonato and Mr. James Fick will also be members of the committee. We have determined that each of our independent director appointees also satisfy the “independence” requirements of Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Mr. James Fick qualifies as an Audit Committee financial expert within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq listing rules. The Audit Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee will be responsible for, among other things:

88

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	discussing the annual audited financial statements with management and the independent auditors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•	reviewing and approving all proposed related party transactions;

•	meeting separately and periodically with management and the independent auditors; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of 2 of our independent director appointees, Mr. John Gustke will be the chairperson of our compensation committee, and Ms. Katherine Hargis will also be a member. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his or her compensation is deliberated. The compensation committee will be responsible for, among other things:

•	reviewing and approving the total compensation package for our most senior executive officers;

•	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•	reviewing and recommending to the board with respect to the compensation of our directors;

•	reviewing periodically and approving any long-term incentive compensation or equity plans;

•	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominations and Governance Committee.    Our Nominations and Governance Committee will consist of our 3 independent director appointees, Ms. Katherine Hargis will be the chairperson of our Nominations and Governance Committee, and Mr. Richard Meister and Ms. K. Nicole Gibson will also be members of the committee. The Nominations and Governance Committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominations and Governance Committee will be responsible for, among other things:

•	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•	identifying and recommending to our board the directors to serve as members of committees;

•	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

89

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is filed as Exhibit 14.1 of this registration statement and applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the closing of this offering.

Foreign Private Issuer and Controlled Company Exemptions

We are currently reviewing the composition of our board of directors, our committees and our corporate governance practices in light of this offering and applicable requirements of the Nasdaq. We will update any relevant disclosure herein as appropriate in subsequent filings.

In general, under the Nasdaq corporate governance standards, foreign private issuers, as defined by the rules adopted under the Exchange Act, are permitted to follow home country corporate governance practices instead of the corporate governance practices of the Nasdaq. However, we intend to follow the corporate governance requirements of the Nasdaq.

In the event we no longer qualify as a foreign private issuer, we are permitted to rely on the “controlled company” exemption under the Nasdaq corporate governance rules, to the extent available. A “controlled company” under the Nasdaq corporate governance rules is a company of which more than 50% of the voting power is held by an individual, group or another company. We will only qualify as a “controlled company” in the event our executive officers file a Schedule 13D indicating their intention to act as a group.   However, we do not intend to rely on the “controlled company” exemption under the Nasdaq corporate governance rules.

The foreign private issuer exemption and the “controlled company” exemption do not modify the independence requirements for the Audit Committee, and, especially given that we do not intend to rely on either of these exemptions, we intend to comply with the requirements of the Sarbanes-Oxley Act and the Nasdaq rules, which require that our Audit Committee be composed of at least three directors, all of whom are independent. Under the Nasdaq rules, we are permitted to phase in our independent Audit Committee by having one independent member at the time of listing, a majority of independent members within 90 days of listing and a fully independent committee within one year of listing.

If at any time we cease to be a “controlled company” or a “foreign private issuer” under the rules of the Nasdaq and the Exchange Act, as applicable, our board of directors will take all action necessary to ensure that we continue to comply with the Nasdaq corporate governance rules, which such compliance should already be satisfied given that we do not intend to rely upon either the “controlled company” exemption or the foreign private issuer exemption but rather intend to comply with all the Nasdaq corporate governance standards.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

•	each of our directors and executive officers;

•	the selling shareholder; and

•	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 16,690,005 Ordinary Shares issued as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 16,052,505 Ordinary Shares held by existing shareholders, 175,000 Ordinary Shares that vest upon completion of the offering, 2,000,000 Ordinary Shares to be sold to new investors by the Company in this offering, and 637,500 Ordinary Shares held by the selling shareholder which will be held by new investors immediately after the completion of this offering.

90

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have 8 shareholders of record, none of whom are located in the U.S.

	Ordinary Shares Beneficially Owned Prior to this Offering (After the Reorganization)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Beneficially	Percent(1)	Number	Percent	Number	Percent
Directors and Executive Officers(2):
Geoffrey Allan Lawrence(3)	7,580,778	45.4%	6,943,278	36.8%	6,847,653	35.6%
Iain John Deay(4)	3,534,957	21.2%	3,534,957	18.7%	3,534,957	18.4%
Nathan P. Daly(5)	2,548,812	15.3%	2,548,812	13.5%	2,548,812	13.2%
John M. Gustke	0	0%	0	0%	0	0%
Sandra Interdonato	0	0%	0	0%	0	0%
Katherine I. Hargis	0	0%	0	0%	0	0%
Richard Meister	0	0%	0	0%	0	0%
Mark Lawson	0	0%	0	0%	0	0%
James Fick	0	0%	0	0%	0	0%
K. Nicole Gibson, Ph.D.	0	0%	0	0%	0	0%
James H. Schnieders	0	0%	0	0%	0	0%
Greggory T. Bahora	0	0%	0	0%	0	0%
Peter L. Chiang	0	0%	0	0%	0	0%

All directors and executive officers as a group (13 individuals):	13,664,547	81.9%	13,027,047	69.1%	12,931,422	67.1%
Selling Shareholder:
Snowfields Wealth Management Limited(6)	7,580,778	45.4%	6,943,278	36.8%	6,847,653	35.6%
5% Shareholders(7):
Season Cove Limited(8)	3,534,957	21.2%	3,534,957	18.7%	3,534,957	18.4%
Tanuki Holdings Limited(9)	2,548,812	15.3%	2,548,812	13.5%	2,548,812	13.2%
Fuato Limited(10)	1,602,152	9.6%	1,602,152	8.5%	1,602,152	8.3%
MLC Asset Management Pte. Ltd.(11)	800,000	4.8%	800,000	4.2%	800,000	4.2%

(1)

The number of Ordinary Shares beneficially owned prior to this offering represents 15,266,699 Ordinary Shares held by our Principal Shareholders. The registered address of T20 Holdings is 3 Phillip Street, #19-01 Royal Group Building, Singapore 048693.

(2)	Unless otherwise indicated, the business address of each of the individuals is 3 Phillip Street, #19-01 Royal Group Building, Singapore 048693.

(3)	Geoffrey Allan Lawrence is the Chief Executive Officer and a director of T20 Holdings.

(4)	Iain John Deay is the Chief Strategy and Development Officer and Chief Financial Officer of T20 Holdings.

(5)	Nathan P. Daly is the ESG Director and Company Secretary of T20 Holdings.

91

(6)	Snowfields Wealth Management Limited is wholly-owned by Geoffrey Allan Lawrence, Chief Executive Officer and a director of T20 Holdings. This shareholding is the same shareholding as represented in note (3). The business address of this selling shareholder is 3 Phillip Street, #19-01 Royal Group Building, Singapore 048693.

(7)	Unless otherwise indicated, the business address of each of the shareholders is 3 Phillip Street, #19-01 Royal Group Building, Singapore 048693.

(8)	Seasons Cover Limited is wholly-owned by Iain John Deay, Chief Strategy and Development Officer and Chief Financial Officer of T20 Holdings. This shareholding is the same shareholding as represented in note (4).

(9)	Tanuki Holdings Limited is wholly-owned by Nathan P. Daly, ESG Director and Company Secretary of T20 Holdings. This shareholding is the same shareholding as represented in note (5).
(10)	Fuato Limited is wholly-owned by Luke Callen Anderson. Fuato Limited reduced its shareholding by 800,000 shares by the way of a gift to MLC Asset Management Pte. Ltd. on August 24, 2022.

(11)	MLC Asset Management Pte. Ltd. is wholly-owned by Edward George Anderson and Kerry Ann Anderson.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

The ownership percentages include 175,000 ordinary shares that vest upon completion of the offering but do not include 634,995 ordinary shares that may vest in the future (comprised of 109,995 shares issuable to an employee that conditionally vest over the next three years and 525,000 issuable to our counterparty on completion of the acquisition of the Traunstein project) totaling 809,995 ordinary shares.

RELATED PARTY TRANSACTIONS

Related Party Transactions

During fiscal year 2021, APEV provided a loan to the T20 Group for working capital of $827,740. As of December 31, 2020, the T20 Group had provided a loan for working capital of $56,673, which was also repaid during 2021. Prior to the Reorganization and the formation of T20 Holdings, the combined businesses of the T20 Group utilize an intercompany loan structure between each entity and the group parent company, APEV. These loan facilities are a floating facility which does not attract interest, and are utilized to provide for the efficient settling of intercompany invoices and to optimize foreign exchange movements between jurisdictions, reduce the requirement to utilize any debt financing facilities in individual markets, and minimize bank and foreign exchange fees.

The balance of the loan fluctuates through the period based upon the cumulative impact of the transactions in both sides of the business and how these split within the entity. The approximate largest amount outstanding of such loan for the years ended December 31, 2020 and 2021 and the six months ended June 30, 2022 was $1.4 million, $0.1 million and $1.1 million, respectively from T20 Group to APEV and $1.5 million, $2.9 million and $0.9 million from APEV to the T20 Group, for the same time periods respectively. The loan balance which T20 Holdings owes to APEV has been reduced to $0 with APEV owing an amount of $1,045,503 as of June 30, 2022.

After the Reorganization, the intercompany loans will cease to exist in this manner as the operations are separated and conducted within the specific entities as opposed to conducted amongst the related entities.

PEC leases apartments from Pacific Residential Holdings Limited, PEC is owned and controlled by Asia Pacific Energy Ventures, which is in turn controlled by Geoffrey Lawrence, our CEO, Iain Deay our CFO and Nathan Daly our ESG Director and Company Secretary, for the housing of PEC’s staff as part of historical agreements prior to the company restructure. The leases will be adjusted as part of the corporate restructure to ensure the T20 Group has the required assets to house its employees moving forward. A reduced lease with PEC is expected to remain in place in the short term. The lease payments from PEC to Pacific Residential Holdings Limited for the fiscal years 2021 and 2020 were $236,800 and $241,609, respectively, and for the six months ended June 30, 2022 and 2021, amounted to $121,656 and $125,598, respectively.

As described in Liquidity and Capital Resources, the Bank of South Pacific holds mortgages over each of the apartments. Material covenants typical with the mortgage facility are that: (i) the apartments act as security under the mortgage; and (ii) corporate guarantees from Pacific Energy Consulting Limited, Pacific Commercial Holdings Limited and personal guarantees from Geoffrey Allan Lawrence, our Chief Executive Officer, and Iain John Deay, our Chief Strategy and Development Officer and Chief Financial Officer, have been provided to secure the mortgage, which guarantees are expected to be restructured to reflect the restructuring of the business in due course.

Also described in Liquidity and Capital Resources, PEC’s overdraft facility from Bank of South Pacific is guaranteed by company guarantees from APEV, T20, Pacific Commercial Holdings Limited and Pacific Residential Holdings Limited and a personal guarantee from Mr. Lawrence. These guarantees are expected to be restructured to reflect the restructuring of the business in due course.

In January 2020, Snowfields Wealth Management Limited, which entity is owned and controlled by Geoffrey Allan Lawrence, our CEO, undertook consulting work for T20 Group for the sum of SGD $110,767.

During 2020 and 2021, Lawrence Daly Group Pty Ltd, which entity is owned and controlled by Geoffrey Lawrence, our CEO, and our Nathan Daly, our ESG Director and Company Secretary, provided support services for T20 Group primarily consisting of telecommunications services for T20 Group for the sum of A$77,736 in 2021 and A$126,831 in 2020. During the six months ended June 30, 2022 and 2021, the amounts invoiced by Lawrence Daly Group Pty Ltd to T20 Group totaled A$38,560 and A$35,565, respectively.

As discussed under “Underwriting” above, the selling shareholder is Snowfields Wealth Management Limited, which is wholly-owned by Geoffrey Allan Lawrence, Chief Executive Officer and a director of T20 Holdings, who, along with the Company, entered into an underwriting agreement with EF Hutton in connection with this offering. The selling shareholder has agreed to sell the underwriters 637,500 Ordinary Shares, at the initial public offering price less the underwriting discounts and commissions, in connection with this offering. We and the selling shareholder have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we or the selling shareholder are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Related Person Transaction Policy

In connection with this offering, we will adopt a policy regarding approval by the Audit Committee, subject to certain exceptions, of certain transactions between us and a related person (as defined below). Transactions subject to the policy would include the following transactions in which a related person has or will have a direct or indirect material interest:

•	any transaction or series of transactions with a related person that is material to us or the related person, or

92

•	any transactions that are unusual in their nature or conditions, involving goods, services, or tangible or intangible assets, to which we are a party.

For purposes of the policy, “related person” means:

•	any director or executive officer of (i) the Company or (ii) an affiliated entity of the Company;

•	any immediate family member of a director or executive officer of (i) the Company or (ii) an affiliate entity of the Company;

•	any nominee for director of (i) the Company or (ii) an affiliated entity of the Company and the immediate family members of such nominee;

•	a 10% beneficial owner of the Company’s voting securities or any immediate family member of such owner; and

•	enterprises in which a substantial interest in the voting power is owned, directly or indirectly by a person described in any of the immediately preceding four bullet points or over which such a person is able to exercise significant influence.

Existing arrangements with related parties and new arrangements with related parties that are entered into in connection with this offering, in each case (i) that are described in this prospectus, (ii) including any subsequent amendment to any such arrangement that is not material to the Company and (iii) any ancillary services provided in connection therewith, will not require review, approval or ratification pursuant to the policy.

DESCRIPTION OF SHARE CAPITAL

The following description summarizes material terms of our constitution as they will be in effect upon the consummation of this offering. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our constitution, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our constitution.

General

Upon the consummation of this offering, our issued and paid-up share capital will consist of Ordinary Shares. Immediately following this offering, we will have 18,865,005 Ordinary Shares issued, including 175,000 ordinary shares that vest upon completion of the offering. We currently only have one class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another.

For the purposes of this section, references to “shareholders” mean those shareholders whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Singapore law as our shareholders. As a result, only registered shareholders have legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders.

Ordinary Shares

Our Ordinary Shares have no par value as there is no concept of authorized share capital under Singapore law. All shares presently issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, we note that any subscriber of our Ordinary Shares who has fully paid up all amounts due with respect to such Ordinary Shares will not be subject under Singapore law to any personal liability to contribute to our assets or liabilities in such subscriber’s capacity solely as a holder of such Ordinary Shares. We believe that this interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporations’ laws. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own Ordinary Shares. Except as described in “Singapore Code on Take-Overs and Mergers,” there are no limitations in our constitution or Singapore law on the rights of shareholders not resident in Singapore to hold or vote in respect of our Ordinary Shares.

93

Representative’s Warrants

Upon the closing of this offering, there will be up to 90,994 Ordinary Shares issuable upon exercise of the Representative’s Warrants, which warrants will be exercisable for the period commencing six months from the closing date of this offering and expiring four and a half years from the closing date of the offering. See “Underwriting — Representative’s Warrants” below for a description of the Representative’s Warrants.

Voting Rights

Each Ordinary Share is entitled to one vote per share. Voting at any meeting of shareholders is by show of hands unless a poll has been demanded prior to or on the declaration of the result of the show of hands by, among others, at least one shareholder present in person or by proxy or by attorney or other duty authorized representative and representing not less than 5% of the total voting rights of all shareholders having the right to vote at the meeting. On a poll, each holder of Ordinary Shares who is present in person or by proxy or by attorney or other duly authorized representative, has one vote for each Ordinary Share which he or she holds or represents. Proxies need not be shareholders.

94

Subject to the Singapore Companies Act and our constitution, only those shareholders who are registered in our register of members will be entitled to vote at any meeting of shareholders in person or by proxy or by attorney or other duly authorized representative. Therefore, since the Ordinary Shares offered in this offering are expected to be held through The Depository Trust (“DTC”) or its nominee, DTC or its nominee will grant an omnibus proxy to DTC participants holding our Ordinary Shares in book-entry form. Persons holding through a broker, bank, nominee or other institution that is a direct or indirect participant of DTC will have the right to instruct their broker, bank, nominee or other institution holding these Ordinary Shares on how to vote such Ordinary Shares by completing the voting instruction form provided by the applicable broker, bank, nominee, or other institution. Whether voting is by a show of hands or by a poll, the vote of DTC or its nominee will be voted by the chairman of the meeting according to the results of the votes of the DTC participants (which results will reflect the instructions received from persons that own our Ordinary Shares electronically in book-entry form through DTC). In the case of a tie vote, the chairman of the meeting shall be entitled to a casting vote.

Dividends

We may, by ordinary resolution, declare dividends at a general meeting of our shareholders, but no dividend shall be payable except out of our profits, and the amount of any such dividend shall not exceed the amount recommended by our board of directors. Subject to our constitution and in accordance with the Singapore Companies Act, our board of directors may, without the approval of our shareholders, declare and pay interim dividends, but any final dividends the board declares must be approved by an ordinary resolution at a general meeting of our shareholders. See “Dividends” for additional information about our dividend policy.

Capitalization and Other Rights

Our board of directors may, with the approval of our shareholders at a general meeting, capitalize any reserves or profits and distribute them as shares, credited as paid-up, to our shareholders in proportion to their shareholdings in accordance with our constitution.

Variation of Rights

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force affecting us, under our constitution, whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the consent in writing of the holders of three-quarters of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up. To every such separate general meeting, the necessary quorum shall be two persons (unless all the shares of the class are held by one person whereupon the necessary quorum shall be one person) at least holding or representing by proxy or by attorney or other duly authorized representative at least one-third of issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney or other duly authorized representative may demand a poll, and on a poll, shall have one vote for every share of the class held by him or her, provided always that where the necessary majority for such a special resolution is not obtained at such general meeting, consent in writing if obtained from the holders of three-quarters of the issued shares of the class concerned within two months of such general meeting shall be as valid and effectual as a special resolution carried at such general meeting.

Issuance of New Shares

Under the Singapore Companies Act, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issuance of shares. Such approval, if granted, will lapse at the earlier of:

•	the conclusion of the next annual general meeting; or

•	the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within six months after the end of each fiscal year);

95

however, any approval may be revoked or varied by the company in a general meeting.

Our shareholders have provided such general authority to issue new Ordinary Shares until the conclusion of our annual general meeting or the date by which the next annual general meeting of the Company is required by law to be held, whichever is earlier.

Subject to this and the provisions of the Singapore Companies Act and our constitution, our board of directors may allot, issue or grant options over or otherwise dispose of new Ordinary Shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose. Such rights are subject to any condition attached to such issue and the regulations of any stock exchange on which our Ordinary Shares are listed, as well as U.S. federal and blue sky securities laws applicable to such issue.

Preference Shares

Our constitution provides that, subject to the Singapore Companies Act and our constitution, we may issue shares of a different class with preferential, deferred, qualified or special rights, privileges, conditions or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, or which do not confer voting rights, as our board of directors may think fit. The Singapore Companies Act allows public companies such as us to issue shares with different voting rights (including special, limited or conditional voting rights, or no voting rights), subject to, among others, our shareholders having adopted a special resolution approving such issuance.

We may, subject to the Singapore Companies Act and the prior approval in a general meeting of our shareholders, issue preference shares that are, or at our option are to be, subject to redemption provided that such preference shares may not be redeemed out of the capital of the Company unless:

•	all the directors have made a solvency statement in relation to such redemption; and

•	we have lodged a copy of the statement with the Accounting and Corporate Regulatory Authority of Singapore.

Further, the preference shares must be fully paid-up before they are redeemed.

The issuance of preference shares could have the effect of decreasing the trading price of our Ordinary Shares, restricting dividends on our Ordinary Shares, diluting the voting rights of our Ordinary Shares, impairing the liquidation rights of our Ordinary Shares, or delaying or preventing a change in control of the Company.

Register of Members

Only persons who are registered in our register of members are recognized under Singapore law as our shareholders with legal standing under Singapore law to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. We will not, except as required by applicable law, recognize any equitable, contingent, future or partial interest in any Ordinary Share, or any interest in any fractional part of an Ordinary Share, or other rights for any Ordinary Share other than the absolute right thereto of the registered holder of that Ordinary Share. We may close our register of members for any time or times, provided that our register of members may not be closed for more than 30 days in the aggregate in any calendar year. We typically will close our register of members to determine shareholders’ entitlement to receive dividends and other distributions.

Our Ordinary Shares, which are expected to be listed and traded on NASDAQ, are expected to be held through DTC. Accordingly, DTC or its nominee will be the shareholder on record registered in our register of members.

A holder of our Ordinary Shares held in book-entry interests through DTC or its nominee may become a registered shareholder by exchanging its interest in such shares for certificated Ordinary Shares and being registered in our register of members in respect of such shares. The procedures by which a holder of book-entry interests held through the facilities of the DTC may exchange such interests for certificated Ordinary Shares are determined by DTC (including the broker, bank, nominee or other institution that holds the shares within DTC) and VStock Transfer, LLC, which will act as our transfer agent, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of book-entry interests for certificated Ordinary Shares.

96

Under the Singapore Companies Act, if (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or unnecessary delay takes place in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member or the public company itself, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may refuse the application or may order rectification of the register of members and payment by the public company of any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

Singapore Code on Take-Overs and Mergers

The Singapore Code on Take-Overs and Mergers, or “Singapore Take-over Code,” regulates, among other things, the acquisition of shares carrying voting rights of Singapore-incorporated public companies. In this regard, the Singapore Take-over Code applies to, among others, corporations with a primary listing of their equity securities in Singapore. While the Singapore Take-over Code is drafted with, among others, listed public companies in mind, unlisted public companies with more than 50 shareholders and net tangible assets of S$5.0 million or more, must also observe the letter and spirit of the general principles and rules of the Singapore Take-Over Code, wherever this is possible and appropriate. Public companies with a primary listing overseas may apply to SIC to waive the application of the Singapore Take-over Code. As at the date of this prospectus, no application has been made to SIC to waive the application of the Singapore Take-over Code in relation to us. We may submit an application to SIC for a waiver from the Singapore Take-over Code so that the Singapore Take-over Code will not apply to us for so long as we are not listed on a securities exchange in Singapore. We will make an appropriate announcement if we submit the application and when the result of the application is known.

Any person acquiring an interest, whether by a series of transactions over a period of time or not, either on his or her own or together with parties acting in concert with such person, in 30% or more of the voting rights in the Company or any person holding, either on his or her own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of the voting rights in the Company, and if such person (or parties acting in concert with such person) acquires additional shares representing more than 1% of the voting rights in the Company in any six-month period, must, except with the consent of SIC, extend a mandatory take-over offer for all the remaining shares in accordance with the provisions of the Singapore Take-over Code. Responsibility for ensuring compliance with the Singapore Take-over Code rests with parties (including company directors) to a take-over or merger and their advisors.

Under the Singapore Take-over Code, “parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows:

•	a company, its parent company, subsidiaries and fellow subsidiaries (together, the related companies), the associated companies of any of the company and its related companies, companies whose associated companies include any of these foregoing companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

•	a company with any of its directors (together with their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

•	a company with any of its pension funds and employee share schemes;

•	a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;

•	a financial or other professional adviser, including a stockbroker, with its client in respect of the shareholdings of the adviser and persons controlling, controlled by or under the same control as the adviser;

•	directors of a company (including their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;

•	partners; and

97

•	an individual and (i) such person’s close relatives, (ii) such person’s related trusts, (iii) any person who is accustomed to act in accordance with such person’s instructions, (iv) companies controlled by the individual, such person’s close relatives, such person’s related trusts or any person who is accustomed to act in accordance with such person’s instructions and (v) any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and within the six months prior to its commencement.

Under the Singapore Take-over Code, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the take-over offer must be given sufficient information, advice and time to enable them to reach an informed decision on the offer. These legal requirements may impede or delay a takeover of our company by a third-party.

Election and Re-election of Directors

The Company may, by ordinary resolution, remove any director before the expiration of his or her period of office, notwithstanding anything in our constitution or in any agreement between us and such director but where any director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders the resolution to remove him or her shall not take effect until his or her successor has been appointed. We may also, by an ordinary resolution, appoint another person in place of a director removed from office pursuant to the foregoing.

Under our constitution, our directors shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III.

The board of directors may assign members of the board of directors already in office to such classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first annual general meeting following the adoption of our constitution, the term of office of the initial Class II directors shall expire at the second annual general meeting following the adoption of this constitution and the term of office of the initial Class III directors shall expire at the third annual general meeting following the adoption of our constitution. At each annual general meeting, commencing with the first annual general meeting following the adoption of our constitution, each of the successors elected to replace the directors of a class whose term shall have expired at such annual general meeting shall be elected to hold office until the third annual general meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. A retiring director shall be eligible for re-election.

Our constitution provides that our board of directors shall have the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional director but any person so appointed by the directors shall hold office only until the next annual general meeting and shall then be eligible for re-election.

General Meetings of Shareholders

Subject to the Singapore Companies Act, we are required to hold an annual general meeting of shareholders within six months from the end of our fiscal year. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the requisition of shareholders holding not less than 10% of the total number of paid-up shares as of the date of deposit of the requisition carrying the right to vote at a general meeting (disregarding paid-up shares held as treasury shares). In addition, two or more shareholders holding not less than 10% of our total number of issued shares (excluding treasury shares) may call a meeting of our shareholders.

The Singapore Companies Act provides that a shareholder is entitled to attend any general meeting and speak on any resolution put before the general meeting. Unless otherwise required by law or by our constitution, voting on resolutions put forth at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the voting rights of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of not less than three-fourths of the voting rights of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, including voluntary winding-up, amendments to our constitution, a change of our corporate name and a reduction in the share capital.

98

We must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. General meetings convened for the purpose of passing ordinary resolutions generally require at least 14 days’ notice in writing.

Minority Rights

The rights of minority shareholders of Singapore companies are protected under Section 216 of the Singapore Companies Act, which gives the Singapore courts a general power to make any order, upon application by any shareholder of a company, as they think fit to remedy any of the following situations:

•	the affairs of a company are being conducted or the powers of the board of directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders, including the applicant; or

•	a company takes an action, or threatens to take an action, or the shareholders pass a resolution, or propose to pass a resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the shareholders, including the applicant.

Singapore courts have a wide discretion as to the remedies they may grant and the remedies listed in the Singapore Companies Act itself are not exclusive. In general, the Singapore courts may:

•	direct or prohibit any act or cancel or modify any transaction or resolution;

•	regulate the conduct of the affairs of the company in the future;

•	authorize civil proceedings to be brought in the name of, or on behalf of, the company by a person or persons and on such terms as the court may direct;

•	provide for the purchase of a minority shareholder’s shares by the other shareholders or by the company and, in the case of a purchase of shares by the company, a corresponding reduction of its share capital; or

•	provide that the company be wound up.

In addition, Section 216A of the Singapore Companies Act allows a complainant (including a minority shareholder) to apply to the Singapore courts for leave to bring an action in a court proceeding or arbitration to which a company is a party or intervene in an action in a court proceeding or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of a company.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Ordinary Shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Limitation of Liability of Directors and Officers

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against any liability that would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any such individual insurance against liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying the individual against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the individual to pay a fine in criminal proceedings, (ii) of the individual to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the individual in defending criminal proceedings in which he or she is convicted, (iv) incurred by the individual in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the individual in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

99

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting our company, every director, secretary or other officer of the Company shall be indemnified by us against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto.

In addition, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of us or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Singapore law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified (on terms that the full amount of such advances is to be repaid if the individual is convicted in the relevant proceeding (with such conviction being final), final judgment is given against the individual in the relevant proceeding or, as the case may be, the court refuses to grant the individual relief on the application (with such refusal of relief being final)), save that the Company shall not provide any indemnity (to any extent) to a director or an officer against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the Company save for the circumstances as permitted pursuant to Section 172A and Section 172B of the Singapore Companies Act. These indemnification rights shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our constitution, agreement, vote of shareholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place Woodmere, NY 11598. Their phone number is (212) 828-8436.

Comparison of Shareholder Rights

We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our Ordinary Shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents, including our constitution as it will be in effect upon the consummation of this offering, and the laws of Singapore and Delaware.

This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our Ordinary Shares under applicable law in Singapore and our constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

100

Delaware	Singapore
Board of Directors

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.

The constitution of companies will typically state the minimum and maximum number of directors as well as provide that directors may be appointed or removed by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such appointment or removal is within the minimum and maximum number of directors provided in the constitution and the Singapore Companies Act, respectively. Our constitution does not provide for a minimum or maximum number of directors. Under the Singapore Companies Act, the minimum number of directors shall be at least one director who is ordinarily resident in Singapore.

Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation would also provide that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying a director against any liability for negligence, default, breach of duty or breach of trust in relation to a company will be void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any director insurance against any such liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying a director against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the director to pay a fine in criminal proceedings, (ii) of the director to pay a penalty to a regulatory authority in respect of non-compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the director in defending criminal proceedings in which he or she is convicted, (iv) incurred by the director in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the director in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting the Company, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

101

Interested Shareholders

Section 203 of Delaware General Corporation Law, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions: (1) before such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or (3) on or after such date, the business combination is approved by our Board of Directors and authorized at an annual or a special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following: (1) any merger or consolidation involving the corporation or any direct or indirect majority owned subsidiary of the corporation and the interested stockholder or any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the transaction is not excepted as described above; (2) any sale, transfer, pledge, or other disposition (in one transaction or a series) of 10% or more of the assets of the corporation involving the interested stockholder; (3) to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.

There are no comparable provisions in Singapore with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.

Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).	According to the Singapore Companies Act, directors of a public company may be removed before expiration of their term of office with or without cause by ordinary resolution (i.e., a resolution requiring the affirmative vote of a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. The company shall then give notice of such resolution to its shareholders not less than 14 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

Filing Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Our constitution provides that our board of directors shall have the power, at any time, to appoint any person to be a director either to fill a casual vacancy or as an additional director but any person so appointed by the directors shall hold office only until the next annual general meeting and shall then be eligible for re-election.

102

Amendment of Governing Documents

Amendment of Certification of Incorporation and Bylaws

Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment.

If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.

Alteration to Constitution

Our constitution may be altered by special resolution (i.e., a resolution requiring the affirmative vote of not less than three-fourths majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution for which not less than 21 days written notice is given). Our board of directors has no power to amend our constitution.

Meetings of Shareholder

Annual and Special Meetings	Annual General Meetings

Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors.

Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Subject to the Singapore Companies Act, we are required to hold an annual general meeting of shareholders within six months from the end of our fiscal year.

Extraordinary General Meetings

Any general meeting other than the annual general meeting is called an “extraordinary general meeting.” Two or more shareholders holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting. In addition, the constitution usually also provides that general meetings may be convened in accordance with the Singapore Companies Act by the directors.

Notwithstanding anything in the constitution, the directors are required to convene a general meeting if required to do so by requisition (i.e., written notice to directors requiring that a meeting be called) by shareholders holding not less than 10% of the total number of paid-up shares as at the date of the deposit of the requisition carrying the right of voting at general meetings of the company. In addition, our constitution provides that the directors may, whenever they think fit, requisition an extraordinary general meeting.

Quorum Requirements	Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.	Our constitution provides that the quorum at any general meeting shall be two or more members present in person or by proxy or by attorney or other duly authorized representative save in certain circumstances.

103

Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person: acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that person is not entitled to be so indemnified.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying a director against any liability for negligence, default, breach of duty or breach of trust in relation to a company will be void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for any director insurance against any such liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying a director against liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the director to pay a fine in criminal proceedings, (ii) of the director to pay a penalty to a regulatory authority in respect of non- compliance with any requirements of a regulatory nature (howsoever arising), (iii) incurred by the director in defending criminal proceedings in which he or she is convicted, (iv) incurred by the director in defending civil proceedings brought by the company or a related company in which judgment is given against him or her or (v) incurred by the director in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from the consequences of their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director.

However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust.

Our constitution provides that, subject to the provisions of the Singapore Companies Act and every other Singapore statute for the time being in force and affecting the Company, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by them in the execution and discharge of their duties or in relation thereto. In particular, and without prejudice to the generality of the foregoing, no director, secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

104

Shareholder Approval of Issuance of Shares

Under Delaware law, the board of directors has the authority to issue, from time to time, capital stock in its sole discretion, as long as the number of shares to be issued, together with those shares that are already issued and outstanding and those shares reserved to be issued, do not exceed the authorized capital for the corporation as previously approved by the stockholders and set forth in the corporation’s certificate of incorporation. Under the foregoing circumstances, no additional stockholder approval is required for the issuance of capital stock. Under Delaware law, stockholder approval is required for (i) any amendment to the corporation’s certificate of incorporation to increase the authorized capital and (ii) the issuance of stock in a direct merger transaction where the number of shares exceeds 20% of the corporation’s shares outstanding prior to the transaction, regardless of whether there is sufficient authorized capital.

In addition, a corporation may issue one or more classes of stock or one or more series of stock within any class as shall be stated and expressed in the certificate of incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation.

Any stock of any class or of any series thereof may be made convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Section 161 of the Singapore Companies Act provides that notwithstanding anything in the company’s constitution, the directors shall not exercise any power to issue shares without prior approval of the shareholders in a general meeting. Such authorization may be obtained by ordinary resolution (i.e., a resolution requiring the affirmative vote of a simple majority of the voting rights of those shareholders present and voting in person or by proxy). Once this shareholders’ approval is obtained, unless previously revoked or varied by the company in a general meeting, it continues in force until the conclusion of the next annual general meeting or the expiration of the period within which the next annual general meeting after that date is required by law to be held, whichever is earlier; but any approval may be revoked or varied by the company in a general meeting.

105

Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote. The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the Delaware General Corporation Law. See “Interested Shareholders” above.

The Singapore Companies Act mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

•      notwithstanding anything in the company’s constitution, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

•      subject to the constitution of each amalgamating company, an amalgamation proposal in accordance with the full amalgamation procedures under the Singapore Companies Act that do not require a court order must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

•      notwithstanding anything in the company’s constitution, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Shareholder Action Without A Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.

There are no equivalent provisions in respect of public companies which are not listed in Singapore. As a result, shareholder action by written consent is not permitted.

Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Derivative Actions

The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action or commence an arbitration on behalf of the company.

Applications are generally made by shareholders of the company, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares).

It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of the company or intervene in an action or arbitration to which the company is a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the company.

Class Actions

The concept of class action suits, which allows individual shareholders to bring an action seeking to represent a class or classes of shareholders, does not exist in Singapore. However, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as “lead plaintiffs.”

106

Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

The Singapore Companies Act provides that no dividends can be paid to shareholders except out of profits.

The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Our constitution provides that no dividend can be paid otherwise than out of profits.

Acquisition of a Company’s Own Shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares subject to certain exceptions. Any contract or transaction made or entered into in contravention of the aforementioned prohibition by which a company acquires its own shares is void. However, provided that it is expressly permitted to do so by its constitution, as the case may be, and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, a company may:

•      redeem redeemable preference shares. Preference shares may be redeemed out of capital if all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act, and the company lodges a copy of the statement with the Accounting and Corporate Regulatory Authority of Singapore;

•      whether or not it is listed on an approved exchange in Singapore or any securities exchange outside Singapore, make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

•      make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting; and

•      whether or not it is listed on an approved exchange in Singapore or any securities exchange outside Singapore, make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution

107

A company may also purchase its own shares by an order of a Singapore court.

The total number of Ordinary Shares that may be acquired by a company during a relevant period may not exceed 20% (or such other prescribed percentage) of the total number of Ordinary Shares as of the date of the resolution passed to authorize the acquisition of the shares. Where, however, a company has reduced its share capital by a special resolution or a Singapore court has made an order confirming the reduction of share capital of the company, the total number of Ordinary Shares shall be taken to be the total number of Ordinary Shares as altered by the special resolution or the order of the court. Payment, including any expenses (including brokerage or commission) incurred directly in the acquisition by the company of its own shares, may be made out of the company’s distributable profits or capital, provided that the company is solvent.

Our constitution provides that subject to the provisions of the Singapore Companies Act, we may purchase or otherwise acquire our issued shares on such terms and in such manner as we may think fit.

These shares may be held as treasury shares or cancelled as provided in the Singapore Companies Act or dealt with in such manner as may be permitted by the Singapore Companies Act. On cancellation of the shares, the rights and privileges attached to those shares will expire.

Financial Assistance for the Acquisition of Shares A public company or a company whose holding company or ultimate holding company is a public company shall not give financial assistance to any person whether directly or indirectly for the purpose of or in connection with:

•      the acquisition or proposed acquisition of shares in the company or units of such shares; or the acquisition or proposed acquisition of shares

•      in its holding company or ultimate holding company, or units of such shares.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise.

However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company if it complies with the requirements (including approval by special resolution) set out in the Singapore Companies Act.

108

Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.

Under the Singapore Companies Act, directors and chief executive officers are not prohibited from dealing with the company, but where they have an interest in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director or chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon as is practicable after the relevant facts have come to such director’s or chief executive officer’s knowledge, declare the nature of such director’s or chief executive officer’s interest at a board of directors’ meeting or send a written notice to the company containing details on the nature, character and extent of his or her interest in the transaction or proposed transaction with the company.

There is, however, no requirement for disclosure where the interest of the director or chief executive officer (as the case may be) consists only of being a member or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as immaterial. Where the transaction or the proposed transaction relates to any loan to the company, a director or chief executive officer shall not be deemed to be interested or to have been at any time interested in the transaction or proposed transaction where the director or chief executive officer has only guaranteed or joined in guaranteeing the repayment of such loan, unless the constitution provides otherwise.

Further, where the transaction or the proposed transaction has been or will be made with or for the benefit of a related corporation (i.e. the holding company, subsidiary or subsidiary of a common holding company), a director or chief executive officer shall not be deemed to be interested or to have been at any time interested in the transaction or proposed transaction where he or she is a director or chief executive officer (as the case may be) of that corporation, unless the constitution provides otherwise.

In addition, a director or chief executive officer who holds any office or possesses any property which directly or indirectly might create duties or interests in conflict with such director’s or chief executive officer’s duties or interests as director or chief executive officer (as the case may be) is required to declare the fact and the nature, character and extent of the conflict at a meeting of directors or send a written notice to the company setting out the fact and the nature, character and extent of the conflict.

The Singapore Companies Act extends the scope of this statutory duty of a director and chief executive officer to disclose any interests by pronouncing that an interest of a member of a director’s or chief executive officer’s (as the case may be) family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer (as the case may be).

Subject to specified exceptions, the Singapore Companies Act prohibits a company from making a loan or quasi-loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan or quasi-loan. Companies are also prohibited from making loans or quasi-loans to its directors’ spouse or children (whether adopted or natural or step-children), or giving a guarantee or security in connection with such a loan or quasi-loan.

109

Dissenters’ Rights

Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	There are no equivalent provisions in Singapore under the Singapore Companies Act.

Cumulative Voting

Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has the number of votes equal to the number of shares held by such stockholder times the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.

There is no equivalent provision under the Singapore Companies Act in respect of companies incorporated in Singapore.

Anti-Takeover Measures

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

The constitution of a Singapore company typically provide that the company may allot and issue new shares of a different class with preferential, deferred, qualified or other special rights as its board of directors may determine with the prior approval of the company’s shareholders in a general meeting.

Under the Singapore Take-over Code, if, in the course of an offer, or even before the date of the announcement of the offer, the board of the offeree company has reason to believe that a bona fide offer is imminent, the board must not, except pursuant to a contract entered into earlier, take any action, without the approval of shareholders at a general meeting, on the affairs of the offeree company that could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we have made an application for the Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Ordinary Shares held by public shareholders representing approximately 17.3% of our Ordinary Shares in issue if the Underwriter does not exercise its over-allotment option, and approximately 18.6% of our Ordinary Shares in issue if the Underwriter exercises its over-allotment option in full. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

110

Lock-Up Agreements

We have agreed not to, for a period of 360 days after the date of the Underwriting Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers and our 5% and greater stockholders has agreed that for a period of 360 days after the date of this prospectus, without the prior written consent of EF Hutton, and subject to certain exceptions, they will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; (iii) make any demand for or exercise any right with respect to the registration of any such securities; or (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any such securities.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All but 623,306 of our Ordinary Shares outstanding prior to the closing of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the U.S. only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 188,650 shares immediately after this offering, assuming the Underwriter does not exercise their over-allotment option; or

•	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

111

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATION

Material Singapore Tax Consideration

The following discussion is a summary of material Singapore income tax, stamp duty and estate duty considerations relevant to the purchase, ownership and disposition of our Ordinary Shares by an investor who is not tax resident or domiciled in Singapore and who does not carry on business or otherwise have a presence in Singapore. The statements made herein regarding taxation are based on certain aspects of the tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date hereof and are subject to any changes in such laws or administrative guidelines, or in the interpretation of those laws or guidelines, occurring after such date, which changes could be made on a retroactive basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements made herein do not describe all of the tax considerations that may be relevant to all our shareholders, some of which (such as dealers in securities) may be subject to different rules. The statements are not intended to be and do not constitute legal or tax advice, and do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Ordinary Shares. The statements are also not to be regarded as advice on the tax position of any of our shareholders or of any person acquiring, selling or otherwise dealing with our Ordinary Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Ordinary Shares. Each prospective investor should consult an independent tax advisor regarding all Singapore income and other tax consequences applicable to them from owning or disposing of our Ordinary Shares in light of the investor’s particular circumstances.

Income Taxation Under Singapore Law

Dividend Distributions with Respect to Ordinary Shares

On the basis that a company is not tax resident in Singapore for Singapore tax purposes, dividends paid by the company should generally be considered as sourced outside Singapore (unless our Ordinary Shares are held as part of a trade or business carried on in Singapore in which event the holders of such shares may be taxed on the dividends as they are derived).

Foreign-sourced dividends received or deemed received in Singapore by an individual not resident in Singapore would be exempt from Singapore income tax. This exemption will also apply in the case of a Singapore tax resident individual who receives such foreign-sourced income in Singapore (except where such income is received through a partnership in Singapore).

Foreign-sourced dividends received or deemed received by corporate investors in Singapore will be liable for Singapore tax. However, if the conditions for the exemption of specified foreign-sourced income are met, foreign-sourced dividends received by corporate investors resident in Singapore would be exempt from Singapore tax.

Foreign-sourced dividends received or deemed received in Singapore on or after June 1, 2003 by a Singapore resident corporate taxpayer is exempt from tax, provided certain prescribed conditions are met, including the following:

(a)	such income is subject to tax of a similar character to income tax under the law of the jurisdiction from which such income is received;

112

(b)	at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(c)	the Comptroller of Income Tax is satisfied that the tax exemption would be beneficial to the person resident in Singapore.

In the case of dividends paid by a company resident in a territory from which the dividends are received, the “subject to tax condition” in (a) above is considered met where tax is paid in that territory by such company in respect of its income out of which such dividends are paid or tax is paid on such dividends in that territory from which such dividends are received. Certain concessions and clarifications have also been announced by the Inland Revenue Authority of Singapore (“IRAS”) with respect to the above conditions.

Capital Gains upon Disposition of Ordinary Shares

Under current Singapore tax law, there is no tax on capital gains. As such, any profits from the disposal of our Ordinary Shares would not ordinarily be taxable in Singapore. However, there are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. If the gains from the disposal of Ordinary Shares are construed to be of an income nature (which could be the case if, for instance, the gains arise from activities which the IRAS regards as carrying on a trade or business in Singapore), the disposal profits would be taxable as income rather than capital gains. As the precise status of each prospective investor will vary from one another, each prospective investor should consult an independent tax advisor on the Singapore income tax and other tax consequences that will apply to their individual circumstances.

Subject to certain conditions being satisfied, gains derived by a company from the disposal of our Ordinary Shares between the period of June 1, 2012 and December 31, 2027 (inclusive of both dates) will not be subject to Singapore income tax, if the divesting company holds a minimum shareholding of 20% of our Ordinary Shares and these shares have been held for a continuous minimum period of 24 months. For disposals during the period from June 1, 2012 and May 31, 2022 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading or holding immovable properties in Singapore (excluding property development). For disposals during the period from June 1, 2022 and December 31, 2027 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading, holding or developing immovable properties in Singapore or abroad.

In addition, shareholders who apply, or who are required to apply, the Singapore Financial Reporting Standard 39 (“FRS 39”), Financial Reporting Standard 109 (“FRS 109”) or Singapore Financial Reporting Standard (International) 9 (Financial Instruments) (“SFRS(I) 9”) (as the case may be), for the purposes of Singapore income tax may be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our Ordinary Shares is made. Singapore corporate shareholders who may be subject to such tax treatment should consult their own accounting and tax advisors regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Ordinary Shares.

Stamp Duty

There is no Singapore stamp duty payable in respect of the issuance or holding of our Ordinary Shares. Singapore stamp duty will be payable if there is an instrument of transfer of our Ordinary Shares executed in Singapore or if there is an instrument of transfer executed outside of Singapore which is received in Singapore. Under Singapore law, stamp duty is not applicable to electronic transfers of our shares effected on a book entry basis outside Singapore. We therefore expect that no Singapore stamp duty will be payable in respect of Ordinary Shares purchased by U.S. holders in this offering assuming that they are acquired solely in book entry form through the facility outside Singapore established by our transfer agent and registrar outside Singapore.

Where shares evidenced in certificated form are transferred and an instrument of transfer is executed (whether physically or in the form of an electronic instrument) in Singapore or outside Singapore and which is received in Singapore, Singapore stamp duty is payable on the instrument of transfer for the sale of our Ordinary Shares at the rate of 0.2% of the consideration for, or market value of, the transferred shares, whichever is higher. The Singapore stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside of Singapore and is received in Singapore, Singapore stamp duty must be paid within 30 days of receipt of the instrument of transfer in Singapore. Electronic instruments that are executed outside Singapore are treated as received in Singapore in any of the following scenarios: (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore. Where the instrument of transfer is executed in Singapore, Singapore stamp duty must be paid within 14 days of the execution of the instrument of transfer.

113

Goods and Services Tax

The issue or transfer of ownership of our Ordinary Shares would be exempt from Singapore goods and services tax, or GST. Hence, no GST would be incurred on the subscription or subsequent transfer of our Ordinary Shares.

The sale of our Ordinary Shares by a GST-registered investor belonging in Singapore for GST purposes to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST incurred by the GST-registered investor in making the exempt supply is generally not recoverable from the Singapore Comptroller of GST.

Where our Ordinary Shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to and for the direct benefit of a person belonging outside Singapore, the sale should generally, subject to satisfaction of certain conditions, be considered a taxable supply subject to GST at 0%. Subject to the normal rules for input tax claims, any input GST incurred by the GST-registered investor in making such a supply in the course of or furtherance of a business carried out by such investor may be fully recoverable from the Singapore Comptroller of GST.

Each prospective investor should consult an independent tax advisor on the recoverability of input GST incurred on expenses in connection with the purchase and sale of our Ordinary Shares if applicable.

Services consisting of arranging, brokering, underwriting or advising on the issue, allotment or transfer of ownership of our Ordinary Shares rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our Ordinary Shares will be subject to GST at the standard rate of 7% (which will be raised to 8% and 9% from January 1, 2023 and January 1, 2024, respectively). Similar services rendered by a GST-registered person contractually to and for the direct benefit of an investor belonging outside Singapore should generally, subject to the satisfaction of certain conditions, be subject to GST at 0%.

With the implementation of reverse charge from January 1, 2020, the “directly benefit” condition for zero- rating (i.e. GST at 0%) will be amended to allow the zero-rating of a supply of services to the extent that the services directly benefit a person belonging outside Singapore or a GST-registered person in Singapore. Under the reverse charge regime, a GST-registered partially exempt business that is not entitled to full input tax claims will be required to account for GST on all services that it procures from overseas suppliers (except for certain services which are specifically exempt from reverse charge). A non GST-registered person whose total value of imported services for a 12-month period exceeds S$1 million and is not entitled to full input tax claims even if such person was GST-registered may become liable for GST registration and be required to account for GST both on its taxable supplies and imported services subject to reverse charge.

Estate Duty

Singapore estate duty has been abolished with effect from February 15, 2008 in relation to the estate of any person whose death has occurred on or after February 15, 2008.

Tax Treaties Regarding Withholding Taxes

There is currently no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

POTENTIAL PURCHASERS OF OUR ORDINARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, GIFT, ESTATE OR GENERATION- SKIPPING TRANSFER, AND OTHER TAX AND TAX TREATY CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect and, insofar as it related to matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of our tax counsel, Nelson Mullins Riley & Scarborough LLP. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

114

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. The gain or loss will generally be treated as U.S.-source income or loss for foreign tax credit purposes. U.S. Holders that sell Ordinary Shares for an amount denominated in a non-U.S. currency should consult their tax advisers regarding the exchange rate at which the amount received should be translated to U.S. dollars, and whether any U.S.-source foreign currency gain or loss may be required to be recognized as a result of the sale. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

115

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating the UFG Entities as being owned by us for U.S. federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with the UFG Entities, and as a result, we are treating the UFG Entities as our wholly-owned subsidiaries for U.S. federal income tax purposes. If we are not treated as owning the UFG Entities for U.S. federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

116

•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

117

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

UNDERWRITING

We are offering our securities described in this prospectus through the underwriters named below. EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), is acting as sole representative of the underwriters. We and the selling shareholder, Snowfields Wealth Management Limited which is wholly-owned by Geoffrey Allan Lawrence, Chief Executive Officer and a director of T20 Holdings, have entered into an underwriting agreement with EF Hutton. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed, severally and not jointly, and we and the selling shareholder have agreed to sell to the underwriters, the number of Ordinary Shares listed next to their names in the following table:

Underwriters	Number of Ordinary Shares
EF Hutton, division of Benchmark Investments, LLC
Total

The underwriting agreement provides that the underwriters must buy all of the Ordinary Shares if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional securities as described below. If an underwriter defaults, the Underwriting Agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the Underwriting Agreement may be terminated. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

118

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Ordinary Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have been advised by EF Hutton that the underwriters intend to make a market in our securities but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Ordinary Shares

We and the selling shareholder have granted the underwriters an option to buy up to an aggregate of        additional Ordinary Shares (representing 15% of the shares offered). The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional Ordinary Shares approximately in proportion to the amounts specified in the table above.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative, or its designees, as compensation warrants to purchase a number of Ordinary Shares equal to 3% of the aggregate number of Ordinary Shares sold in this offering (including the shares sold by the selling shareholder)(the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 100% of the public offering price per share in this offering. The Representative’s Warrants are exercisable at any time and from time to time, for the period commencing six months from the closing date of this offering and expiring four and a half years from the closing date of the offering. The Representative’s Warrants are deemed underwriting compensation, and have been valued at 0.975% of the total offering proceeds.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under FINRA Rule 5110(e)(2), nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days immediately following the commencement of sales of the registration statement of which this prospectus forms a part. In addition, the warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock split or other corporate events and as otherwise permitted under Rule 5110(g)(8)(E) of FINRA.

Underwriting Discount

Ordinary Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Ordinary Shares sold by the underwriters to securities dealers may be sold at a discount of up to $        per share from the public offering price. The underwriters may offer the Ordinary Shares through one or more of their affiliates or selling agents. If all the Ordinary Shares are not sold at the public offering price, EF Hutton may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Ordinary Shares at the prices and upon the terms stated therein.

119

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us and the selling shareholder per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We and the selling shareholder have agreed to sell the Ordinary Shares to the underwriters at the offering price of $                per share, which represents the public offering price of our Ordinary Shares set forth on the cover page of this prospectus less an 8% underwriting discount.

The following table shows the per Ordinary Share and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares.

Total
	Per Ordinary Share	Total Without Exercise of Over- Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price	$	$	$
Underwriting discount and commissions (8%)(1)	$	$	$
Payable by us
Payable by the selling shareholder
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the selling shareholder	$	$	$

(1) Does not include the Representative’s Warrants to purchase 3% of the number of shares sold in the offering or amounts representing reimbursement of certain out-of-pocket expenses, each as described above.

The total expenses of the offering (not including the expenses of the selling shareholder), not including the underwriting discount and commissions, are estimated at approximately $3,000,000 and are payable by us. We anticipate that the maximum amount of all fees and expenses to be reimbursed to, or paid on behalf of, the underwriters, will be approximately $446,453, which includes the value of the Representative’s Warrants discussed above, which for purposes of such estimates has been valued at 0.975% of the total offering amount, the value of the right of first refusal discussed below, which is valued at 1.0% of the total offering amount, and $11,000 of expenses associated with background checks paid by the Company for the benefit of the Representative. We have also agreed to pay all of the expenses relating to the offering, including, but not limited to, all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in this offering (including the over-allotment); all fees and expenses relating to the listing of the Ordinary Shares on the Nasdaq Capital Market; if the offering requires “blue sky” registration, fees of legal counsel performing such work; the costs of all mailing and printing of the underwriting documents, registration statements and prospectuses; the costs of preparing, printing and delivering certificates representing the Ordinary Shares issued in this offering; fees and expenses of the transfer agent for our Ordinary Shares; stock transfer taxes, if any; the fees and expenses of our accountants and of the our legal counsel and other agents and representatives; and travel expenses relating to the “road show” marketing trips.

We have also agreed to pay EF Hutton’s out-of-pocket accountable expenses, including: (i) up to $20,000 of EF Hutton’s actual accountable road show expenses for the offering; (ii) the $29,500 cost associated with EF Hutton’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (iii) the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000; and (iv) the fees for EF Hutton’s legal counsel, in aggregate subject to a maximum of $175,000 if the offering is consummated or a maximum of $50,000 if the offering is not consummated, which $50,000 has been advanced to EF Hutton to date. Any portion of such advance shall be returned to us to the extent not actually incurred. In the event this offering does not close, we agreed to reimburse the representative for the full amount of its accountable out-of-pocket expenses actually incurred (which includes all fees and disbursements of the representative’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the representative in conducting its due diligence, including background checks of the Company's officers and directors), less amounts previously paid to the representative in reimbursement for such expenses. The total amount of all expenses (not including the background check fees, discussed below) will not exceed $175,000.  The Company also agreed to conduct background checks on the Company’s senior management and board of directors, which have been shared with the Company, the costs of which are expected to total approximately $11,000. In total the maximum amount of all fees and expenses to be paid to, or reimbursed on behalf of, EF Hutton, are expected to total $186,000 ($175,000 representing the maximum expenses of EF Hutton reimbursable by the Company; and $11,000 representing the amount of background checks paid for by the Company for the benefit of EF Hutton).

The total maximum amount of underwriters’ compensation payable in connection with the offering will be 11.150% of the offering proceeds (10.997% if the over-allotment option is exercised in full), made up of the 8% discount; the $175,000 maximum reimbursable expenses of EF Hutton; the cost of the background checks discussed above; the value of representative’s warrants, and the right of first refusal.

120

Right of First Refusal

We have granted EF Hutton a right of first refusal, for a period of twelve (12) months from the closing of the offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each being referred to as a subject transaction), during such twelve (12) month period, on terms and conditions as mutually agreed by the Company and EF Hutton. Such right of first refusal is deemed to be underwriting compensation in connection with this offering and has a value of one percent of the gross proceeds of this offering. Such right of first refusal terminates in the event the Company terminates the underwriting agreement due to the representative’s material failure to provide the underwriting services contemplated in the underwriting agreement. The right to the right of first refusal is subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause, which includes that the Company may terminate EF Hutton’s engagement upon EF Hutton’s material failure to provide the underwriting services required by the Underwriting Agreement. The Company’s exercise of the right of termination for cause will terminate right of first refusal. The right of first refusal is deemed underwriting compensation, and has been valued at 1.0% of the total offering proceeds.

Tail Fee

We have also agreed to pay EF Hutton, subject to certain exceptions, a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by EF Hutton to the Company during the period from the date EF Hutton was engaged until the final closing of this offering (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause, which includes that the Company may terminate EF Hutton’s engagement upon EF Hutton’s material failure to provide the underwriting services required by the Underwriting Agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the tail financing set forth above.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, will agree in the Underwriting Agreement that, without the prior written consent of EF Hutton, it will not, for a period of 360 days after the date of the Underwriting Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers and our 5% and greater stockholders has agreed that for a period of 360 days after the date of this prospectus, without the prior written consent of EF Hutton, and subject to certain exceptions, they will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; (iii) make any demand for or exercise any right with respect to the registration of any such securities; or (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any such securities.

Indemnification

We and the selling shareholder have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we or the selling shareholder are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

121

Other Relationships and Finders Fees

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

EF Hutton is a party to a foreign finder agreement with Fat Ventures Private Limited, an affiliate of Fat Ventures and Fat Projects International, with whom we have entered into a consulting agreement, as discussed in greater detail below under “Expenses Relating To This Offering”. Pursuant to the foreign finder agreement, Fat Ventures Private Limited agreed to refer companies to EF Hutton which are seeking financing (including direct loans, private placements, registered offerings or other public offerings), including debt or equity, and EF Hutton agreed to pay Fat Ventures Private Limited a referral fee agreed to on a transaction-by-transaction basis in consideration for such referrals. Specifically, pursuant to this arrangement, Fat Ventures Private Limited uses its best efforts, on a non-exclusive basis, to refer companies to EF Hutton which are seeking financing (as previously described), though Fat Ventures Private Limited is not an agent of EF Hutton—its relationship with EF Hutton is solely that of an independent contractor—and cannot bind or obligate EF Hutton, particularly to pursue a relationship with any such referral. Fat Ventures Private Limited is a non-U.S. incorporated company and is not required to be registered in the U.S. as a broker dealer with FINRA. Moreover: (1) Fat Ventures Private Limited has represented that it is not subject to a disqualification as defined in Article II, Section 4 of the By-Laws of FINRA, and that it has undertaken a good faith review of all applicable laws of the country(ies) in which it is organized and resident is not violating any applicable rules or regulations by entering into the foreign finder agreement at issue; (2) all candidates to be referred by Fat Ventures Private Limited to EF Hutton pursuant to such agreement are foreign nationals (not U.S. citizens) or foreign entities domiciled abroad; (3) such candidates receive a descriptive document, similar to that required by Rule 206(4)-3(b) of the Investment Advisers Act, that discloses what compensation is being paid to Fat Ventures Private Limited under this arrangement; (4) these candidates provide written acknowledgment to EF Hutton of the existence of the compensation arrangement and such acknowledgment is retained and made available for inspection by FINRA; and (5) records reflecting payments to Fat Ventures Private Limited are maintained on the member’s books, and actual agreements between EF Hutton and Fat Ventures Private Limited are available for inspection by FINRA.

Fat Ventures Private Limited is due a fee equal to 12.5% of the underwriting discount to be received by EF Hutton under the Underwriting Agreement (1% of the total gross proceeds of the offering), which will total an aggregate of $131,875 (or $151,656.25 in the event the over-allotment option is exercised in full), at an assumed offering price of $5.00 per share.

Selling Shareholder

As discussed above, the selling shareholder is Snowfields Wealth Management Limited, which is wholly-owned by Geoffrey Allan Lawrence, Chief Executive Officer and a director of T20 Holdings, who, along with the Company, has entered into an underwriting agreement with EF Hutton.

Stock Exchange

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “TWEN”. There is no assurance that such application will be approved, and if our application is not approved, this offering will not be completed.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our securities during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Ordinary Shares, which involve the sale by the underwriters of a greater number of Ordinary Shares than they are required to purchase in this offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing our securities in the open market. In making this determination, the underwriters will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which they may purchase our securities through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because EF Hutton has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result of these activities, the price of our securities may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

122

Determination of Offering Price

The principal factors to be considered in determining the public offering price include:

•	the information set forth in this prospectus and otherwise available to EF Hutton;

•	our history and prospects and the history and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our company;

•	the general condition of the securities market at the time of this offering;

•	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

•	other factors deemed relevant by the underwriters and us.

The assumed public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we, the selling shareholder, nor the underwriters can assure investors that an active trading market will develop for our Ordinary Shares or that the Ordinary Shares and will trade in the public market at or above the public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of our securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us, the selling shareholder or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase the securities offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

123

Selling Restrictions

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

124

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

125

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we expect to incur in connection with this offering (except any expenses incurred by the selling shareholder). With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,066
Nasdaq Capital Market Listing Fee	$75,000
FINRA Filing Fee	$11,263
Legal Fees and Expenses	$650,000
Accounting Fees and Expenses	$375,000
Underwriter Expenses	$229,500
Printing and Engraving Expenses	$28,000
Transfer Agent Expenses	$12,000
D&O Insurance Expenses	$1,095,000
Financial Advisory Expenses*	$500,000
Miscellaneous Expenses	$22,171
Total Expenses	$3,000,000

*	On August 3, 2022, we engaged Fat Ventures Pte. Ltd. (“Fat Ventures) and Fat Projects International Investments and Holdings Limited (“Fat Projects International”) to consult with us on various financing strategies for our business for a term of three years. Specifically, pursuant to this arrangement, Fat Ventures and Fat Projects International provide general business and strategic consultancy services for the following: (1) assisting us with our preparation of presentation materials for the purpose of facilitating an investment, through a private investment and/or a public offering and public exchange listing, or sale transaction (or combination thereof) and (2) consulting on the business and commercial aspects of any such transaction. These services do not consist of Fat Ventures or Fat Projects International buying and selling investments for us, trading investments in connection with us, or otherwise finding investors for this offering. Moreover, both Fat Ventures and Fat Projects International are non-U.S. incorporated companies and neither Fat Ventures nor Fat Projects International are engaged or perform investment banking, corporate finance, financial advisory services, or securities businesses which require a broker dealer registration with the Financial Industry Regulatory Authority (FINRA). We determined that it was in our best interest to conduct an initial public offering in the United States. We have agreed to compensate Fat Ventures and Fat Projects International for their services by paying Fat Ventures a cash fee equal to 5% of the amount of capital raised in this offering and by issuing Fat Projects International 175,000 of our ordinary shares, which will vest upon completion of this offering. In addition, we have agreed to indemnify Fat Ventures and Fat Projects International for liabilities under the Securities Act. We are also required to pay (1) Fat Ventures a cash fee equal to 5% of any proceeds we raise in the future; and (2) Fat Projects International ordinary shares equal to 1% of the pre-investment fully-diluted share capital of the Company, during the term of the engagement for any new investments, and Fat Ventures a cash fee equal to 2% of any investment proceeds received from any investor who has previously invested in the Company during the term of the engagement. As a result of the above, we are issuing Fat Projects International 175,000 ordinary shares upon the closing of this offering and will be required to pay Fat Ventures a cash fee equal to 5% of the amount of capital raised in this offering, which amount is included in the expenses disclosed throughout this prospectus.

 These expenses will be borne by us. Underwriting discounts will be borne by us and the selling shareholder in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Nelson Mullins Riley & Scarborough LLP with respect to certain legal matters as to United States federal securities and New York State law. The representative of the underwriters is being represented by The Loev Law Firm, PC. The validity of the ordinary shares offered in this offering will be passed upon for us by Pinsent Masons MPillay LLP. Nelson Mullins Riley & Scarborough LLP may rely upon Pinsent Masons MPillay LLP with respect to matters governed by Singapore law.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 included in this prospectus have been so included in reliance on the report of BF Borgers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of BF Borgers is located at 5400 West Cedar Avenue, Lakewood, Colorado 80226.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the securities offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about our securities. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

126

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov. The information on that website is not a part of this prospectus.

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

127

T20 HOLDINGS LTD.

F-1

T20 HOLDINGS LTD.

Consolidated Balance Sheets

As of June 30, 2022 and December 31, 2021

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$603,104	$124,081
Accounts receivable	1,739,408	5,304,005
Prepaid expense and other current assets	68,855	157,710
Accrued Revenue	7,204,317	6,293,680
Deferred Cost	961,392	-
Inventories, net	139,282	207,960
Due from related parties	1,045,503	-
Total current assets	11,761,861	12,087,437
Non-current assets
Property, plant and equipment, net	6,643,987	6,726,367
Intangible assets, net
Operating lease right-of-use assets, net	402,513	36,176
Other assets
TOTAL ASSETS	$18,808,361	$18,849,980

LIABILITIES
Current liabilities
Short-term loans	$253,686	$233,699
Accounts payable	1,006,424	1,319,329
Accrued expenses and other payables	616,500	274,768
Deferred Revenue	2,930,857	803,311
Client Deposits	-	2,172,2890
Income tax payable	220,566	609,602
Operating lease obligation, current	140,590	38,631
Due to related parties	8,522	836,262
Total current liabilities	5,177,145	6,287,892
Non-Current Liabilities
Long-term payable	1,075,223	1,171,459
Operating lease obligation, non-current	263,561	-
TOTAL LIABILITIES	$6,515,928	7,459,351

SHAREHOLDERS’ EQUITY:
Ordinary shares, no par value, 17,500,000 shares authorized, 16,690,005 shares issued and 175,000 (that vest upon completion of the offering) as of June 30, 2022 and December 31, 2021,*	11,390,629	11,390,629
Additional paid-in capital*	-	-
Retained earnings	-	(2,919,285)
Statutory reserve	-	-
Foreign Exchange Reserve	35,865	-
Dividend Paid	-	-
Current Year earnings	937,668	2,919,285
TOTAL SHAREHOLDERS’ EQUITY	12,292,433	11,390,629
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$18,808,361	$18,849,980

*	The share amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-2

T20 HOLDINGS LTD.

Consolidated Statements of Operations and Comprehensive Income
For the Six Months Ended June 30, 2022 and 2021

	For the six months ended June 30,
	2022	2021
Revenues, net	$4,318,268	$1,235,595
Cost of revenues	383,886	1,186,667
Gross profit (loss)	3,934,382	48,928

Operating expenses:
Selling, General & Administrative Expenses	788,073	802,717
Employee Compensation & Benefits	1,598,057	1,828,899
Consulting Fees	343,463	211,782
Total operating expenses	2,729,592	2,843,398

Income (loss) from operations	1,204,789	(2,794,470)

Other income (expenses)
Other income	1,839	23,369
Financing expenses	(48,394)	(44,749)

Total other income (expenses), net	(46,555)	(21,380)
Income before income taxes	1,158,234	(2,815,851)
Income tax benefit (expense)	220,566	(510,309)
Net income (loss)	$937,668	$(2,305,542)

Comprehensive income
Net income	$937,668	$(2,305,542)
Other comprehensive income (loss)
Foreign currency translation adjustment	(35,865)	87,316
Comprehensive income (loss)	$901,804	$(2,218,226)

Earnings (loss) per share*
Basic and diluted	$0.06	$(0.14)

Weighted average Ordinary Shares outstanding*	16,690,005	16,690,005

*	The share amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

T20 HOLDINGS LTD.
Consolidated Statements of Changes in Shareholders’ Equity
For the Six Months Ended June 30, 2022

	Ordinary Shares*
	Number of shares	Amount	Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income (loss)	Retained earnings	Total Shareholders’ Equity
Balance as of December 31, 2021	16,690,005	$11,390,629	$	$	$	$-	$11,390,629
Net income						937,668	937,668
Foreign currency translation						(35,865)	(35,865)
Balance as of June 30, 2022	16,690,005	$11,390,629	$	$	$	$901,804	$12,292,433

For the Six Months Ended June 30, 2021

	Ordinary Shares*
	Number of shares	Amount	Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income (loss)	Retained earnings	Total Shareholders’ Equity
Balance as of December 31, 2020	16,690,005	$11,390,629	$	$	$	$(2,962,455)	$8,428,174
Net income (loss)						(2,305,542)	(2,305,542)
Foreign currency translation						87,316	87,316
Balance as of June 30, 2021	16,690,005	$11,390,629	$	$	$	$(5,180,681)	$6,209,948

*	The share amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

T20 HOLDINGS LTD.
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2022 and 2021

	June 30,
	2022		2021
Cash flows from operating activities
Net income (loss)		$937,668	$(2,305,542)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization		88,218	15,933
Changes in operating assets and liabilities:
Accounts receivable		3,564,597	2,715,400
Accrued Revenue		(910,637)	1,143,264
Deferred Cost		(917,440)	(123,120)
Prepaid expenses and other current assets		44,084	152
Inventories, net		68,679	-
Accounts payable		(312,905)	(109,202)
Accrued expenses and other payables		341,732	(585,970)
Client Deposit Payment		(2,172,290)	-
Deferred Revenue		2,127,546	(123,120)
Income tax payable		(389,036)	(2,683,300)
Net cash provided by operating activities		2,470,216	(2,055,506)

Cash flows from investing activities
Purchase of property and equipment		(5,837)	(541,579)
Net cash used in investing activities		(5,837)	(541,579)

Cash flows from financing activities
Advances (Repayment) from related parties		(1,873,244)	2,393,693
Borrowing (Repayment) of short-term loans		19,987	(168)
Dividends paid to Shareholders		(96,236)	47,533
Net cash provided by (used in) financing activities		(1,583,973)	2,363,359
Effect of Exchange rate on cash and cash equivalents		(35,865)	-

Net change in cash and cash equivalents		479,022	63,983
Cash and cash equivalents at beginning of the year		124,081	71,124
Cash and cash equivalents at end of the year		$603,104	$135,106

Supplemental disclosure of cash flow information:
Cash paid for interest expense		$48,394	$44,749
Cash paid for income taxes		$-	$-

Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for lease obligations	$		$—
Property and equipment acquired on credit as liabilities		$—	$—
Security deposit on financing liability		$—	—
Security deposit applied to lease payments		$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-5

T20 HOLDINGS LTD.

Notes to the Consolidated Financial Statements
For the Six Months Ended June 30, 2022 and 2021

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Legacy Entities:

Asia Pacific Energy Ventures Pte. Ltd. (“APEV”) (Company Registration No.: 201425452Z) was incorporated and registered in Singapore on August 29, 2014. Prior to the reorganization, APEV is the holding company which owns the shares in:

➢	Twenty20 Energy Systems Pte. Ltd.;

➢	Twenty20 Power Pte. Ltd.;

➢	Pacific Residential Holdings Limited;

➢	T20 Group Limited; and

➢	T20 Generation Limited,

which have already been or will be transferred to T20 Holdings as the new holding company for the purposes of listing. The shareholders of APEV are:

Entity Name	Registered Location	Date of Incorporation	Ownership as of the issuance date of the report
Fuato Limited(1)	British Virgin Island	August 15th, 2014	1,373 ordinary shares (13.965%)
Season Cove Limited(2)	British Virgin Island	July 28th, 2014	2,346 ordinary shares (23.861%)
Snowfields Wealth Management Limited(3)	British Virgin Island	August 15th, 2014	4,657 ordinary shares (47.365%)
Tanuki Holdings Limited(4)	British Virgin Island	August 15th, 2014	1,456 ordinary shares (14.809%)

(1) Fuato Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837275. Luke Callen Anderson is the sole director and shareholder of Fuato Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(2) Season Cove Limited was incorporated on July 28th, 2014 under the laws of the British Virgin Islands with Company Number 1834628. Iain John Deay is the sole director and shareholder of Season Cove Limited which is authorized to issue 50,000 ordinary shares of a single class with a par value of USD1.00.

(3) Snowfields Wealth Management Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837285. Geoffrey Allan Lawrence is the sole director and shareholder of Snowfields Wealth Management Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(4) Tanuki Holdings Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837287. Nathan Paul Daly is the sole director and shareholder of Tanuki Holdings Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

Pacific Energy Consulting Limited (“PEC”) was incorporated and registered in PNG on August 29, 2018) and is wholly-owned by APEV. Prior to the Reorganization, PEC is the sole shareholder in Bougainville Energy Limited and Pawa Generation PNG Limited.

F-6

Relevant Post Reorganization Entities:

T20 Holdings Ltd. (“T20 Holdings”) (Company Registration No.: 202207460E) was incorporated in Singapore on March 3, 2022. T20 Holdings is a holding company and is currently not actively engaging in any business. T20 Holdings’ shareholders are:

Entity Name	Registered Location	Date of Incorporation	Ownership as of the issuance date of the report
Fuato Limited(1)	British Virgin Island	August 15th, 2014	2,402,152 ordinary shares (14.39%)
Season Cove Limited(2)	British Virgin Island	July 28th, 2014	3,534,957 ordinary shares (21.18%)
Snowfields Wealth Management Limited(3)	British Virgin Island	August 15th, 2014	7,580,778 ordinary shares (45.42%)
Tanuki Holdings Limited(4)	British Virgin Island	August 15th, 2014	2,548,812 ordinary shares (15.27%)
Game Plan Pte. Ltd.(5)	Singapore	July 18th, 2016	146,660 ordinary shares (0.88%)
DBRM Pte. Ltd.(6)	Singapore	July 13th, 2022	146,660 ordinary shares (0.88%)
Axis Mining and Minerals Pte. Ltd.(7)	Singapore	August 21st, 2018	293,321 ordinary shares (1.76%)
Christopher Lee Hobbs(8)			36,665 ordinary shares (0.22%)

(1) Fuato Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837275. Luke Callen Anderson is the sole director and shareholder of Fuato Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(2) Season Cove Limited was incorporated on July 28th, 2014 under the laws of the British Virgin Islands with Company Number 1834628. Iain John Deay is the sole director and shareholder of Season Cove Limited which is authorized to issue 50,000 ordinary shares of a single class with a par value of USD1.00.

(3) Snowfields Wealth Management Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837285. Geoffrey Allan Lawrence is the sole director and shareholder of Snowfields Wealth Management Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(4) Tanuki Holdings Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837287. Nathan Paul Daly is the sole director and shareholder of Tanuki Holdings Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(5) Game Plan Pte. Ltd. incorporated on July 18th, 2016 under the laws of the Republic of Singapore, Company Registration Number 201619616R.

(6) DBRM Pte. Ltd. incorporated on July 13th, 2022 under the laws of the Republic of Singapore Company Registration Number 202224220M.

(7) Axis Mining and Minerals Pte. Ltd. incorporated on August 21st, 2018 under the laws of the Republic of Singapore Company Registration Number 201828692D.

(8) Christopher Lee Hobbs is an individual employed by T20.

Twenty20 Energy Systems Pte Ltd (“T20”) (Company Registration No.: 201425478K) was incorporated in Singapore on August 29, 2014. Prior to the reorganization, T20 is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

Twenty20 Power Pte Ltd Company Registration No.: 201927378G) was incorporated in Singapore on August 21, 2019. Prior to the Reorganization, Twenty20 Power Pte Ltd is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the reorganization.

Pacific Residential Holdings Limited was incorporated on August 29, 2018 and registered in PNG. Prior to the reorganization, Pacific Residential Holdings Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

T20 Group Limited was incorporated on February 1, 2020 and registered in PNG, having changed its name from Pacific Energy Group Limited on December 22, 2021. Prior to the reorganization, T20 Group Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

T20 Generation Limited was incorporated on August 7, 2020 and registered in PNG, having changed its name from Pacific Energy Generation Limited on December 22, 2021. Prior to the reorganization, T20 Generation Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

Bougainville Energy Limited was incorporated on July 25, 2020 and registered in PNG. Prior to the reorganization, Bougainville Energy Limited is wholly-owned by PEC, though it will become wholly-owned by T20 Holdings following the Reorganization.

F-7

Pawa Gneration PNG Limited was incorporated on July 25, 2020 and registered in PNG. Pawa Generation PNG Limited is wholly-owned by PEC and will become wholly owned by T20 Holdings following the Reorganization.

Reorganization

The corporate reorganization will take place in several steps, all of which will be completed prior to the completion of this offering as follows:

o	APEV and PEC will transfer certain Specified Assets to T20 Holdings under an Asset Transfer Deed. The “Specified Assets” are described in more detail below:

(1)	APEV will transfer all shares in the following entities to T20 Holdings:

➢	T20 – Prior to the reorganization, T20 is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the reorganization.

➢	Twenty20 Power Pte Ltd – Prior to the Reorganization, Twenty20 Power Pte Ltd is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	Pacific Residential Holdings Limited – Prior to the reorganization, Pacific Residential Holdings Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	T20 Group Limited – Prior to the reorganization, T20 Group Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	T20 Generation Limited – Prior to the reorganization, T20 Generation Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

(2)	PEC will transfer the following assets and novate the following contracts to T20 Holdings:

➢	Motor vehicles;

➢	Inventory;

➢	Long-term leases;

➢	Improvements on land;

➢	Intellectual technology assets and infrastructure;

➢	O&M contract with Dirio Power & Gas Company Limited for the Dirio Power Station project;

F-8

➢	Construction contract with Laitebo Hela Company Limited for the Hela Power Station project; and

➢	O&M contract with Laitebo Hela Company Limited for the Hela Power Station project.

PEC will also transfer all shares in the following entities to T20 Holdings:

➢	Bougainville Energy Limited – Prior to the reorganization, Bougainville Energy Limited is wholly-owned by PEC and will become wholly-owned by T20 Holdings following the Reorganization.

➢	Pawa Generation PNG Limited – Pawa Generation PNG Limited is wholly-owned by PEC and will become wholly-owned by T20 Holdings following the Reorganization.

(3)	T20 Holdings will issue shares to the shareholders of APEV in consideration for the Specified Assets from APEV and PEC.

(4)	T20 Holdings has re-registered under the laws of Singapore as a public limited company, with a change of name to T20 Holdings Ltd.

At the date of incorporation of T20 Holdings, each of T20 Holdings and APEV had the same shareholders in the same proportions as APEV and as such are “wholly associated” within the meaning of the Singapore Stamp Duties (Relief from Stamp Duty upon Transfer of Assets between Associated Permitted Entities) Rules 2014 (the “Rules”).

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the ultimate control of the shareholders of APEV). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of T20 Holdings and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The consolidated activities of T20 Holdings and its subsidiaries are considered collectively as the Group.

Nature of Business

The T20 Holdings group develops, designs, and builds power generation solutions, supporting clients with the transition to cleaner energy. The business has historically concentrated operations in Papua New Guinea (PNG) with services predominantly having been delivered to independent power providers, however the business is also applicable for industries which operate their own power generation and utilities operating power generation assets and infrastructure. Operations are supported from our Singapore office, and we are looking to significantly expand our business into the wider Asia Pacific region and beyond to address global opportunities moving forward.

We are also developing our own energy focused projects and have developed our own proprietary power generation technology, specifically our Power Island Floating Storage, Regasification, and Power Generation (Power Island FSRP) technology. These activities have not contributed revenues to date but are expected to in the future and have a significant future impact on the business.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and have been consistently applied. The accompanying consolidated financial statements include the financial statements of the Company and its majority-owned and controlled subsidiaries. All significant inter-company transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and the accompanying notes. Such estimates include, but are not limited to, allowances for doubtful accounts, inventory valuation, useful lives of property, plant and equipment, intangible assets, and income taxes related to realization of deferred tax assets and uncertain tax position. Actual results could differ from those estimates.

F-9

Foreign Currency Translation

The historic financial records of the Company’s subsidiaries in Singapore and Papua New Guinea (“PNG”) are maintained in their respective local currencies which are Singapore Dollar (“SGD”) and Papua New Guinea Kina (“Kina”) respectively. The Singapore entities have adopted the United States Dollar (“USD”) as the functional currency for financial year 2022 onwards and the financial records of these entities are now maintained in “USD”.

Monetary assets and liabilities denominated in currencies other than their local currencies are translated into local currencies at the rates of exchange in effect at the consolidated balance sheet dates. Transactions denominated in currencies other than their local currencies during the year are converted into local currencies at the applicable rates of exchange prevailing when the transactions occur. Transaction gains and losses are recorded in other income/ (expense), net in the consolidated statements of income and comprehensive income.

The consolidated financial statements for the carve out group for the Power Generation business have been prepared on a USD functional currency basis to provide an aligned consolidated position with the future business operations.

The subsidiaries of the Company in Papua New Guinea maintained their financial records using Kina as the functional currencies. The reporting currency of the Company is US dollar. When translating local financial reports of the Company’s subsidiaries into US dollar, assets and liabilities are translated at the exchange rates at the consolidated balance sheet date, equity accounts are translated at historical exchange rates and revenue, expenses, gains and losses are translated at the average rate for the preceding 12 month period. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income in the consolidated statements of income and comprehensive income.

The relevant exchange rates are listed below:

	For the Year ended December 31st	For the Six Months Ended June 30,
	2021	2022	2021

Period Ended SGD: 1 USD is equivalent to:	1.3521 SGD	1.3940 SGD	1.3451 SGD
Period Average SGD: 1 USD is equivalent to:		1.3653 SGD	1.3338 SGD
Period Ended PGK: 1 USD is equivalent to:	3.5174 PGK	3.5193 PGK	3.5083 PGK
Period Average PGK: 1 USD is equivalent to:		3.5197 PGK	3.5165 PGK

Cash and Cash Equivalents

Cash and cash equivalents primarily consist of cash and deposits with financial institutions which are unrestricted as to withdrawal and use. Cash equivalents consist of highly liquid investments that are readily convertible to cash generally with original maturities of three months or less when purchased.

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

F-10

Prepaid Expense and Other Current Assets

Prepaid Expense and Other Current Assets primarily refers to amounts which have already been paid for expenses but the benefit of the payment is enjoyed over an extended period which crosses into the future financial period with the value of the expense is prorated over the beneficial period, or where a refundable deposit is paid to a supplier to provide security; these amounts are held at their cash value and will be realized when the service is completed and security is due to be returned. This balance also includes deferred Costs refer to amounts due for equipment or materials which relate to revenue which is yet to be recognized. This treatment is to align the timing of the recognition of costs with the corresponding revenues. The deferred costs are stated at the cost value.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is principally determined using the weighted-average method. The Company records adjustments to inventory for excess quantities, obsolescence or impairment when appropriate to reflect inventory at net realizable value. These adjustments are based upon a combination of factors including current sales volume, market conditions, lower of cost or market analysis and expected realizable value of the inventory.

Accrued Revenue

Accrued Revenue recognizes amounts where work has been completed by the Company but has not yet been invoiced to the client. The Company reviews the work which has been completed and determines the completion percentage from the total scope of works under each separately identifiable revenue portion of a contract or agreement and uses this to allocate the revenue value which is recognized in the balance sheet. This treatment is to align the timing of the recognition of revenues in the correct financial period in which the work is completed.

Property, Plant and Equipment, net

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation commences upon placing the asset in use and is recognized on a reducing-balance basis over the estimated useful lives of the assets, as follows:

Useful lives
Buildings and Property	20 years
Machinery and equipment	5-20 years
Transportation vehicles	3 years
Office equipment	3 years
Electronic equipment	3 years

Within PNG the Company holds both commercial property and residential property. The commercial property consists of light industrial land and offices adjacent to the power station where we have a 20 year operations and maintenance agreement, this site serves as a base of operations for the Company for PNG and also provides power generation asset development opportunities in the future. The residential assets are for accommodating staff and ensures the company is insulated from moves in the property rental market which could otherwise impact upon our operating costs. The residential assets have historically served to accommodate staff of both the energy business and the wider APEV business lines which have not transferred to T20 Holdings Ltd. The residential units which have been purchased are held by Pacific Residential Holdings Limited and have been rented to Pacific Energy Consulting Limited, which employed all staff prior to the restructuring.

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life or value of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Right of Use Lease Asset

Effective January 1, 2019, for PNG entities and 1st August 2019 for Singapore entities, the Company adopted the new lease accounting standard. The Company combines the lease and non-lease components in determining the ROU assets and related lease obligation. Adoption of this standard resulted in the recording of operating lease ROU assets and corresponding operating lease liabilities as disclosed in financial statements. ROU assets and related lease obligations are recognized at commencement date based on the present value of remaining lease payments over the lease term.

F-11

Impairment of Long-lived Assets

The Company’s management reviews the carrying values of long-lived assets whenever events and circumstances, such as a significant decline in the asset’s market value, obsolescence or physical damage affecting the asset, significant adverse changes in the assets use, deterioration in the expected level of the assets performance, cash flows for maintaining the asset are higher than forecast, indicate that the net book value of an asset may not be recovered through expected future cash flows from its use and eventual disposition. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

There was no impairment charge recognized for long-lived assets for the six months ended June 30, 2022 and 2021.

Fair Value Measurement

The Company carries certain assets and/or liabilities at fair value in the consolidated balance sheets. The Company applies accounting guidance that defines fair value as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

For the Company’s financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, other current liabilities, notes payable, bank loans, and other receivables, the carrying amounts approximate their fair values due to their short maturities as of June 30, 2022 and December 31, 2021.

Goods and Services Tax (“GST”)

Sales revenue represents the invoiced value of goods, net of GST. Local market sales of the Company’s products and services are subject to a GST on the gross sales price. The Company is subject to a GST rate of 7% for Singapore and 10% for PNG for local market sales. The GST may be offset by GST paid by the Company on raw materials and other products or services included in the cost of producing or acquiring its finished products. Where the Company makes sales where the supply is from one overseas country these are considered out of scope supplies and GST does not apply. Where the Company makes international sales these have an applicable rate of 0% (zero) GST.

Revenue Recognition

The Company generates its revenues primarily from the supply of power generation equipment and associated services revenues to third-party customers, who are mainly operators of power generation infrastructure.

As part of its consideration of the contract, the Company evaluates certain factors including the customer’s ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations.

F-12

In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial.

Revenues are reported net of all value added taxes. The Company’s contracts include periodic payments aligned to the cash flow demands of the project and the standard payment terms for each payment are less than one year, as such the Company has elected to not assess whether a contract has a significant financing component.

The Company considers revenue realized or realizable and earned for the different revenue streams which have different characteristics based upon the following core criteria being met:

1)	identifying the contract with the customer,

2)	identifying the performance obligations in the contract,

3)	determine the transaction price of each separable portion,

4)	aligning transaction price to the performance obligations in the contract, and

5)	recognizing revenue at the point performance obligations are satisfied.

Revenue Streams:

1)	Transactional supplies

Equipment and materials are delivered to the client, the contract will define the delivery point and this will usually be at either the port in the country of origin, or the port in the country of destination, but could include the final site as the destination. The revenue will be recognized accordingly at the point of the transfer when there is a clear handover of risk and reward to the client. While there is typically a 12 month liability period for the products supplied, this instances of this occurring are immaterial and as such no revenue is deferred for this potential liability.

2)	Transactional supplies with trailing obligations

On complex client projects, a transactional supply can have trailing obligations in relation to the commissioning of the equipment as part of a large complex infrastructure. These obligations are usually inferred through secondary contractual agreements providing additional obligations on the Company which will tie in all of the project inputs, including the equipment and materials, to bring a complex plant to completion so as to reach the point of Commissioning. In these circumstances, while the legal title to the equipment transfers to the customer, and therefore the primary risk and reward has transferred, a material obligation remains on the Company to ensure a successful commissioning occurs. This therefore requires that that a portion of the revenue is deferred in order to ensure a prudent position is taken in assessing the revenue arising from the Contract. The specific contractual terms of the full agreement set are assessed and utilized as a basis to determine the appropriate revenue portion to be deferred until all performance obligations are completed, usually with the successful commissioning of the plant.

3)	Services – Engineering, Consulting, Operations and Maintenance / Asset Management

These services are delivered either on a fixed fee basis, which can be for a specific scope of work, or an ongoing periodic obligation; or on a usage basis, be it machine run hours or engineering hours utilized. Revenue for fixed fee engagements is recognized on a delivery progress basis as the work is completed, this will be assessed based upon the progress in the period compared to the total work effort required for the total scope of work. Specific usage revenues are recognized based upon the actual usage incurred in the period multiplied by the applicable rate.

F-13

4)	Services with conditional payments

Some service engagements will be undertaken on a contingency basis, where the fee is only due if certain project milestones are achieved or a project progress through certain gates. Revenues for these works are deferred until such a time where the receiving of the fee is expected based upon the conditions being met, it is only at this point that the value of the revenue becomes certain. The same revenue recognition criteria as identified in type 3 Services then apply, with all revenues due to the point the criteria are satisfied being recognized at that point. Subsequent revenues are then recognized on the same basis as for type 3 revenues.

5)	Construction Project Income

Large projects of this nature will be for a one-off specific scope of delivery and can be conducted on either a fixed fee basis or a cost-plus basis. Revenue for fixed fee engagements is recognized on a delivery progress basis as the work is completed, this will be based upon a specific assessment of the work completed in the period compared to the total work effort required for the total scope of work. Revenue for a cost-plus approach is recognized in the period in which the related costs are incurred and marked up based upon the agreed pricing structure per the contractual agreement to calculate the revenue figure for the period.

6)	Rental Income

Rental Income is realized for the assets of the group where these are leased out the third parties. This will include specific items of specialized equipment, for example used for testing power generation equipment, and will also include where property assets are rented out to a third party. The rental income will be for a fixed amount on a periodic basis, either daily, monthly or annually. The revenue is recognized based upon the revenue earned in the relevant financial period, where the rental period crosses the financial period, it will be pro-rated and allocated accordingly to the different financial periods to ensure alignment.

Variations to Works

All of the above revenue types maybe subject to variation where the client requests that scope changed, or the scope changes by necessity due to the actions or default of the client. Client requested variations will be scoped, priced and specifically agreed with the client and could be covered by the existing contractual terms or require an additional contractual agreement depending upon the complexity of the variation. The variation works will be recognized in line with the above policies as appropriate to the scope of works. Necessity variations can result from a number of scenarios, including but not limited to client failures in terms of meeting their contractual obligations such as providing required information for works to be performed or delays in meeting a payment milestone, or due circumstances beyond the control of the Company such as manufacturing or shipping delays on products. The impact of these will be discussed and agreed with the client and additional fees charged in the period in which the variation impact has occurred or the additional obligation is fulfilled. This will involve a case by case evaluation of the specific circumstances and an appropriate revenue determination.

All revenues of the T20 Holdings group are generated from Papua New Guinea for the 2022 and 2021 financial periods respectively. All revenues are also generated from the Energy Sector so management has taken the view that no segment reporting is required at this stage but will be reviewed in future financial periods.

Government Grant

Government grants as the compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company. The government evaluates the Company’s eligibility for the grants on a consistent basis, and then makes the payment. Therefore, there are no restrictions on the grants.

Government grants are recognized when received and all the conditions for their receipt have been met and are recorded as part of Other Income. The grants received were $1,212 and $20,863 for the six months ended June 30, 2022 and 2021, respectively from the Singapore Government.

F-14

Shipping and Handling Costs

Shipping and handling costs are expensed when incurred and are primarily included in cost of Sales expense. Shipping and handling costs for office related items are included in General and Administrative expenses. Shipping and handling costs were $1,194 and $9,972 for the six months June 30, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby it calculates deferred tax assets or liabilities for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits by applying enacted tax rates applicable to the years in which those temporary differences are expected to be reversed or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. The components of the deferred tax assets and liabilities are individually classified as non-current amounts.

The Consolidated Financial Statements of the Company have reassessed the tax position based upon the expected tax payments due under the carved out operations of the Company. These differ from the historical tax positions of the underlying entities due to the statutory nature of these and the impact of the legacy business on the entity financial positions.

To the extent applicable, the Company records interest and penalties as other expense. All of the tax returns of the Company’s Singapore entities remain subject to examination by Singapore tax authorities for four years from the date of filing. The Papua New Guinean entities are subject to review for six years from filing. The fiscal year for tax purpose in Singapore is aligned to the financial year of the company, for the financial year 2021 and onwards, this is calendar year ending December 31st. The fiscal year for tax purposes in Papua New Guinea is calendar year ending December 31st.

The Company and its subsidiaries are not subject to U.S. tax laws and local state tax laws. The Company’s income and that of its related entities must be computed in accordance with Singaporean and foreign tax laws, as applicable, and all of which may be changed in a manner that could adversely affect the amount of distributions to shareholders. There can be no assurance that Income Tax Laws of Singapore will not be changed in a manner that adversely affects shareholders. In particular, any such change could increase the amount of tax payable by the Company, reducing the amount available to pay dividends to the holders of the Company’s ordinary shares.

Earnings Per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to shareholders of the Company by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is computed in accordance with the treasury stock method and based on the weighted average number of ordinary shares and dilutive ordinary share equivalents. Dilutive ordinary share equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. There were no dilutive ordinary share equivalents outstanding during the six months ended June 30, 2022 and 2021.

Comprehensive income/(loss)

Comprehensive income/(loss) is defined as the changes in shareholders’ equity during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Comprehensive income or loss is reported in the consolidated statements of comprehensive income/(loss). Accumulated other comprehensive income/(loss), as presented on the accompanying consolidated balance sheets, consists of accumulated foreign currency translation adjustments.

Certain Risks and Concentration

Exchange Rate Risks

The Company operates in Singapore and Papua New Guinea, which may give rise to significant foreign currency risks mainly from fluctuations and the degree of volatility of foreign exchange rates between the USD and the Singaporean dollar and Papua New Guinean Kina. The Company also has global supply chains with supply contracts executed in multiple currencies including but not limited to Great British Pounds (GBP), Euros and Australian Dollars (AUD).

F-15

Currency Convertibility Risks

A portion of the Group’s operating activities are transacted in Kina, which is not freely convertible into foreign currencies due to limitations on foreign exchange availability. All foreign exchange transactions take place through banks authorized to buy and sell foreign currencies. Approval of foreign currency payments is required by the Central Bank of Papua New Guinea which requires submitting a payment application form together with other information such as supplier invoices, shipping documents and signed contracts as applicable.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risks consist primarily of cash and cash equivalents, restricted cash, notes receivable. The Company places its cash and cash equivalents, restricted cash, and note receivable in good credit quality financial institutions in Singapore and Papua New Guinea. Concentration of credit risks with respect to accounts receivables is linked to the concentration of revenue. To manage credit risk, the Company performs ongoing credit evaluations of customers’ financial condition.

Interest Rate Risks

The Company is subject to interest rate risk. The Company has bank interest bearing loans charged at variable interest rates.

Risks and Uncertainties

The operations of the Group are currently primarily located in Papua New Guinea. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Papua New Guinea, as well as by the general state of the Papua New Guinean economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Papua New Guinea. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results. Planned geographic expansion will subject the Group to additional risks from wider political, economic, and legal environments in new markets being entered.

Liquidity Risks

Our primary sources of liquidity consist of existing cash balances, cash flows from our operating activities and availability under our credit facilities. Our ability to generate sufficient cash flows from our operating activities is primarily dependent on sales to our customers at margins sufficient to cover fixed and variable expenses.

As of June 30, 2022, and December 31, 2021, we had cash and cash equivalents of $603,104 and $124,081, respectively. We believe that our current cash, cash to be generated from our operations and access to loans from our existing relationships will be sufficient to meet our working capital needs for at least the next twelve months. We are also not dependent upon this offering to meet our liquidity needs for the next twelve months. However, we plan to expand our business to implement our growth strategies with expansion of our operating geographies and to strengthen our position in the market. To do so, we will need more capital through equity financing to take ownership positions in power generation infrastructure assets and to invest in strengthening the business capabilities to meet market demands.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASU”). Management periodically reviews new accounting standards that are issued and implements these as appropriate.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable as of June 30, 2022 and December 31, 2021 consisted of the following:

	June 30,	December 31,
	2022	2021
Accounts receivable	$1,739,408	$5,304,005
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$1,739,408	$5,304,005

F-16

The Company generally allows credit period of 30 days to its customers. The average accounts receivable turnover period was approximately 73 days and 266 days for the six months ended June 30, 2022 and year ended December 31, 2021, respectively.

While the average debtor days period is high in 2021, we have continued to receive payments during the year from the client and have also received a significant additional payment in the first quarter of 2022 which significantly reduced the Accounts Receivable balance. Additional payments have continued to be received following the end of Q1 2022. The delay in the payment was due to restrictions in the availability of foreign exchange currency to enable the client to make payment, however, the client is not considered to be a significant risk due to the continued payment performance as well as the fact the client is backed by a number of landowner companies overseen by the Mineral Resources Development Company which have significant balance sheets and long term royalty receipts to provide continued credit support as well as the project debt financing structure which provides additional protections from the financing institution to ensure we receive payments. Accordingly, management has taken the decision not to make a provision for doubtful debt.

There was no bad debt expense recorded by the Company during the six months ended June 30, 2022. There was no bad debt write-off, recorded by the Company during the year ended December 31, 2021.

NOTE 4 – INVENTORIES

Inventories as of June 30, 2022 and December 31, 2021 consisted of the following:

	June 30,	December 31,
	2022	2021
Raw materials	$139,282	$207,960
Work in process	-	-
Finished goods	-	-
Total	$139,282	$207,960

There were no inventory write-downs recognized for the six months ended June 30, 2022 and 2021.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of June 30, 2022 December 31, 2021 consisted of the following:

	June 30,	December 31,
	2022	2021
Machinery and equipment	$123,541	$127,372
Transportation vehicles	306,975	307,146
Electronic devices	148,831	134,796
Office furniture and equipment	236,458	222,119
Residential Property	3,551,829	3,553,810
Commercial Land & Office Property	3,008,806	3,025,359
Total property plant and equipment, at cost	7,376,441	7,370,603
Less: accumulated depreciation	(732,454)	(644,236)
Property, plant and equipment, net	$6,643,987	$6,726,367

As of June 30, 2022 and December 31, 2021, the Company had no impaired or pledged property and equipment.

Additions to property and equipment for the six months ended June 30, 2022 and year ended December 31, 2021 were $16,623 and $1,064,934, respectively.

Depreciation expense relating to the Property, Plant and Equipment were $161,337 and $339,076 for the six months ended June 30, 2022 and year ended December 31, 2021, respectively.

Depreciation expense included in cost of sales were $0 and $0 for the six months ended June 30, 2022 and December 31, 2021, respectively.

F-17

NOTE 6 – LEASE

The group has one ROU asset resulting from its office lease in Singapore which was renewed in Q1 2022 with the new lease taking effect from 1st April 2022.

The ending balances of right of use asset was $402,513 and $36,176 as of June 30, 2022 and December 31, 2021, respectively.

Lease Liability (current) was $140,590 and $38,631 as of June 30, 2022 and December 31, 2021, respectively, and Lease Liability (non-current) was $263,561 and $0 as of June 30, 2022 and December 31, 2021. The discount rate used in calculating the lease liability is 5%, which represents the incremental borrowing rate.

Operating lease costs for the six months ended June 30, 2022 and 2021 were $73,187 and $73,344, respectively.

The Company’s maturity analysis of operating lease liabilities as of June 30, 2022 was as follows:

Years
Remainder of 2022	$80,459
2023	160,918
2024	160,918
2025	26,820
Total lease payments	429,114
Less interest	24,963
Present value of lease liabilities	404,151
Less current obligation	140,590
Long term obligation as of June 30, 2022	$263,561

NOTE 7 – SHORT-TERM BORROWINGS

The Short-term borrowings consist of a loan from a related party, Asia Pacific Energy Ventures. Relationships between the parties are disclosed in Note 11   – Related party transactions below. The loan is of the amount $0 and $827,740 as of June 30, 2022 and December 31, 2021, respectively.

As of June 30, 2022 and December 31, 2021, a portion of the long term loans from the Bank of South Pacific for the purchase of residential property assets which enable the activities of the company through the provision of staff accommodation, are classified as current due to being due within the next 12 months in the amount of $253,686 and $233,699 respectively. These are repayable on a principal and interest basis with monthly payments over a ten-year term.

NOTE 8 – NON-CURRENT LIABILITIES

As of June 30, 2022 and December 31, 2021, loans from the Bank of South Pacific for the purchase of residential property assets which enable the activities of the company through the provision of staff accommodation, in the amount of $1,329,436 and $1,405,701 respectively, with $1,075,750 and $1,172,002 classified as non-current liabilities. These are repayable on a principal and interest basis with monthly payments over a ten-year term.

For the six months ended June 30, 2022 and June 30, 2021, the interest expenses were $48,394 and $44,749, respectively.

NOTE 9 – SALES

Disaggregated sales by types as of June 30, 2022 and 2021 consisted of the following:

	2022	2021
Engineering and Project Development	$1,578,547	$-
Equipment & Materials		119,118
Operations & Maintenance Agreements	2,179,375	784,995
Construction Works	-	-
Others	560,346	331,482
Total	$4,318,268	$1,235,595

The Company subleases residential property assets to a related party as a result of legacy arrangements prior to the corporate restructure. As of the six months ended June 30, 2022 and 2021, the corresponding rental income was $121,656 and $125,598, respectively and is included in the others total above.

Due to the long-term nature of the contracts we undertake there is often a significant lag in revenue being recognized in our accounts compared to the point at which the contracts are signed. The backlog revenue, revenue which is contracted but not yet recognized in the accounts of the Company was $374,879,196 as of June 30, 2022 and $258,725,470 as of December 31, 2021.

The payment terms agreed with clients can also often mean that we receive payments ahead of revenue being recognized, especially on contracts which involve the supply of complex equipment which have long design and manufacture lead times. These payments fund the initial design and deposit payments to our suppliers for the equipment to assist in our management of our cashflows on projects. The Client Deposit / Progress Payment account was $0 as of June 30th 2022 and $2,172,290 as of 31st December 2021. The Deferred Revenue account was $2,930,857 as of June 30th 2022 and $803,311 as of 31st December 2021.

F-18

NOTE 10 – CUSTOMER AND SUPPLIER CONCENTRATIONS

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company’s revenue has one key customer (95% of total revenues) during the first six months of fiscal year 2022. As of June 30, 2022, amount due from these customers included in accounts receivable was $1,625,619, representing 93% of total accounts receivable. The Company’s revenue historically has had the same one key customer (97% of total revenues) during fiscal year 2021. As of December 31, 2021, amount due from these customers included in accounts receivable was $5,304,005, representing 100% of total accounts receivable.

The dominance of one client is due to the historical development of the Company and the scale of the works undertaken for the client in 2020 and 2021. The Company has a long-term relationship with the client with future project works being signed in Q4 2021 and a further long-term operation and maintenance agreement signed in Q1 2022.

The dependency is expected to reduce from 2023 onwards as revenues from additional client projects begin to flow through the financial statements. In the interim period the dependency will remain based upon the current contracted business and long-term agreements in place.

The loss of one significant customer or the failure to attract new customers could have a material adverse effect on our business, consolidated results of operations and financial condition.

The Company’s purchases historically have not had any key suppliers, during the first six months of 2022, fiscal year 2021 or during fiscal year 2020. The Company has multiple suppliers that could be substituted should any of the current suppliers become unavailable or non-competitive.

NOTE 11 – RELATED PARTY TRANSACTIONS

1) Nature of relationships with related parties

Name	Relationship with the Company
Asia Pacific Energy Ventures Pte. Ltd. (“APEV”)	Owner of Twenty20 Energy Systems Pte Ltd and Pacific Residential Holdings Limited until the organizational restructure. An entity with common shareholders to T20 Holdings Pte Ltd.
Pacific Energy Consulting Limited (“PEC”)	An entity 100% owned by APEV
Twenty20 Energy Systems Pte Ltd (“T20”)	Entity formerly 100% owned by APEV, moves to be held by T20 Holdings for the restructuring.
Pacific Residential Holdings (“PRH”)	Entity formerly 100% owned by APEV, moves to be held by T20 Holdings for the restructuring.
Fuato Limited	Shareholder of APEV and T20 Holdings
Season Cove Limited	Shareholder of APEV and T20 Holdings
Snowfields Wealth Management Limited (“SWML”)	Shareholder of APEV and T20 Holdings
Tanuki Holdings Limited	Shareholder of APEV and T20 Holdings
Lawrence Daly Group Pty Ltd	Owned and controlled by Mr. Geoffrey Lawrence and Mr. Nathan Daly, common UBO’s of T20.

2) Related party transactions

During fiscal year 2021, APEV provided a loan to the T20 Group for working capital of $827,740, which amount was repaid during the first six months of 2022. As of December 31, 2020, the T20 Group had provided a loan for working capital of $56,673, which was also repaid during 2021, this loan was again provided during the first six months of 2022 for a closing balance of $1,045,503 as at June 30th 2022. Prior to the Reorganization and the formation of T20 Holdings, the combined businesses of the T20 Group utilized an intercompany loan structure between each entity and the group parent company, APEV. These loan facilities are a floating facility which does not attract interest, and are utilized to provide for the efficient settling of intercompany invoices and to optimize foreign exchange movements between jurisdictions, reduce the requirement to utilize any debt financing facilities in individual markets, and minimize bank and foreign exchange fees.

F-19

The balance of the loan fluctuates through the period based upon the cumulative impact of the transactions in both sides of the business and how these split within the entity. The approximate largest amount outstanding of such loan for the years ended December 31, 2020 and 2021 and the six months ended June 2022 was $1.4 million, $0.1 million and $1.1m respectively from T20 Group to APEV and $1.5m, $2.9m and $0.9m from APEV to the T20 Group for the same time periods respectively. The loan balance which APEV owes to T20 Holdings is $1,045,503 as of June 30, 2022. After the Reorganization, the intercompany loans will cease to exist in this manner as the operations are separated and conducted within the specific entities as opposed to conducted amongst the related entities.

Pacific Energy Consulting Limited leases apartments from Pacific Residential Holdings Limited for the housing of its staff as part of historical agreements. The lease will be adjusted as part of the corporate restructure to ensure the T20 Holdings Group has the required assets to house its employees moving forward. A reduced lease with PEC is expected to remain in place in the short term.

During the six months to June 30th 2022 and 2021, Lawrence Daly Group Pty Ltd, trading as Project Supply Group, which entity is owned and controlled by Geoffrey Lawrence, our CEO, and our Nathan Daly, our ESG Director and Company Secretary, provided support services for T20 primarily consisting of telecommunications services for T20 for the sum of A$35,565 in the six months to June 30th 2022 and A$38,560 in the six months to June 30th 2021.

3) Related party balances

Net outstanding balances with related parties consisted of the following as of June 30, 2022 and December 31, 2021:

		June 30,	December 31,
Accounts	Name of related parties	2022	2021
Due from related parties:
	APEV	$1,045,503	$-
Due to related party:
	APEV	-	827,740
	Lawrence Daly Group Pty Ltd	20,145	8,522

Net due from (due to) related parties		$1,025,358	$(836,262)

NOTE 12 – STOCKHOLDERS’ EQUITY

Ordinary shares

The Company is currently authorized to issue 17,500,000 ordinary shares of a single class. The Company has issued 16,690,005 shares with a further 175,000 shares that vest upon completion of the offering. 634,995 shares are reserved for issue in the future comprised of 109,995 shares issuable to an employee that conditionally vest over the next three years and 525,000 issuable to our counterparty on completion of the acquisition of the Traunstein project. The Company will authorize a further issuance of ordinary shares to be made available as part of the listing, based upon the expected pricing with no over allotments this would result in an additional 3,333,333 shares being issued.

The net asset value of the T20 Holdings Group as at 31st December 2021 has been used as the best assessment of the fair value of the business at this point in time. As such this has been the value used for the Shareholder’s equity which has been issued to the shareholders of APEV in exchange for the assets received by T20 Holdings.

NOTE 13 – INCOME TAXES

Enterprise Income Taxes (“EIT”)

T20 Holdings Ltd is a Singapore Company and is subject to statutory income tax at 17%.

Twenty20 Energy Systems Pte Ltd is a Singapore Company and is subject to statutory income tax at 17%.

Twenty20 Power Pte Ltd is a Singapore Company and is subject to statutory income tax at 17%.

Pacific Residential Holdings Limited is a PNG Company and is subject to statutory income tax at 30%.

F-20

T20 Generation Limited is a PNG Company and is subject to statutory income tax at 30%.

T20 Group Limited is a PNG Company and is subject to statutory income tax at 30%.

Bougainville Energy Limited is a PNG Company and is subject to statutory income tax at 30%.

Pawa Generation PNG Limited is a PNG Company and is subject to statutory income tax at 30%.

No income is subject to United States Federal Income Taxes.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2022 and December 31, 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the fiscal years ended December 31, 2021 and 2020, respectively, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2022.

Per the consolidated statements of income and comprehensive income, the income tax expenses for the Company can be reconciled to the income before income taxes for the 6 months ended June 30, 2022 and 2021 as follows:

	2022	2021
Singapore Income before taxes	$1,087,868	$(2,469,399)
Singapore EIT tax rates	17%	17%
Tax at the Singapore EIT tax rates	$184,938	(419,798)
PNG Income before taxes	118,761	(301,702)
PNG EIT tax rates	30%	30%
Tax at the PNG EIT tax rates	35,628	(90,511)
Income tax expenses	$220,556	$(2,260,793)

The negative tax payables for the six-month period in 2021 will offset against the tax due in the subsequent months within the same tax period. The income tax expenses are Deferred Tax Liabilities on the Balance Sheet at the end of each financial period with the tax payments only being due in the following tax periods. There was no valuation allowance for any deferred tax assets as of June 30, 2022 and 2021.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

As of June 30, 2022 and December 31, 2021, the Company had no material purchase commitments, and one lease, which has been disclosed under right of use lease assets in Note 2 – Right of Use Lease Asset.

From time to time, the Company is involved in various legal proceedings, claims and other disputes arising from commercial operations, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on our consolidated financial position or results of operations or liquidity. As of June 30, 2022 and December 31, 2021, Company had no pending legal proceedings outstanding.

F-21

NOTE 15 – FINANCIAL IMPACT OF COVID-19

In December 2020, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including Singapore, Papua New Guinea and the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.”   Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. Whilst we are generally seeing an easing of the measures to contain Covid-19, future changes in circumstances could result in increased restrictions in the future, depending on developments in the COVID-19 outbreak.

The extent to which the COVID-19 outbreak impacts the Company’s financial condition and results of operations for the full year of 2022 cannot be reasonably estimated at this time and will depend on future developments that currently cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the COVID-19 outbreak or treat its impact, the government steps to combat the virus, the disruption to the general business activities of both our Customer and Suppliers as well as the wider impact on the economic growth and business of our markets for the foreseeable future, among others.

NOTE 16 – SUBSEQUENT EVENT

The Company has evaluated subsequent events through to the date of the financial statements. No other matters were identified affecting the accompanying financial statements or related disclosures.

F-22

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of T20 Holdings Pte. Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of T20 Holdings Pte. Ltd. as of December 31, 2021 and 2020, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Restatement of December 31, 2021 Financial Statements

As discussed in Note 2 to the financial statements, the financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC
BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2021

Lakewood, CO

May 9, 2022, except for the effects of the restatement disclosed in Note 2, as to which the date is November 30, 2022

F-23

T20 HOLDINGSLTD.

Consolidated Balance Sheets

As of December 31, 2021 and 2020

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$124,081	$71,124
Notes receivable
Accounts receivable	5,304,005	8,412,320
Prepaid expense and other current assets	157,710	95,151
Accrued Revenue	6,293,680	1,143,264
Inventories, net	207,960	-
Due from related parties	-	56,673
Total current assets	12,087,437	9,778,532
Non-current assets
Property, plant and equipment, net	6,726,367	5,901,160
Intangible assets, net
Operating lease right-of-use assets, net	36,176	185,039
Other assets
TOTAL ASSETS	$18,849,980	$15,864,730

LIABILITIES
Current liabilities
Short-term loans	$233,699	$234,466
Accounts payable	1,319,329	2,209,523
Accrued expenses and other payables	274,768	1,378,596
Deferred Revenue	803,311	123,120
Client Deposits	2,172,2890	-
Income tax payable	609,602	2,172,992
Operating lease obligation, current	38,631	154,125
Due to related parties	836,262	17,094
Total current liabilities	6,287,892	6,289,916
Non-Current Liabilities
Long-term payable	1,171,459	1,108,008
Operating lease obligation, non-current	-	38,631
TOTAL LIABILITIES	$7,459,351	7,436,555

SHAREHOLDERS’ EQUITY:
Ordinary shares, no par value, 17,500,000 shares authorized, 16,690,005 shares issued and 175,000 (which vest upon completion of the offering) as of December 31, 2021 and 2020,*	11,390,629	11,390,629
Additional paid-in capital*	-	-
Retained earnings	(2,919,285)	(10,087,517)
Statutory reserve	-	-
Foreign Exchange Reserve	-	(43,170)
Dividend Paid	-	-
Current Year earnings	2,919,285	7,168,232
TOTAL SHAREHOLDERS’ EQUITY	11,390,629	8,428,175
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$18,849,980	$15,864,730

*	The share amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-24

T20 HOLDINGS LTD.

Consolidated Statements of Operations and Comprehensive Income
For the Years Ended December 31, 2021 and 2020

	For the years ended December 31,
	2021	2020
Revenues, net	$9,250,397	$34,623,956
Cost of revenues	1,116,385	19,602,243
Gross profit	8,134,012	15,021,713

Operating expenses:
Selling, General & Administrative Expenses	1,270,365	1,924,663
Employee Compensation & Benefits	2,822,090	3,389,509
Consulting Fees	467,467	456,891
Total operating expenses	4,559,922	5,771,064

Income from operations	3,574,090	9,250,649

Other income (expenses)
Other income	48,642	197,611
Financing expenses	(93,844)	(107,036)

Total other income (expenses), net	(45,203)	90,575
Income before income taxes	3,528,887	9,341,224
Income tax expense	609,602	2,172,992
Net income	$2,919,285	$7,168,232

Comprehensive income
Net income	$2,919,285	$7,168,232
Other comprehensive income (loss)
Foreign currency translation adjustment	(95,918)	72,230
Comprehensive income	$2,823,367	$7,240,463

Earnings per share*
Basic and diluted	$0.17	$0.43

Weighted average ordinary shares outstanding*	16,690,005	16,690,005

*	The share amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-25

T20 HOLDINGS LTD.

Consolidated Statements of Changes in Shareholders’ Equity
For the Years Ended December 31, 2021 and 2020

	Ordinary Shares*
	Number of shares	Amount	Additional paid-in capital	Statutory reserve	Accumulated other comprehensive income (loss)		Retained earnings	Total Shareholders’ Equity
Balance as of December 31, 2019	16,690,005	$11,390,629	$	$	$		$(10,087,517)	$1,303,112
Net income							7,168,232	7,168,232
Appropriation to statutory reserve								—
Foreign currency translation						3	(43,170)	(43,170)
Balance as of December 31, 2020	16,690,005	$11,390,629		$	$		$(2,962,455)	$8,428,174
Net income							2,919,285	2,919,285
Foreign currency translation							43,170	43,170
Balance as of December 31, 2021	16,690,005	$11,390,629	$	$	$		$-	$11,390,629

*	The share amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-26

T20 HOLDINGS LTD.

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2021 and 2020

(Restated)

	For the years ended December 31,
	2021	2020
	(Restated)
Cash flows from operating activities
Net income	$2,919,285	$7,168,232
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	339,076	367,132
Changes in operating assets and liabilities:
Accounts receivable	3,108,315	12,617,988
Accrued Revenue	(5,150,417)	(1,143,264)
Deferred Cost	9,766	11,206,521
Prepaid expenses and other current assets	(70,644)	96,249
Inventories, net	(207,960)	-
Accounts payable	(898,765)	(14,423,404)
Accrued expenses and other payables	(1,082,589)	952,231
Client Deposit Payment	2,172,290	-
Deferred Revenue	680,191	(20,577,151)
Income tax payable	(1,563,390)	834,708
Net cash provided by operating activities	255,158	(2,900,758)

Cash flows from investing activities
Purchase of property and equipment	(1,055,235)	(164,820)
Net cash used in investing activities	(1,055,235)	(164,820)

Cash flows from financing activities
Advances (Repayment) from related parties	771,067	1,308,192
Borrowing (Repayment) of short-term loans	61,545	(97,144)
Dividends paid to Shareholders	-	-
Net cash provided by (used in) financing activities	832,612	1,211,048
Effect of Exchange rate on cash and cash equivalents	20,423	-

Net change in cash and cash equivalents	52,958	(1,854,529)
Cash and cash equivalents at beginning of the year	71,124	1,925,653
Cash and cash equivalents at end of the year	$124,081	$71,124

Supplemental disclosure of cash flow information:
Cash paid for interest expense	$93,844	$107,036
Cash paid for income taxes	$2,172,992	$1,338,284

Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for lease obligations	$—	$—
Property and equipment acquired on credit as liabilities	$—	$—
Security deposit on financing liability	$—	—
Security deposit applied to lease payments	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-27

T20 HOLDINGS LTD.

Notes to the Consolidated Financial Statements
Years Ended December 31, 2021 and 2020

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Legacy Entities:

Asia Pacific Energy Ventures Pte. Ltd. (“APEV”) (Company Registration No.: 201425452Z) was incorporated and registered in Singapore on August 29, 2014. Prior to the reorganization, APEV is the holding company which owns the shares in:

➢	Twenty20 Energy Systems Pte. Ltd.;

➢	Twenty20 Power Pte. Ltd.;

➢	Pacific Residential Holdings Limited;

➢	T20 Group Limited; and

➢	T20 Generation Limited,

which have already been or will be transferred to T20 Holdings as the new holding company for the purposes of listing. The shareholders of APEV are:

Entity Name	Registered Location	Date of Incorporation	Ownership as of the issuance date of the report
Fuato Limited(1)	British Virgin Island	August 15th, 2014	1,373 ordinary shares (13.965%)
Season Cove Limited(2)	British Virgin Island	July 28th, 2014	2,346 ordinary shares (23.861%)
Snowfields Wealth Management Limited(3)	British Virgin Island	August 15th, 2014	4,657 ordinary shares (47.365%)
Tanuki Holdings Limited(4)	British Virgin Island	August 15th, 2014	1,456 ordinary shares (14.809%)

(1) Fuato Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837275. Luke Callen Anderson is the sole director and shareholder of Fuato Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(2) Season Cove Limited was incorporated on July 28th, 2014 under the laws of the British Virgin Islands with Company Number 1834628. Iain John Deay is the sole director and shareholder of Season Cove Limited which is authorized to issue 50,000 ordinary shares of a single class with a par value of USD1.00.

(3) Snowfields Wealth Management Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837285. Geoffrey Allan Lawrence is the sole director and shareholder of Snowfields Wealth Management Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(4) Tanuki Holdings Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837287. Nathan Paul Daly is the sole director and shareholder of Tanuki Holdings Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

Pacific Energy Consulting Limited (“PEC”) was incorporated and registered in PNG on August 29, 2018) and is wholly-owned by APEV. Prior to the Reorganization, PEC is the sole shareholder in Bougainville Energy Limited and PAWA Generation PNG Limited.

F-28

Relevant Post Reorganization Entities:

T20 Holdings Ltd. (“T20 Holdings”) (Company Registration No.: 202207460E) was incorporated in Singapore on March 3, 2022. T20 Holdings is a holding company and is currently not actively engaging in any business. T20 Holdings’ shareholders are:

Entity Name	Registered Location	Date of Incorporation		Ownership as of the issuance date of the report
Fuato Limited(1)	British Virgin Island	August 15th, 2014		2,402,152 ordinary shares (14.39%)
Season Cove Limited(2)	British Virgin Island	July 28th, 2014		3,534,957 ordinary shares (21.18%)
Snowfields Wealth Management Limited(3)	British Virgin Island	August 15th, 2014		7,580,778 ordinary shares (45.42%)
Tanuki Holdings Limited(4)	British Virgin Island	August 15th, 2014		2,548,812 ordinary shares (15.27%)
Game Plan Pte. Ltd. (5)		Singapore	July 18th, 2016	146,660 ordinary shares (0.88%)
DBRM Pte. Ltd. (6)		Singapore	July 13th, 2022	146,660 ordinary shares (0.88%)
Axis Mining and Minerals Pte. Ltd. (7)		Singapore	August 21st, 2018	293,321 ordinary shares (1.76%)
Christopher Lee Hobbs(8)				36,665 ordinary shares (0.22%)

(1) Fuato Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837275. Luke Callen Anderson is the sole director and shareholder of Fuato Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(2) Season Cove Limited was incorporated on July 28th, 2014 under the laws of the British Virgin Islands with Company Number 1834628. Iain John Deay is the sole director and shareholder of Season Cove Limited which is authorized to issue 50,000 ordinary shares of a single class with a par value of USD1.00.

(3) Snowfields Wealth Management Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837285. Geoffrey Allan Lawrence is the sole director and shareholder of Snowfields Wealth Management Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(4) Tanuki Holdings Limited was incorporated on August 15th, 2014 under the laws of the British Virgin Islands with Company Number 1837287. Nathan Paul Daly is the sole director and shareholder of Tanuki Holdings Limited which is authorized to issue 50,000 ordinary shares of a single class (no par value).

(5) Game Plan Pte. Ltd. incorporated on July 18th, 2016 under the laws of the Republic of Singapore, Company Registration Number 201619616R.

(6) DBRM Pte. Ltd. incorporated on July 13th, 2022 under the laws of the Republic of Singapore Company Registration Number 202224220M.

(7) Axis Mining and Minerals Pte. Ltd. incorporated on August 21st, 2018 under the laws of the Republic of Singapore Company Registration Number 201828692D.

(8) Christopher Lee Hobbs is an individual employed by T20.

Twenty20 Energy Systems Pte Ltd (“T20”) (Company Registration No.: 201425478K) was incorporated in Singapore on August 29, 2014. Prior to the reorganization, T20 is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

Twenty20 Power Pte Ltd Company Registration No.: 201927378G) was incorporated in Singapore on August 21, 2019. Prior to the Reorganization, Twenty20 Power Pte Ltd is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

Pacific Residential Holdings Limited was incorporated on August 29, 2018 and registered in PNG. Prior to the reorganization, Pacific Residential Holdings Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

T20 Group Limited was incorporated on February 1, 2020 and registered in PNG, having changed its name from Pacific Energy Group Limited on December 22, 2021. Prior to the reorganization, T20 Group Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

T20 Generation Limited was incorporated on August 7, 2020 and registered in PNG, having changed its name from Pacific Energy Generation Limited on December 22, 2021. Prior to the reorganization, T20 Generation Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

Bougainville Energy Limited was incorporated on July 25, 2020 and registered in PNG. Prior to the reorganization, Bougainville Energy Limited is wholly-owned by PEC and will become wholly-owned by T20 Holdings following the Reorganization.

F-29

Pawa Generation PNG Limited was incorporated on July 25, 2020 and registered in PNG. Pawa Generation PNG Limited is wholly-owned by PEC and will become wholly-owned by T20 Holdings following the Reorganization.

Reorganization

The corporate reorganization will take place in several steps, all of which will be completed prior to the completion of this offering as follows:

o	APEV and PEC will transfer certain Specified Assets to T20 Holdings under an Asset Transfer Deed. The “Specified Assets” are described in more detail below:

(1)	APEV will transfer all shares in the following entities to T20 Holdings:

➢	T20 – Prior to the reorganization, T20 is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	Twenty20 Power Pte Ltd – Prior to the Reorganization, Twenty20 Power Pte Ltd is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	Pacific Residential Holdings Limited – Prior to the reorganization, Pacific Residential Holdings Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	T20 Group Limited – Prior to the reorganization, T20 Group Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

➢	T20 Generation Limited – Prior to the reorganization, T20 Generation Limited is wholly-owned by APEV, though it will become wholly-owned by T20 Holdings following the Reorganization.

(2)	PEC will transfer the following assets and novate the following contracts to T20 Holdings:

➢	Motor vehicles;

➢	Inventory;

➢	Long-term leases;

➢	Improvements on land;

➢	Intellectual technology assets and infrastructure;

➢	O&M contract with Dirio Power & Gas Company Limited for the Dirio Power Station project;

➢	Construction contract with Laitebo Hela Company Limited for the Hela Power Station project; and

➢	O&M contract with Laitebo Hela Company Limited for the Hela Power Station project.

PEC will also transfer all shares in the following entities to T20 Holdings:

➢	Bougainville Energy Limited – Prior to the reorganization, Bougainville Energy Limited is wholly-owned by PEC and will become wholly-owned by T20 Holdings following the Reorganization.

➢	Pawa Generation PNG Limited – Pawa Generation PNG Limited is wholly-owned by PEC and will become wholly-owned by T20 Holdings following the Reorganization.

(3)	T20 Holdings will issue shares to the shareholders of APEV in consideration for the Specified Assets from APEV and PEC.

(4)	T20 Holdings will re-register under the laws of Singapore as a public limited company, with a change of name to T20 Holdings Ltd.

At the date of incorporation of T20 Holdings, each of T20 Holdings and APEV had the same shareholders in the same proportions as APEV and as such are “wholly associated” within the meaning of the Singapore Stamp Duties (Relief from Stamp Duty upon Transfer of Assets between Associated Permitted Entities) Rules 2014 (the “Rules”).

F-30

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the ultimate control of the shareholders of APEV). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of T20 Holdings and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The consolidated activities of T20 Holdings and its subsidiaries are considered collectively as the Group.

Nature of Business

The T20 Holdings group develops, designs, and builds power generation solutions, supporting clients with the transition to cleaner energy. The business has historically concentrated operations in Papua New Guinea (PNG) with services predominantly having been delivered to independent power providers, however the business is also applicable for industries which operate their own power generation and utilities operating power generation assets and infrastructure. Operations are supported from our Singapore office, and we are looking to significantly expand our business into the wider Asia Pacific region and beyond to address global opportunities moving forward.

We are also developing our own energy focused projects and have developed our own proprietary power generation technology, specifically our Power Island Floating Storage, Regasification, and Power Generation (Power Island FSRP) technology. These activities have not contributed revenues to date but are expected to in the future and have a significant future impact on the business.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and have been consistently applied. The accompanying consolidated financial statements include the financial statements of the Company and its majority-owned and controlled subsidiaries. All significant inter-company transactions and balances have been eliminated upon consolidation.

Restatement of previously issued financial statements

In connection with the preparation of the Company’s financial statements as of and for the years ended December 31, 2021 and 2020, management identified an error made in the initial private filing with the U.S. Securities and Exchange Commission (“SEC”). Specifically, the Statement of Cash Flows contained an error as the final update to this statement per the calculated financial statements was omitted from the filing document in error. This arose due to an adjustment in the treatment of the equity in the balance sheet, which was updated in the filing document, however the corresponding update adjustment to the Cash Flow Statement was omitted in error.

There has been no change in the Company’s consolidated balance sheet, consolidated statement of operations and comprehensive income or consolidated statement of changes in shareholders’ equity.

The impact of the restatement on the Company’s consolidated statement of cash flows is reflected in the following table:

Statement of Cash Flows for the year ended December 31, 2021	As Previously Reported	Adjustment	As Restated
Net Cash provided by operating activities	$255,158	$—	$255,158
Net cash used in investing activities	$(1,055,235)	$—	$(1,055,235)
Net cash used in financing activities:
Advances (Repayment) from related parties	$771,067	$—	$771,067
Borrowing (Repayment) of short-term loans	$61,545	$—	$61,545
Dividends paid to Shareholders	$152,325	$(152,325)	$—
Effect of Exchange rate on cash and cash equivalents	$(131,902)	$152,325	$20,423
Cash and cash equivalents at and of the year	$124,081	$—	$124,081

Statement of Cash Flows for the year ended December 31, 2020
Net Cash provided by operating activities	$(2,900,758)	$—	$(2,900,758)
Net cash used in investing activities	$(164,820)	$—	$(164,820)
Net cash used in financing activities:
Advances (Repayment) from related parties	$2,813,570	$(1,505,378)	$1,308,192
Borrowing (Repayment) of short-term loans	$(97,144)	$—	$(97,144)
Dividends paid to Shareholders	$(1,617,024)	$1,617,024	$—
Effect of Exchange rate on cash and cash equivalents	$111,646	$(111,646)	$—
Cash and cash equivalents at end of the year	$71,124	$—	$71,124

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and the accompanying notes. Such estimates include, but are not limited to, allowances for doubtful accounts, inventory valuation, useful lives of property, plant and equipment, intangible assets, and income taxes related to realization of deferred tax assets and uncertain tax position. Actual results could differ from those estimates.

Foreign Currency Translation

The historic financial records of the Company’s subsidiaries in Singapore and Papua New Guinea (“PNG”) are maintained in their respective local currencies which are Singapore Dollar (“SGD”) and Papua New Guinea Kina (“Kina”) respectively. The Singapore entities have adopted the United States Dollar (“USD”) as the functional currency for financial year 2022 onwards and the financial records of these entities are now maintained in “USD”.

Monetary assets and liabilities denominated in currencies other than their local currencies are translated into local currencies at the rates of exchange in effect at the consolidated balance sheet dates. Transactions denominated in currencies other than their local currencies during the year are converted into local currencies at the applicable rates of exchange prevailing when the transactions occur. Transaction gains and losses are recorded in other income/ (expense), net in the consolidated statements of income and comprehensive income.

F-31

The consolidated financial statements for the carve out group for the Power Generation business have been prepared on a USD functional currency basis to provide an aligned consolidated position with the future business operations.

The subsidiaries of the Company in Papua New Guinea maintained their financial records using Kina as the functional currencies. The reporting currency of the Company is US dollar. When translating local financial reports of the Company’s subsidiaries into US dollar, assets and liabilities are translated at the exchange rates at the consolidated balance sheet date, equity accounts are translated at historical exchange rates and revenue, expenses, gains and losses are translated at the average rate for the period. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income in the consolidated statements of income and comprehensive income.

The relevant exchange rates are listed below:

For the Years Ended December 31,
	2021	2020

Period Ended SGD: 1 USD is equivalent to:	1.3521 SGD	1.3217 SGD
Period Average SGD: 1 USD is equivalent to:	1.3467 SGD	1.3867 SGD
Period Ended PGK: 1 USD is equivalent to:	3.5174 PGK	3.5058 PGK
Period Average PGK: 1 USD is equivalent to:	3.5135 PGK	3.4436 PGK

Cash and Cash Equivalents

Cash and cash equivalents primarily consist of cash and deposits with financial institutions which are unrestricted as to withdrawal and use. Cash equivalents consist of highly liquid investments that are readily convertible to cash generally with original maturities of three months or less when purchased.

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Prepaid Expense and Other Current Assets

Prepaid Expense and Other Current Assets primarily refers to amounts which have already been paid for expenses but the benefit of the payment is enjoyed over an extended period which crosses into the future financial period with the value of the expense is prorated over the beneficial period, or where a refundable deposit is paid to a supplier to provide security; these amounts are held at their cash value and will be realized when the service is completed and security is due to be returned. This balance also includes deferred Costs refer to amounts due for equipment or materials which relate to revenue which is yet to be recognized. This treatment is to align the timing of the recognition of costs with the corresponding revenues. The deferred costs are stated at the cost value.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is principally determined using the weighted-average method. The Company records adjustments to inventory for excess quantities, obsolescence or impairment when appropriate to reflect inventory at net realizable value. These adjustments are based upon a combination of factors including current sales volume, market conditions, lower of cost or market analysis and expected realizable value of the inventory.

F-32

Accrued Revenue

Accrued Revenue recognizes amounts where work has been completed by the Company but has not yet been invoiced to the client. The Company reviews the work which has been completed and determines the completion percentage from the total scope of works under each separately identifiable revenue portion of a contract or agreement and uses this to allocate the revenue value which is recognized in the balance sheet. This treatment is to align the timing of the recognition of revenues in the correct financial period in which the work is completed.

Property, Plant and Equipment, net

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation commences upon placing the asset in use and is recognized on a reducing-balance basis over the estimated useful lives of the assets, as follows:

Useful lives
Buildings and Property	20 years
Machinery and equipment	5-20 years
Transportation vehicles	3 years
Office equipment	3 years
Electronic equipment	3 years

Within PNG the Company holds both commercial property and residential property. The commercial property consists of light industrial land and offices adjacent to the power station where we have a 20 year operations and maintenance agreement, this site serves as a base of operations for the Company for PNG and also provides power generation asset development opportunities in the future. The residential assets are for accommodating staff and ensures the company is insulated from moves in the property rental market which could otherwise impact upon our operating costs. The residential assets have historically served to accommodate staff of both the energy business and the wider APEV business lines which have not transferred to T20 Holdings Ltd. The residential units which have been purchased are held by Pacific Residential Holdings Limited and have been rented to Pacific Energy Consulting Limited, which employed all staff prior to the restructuring.

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life or value of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Right of Use Lease Asset

Effective January 1, 2019, for PNG entities and 1st August 2019 for Singapore entities, the Company adopted the new lease accounting standard. The Company combines the lease and non-lease components in determining the ROU assets and related lease obligation. Adoption of this standard resulted in the recording of operating lease ROU assets and corresponding operating lease liabilities as disclosed in financial statements. ROU assets and related lease obligations are recognized at commencement date based on the present value of remaining lease payments over the lease term.

Impairment of Long-lived Assets

The Company’s management reviews the carrying values of long-lived assets whenever events and circumstances, such as a significant decline in the asset’s market value, obsolescence or physical damage affecting the asset, significant adverse changes in the assets use, deterioration in the expected level of the assets performance, cash flows for maintaining the asset are higher than forecast, indicate that the net book value of an asset may not be recovered through expected future cash flows from its use and eventual disposition. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

There was no impairment charge recognized for long-lived assets for the years ended December 31, 2021 and 2020.

F-33

Fair Value Measurement

The Company carries certain assets and/or liabilities at fair value in the consolidated balance sheets. The Company applies accounting guidance that defines fair value as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

For the Company’s financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, other current liabilities, notes payable, bank loans, and other receivables, the carrying amounts approximate their fair values due to their short maturities as of December 31, 2021 and 2020.

Goods and Services Tax (“GST”)

Sales revenue represents the invoiced value of goods, net of GST. Local market sales of the Company’s products and services are subject to a GST on the gross sales price. The Company is subject to a GST rate of 7% for Singapore and 10% for PNG for local market sales. The GST may be offset by GST paid by the Company on raw materials and other products or services included in the cost of producing or acquiring its finished products. Where the Company makes sales where the supply is from one overseas country these are considered out of scope supplies and GST does not apply. Where the Company makes international sales these have an applicable rate of 0% (zero) GST.

Revenue Recognition

The Company generates its revenues primarily from the supply of power generation equipment and associated services revenues to third-party customers, who are mainly operators of power generation infrastructure.

As part of its consideration of the contract, the Company evaluates certain factors including the customer’s ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations.

In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial.

Revenues are reported net of all value added taxes. The Company’s contracts include periodic payments aligned to the cash flow demands of the project and the standard payment terms for each payment are less than one year, as such the Company has elected to not assess whether a contract has a significant financing component.

The Company considers revenue realized or realizable and earned for the different revenue streams which have different characteristics based upon the following core criteria being met:

1)	identifying the contract with the customer,

2)	identifying the performance obligations in the contract,

3)	determine the transaction price of each separable portion,

4)	aligning transaction price to the performance obligations in the contract, and

5)	recognizing revenue at the point performance obligations are satisfied.

F-34

Revenue Streams:

1)	Transactional supplies

Equipment and materials are delivered to the client, the contract will define the delivery point and this will usually be at either the port in the country of origin, or the port in the country of destination, but could include the final site as the destination. The revenue will be recognized accordingly at the point of the transfer when there is a clear handover of risk and reward to the client. While there is typically a 12 month liability period for the products supplied, this instances of this occurring are immaterial and as such no revenue is deferred for this potential liability.

2)	Transactional supplies with trailing obligations

On complex client projects, a transactional supply can have trailing obligations in relation to the commissioning of the equipment as part of a large complex infrastructure. These obligations are usually inferred through secondary contractual agreements providing additional obligations on the Company which will tie in all of the project inputs, including the equipment and materials, to bring a complex plant to completion so as to reach the point of Commissioning. In these circumstances, while the legal title to the equipment transfers to the customer, and therefore the primary risk and reward has transferred, a material obligation remains on the Company to ensure a successful commissioning occurs. This therefore requires that that a portion of the revenue is deferred in order to ensure a prudent position is taken in assessing the revenue arising from the Contract. The specific contractual terms of the full agreement set are assessed and utilized as a basis to determine the appropriate revenue portion to be deferred until all performance obligations are completed, usually with the successful commissioning of the plant.

3)	Services – Engineering, Consulting, Operations and Maintenance / Asset Management

These services are delivered either on a fixed fee basis, which can be for a specific scope of work, or an ongoing periodic obligation; or on a usage basis, be it machine run hours or engineering hours utilized. Revenue for fixed fee engagements is recognized on a delivery progress basis as the work is completed, this will be assessed based upon the progress in the period compared to the total work effort required for the total scope of work. Specific usage revenues are recognized based upon the actual usage incurred in the period multiplied by the applicable rate.

4)	Services with conditional payments

Some service engagements will be undertaken on a contingency basis, where the fee is only due if certain project milestones are achieved or a project progress through certain gates. Revenues for these works are deferred until such a time where the receiving of the fee is expected based upon the conditions being met, it is only at this point that the value of the revenue becomes certain. The same revenue recognition criteria as identified in type 3 Services then apply, with all revenues due to the point the criteria are satisfied being recognized at that point. Subsequent revenues are then recognized on the same basis as for type 3 revenues.

5)	Construction Project Income

Large projects of this nature will be for a one-off specific scope of delivery and can be conducted on either a fixed fee basis or a cost-plus basis. Revenue for fixed fee engagements is recognized on a delivery progress basis as the work is completed, this will be based upon a specific assessment of the work completed in the period compared to the total work effort required for the total scope of work. Revenue for a cost-plus approach is recognized in the period in which the related costs are incurred and marked up based upon the agreed pricing structure per the contractual agreement to calculate the revenue figure for the period.

6)	Rental Income

Rental Income is realized for the assets of the group where these are leased out the third parties. This will include specific items of specialized equipment, for example used for testing power generation equipment, and will also include where property assets are rented out to a third party. The rental income will be for a fixed amount on a periodic basis, either daily, monthly or annually. The revenue is recognized based upon the revenue earned in the relevant financial period, where the rental period crosses the financial period, it will be pro-rated and allocated accordingly to the different financial periods to ensure alignment.

F-35

Variations to Works

All of the above revenue types maybe subject to variation where the client requests that scope changed, or the scope changes by necessity due to the actions or default of the client. Client requested variations will be scoped, priced and specifically agreed with the client and could be covered by the existing contractual terms or require an additional contractual agreement depending upon the complexity of the variation. The variation works will be recognized in line with the above policies as appropriate to the scope of works. Necessity variations can result from a number of scenarios, including but not limited to client failures in terms of meeting their contractual obligations such as providing required information for works to be performed or delays in meeting a payment milestone, or due circumstances beyond the control of the Company such as manufacturing or shipping delays on products. The impact of these will be discussed and agreed with the client and additional fees charged in the period in which the variation impact has occurred or the additional obligation is fulfilled. This will involve a case by case evaluation of the specific circumstances and an appropriate revenue determination.

All revenues of the T20 Holdings group are generated from Papua New Guinea for the 2021 and 2020 financial periods respectively. All revenues are also generated from the Energy Sector so management has taken the view that no segment reporting is required at this stage but will be reviewed in future financial periods.

Government Grant

Government grants as the compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company. The government evaluates the Company’s eligibility for the grants on a consistent basis, and then makes the payment. Therefore, there are no restrictions on the grants.

Government grants are recognized when received and all the conditions for their receipt have been met and are recorded as part of Other Income. The grants received were $46,273 and $82,859 for the years ended December 31, 2021 and 2020, respectively from the Singapore Government.

Shipping and Handling Costs

Shipping and handling costs are expensed when incurred and are primarily included in cost of Sales expense. Shipping and handling costs for office related items are included in General and Administrative expenses. Shipping and handling costs were $12,930 and $644,473 for the years ended December 31, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby it calculates deferred tax assets or liabilities for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits by applying enacted tax rates applicable to the years in which those temporary differences are expected to be reversed or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. The components of the deferred tax assets and liabilities are individually classified as non-current amounts.

The Consolidated Financial Statements of the Company have reassessed the tax position based upon the expected tax payments due under the carved out operations of the Company. These differ from the historical tax positions of the underlying entities due to the statutory nature of these and the impact of the legacy business on the entity financial positions.

To the extent applicable, the Company records interest and penalties as other expense. All of the tax returns of the Company’s Singapore entities remain subject to examination by Singapore tax authorities for four years from the date of filing. The Papua New Guinean entities are subject to review for six years from filing. The fiscal year for tax purpose in Singapore is aligned to the financial year of the company, for the financial year 2021 and onwards, this is calendar year ending December 31st. The fiscal year for tax purposes in Papua New Guinea is calendar year ending December 31st.

F-36

The Company and its subsidiaries are not subject to U.S. tax laws and local state tax laws. The Company’s income and that of its related entities must be computed in accordance with Singaporean and foreign tax laws, as applicable, and all of which may be changed in a manner that could adversely affect the amount of distributions to shareholders. There can be no assurance that Income Tax Laws of Singapore will not be changed in a manner that adversely affects shareholders. In particular, any such change could increase the amount of tax payable by the Company, reducing the amount available to pay dividends to the holders of the Company’s ordinary shares.

Earnings Per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to shareholders of the Company by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is computed in accordance with the treasury stock method and based on the weighted average number of ordinary shares and dilutive ordinary share equivalents. Dilutive ordinary share equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. There were no dilutive ordinary share equivalents outstanding during the years ended December 31, 2021 and 2020.

Comprehensive income/(loss)

Comprehensive income/(loss) is defined as the changes in shareholders’ equity during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Comprehensive income or loss is reported in the consolidated statements of comprehensive income/(loss). Accumulated other comprehensive income/(loss), as presented on the accompanying consolidated balance sheets, consists of accumulated foreign currency translation adjustments.

Certain Risks and Concentration

Exchange Rate Risks

The Company operates in Singapore and Papua New Guinea, which may give rise to significant foreign currency risks mainly from fluctuations and the degree of volatility of foreign exchange rates between the USD and the Singaporean dollar and Papua New Guinean Kina. The Company also has global supply chains with supply contracts executed in multiple currencies including but not limited to Great British Pounds (GBP), Euros and Australian Dollars (AUD).

Currency Convertibility Risks

A portion of the Group’s operating activities are transacted in Kina, which is not freely convertible into foreign currencies due to limitations on foreign exchange availability. All foreign exchange transactions take place through banks authorized to buy and sell foreign currencies. Approval of foreign currency payments is required by the Central Bank of Papua New Guinea which requires submitting a payment application form together with other information such as supplier invoices, shipping documents and signed contracts as applicable.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risks consist primarily of cash and cash equivalents, restricted cash, notes receivable. The Company places its cash and cash equivalents, restricted cash, and note receivable in good credit quality financial institutions in Singapore and Papua New Guinea. Concentration of credit risks with respect to accounts receivables is linked to the concentration of revenue. To manage credit risk, the Company performs ongoing credit evaluations of customers’ financial condition.

Interest Rate Risks

The Company is subject to interest rate risk. The Company has bank interest bearing loans charged at variable interest rates.

Risks and Uncertainties

The operations of the Group are currently primarily located in Papua New Guinea. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Papua New Guinea, as well as by the general state of the Papua New Guinean economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Papua New Guinea. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results. Planned geographic expansion will subject the Group to additional risks from wider political, economic, and legal environments in new markets being entered.

F-37

Liquidity Risks

Our primary sources of liquidity consist of existing cash balances, cash flows from our operating activities and availability under our credit facilities. Our ability to generate sufficient cash flows from our operating activities is primarily dependent on sales to our customers at margins sufficient to cover fixed and variable expenses.

As of December 31, 2021, and 2020, we had cash and cash equivalents of $124,081 and $71,124, respectively. We believe that our current cash, cash to be generated from our operations and access to loans from our existing relationships will be sufficient to meet our working capital needs for at least the next twelve months. We are also not dependent upon this offering to meet our liquidity needs for the next twelve months. However, we plan to expand our business to implement our growth strategies with expansion of our operating geographies and to strengthen our position in the market. To do so, we will need more capital through equity financing to take ownership positions in power generation infrastructure assets and to invest in strengthening the business capabilities to meet market demands.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASU”). Management periodically reviews new accounting standards that are issued and implements these as appropriate.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, 2021 and 2020 consisted of the following:

	2021	2020
Accounts receivable	$5,304,005	$8,412,320
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$5,304,005	$8,412,320

The Company generally allows credit period of 30 days to its customers. The average accounts receivable turnover period was approximately 266 days and 87 days for the fiscal years ended December 31, 2021 and 2020, respectively.

While the average debtor days period is high in 2021, the Company continued to receive payments during the year from the client and also received a significant additional payment post year end, which significantly reduced the Accounts Receivable balance. The delay in the payment was due to restrictions in the availability of foreign exchange currency to enable the client to make payment, however, the client is not considered to be a significant risk due to the continued payment performance as well as the fact the client is backed by a number of landowner companies overseen by the Mineral Resources Development Company which have significant balance sheets and long term royalty receipts to provide continued credit support as well as the project debt financing structure which provides additional protections from the financing institution to ensure we receive payments. Accordingly, management has taken the decision not to make a provision for doubtful debt.

There was no bad debt expense recorded by the Company during the year ended December 31, 2021. There was no bad debt write-off, recorded by the Company during the year ended December 31, 2020.

NOTE 4 – INVENTORIES

Inventories as of December 31, 2021 and 2020 consisted of the following:

	2021	2020
Raw materials	$207,960	$-
Work in process	-	-
Finished goods	-	-
Total	$207,960	$-

There were no inventory write-downs recognized for the years ended December 31, 2021 and 2020.

F-38

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 2021 and 2020 consisted of the following:

	2021	2020
Machinery and equipment	$127,372	$130,299
Transportation vehicles	307,146	308,155
Electronic devices	134,796	147,881
Office furniture and equipment	222,119	11,347
Residential Property	3,553,810	3,565,484
Commercial Land & Office Property	3,025,359	2,142,503
Total property plant and equipment, at cost	7,370,603	6,305,670
Less: accumulated depreciation	(644,236)	(404,510)
Property, plant and equipment, net	$6,726,367	$5,901,160

During the years of December 31, 2021 and 2020, the Company had no impaired or pledged property and equipment.

Additions to property and equipment for the years ended December 31, 2021 and 2020 were $1,064,934 and $156,311, respectively.

Depreciation expense relating to the Property, Plant and Equipment were $339,076 and $303,285 for the years ended December 31, 2021 and 2020, respectively.

Depreciation expense included in cost of sales were $0 and $0 for the years ended December 31, 2021 and 2020, respectively.

NOTE 6 – LEASE

The group has one ROU asset resulting from its office lease in Singapore.

The ending balances of right of use asset was $36,176 and $185,039 as of December 31, 2021 and 2020, respectively.

Lease Liability (current) was $38,631 and $154,125 as of December 31, 2021 and 2020, respectively, and Lease Liability (non-current) was $0 and $38,631 as of December 31, 2021 and 2020. The discount rate used in calculating the lease liability is 5%, which represents the incremental borrowing rate. As of December 31, 2021 the remaining operating lease liability consists of $39,109 of payments to be made in 2022 offset by interest of $478.

Operating lease costs for the years ended December 31, 2021 and 2020 was $145,283 and $141,092, respectively, with the difference due to differences in the foreign exchange rates as the lease is denominated in SGD.

In Q1 2022, the office lease was renewed. The lease renewal will result in a future obligation to make 36 monthly payments of $13,410 and provide continued office space for business operations for the same period. There is no construction or design modification involved with the lease renewal.

NOTE 7 – SHORT-TERM BORROWINGS

The Short term borrowings consist of a loan from a related party, Asia Pacific Energy Ventures. Relationships between the parties are disclosed in Note 11   – Related party transactions below. The loan is of the amount $827,740 and $0 as of December 31, 2021 and 2020, respectively.

NOTE 8 – NON-CURRENT LIABILITIES

As of December 31, 2021 and 2020, non-current liabilities included loans from the Bank of South Pacific for the purchase of residential property assets which enable the activities of the company through the provision of staff accommodation, in the amount of $1,405,701 and $1,342,474 respectively. These are repayable on a principal and interest basis with monthly payments over a ten year term.

For the years ended December 31, 2021 and 2020, the interest expenses were $93,844 and $107,036, respectively.

F-39

NOTE 9 – SALES

Disaggregated sales by types as of December 31, 2021 and 2020 consisted of the following:

	2021	2020
Engineering and Project Development	$6,293,541	$-
Equipment & Materials		24,025,235
Operations & Maintenance Agreements	1,767,594	1,881,923
Construction Works	529,995	6,964,068
Others	659,267	1,752,730
Total	$9,250,397	$34,623,956

The Company subleases residential property assets to a related party as a result of legacy arrangements prior to the corporate restructure. As of December 31, 2021 and 2020, the corresponding rental income was $236,800 and $241,609, respectively and is included in the others total above.

Due to the long-term nature of the contracts we undertake there is often a significant lag in revenue being recognized in our accounts compared to the point at which the contracts are signed. The backlog revenue, revenue which is contracted but not yet recognized in the accounts of the Company was $258,725,470 as of 31st December 2021 and $95,662,179 as of December 31, 2020.

The payment terms agreed with clients can also often mean that we receive payments ahead of revenue being recognized, especially on contracts which involve the supply of complex equipment which have long design and manufacture lead times. These payments fund the initial design and deposit payments to our suppliers for the equipment to assist in our management of our cashflows on projects. The Client Deposit / Progress Payment account was $2,172,290 as of 31st December 2021 and $0 as of December 31, 2020.

NOTE 10 – CUSTOMER AND SUPPLIER CONCENTRATIONS

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases.

The Company’s revenue historically has one key customer (97% of total revenues) during fiscal year 2021. As of December 31, 2021, amount due from these customers included in accounts receivable was $5,304,005, representing 100% of total accounts receivable. There was no other significant concentration of accounts receivable for the year ended December 31, 2021.

The Company revenue historically has one key customer (99% of total revenues) during fiscal year 2020. As of December 31, 2020, amount due from these customers included in accounts receivable was $8,412,320, representing 100% of total accounts receivable. There was no other significant concentration of accounts receivable for the year ended December 31, 2020.

The dominance of one client is due to the historical development of the Company and the scale of the works undertaken for the client in 2020 and 2021. The Company has a long-term relationship with the client with future project works being signed in Q4 2021 and a further long-term operation and maintenance agreement signed in Q1 2022.

The dependency is expected to reduce from 2023 onwards as revenues from additional client projects begin to flow through the financial statements. In the interim period the dependency will remain based upon the current contracted business and long-term agreements in place.

The loss of one significant customer or the failure to attract new customers could have a material adverse effect on our business, consolidated results of operations and financial condition.

The Company’s purchases historically have not had any key suppliers, during fiscal year 2021 or during fiscal year 2020. The Company has multiple suppliers that could be substituted should any of the current suppliers become unavailable or non-competitive.

NOTE 11 – RELATED PARTY TRANSACTIONS

1) Nature of relationships with related parties

F-40

Name	Relationship with the Company
Asia Pacific Energy Ventures Pte. Ltd. (“APEV”)	Owner of Twenty20 Energy Systems Pte Ltd and Pacific Residential Holdings Limited until the organizational restructure. An entity with common shareholders to T20 Holdings Pte Ltd.
Pacific Energy Consulting Limited (“PEC”)	An entity 100% owned by APEV
Twenty20 Energy Systems Pte Ltd (“T20”)	Entity formerly 100% owned by APEV, moves to be held by T20 Holdings for the restructuring.
Pacific Residential Holdings (“PRH”)	Entity formerly 100% owned by APEV, moves to be held by T20 Holdings for the restructuring.
Fuato Limited	Shareholder of APEV and T20 Holdings
Season Cove Limited	Shareholder of APEV and T20 Holdings
Snowfields Wealth Management Limited (“SWML”)	Shareholder of APEV and T20 Holdings
Tanuki Holdings Limited	Shareholder of APEV and T20 Holdings
Lawrence Daly Group Pty Ltd	Owned and controlled by Mr. Geoffrey Lawrence and Mr. Nathan Daly, common UBO’s of T20.

2) Related party transactions

During fiscal year 2021, APEV provided a loan to the T20 holdings Group for working capital of $827,740. As of December 31, 2020, T20 Holdings group had provided a loan for working capital of $56,673, this was also repaid during 2021. Prior to the Reorganization and the formation of T20 Holdings, the combined businesses of the T20 Group utilized an intercompany loan structure between each entity and the group parent company, APEV. These loan facilities are a floating facility which does not attract interest, and are utilized to provide for the efficient settling of intercompany invoices and to optimize foreign exchange movements between jurisdictions, reduce the requirement to utilize any debt financing facilities in individual markets, and minimize bank and foreign exchange fees.

The balance of the loan fluctuates through the period based upon the cumulative impact of the transactions in both sides of the business and how these split within the entity. The approximate largest amount outstanding of such loan for the years ended December 31, 2020 and 2021 was $1.4 million and $0.1 million respectively from T20 Group to APEV and $1.5m and $2.9m from APEV to the T20 Group for the same time periods respectively.

After the Reorganization, the intercompany loans will cease to exist in this manner as the operations are separated and conducted within the specific entities as opposed to conducted amongst the related entities.

Pacific Energy Consulting Limited leases apartments from Pacific Residential Holdings Limited for the housing of its staff as part of historical agreements. The lease will be adjusted as part of the corporate restructure to ensure the T20 Holdings Group has the required assets to house its employees moving forward. A reduced lease with PEC is expected to remain in place in the short term.

In January 2020 SWML undertook consulting work for Twenty20 Energy Systems Pte Ltd for the sum of SGD $110,767.

During 2020 and 2021, Lawrence Daly Group Pty Ltd, trading as Project Supply Group, which entity is owned and controlled by Geoffrey Lawrence, our CEO, and our Nathan Daly, our ESG Director and Company Secretary, provided support services for T20 primarily consisting of telecommunications services for T20 for the sum of A$77,736 in 2021 and A$126,831 in 2020.

3) Related party balances

Net outstanding balances with related parties consisted of the following as of December 31, 2021 and 2020:

Accounts	Name of related parties	2021	2020
Due from related parties:
	APEV	$-	$56,673
Due to related party:
	APEV	827,740	-
	Lawrence Daly Group Pty Ltd	8,522	17,094

Net due from (due to) related parties		$(836,262)	$39,579

F-41

NOTE 12 – STOCKHOLDERS’ EQUITY

Ordinary shares

The Company is currently authorized to issue 17,500,000 ordinary shares of a single class. The Company has issued 16,690,005 shares with a further 175,000 shares that vest upon completion of the offering. 634,995 shares are reserved for issue in the future comprised of 109,995 shares issuable to an employee that conditionally vest over the next three years and 525,000 issuable to our counterparty on completion of the acquisition of the Traunstein project. The Company will authorize a further issuance of ordinary shares to be made available as part of its planned listing, based upon the expected pricing with no over allotments this would result in an additional 3,333,333 shares being issued.

The net asset value of the T20 Holdings Group at 31st December 2021 has been used as the best assessment of the fair value of the business at this point in time. As such this has been the value used for the Stockholders’ equity which will be issued to the stockholders of APEV in exchange for the assets received by T20 Holdings.

NOTE 13 – INCOME TAXES

Enterprise Income Taxes (“EIT”)

T20 Holdings Ltd is a Singapore Company and is subject to statutory income tax at 17%.

Twenty20 Energy Systems Pte Ltd is a Singapore Company and is subject to statutory income tax at 17%.

Twenty20 Power Pte Ltd is a Singapore Company and is subject to statutory income tax at 17%.

Pacific Residential Holdings Limited is a PNG Company and is subject to statutory income tax at 30%.

T20 Generation Limited is a PNG Company and is subject to statutory income tax at 30%.

T20 Group Limited is a PNG Company and is subject to statutory income tax at 30%.

Bougainville Energy Limited is a PNG Company and is subject to statutory income tax at 30%.

Pawa Generation PNG Limited is a PNG Company and is subject to statutory income tax at 30%.

No income is subject to United States Federal Income Taxes.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2021, and 2020, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the fiscal years ended December 31, 2021 and 2020, respectively, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2021.

Per the consolidated statements of income and comprehensive income, the income tax expenses for the Company can be reconciled to the income before income taxes for the years ended December 31, 2021 and 2020 as follows:

	2021	2020
Singapore Income before taxes	$3,454,339	$4,841,349
Singapore EIT tax rates	17%	17%
Tax at the Singapore EIT tax rates	$587,238	823,029
PNG Income before taxes	74,549	4,499,875
PNG EIT tax rates	30%	30%
Tax at the PNG EIT tax rates	22,364	1,349,962
Income tax expenses	$609,602	$2,172,992

The income tax expenses are Deferred Tax Liabilities on the Balance Sheet at the end of each financial period with the tax payments only being due in the following tax periods. There was no valuation allowance for any deferred tax assets as of December 31, 2021 and 2020.

F-42

NOTE 14 – COMMITMENTS AND CONTINGENCIES

As of December 31, 2021 and 2020, the Company had no material purchase commitments, and one lease, which has been disclosed under right of use lease assets in Note 2 – Right of Use Lease Asset.

From time to time, the Company is involved in various legal proceedings, claims and other disputes arising from commercial operations, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on our consolidated financial position or results of operations or liquidity. As of December 31, 2021 and 2020, Company had no pending legal proceedings outstanding.

NOTE 15 – FINANCIAL IMPACT OF COVID-19

In December 2020, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has spread throughout China and other parts of the world, including Singapore, Papua New Guinea and the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.”   Governments in affected countries have imposed travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. These measures, though temporary in nature, may continue depending on developments in the COVID-19’s outbreak.

The extent to which the COVID-19 outbreak impacts the Company’s financial condition and results of operations for the full year of 2022 cannot be reasonably estimated at this time and will depend on future developments that currently cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the COVID-19 outbreak or treat its impact, the government steps to combat the virus, the disruption to the general business activities of both our customers and suppliers as well as the wider impact on the economic growth and business of our markets for the foreseeable future, among others.

However, we do not view the impact of COVID-19 as a material trend or uncertainty due to the fact that infection and mortality rates for COVID-19 are declining as vaccinations increase globally, many countries are removing or loosening travel restrictions / quarantine requirements and many countries are preparing for, or experiencing, employees returning to the office. We anticipate continuing uncertainty arising from global economic factors such as upward inflationary pressure leading to recession even as global supply and logistics gradually resolve bottlenecks and demand pressure that are attributable, in part, to the easing of the COVID-19 pandemic. The adverse impacts from COVID-19 must also be viewed in the context of significant geo-political events such as the war in Ukraine which has exacerbated difficulties in global supply and logistics and increased fuel costs.

NOTE 16 – SUBSEQUENT EVENT

A significant reduction to the Accounts Receivable balance with a payment of $4.15m USD was received on March 29, 2022, providing further support to management’s decision to not impair the receivables balance. The Company has evaluated subsequent events through to the date of the financial statements. No other matters were identified affecting the accompanying financial statements or related disclosures.

F-43

2,637,500 Ordinary Shares

T20 HOLDINGS LTD.

PRELIMINARY PROSPECTUS

EF HUTTON

division of Benchmark Investments, LLC

Until            , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

_____________, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 172 of the Singapore Companies Act prohibits a company from exempting or indemnifying its officers (including directors acting in an executive capacity) and similarly Section 208A of the Singapore Companies Act prohibits a company from exempting or indemnifying its auditors against any liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to us. However, a company is not prohibited from (a) purchasing and maintaining for any such individual insurance against any such liability, or (b) indemnifying such individual against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, or in connection with any application under Section 76A(13) or 391 or any other provision of the Singapore Companies Act in which relief is granted to him or her by the court, (c) or indemnifying an officer against liability incurred by him or her to a person other than the company except in circumstances where such liability is for any criminal or regulatory fines or penalties, or where such liability is incurred in respect of (i) defending criminal proceedings in which he or she is convicted, (ii) defending civil proceedings commenced by the company or a related company against him or her in which judgment is given against him or her or (iii) in connection with an application for relief under section 76A(13) or section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Subject to the Singapore Companies Act and every other Singapore statute for the time being in force concerning companies and affecting us, our constitution provides that each of our directors and officers and those of our subsidiaries and affiliates shall be entitled to be indemnified by us or such subsidiary against any liability incurred by him or her arising out of or in connection with any acts, omissions or conduct, actual or alleged, by such individual acting in his or her capacity as either director, officer, secretary or employee of us or the relevant subsidiary, except to such extent as would not be permitted under applicable Singapore laws or which would otherwise result in such indemnity being void in accordance with the provisions of the Singapore Companies Act.

We may indemnify our directors and officers against costs, charges, fees, expenses and liabilities that may be incurred by any of them in defending any proceedings (whether civil or criminal) relating to anything done or omitted or alleged to be done or omitted by such person acting in his or her capacity as a director, officer or employee of our Company, in which judgment is given in his or her favor, or in which he or she is acquitted or in which the courts have granted relief pursuant to the provisions of the Singapore Companies Act or other applicable statutes, provided that such indemnity shall not extend to any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust in relation to our Company, or which would otherwise result in such indemnity being voided under applicable Singapore laws. No director or officer of our Company shall be liable for any acts, omissions, neglects, defaults or other conduct of any other director or officer, and to the extent permitted by Singapore law, our Company shall contribute to the amount paid or payable by a director or officer in such proportion as is appropriate to reflect the relative fault of such director or officer, taking into consideration any other relevant equitable considerations, including acts of other directors or officers and our Company, and the relative fault of such parties in respect thereof.

In addition, subject to the Singapore Companies Act and every other Singapore statute for the time being in force concerning companies and affecting our Company, no director, managing director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by us, through the insufficiency or deficiency of title to any property acquired by order of the directors for us or for the insufficiency or deficiency of any security upon which any of our moneys are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. Each offeree was either an accredited investor as defined in Regulation D under the Securities Act or a “non-U.S. person” under Regulation S. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Ordinary Shares
Original Share issue	March 3, 2022	983,200
Reorganization and Recapitalization Shares	August 5, 2022	15,706,805

II-1

 ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-2

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on December 6, 2022.

T20 Holdings Ltd.

By:	/s/ Geoffrey Allan Lawrence
Geoffrey Allan Lawrence
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Geoffrey Allan Lawrence as an attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant (the “Ordinary Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geoffrey Allan Lawrence	Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2022
Name: Geoffrey Allan Lawrence

/s/ Iain John Deay	Chief Financial Officer (Principal Accounting and Financial Officer)	December 6, 2022
Name: Iain John Deay

/s/ John Michael Gustke	Director	December 6, 2022
Name: John Michael Gustke

/s/ Katherine I. Hargis	Director	December 6, 2022
Name: Katherine I. Hargis

/s/ Sandra Interdonato	Director	December 6, 2022
Name: Sandra Interdonato

/s/ Richard Meister	Director	December 6, 2022
Name: Richard Meister

/s/ Mark Lawson	Director	December 6, 2022
Name: Mark Lawson

/s/ James Fick Name: James Fick	Director	December 6, 2022

/s/ K. Nicole Gibson	Director	December 6, 2022
Name: K. Nicole Gibson

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of T20 Holdings Ltd., has signed this registration statement or amendment thereto in New York on December 6, 2022.

Authorized U.S. Representative-Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

II-4

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Constitution of the Registrant, as a private company*#
3.2	Amended and Restated Constitution of the Registrant, as a private company*#
3.3	Constitution of the Registrant, as a public company*
4.1	Specimen Certificate for Ordinary Shares*
4.2	Form of Underwriter’s Warrant Agreement (included as Exhibit A to Exhibit 1.1)*
5.1	Opinion of Pinsent Masons MPillay LLP regarding legality of offered shares*
5.2	Opinion of Nelson Mullins Riley & Scarborough LLP regarding legality of offered shares*
8.1	Opinion of Pinsent Masons MPillay LLP regarding certain Singapore tax matters
8.2	Opinion of Nelson Mullins Riley & Scarborough LLP regarding certain U.S. Federal tax matters
10.1	Form of Employment Agreement by and between executive officers and T20*
10.2	Form of Indemnification Agreement with the Registrant’s directors and officers*#
10.3	Asset Transfer Deed by and among APEV, PEC, and the Registrant*#
10.4	Asset Transfer Deed Addendum by and among APEV, PEC, and the Registrant*#
10.5	Asset Transfer Deed Second Addendum by and among APEV, PEC, and the Registrant*#
10.6	Employment Agreement by and between Geoffrey Allan Lawrence and T20*
10.7	Employment Agreement by and between James Herbert Schnieders and T20*
10.8	Employment Agreement by and between Iain John Deay and T20*
10.9	Engagement Agreement by and between Fat Ventures Pte. Ltd. and Fat Projects International Investments and Holdings Limited and the Registrant*
14.1	Code of Ethics and Business Conduct*#
21.1	List of Subsidiaries of the Registrant*
23.1	Consent of BF Borgers, Independent Registered Public Accounting Firm
23.2	Consent of Pinsent Masons MPillay LLP (included in Exhibit 5.1)*
23.3	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.2)*
23.4	Consent of Pinsent Masons MPillay LLP (included in Exhibit 8.1)
23.5	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 8.2)
24.1	Power of Attorney (included on signature page)
99.1	Charter of the Audit Committee*#
99.2	Charter of the Compensation Committee*#
99.3	Charter of the Nominations and Governance Committee*#
107	Filing Fee Table*

*	Previously filed.

#	Adopted by the Registrant prior to the Reorganization, and thus reflects the pre-conversion entity name of “T20 Holdings Pte. Ltd.”

II-5